EXECUTION VERSION

CUSIPS:

AMENDED AND RESTATED

AGREEMENT FOR A
$300,000,000
SENIOR SECURED REVOLVING CREDIT FACILITY

TO BE MADE AVAILABLE TO

ERA GROUP INC.

BY

SUNTRUST ROBINSON HUMPHREY, INC., and WELLS FARGO SECURITIES, LLC,
as Joint Lead Arrangers,

SUNTRUST BANK,
as Administrative Agent,

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Syndication Agent,

JPMORGAN CHASE BANK, N.A.,
DEUTSCHE BANK AG NEW YORK BRANCH
and
REGIONS BANK,
as Co-Documentation Agents

AND

THE FINANCIAL INSTITUTIONS IDENTIFIED ON SCHEDULE A,
as Lenders

March 31, 2014

SECTION 1.
INDEX

SECTION 1. DEFINITIONS	1

1.1.	Defined Terms 1

1.2.	Computation of Time Periods; Other Definitional Provisions 25

1.3.	Accounting Terms 26

1.4.	Certain Matters Regarding Materiality 26

1.5.	Forms of Documents 26

1.6.	Headings 26

SECTION 2. REPRESENTATIONS AND WARRANTIES	26

2.1.	Representations and Warranties 26

SECTION 3. ADVANCES OF THE FACILITY/LETTERS OF CREDIT	33

3.1.	Purpose 33

3.2.	Revolving Credit Advances 33

3.3.	Swingline Advances 34

3.4.	Availability Generally 34

3.5.	Funding of Revolving Credit Advances 34

3.6.	Swingline Advance Drawdown Notice 35

3.7.	Drawdown Notice a Warranty 36

3.8.	Evidence of Indebtedness 36

3.9.	Letters of Credit 37

3.10.	Request for Issuance of Letter of Credit 37

3.11.	Letter of Credit Payments Deemed Advances 38

3.12.	Letter of Credit Participation 40

3.13.	Collateral Account 41

SECTION 4. CONDITIONS	42

4.1.	Conditions Precedent to Drawdown of the Initial Advance under the Credit Facility 42

4.2.	Further Conditions Precedent 46

4.3.	Break Funding Costs 46

4.4.	Delivery of Documents. 47

SECTION 5. REPAYMENT, PREPAYMENT AND REDUCTION	47

5.1.	Repayment 47

5.2.	Optional Prepayment 47

5.3.	Mandatory Prepayments 47

5.4.	Voluntary Permanent Reduction of the Committed Amount of the Credit Facility 48

5.5.	Reduction of Commitment 48

SECTION 6. INTEREST AND RATES	48

6.1.	Applicable Rate 48

6.2.	Interest Rate Elections. 49

6.3.	Interest Payments 49

6.4.	Interest Due Only on Banking Day 50

6.5.	Computation of Interest and Fees 50

6.6.	Interest Rate Limitation. 50

SECTION 7. PAYMENTS, TAXES	50

7.1.	Payments Generally; Pro Rata Treatment; Sharing of Set-Offs 50

7.2.	Taxes 52

SECTION 8. COMMITMENT INCREASE	55

8.1.	Commitment Increase. 55

8.2.	Notices to Lenders; Additional Lenders. 55

8.3.	Conditions to Commitment Increase. 56

SECTION 9. EVENTS OF DEFAULT	56

9.1.	Events of Default 56

9.2.	Remedies 59

9.3.	Application of Moneys 62

SECTION 10. COVENANTS	63

10.1.	Covenants 63

10.2.	Helicopter Covenants 78

SECTION 11. ASSIGNMENT AND PARTICIPATIONS	83

11.1.	Successors. 83

11.2.	Assignments. 84

11.3.	Register. 85

11.4.	Participations. 86

11.5.	Pledges. 87

SECTION 12. ILLEGALITY, INCREASED COST, NON-AVAILABILITY, ETC.	87

12.1.	Illegality 87

12.2.	Increased Cost 87

12.3.	Replacement of Lender 88

12.4.	Non-availability of Funds 89

12.5.	Mitigation of Obligations. 89

12.6.	Defaulting Lenders. 89

SECTION 13. CURRENCY INDEMNITY	91

13.1.	Currency Conversion 91

13.2.	Change in Exchange Rate 91

13.3.	Additional Debt Due 91

13.4.	Rate of Exchange 91

SECTION 14. FEES AND EXPENSES	91

14.1.	Commitment Fee 91

14.2.	Letter of Credit and Facing Fees and Related Charges 91

14.3.	Fee Letters 92

14.4.	Reserved 92

14.5.	Costs, Charges and Expenses 92

14.6.	General Fee Terms. 92

SECTION 15. APPLICABLE LAW, JURISDICTION AND WAIVER	92

15.1.	Applicable Law 92

15.2.	Jurisdiction; Venue 93

15.3.	Service of Process. 93

15.4.	Waiver of Jury Trial 93

SECTION 16. THE ADMINISTRATIVE AGENT	93

16.1.	Appointment of Administrative Agent 93

16.2.	Nature and Duties of the Administrative Agent 94

16.3.	Lack of Reliance on the Administrative Agent 94

16.4.	Certain Rights of the Administrative Agent 95

16.5.	Reliance by the Administrative Agent. 95

16.6.	The Administrative Agent in its Individual Capacity. 95

16.7.	Successor Administrative Agent 95

16.8.	Withholding Tax 96

16.9.	The Administrative Agent May File Proofs of Claim 96

16.10.	Authorization to Execute Other Loan Documents 97

16.11.	Collateral and Guaranty Matters 97

16.12.	Syndication Agent 98

16.13.	Right to Realize on Collateral and Enforce Guarantee 98

16.14.	Secured Bank Product Obligations and Hedging Obligations. 98

SECTION 17. NOTICES AND DEMANDS	98

17.1.	Notices in Writing 98

17.2.	Addresses for Notice 99

17.3.	Electronic Communications. 100

17.4.	Certification of Public Information 100

17.5.	Private Side Information Contacts. 101

17.6.	Notices Deemed Received 101

SECTION 18. MISCELLANEOUS	101

18.1.	Time of Essence 101

18.2.	Unenforceable, etc.; Provisions - Effect 101

18.3.	References 102

18.4.	Further Assurances 102

18.5.	Entire Agreement; Amendments 102

18.6.	USA Patriot Act Notice; OFAC and Bank Secrecy Act 104

18.7.	Right of Set-Off 104

18.8.	Reserved 104

18.9.	Survival 104

18.10.	Confidentiality 104

18.11.	Expenses; Indemnification 105

18.12.	No Advisory or Fiduciary Duty. 107

18.13.	Location of Closing. 107

18.14.	Existing Credit Agreement. 107

18.15.	Amendment and Restatement. 107

SCHEDULES

A	THE LENDERS AND THEIR COMMITMENTS
B-1	HELICOPTER OWNING SUBSIDIARIES AND THE MORTGAGED HELICOPTERS
B-2	SUBSIDIARIES
C	EXISTING LIENS
D	EXISTING INDEBTEDNESS
E	REQUIRED INSURANCE
F	EXISTING LETTERS OF CREDIT

EXHIBITS

1	FORM OF NOTE
2	FORM OF DRAWDOWN NOTICE
3	FORM OF LETTER OF CREDIT REQUEST
4	FORM OF COMPLIANCE CERTIFICATE
5	FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT
6	FORM OF GUARANTY
7	FORM OF SECURITY AGREEMENT
8	FORM OF INTEREST NOTICE
9	FORM OF U.S. TAX COMPLIANCE CERTIFICATE

AMENDED AND RESTATED SENIOR SECURED REVOLVING CREDIT FACILITY AGREEMENT
THIS AMENDED AND RESTATED SENIOR SECURED REVOLVING CREDIT FACILITY AGREEMENT (this “Agreement”) is made this 31st day of March, 2014, and is by and among (1) ERA GROUP INC., a corporation incorporated under the laws of the State of Delaware (hereinafter called the “Borrower”), (2) SUNTRUST ROBINSON HUMPHREY , INC. and WELLS FARGO SECURITIES, LLC, as joint lead arrangers (in such capacity, collectively, the “Joint Lead Arrangers”), (3) SUNTRUST BANK (“SunTrust”), as administrative agent (the “Administrative Agent”), (4) WELLS FARGO BANK, NATIONAL ASSOCIATION, as syndication agent (the “Syndication Agent” and together with the Administrative Agent, the “Agents”), (5) JPMORGAN CHASE BANK, N.A., DEUTSCHE BANK AG NEW YORK BRANCH and REGIONS BANK, as co-documentation agents (in such capacity, collectively, the “Co-Documentation Agents”), and (6) the banks and financial institutions whose names and addresses are set out in Schedule A hereto (together with any assignee thereof pursuant to Section 11 and the Swing Line Bank, the “Lenders”, and each a “Lender”).
WITNESSETH THAT:
WHEREAS, the Borrower is party to that certain Senior Secured Revolving Credit Facility, dated as of December 22, 2011, Wells Fargo Bank, National Association, as Administrative Agent and the financial institutions party thereto as Agents, Lenders, Mandated Lead Arrangers and Bookrunners (as amended by that certain Amendment No. 1 to Senior Secured Revolving Credit Facility Agreement dated as of April 27, 2012 and as otherwise amended, supplemented or modified from time to time, the “Existing Credit Agreement”) which established a revolving credit facility in the amount of Three Hundred Fifty Million Dollars ($350,000,000);
WHEREAS, the Borrower has requested certain amendments to the Existing Credit Agreement, and, subject to the terms and conditions hereof, the parties hereto have agreed to amend, restate and replace the Existing Credit Agreement in order to refinance the loans made under the Existing Credit Agreement;
WHEREAS, in connection with such refinancing, the Borrower has requested that certain Existing Lenders assign a portion of their respective commitments and/or loans under the Existing Credit Agreement to certain Lenders hereunder, and, subject to the terms and conditions of those certain assignment and assumption agreements to be delivered in connection herewith, such Existing Lenders have agreed to so assign such portions of their respective commitments and/or loans under the Existing Credit Agreement;
NOW, THEREFORE, in consideration of the premises, the covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and adequacy thereof are hereby acknowledged, the parties hereto agree that the Existing Credit Agreement is amended and restated in its entirety as follows:
SECTION 2.         DEFINITIONS
2.1.    Defined Terms. In this Agreement the words and expressions specified below shall, except where the context otherwise requires, have the meanings attributed to them below:
“Acceptable Accounting Firm” means Ernst & Young, LLP or any other firm of independent certified public or chartered accountants of international reputation selected by the Borrower and acceptable to the Administrative Agent.
“Acceptable Jurisdiction” means the United States of America.
“Account Bank” means the Administrative Agent or other financial institution with which a Deposit Account is maintained.
“Accounts Receivable” means accounts receivable as determined in accordance with GAAP.
“Accurate Applicable Margin” shall have the meaning ascribed thereto in the definition of “Applicable Margin”.
“Act” means part A of subtitle VII of title 49, United States Code.
“Additional Lenders” shall have the meaning ascribed thereto in Section 8.2(c).
“Administrative Agent” shall have the meaning ascribed thereto in the preamble.
“Administrative Questionnaire” shall mean, with respect to each Lender, an administrative questionnaire in the form provided by the Administrative Agent and submitted to the Administrative Agent duly completed by such Lender.
“Advance” means a Revolving Credit Advance or a Swingline Advance.
“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such Person. For purposes of this definition, “Control” shall mean the power, direct or indirect (i) to vote 10% or more of the securities or other interests having ordinary voting power for the election of directors of such Person or of Persons serving a similar function or (ii) to direct or cause the direction of the management and policies of such Person, whether through the ability to exercise voting power, by contract or otherwise. The terms “Controlled by” and “under common Control with” have the meanings correlative thereto.
“Administrative Agent” shall have the meaning ascribed thereto in the preamble.
“Agreement” means this senior secured revolving credit facility agreement as the same may be amended, amended and restated, modified or supplemented from time to time.
“Airframe” means (a) each Mortgaged Helicopter (excluding Engines or engines from time to time installed thereon) set forth in Schedule B-1 and any replacement airframe and (b) any and all Parts incorporated or installed in or attached or appurtenant to such airframe, and any and all Parts removed from such airframe, unless the Lien in favor of the Administrative Agent shall not be applicable to such Parts in accordance with Section 10.2(c). Upon substitution of an airframe under and in accordance with the Agreement, such replacement airframe shall become subject to the Agreement and shall be the “Airframe” for all purposes of the Agreement and the other Loan Documents.
“Anti-Terrorism Order” means Executive Order 13224, signed by President George W. Bush on September 23, 2001.
“Applicable Law” means all applicable laws, treaties, judgments, decrees, injunctions, writs, actions and orders of any court, governmental agency or authority and all applicable rules, guidelines, regulations, orders, directives, licenses and permits of any governmental body, instrumentality, agency or authority and all applicable written interpretations thereof.
“Applicable Lending Office” means, for each Lender, the “Lending Office” of such Lender (or an Affiliate of such Lender) designated for Base Rate Advances and LIBOR Advances in the Administrative Questionnaire submitted by such Lender or such other office of such Lender (or such Affiliate of such Lender) as such Lender may from time to time specify to the Administrative Agent and the Borrower as the office by which its Base Rate Advances and LIBOR Advances, as applicable, are to be made and maintained.
“Applicable Margin” means as of any date, with respect to interest on all Advances outstanding on such date, the percentage per annum determined by reference to the applicable ratio of Funded Debt to EBITDA in effect on such date as set forth in the pricing grid below (the “Pricing Grid”):

Level	Ratio of Funded Debt to EBITDA	LIBOR Advances	Base Rate Advances	Commitment Fee
I	≥ 4.50:1.00	3.00%	2.00%	0.500%
II	≥ 4.00:1.00 but < 4.50:1.00	2.75%	1.75%	0.500%
III	≥ 3.50:1.00 but < 4.00:1.00	2.50%	1.50%	0.500%
IV	≥ 3.00:1.00 but < 3.50:1.00	2.25%	1.25%	0.500%
V	≥ 2.50:1.00 but < 3.00:1.00	2.00%	1.00%	0.375%
VI	< 2.50:1.00	1.75%	0.75%	0.375%

Any change in the Applicable Margin resulting from a change in the ratio of Funded Debt to EBITDA shall be effective on the second Banking Day after the Borrower delivers each of the financial statements and the Compliance Certificate required by Section 10.1(a)(vi)(B); provided that if at any time the Borrower shall have failed to deliver such financial statements and such Compliance Certificate when so required, the Applicable Margin shall be at Level I as set forth in the Pricing Grid until such time as such financial statements and Compliance Certificate are delivered, at which time the Applicable Margin shall be determined as provided above. Notwithstanding the foregoing, the Applicable Margin from the Closing Date until the date by which the financial statements and Compliance Certificate for the Fiscal Quarter ending June 30, 2014 are required to be delivered shall be at Level VI as set forth in the Pricing Grid. In the event that any financial statement or Compliance Certificate delivered hereunder is shown to be inaccurate, and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin based upon the Pricing Grid (the “Accurate Applicable Margin”) for any period that such financial statement or Compliance Certificate covered, then (i) the Borrower shall immediately deliver to the Administrative Agent a correct financial statement or Compliance Certificate, as the case may be, for such period, (ii) the Applicable Margin shall be adjusted such that after giving effect to the corrected financial statement or Compliance Certificate, as the case may be, the Applicable Margin shall be reset to the Accurate Applicable Margin based upon the Pricing Grid for such period and (iii) the Borrower shall immediately pay to the Administrative Agent, for the account of the Lenders, the accrued additional interest owing as a result of such Accurate Applicable Margin for such period. The provisions of this definition shall not limit the rights of the Administrative Agent and the Lenders with respect to any imposition of the Default Rate or the rights or remedies set forth in Section 9.
“Applicable Rate” means any rate of interest on any Advance from time to time applicable pursuant to Section 6.1.
“Approved Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (i) a Lender, (ii) an Affiliate of a Lender or (iii) an entity or an Affiliate of an entity that administers or manages a Lender.
“Assignment and Assumption Agreement(s)” means the Assignment and Assumption Agreement(s) executed pursuant to Section 11 substantially in the form of Exhibit 5.
“Assignment Taxes” means any Tax imposed solely as the result of an assignment by a Lender of its Commitments or its Credit Facility Balance or any of its rights and benefits arising under the Loan Documents, including, without limitation, its rights as a beneficiary of the Liens arising under the Security Documents.
“Aviation Authority” means, with respect to any Mortgaged Helicopter, any Government Entity that is or shall from time to time be vested with the control and supervision of, or have jurisdiction over, the registration, airworthiness and operation of helicopters or other matters relating to civil aviation in the State of Registration of such Mortgaged Helicopter under Applicable Law.
“Aviation Counsel” means McAfee & Taft, A Professional Corporation.
“Banking Day(s)” means day(s) other than (i) a Saturday, Sunday or other day on which commercial banks in Atlanta, Georgia are authorized or required by law to close and (ii) if such day relates to a payment or prepayment of principal or interest on, a conversion of or into, or an Interest Period for, a LIBOR Advance or a notice with respect to any of the foregoing, any day on which banks are not open for dealings in Dollar deposits in the London interbank market.
“Bank Product Obligations” means, collectively, all obligations and other liabilities of any Security Party to any Bank Product Provider arising with respect to any Bank Products.
“Bank Product Provider” means any Person that, at the time it provides any Bank Product to any Security Party, (i) is a Lender or an Affiliate of a Lender and (ii) except when the Bank Product Provider is SunTrust Bank and its Affiliates, has provided prior written notice to the Administrative Agent which has been acknowledged by the Borrower of (x) the existence of such Bank Product, (y) the maximum dollar amount of obligations arising thereunder (the “Bank Product Amount”) and (z) the methodology to be used by such parties in determining the obligations under such Bank Product from time to time. In no event shall any Bank Product Provider acting in such capacity be deemed a Lender for purposes hereof to the extent of and as to Bank Products except that each reference to the term “Lender” in Sections 16 and 18.11 shall be deemed to include such Bank Product Provider and in no event shall the approval of any such person in its capacity as Bank Product Provider be required in connection with the release or termination of any security interest or Lien of the Administrative Agent. The Bank Product Amount may be changed from time to time upon written notice to the Administrative Agent by the applicable Bank Product Provider. No Bank Product Amount may be established at any time that a Default or Event of Default exists.
“Bank Products” means any of the following services provided to any Security Party by any Bank Product Provider: (a) any treasury or other cash management services, including deposit accounts, automated clearing house (ACH) origination and other funds transfer, depository (including cash vault and check deposit), zero balance accounts and sweeps, return items processing, controlled disbursement accounts, positive pay, lockboxes and lockbox accounts, account reconciliation and information reporting, payables outsourcing, payroll processing, trade finance services, investment accounts and securities accounts, and (b) card services, including credit cards (including purchasing cards and commercial cards), prepaid cards, including payroll, stored value and gift cards, merchant services processing, and debit card services.
“Base Rate” means the highest of (i) the rate which the Administrative Agent announces from time to time as its prime lending rate, as in effect from time to time, (ii) the Federal Funds Rate, as in effect from time to time, plus one-half of one percent (0.50%) per annum and (iii) LIBOR determined on a daily basis for a period of one (1) month, plus one percent (1.00%) per annum (any changes in such rates in clauses (i) or (ii) to be effective as of the date of any change in such rate). The Administrative Agent’s prime lending rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Administrative Agent may make commercial loans or other loans at rates of interest at, above, or below the Administrative Agent’s prime lending rate.
“Base Rate Advance” means a Revolving Credit Advance the interest on which is calculated based on the Base Rate plus the Applicable Margin.
“Basis Point” or the symbol “bp” means one one-hundredth of one percent (0.01%).
“Cape Town Treaty” means the Cape Town Convention on International Interests in Mobile Equipment as supplemented by the Protocol to the Convention on International Interests in Mobile Equipment on Matters Specific to Aircraft Equipment, concluded in Cape Town, South Africa on November 16, 2001.
“Capital Lease Obligations” of any Person means all obligations of such Person to pay rent or other amounts under any lease (or other arrangement conveying the right to use) of real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.
“Cash and Cash Equivalents” means (i) cash, (ii) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof), (iii) time deposits, certificates of deposit or deposits in the interbank market of any commercial bank of recognized standing organized under the laws of the United States of America, any state thereof or any foreign jurisdiction and rated at least A or the equivalent thereof by S&P, and (iv) bonds of any county, municipality or state of the United States or any corporation organized and existing under the laws of the United States or any state thereof (including the District of Columbia) having an investment grade rating (or equivalent) by one of the nationally recognized rating organizations that regularly engages in rating such bonds.
“Cash Collateralize” means, in respect of any obligations, to provide and pledge (as a first priority perfected security interest) cash collateral for such obligations in Dollars with the Administrative Agent pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent (and “Cash Collateralized” and “Cash Collateralization” have the corresponding meanings).
“Change in Law” means (i) the adoption of any applicable law, rule or regulation after the date of this Agreement, (ii) any change in any applicable law, rule or regulation, or any change in the interpretation, implementation or application thereof, by any Government Entity after the date of this Agreement, or (iii) compliance by any Lender (or its Applicable Lending Office) or the Letter of Credit Issuer (or, for purposes of Section 12.2(b), by the Parent Company of such Lender or the Letter of Credit Issuer, if applicable) with any request, guideline or directive (whether or not having the force of law) of any Government Entity made or issued after the date of this Agreement; provided that for purposes of this Agreement, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“Change of Control” means (a) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than fifty percent (50%) of the total voting power of the Borrower or (b) the Board of Directors of the Borrower ceases to consist of a majority (excluding vacant seats) of the existing directors, directors elected by the existing directors and directors elected by such elected directors.
“Charges” shall have the meaning ascribed thereto in Section 6.6.
“Closing Date” means March 31, 2014.
“Code” means the Internal Revenue Code of 1986, as amended, and any successor statute and the regulations promulgated thereunder.
“Collateral” means the Mortgaged Helicopters, Accounts Receivable, Inventory and all other property of the Security Parties that is or purports to be the subject of a Lien in favor of the Administrative Agent to secure the whole or any part of the Obligations or any Guarantee thereof, and shall include, without limitation, all casualty insurance proceeds and condemnation awards with respect to any of the foregoing; provided, however, that Collateral shall not include any property to the extent that a grant of a security interest is prohibited by any Applicable Law of a Governmental Entity, requires a consent not obtained of any Governmental Entity pursuant to such Applicable Law or is prohibited by, or constitutes a breach or default under or results in the termination of or requires any consent not obtained under, any contract, license, agreement, instrument or other document evidencing or giving rise to such property or, in the case of any Investment Property or Instruments (in each case, as such terms are used in Articles 8 and 9 of the UCC), any applicable shareholder or similar agreement, except to the extent that such Applicable Law or the term in such contract, license, agreement, instrument or other document or shareholder or similar agreement providing for such prohibition, breach, default or termination or requiring such consent is ineffective under applicable law (including, without limitation, Sections 9-406, 9- 407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law or principles of equity); provided, that for purposes of the foregoing proviso, it is understood and agreed that the applicable Security Party will use its commercially reasonable efforts to obtain a consent if permissible by the applicable Applicable Law or the applicable contract, license, agreement, instrument or other document.
“Commitment “ means in relation to a Lender, the amount of the Credit Facility set out opposite its name in Schedule A hereto or, if such Lender has entered into one or more Assignment and Assumption Agreements, set forth for such Lender in the Register.
“Commitment Increase” shall have the meaning ascribed thereto in Section 8.1(a).
“Commitment Increase Amount” shall have the meaning ascribed thereto in Section 8.1(a).
“Committed Amount” means the aggregate of the Initial Commitment and any Commitment Increase, being the maximum aggregate principal amount of the Advances and Letters of Credit which may be outstanding at any time under the Credit Facility; provided that the Committed Amount in respect of Letters of Credit shall not exceed the Letter of Credit Limit and the Committed Amount in respect of Swingline Advances shall not exceed the Swing Line Commitment.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. §1 et seq.), as amended from time to time, and any successor statute.
“Compliance Certificate” means a certificate of the chief financial officer of the Borrower substantially in the form of Exhibit 4.
“Contractual Obligation” of any Person means any provision of any security issued by such Person or of any agreement, instrument or undertaking under which such Person is obligated or by which it or any of the property in which it has an interest is bound.
“Controlling Person” shall have the meaning ascribed thereto in the definition of “Affiliate”.
“Conversion Date” shall have the meaning ascribed thereto in Section 13.1.
“Copyright” shall have the meaning ascribed thereto in the Security Agreement.
“Copyright Security Agreement” means any Copyright Security Agreement executed by a Security Party owning registered Copyrights or applications for Copyrights in favor of the Administrative Agent for the benefit of the Creditors, both on the Closing Date and thereafter.
“Credit Facility” means the sums advanced or to be advanced by the Lenders to the Borrower and the Letters of Credit to be issued by the Letter of Credit Issuers for the account of the Borrower in the initial maximum principal amount of Three Hundred Million Dollars ($300,000,000) as may be increased by the Commitment Increase all pursuant to, and subject to the terms of, this Agreement.
“Credit Facility Balance” means the sum of (i) the amount of the Advances and (ii) the amount of the Letter of Credit Outstandings at any relevant time, pursuant to the terms of this Agreement. The Credit Facility Balance of any Lender shall be its pro rata share of the total Credit Facility Balance at such time.
“Credit Period” means the period from the Drawdown Date of the initial Advance made hereunder to the date upon which the Advances and all other amounts due to the Creditors pursuant to this Agreement and the Notes are repaid or prepaid in full and all commitments to extend credit and issue Letters of Credit under this Agreement have been terminated.
“Creditors” means, together, the Administrative Agent, the Joint Lead Arrangers, the Letter of Credit Issuers, the Lenders, the Lender-Related Hedge Providers and the Bank Product Providers, and each, a “Creditor”.
“Defaulting Lender” means, at any time, subject to Section 12.6(b), (i) any Lender that has failed for two (2) or more Banking Days to comply with its obligations under this Agreement to make an Advance, to make a payment to the Letter of Credit Issuer in respect of a Letter of Credit or to the Swing Line Bank in respect of a Swingline Advance or to make any other payment due hereunder (each a “funding obligation”), unless such Lender has notified the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding has not been satisfied (which conditions precedent, together with any applicable Default, will be specifically identified in such writing), (ii) any Lender that has notified the Administrative Agent in writing, or has stated publicly, that it does not intend to comply with any such funding obligation hereunder, unless such writing or public statement states that such position is based on such Lender’s determination that one or more conditions precedent to funding cannot be satisfied (which conditions precedent, together with any applicable Default, will be specifically identified in such writing or public statement), (iii) any Lender that has defaulted on its obligation to fund generally under any other loan agreement, credit agreement or other financing agreement, unless such Lender has notified the Administrative Agent in writing, or has stated publicly, that such failure is the result of such Lender’s determination that one or more conditions precedent to such funding has not been satisfied under such other loan agreement, credit agreement or other financing agreement and such notification or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent under such agreement cannot be satisfied, (iv) any Lender that has, for three (3) or more Banking Days after written request of the Administrative Agent or the Borrower, failed to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender will cease to be a Defaulting Lender pursuant to this subsection (iv) upon the Administrative Agent’s and the Borrower’s receipt of such written confirmation), or (v) any Lender with respect to which a Lender Insolvency Event has occurred and is continuing. Any determination by the Administrative Agent that a Lender is a Defaulting Lender will be conclusive and binding, absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 12.6(b)) upon notification of such determination by the Administrative Agent to the Borrower, the Letter of Credit Issuer, the Swing Line Bank and the Lenders.
“Default” means any condition or event that, with the giving of notice or the lapse of time or both, would constitute an Event of Default.
“Default Rate” shall have the meaning ascribed thereto in Section 6.1.
“Deposit Account(s)” means any and all deposit accounts maintained by the Borrower or any of its Subsidiaries with the Administrative Agent or any other financial institution.
“Deposit Account Control Agreement(s)” means any control agreement entered into by and among the relevant Account Bank, the Borrower or any of its Subsidiaries, and the Administrative Agent in respect of a Deposit Account pursuant to the terms of the Security Agreement.
“De-Registration Event” shall have the meaning ascribed thereto in Section 10.1(a)(xxvi)(A).
“Dollars” and the sign”$” means the legal currency, at any relevant time hereunder, of the United States of America and, in relation to all payments hereunder, in same day funds settled through the New York Clearing House Interbank Payments System (or such other Dollar funds as may be determined by the Administrative Agent to be customary for the settlement in New York City of banking transactions of the type herein involved).
“Domestic Subsidiary” means each Subsidiary of the Borrower that is organized under the laws of the United States or any state or district thereof.
“Drawdown Dates” means the dates, each being a Banking Day falling prior to the Termination Date, upon which the Borrower has requested that an Advance be made available to the Borrower or an Advance is deemed to have been made due to a drawing under any Letter of Credit.
“Drawdown Notice” shall have the meaning ascribed thereto in Section 3.5(a).
“EBITDA” means on a consolidated basis, the aggregate, to be measured on a trailing twelve (12) month basis, of (i) operating income (before deductions for interest, taxes, depreciation and amortization), (ii) interest income, (iii) Cash distributions from companies owned fifty percent (50%) or less by the Borrower, (iv) Cash proceeds from any sale of assets, and (v) EBITDA (as determined in accordance with clauses (i) through (iv) above) from acquired companies, if any, on a trailing twelve month basis based on audited and interim financial statements for such acquired companies.
“Eligible Assignee” means: (a) any commercial bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $1,000,000,000, (b) any commercial bank organized under the laws of any other country that is a member of the Organization for Economic Cooperation and Development (the “OECD”) or has concluded special lending arrangements with the International Monetary Fund associated with its General Arrangements to Borrow, or a political subdivision of any such country, and having total assets in excess of $1,000,000,000, so long as such bank is acting through a branch or agency located in the United States or in the country in which it is organized or another country that is described in this clause (b), or (c) the central bank of any country that is a member of the OECD.
“Eligible Lease” means a lease agreement pursuant to which a Mortgaged Helicopter is leased by the Borrower or a Helicopter Owning Subsidiary, as owner and lessor of the Mortgaged Helicopter, to an Eligible Lessee, which lease agreement satisfies all of the following requirements: (i) such lease is a true lease, is not a conditional sale agreement or a financing lease and does not transfer to the lessee any right of ownership or equity in the Mortgaged Helicopter or any right to purchase or acquire ownership or an equity interest in the Mortgaged Helicopter other than at Fair Market Value; (ii) such lease has a term of not more than ten (10) years (including all renewal terms); (iii) such lease is transacted on an arms-length basis; (iv) such lease requires either the lessor or the lessee to provide the Required Insurance in respect of such Mortgaged Helicopter; (v) such lease requires either the lessor or the lessee to maintain the registration of the Mortgaged Helicopter in an Acceptable Jurisdiction; (vi) such lease requires either the lessor or the lessee to maintain the Mortgaged Helicopter in accordance with industry standards; (vii) subject to the customary rights of quiet enjoyment granted to such lessee, the rights of lessee thereunder are expressly made subject and subordinate to the rights of the Administrative Agent as secured party under the Security Agreement and the Mortgage in respect of such Mortgaged Helicopter; (viii) such lease restricts the use of such Mortgaged Helicopter to use primarily within an Acceptable Jurisdiction; (ix) such lease prohibits subleases (except subleases that comply with this definition of “Eligible Lease”); (x) such lease requires that the Mortgaged Helicopter be operated and maintained in accordance with all Applicable Laws, in a manner such that the Required Insurance remains in effect at all times; (xi) such lease contains operational indemnities by the lessee in favor of the Borrower, the Helicopter Owning Subsidiary, and, to the extent consistent with industry practice, the Creditors; (xii) such lease requires a return of the Mortgaged Helicopter and all related Records upon any termination of the lease with either a valid certificate of airworthiness issued by the FAA or the applicable Aviation Authority or a valid certificate of airworthiness for export to the United States or such other Acceptable Jurisdiction as the Administrative Agent may agree in effect with respect to such Mortgaged Helicopter; (xiii) all right, title and interest of the Borrower or the Helicopter Owning Subsidiary, as lessor, under such lease have been pledged to the Administrative Agent and has been perfected as required by all Applicable Laws; and (xiv) such lease shall be governed by the laws of an Acceptable Jurisdiction.
“Eligible Lessee” means a lessee of a Mortgaged Helicopter under an Eligible Lease, which lessee satisfies each of the following requirements at the time that such Eligible Lease becomes effective: (a) such lessee is not subject to an Insolvency Proceeding upon the commencement of the Eligible Lease with such lessee; (b) such lessee is in compliance with the material terms of all leases with which such lessee has entered into with the Borrower or any of the Helicopter Owning Subsidiaries; (c) except for United States entities or agencies (whether federal or state), such lessee is not a governmental entity or agency or otherwise able to claim sovereign immunity as a defense or shall have waived any such sovereign immunity to the satisfaction of the Administrative Agent; (d) such lessee, if not formed or incorporated under federal or state laws of the United States or if not a United States federal or state agency or entity, shall have executed an IDERA; and (f) such lessee is organized under the laws of, and is domiciled in, an Acceptable Jurisdiction.
“Engine” means (a) the working engine or, in the case of a twin engine aircraft, each working engine owned by the Borrower or any Helicopter Owning Subsidiary and installed on the Mortgaged Helicopters on the date hereof, and any replacement working engine owned by the Borrower or any Helicopter Owning Subsidiary and installed on a Mortgaged Helicopter; and (b) any and all Parts incorporated or installed in or attached or appurtenant to such engine, and any and all Parts removed from such engine, unless the Lien in favor of the Administrative Agent shall not apply to such Parts in accordance with Section 10.2(c). Upon substitution of a replacement engine under and in accordance with the Agreement, such replacement engine shall become subject to the Agreement and shall be an “Engine” for all purposes of the Agreement and the other Loan Documents; provided that, to the extent that (i) the replaced Engine is no longer installed on any Mortgaged Helicopter following such substitution or (ii) an exchange of title has been involved in such substitution, the Engine for which the substitution is made shall no longer be subject to this Agreement, and such replaced Engine shall cease to be an “Engine”.
“Environmental Affiliate” means any person or entity the liability of which for Environmental Claims the Borrower or any Helicopter Owning Subsidiary may have assumed by contract or operation of law.
“Environmental Approvals” shall have the meaning ascribed thereto in Section 2.1(q).
“Environmental Claim” means any liability, contingent or otherwise (including any liability for damages, costs of environmental investigation and remediation, costs of administrative oversight, fines, natural resource damages, penalties or indemnities), of the Borrower or any of its Environmental Affiliates directly or indirectly resulting from or based upon (i) any actual or alleged violation of any Environmental Law, (ii) the generation, use, handling, transportation, storage, treatment or disposal of any Materials of Environmental Concern, (iii) any actual or alleged exposure to any Materials of Environmental Concern, (iv) the Release or threatened Release of any Materials of Environmental Concern or (v) any Contractual Obligation or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Environmental Laws” shall have the meaning ascribed thereto in Section 2.1(q).
“Equity Interests” means, with respect to any Person, shares of equity interests of (or other ownership or profit interests in) such Person, warrants, options or other rights for the purchase or other acquisition from such Person of shares of equity interests of (or other ownership or profit interests in) such Person, securities convertible into or exchangeable for shares of equity interests of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or other acquisition from such Person of such shares (or such other interests), and other ownership or profit interests in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.
“ERISA Affiliate” means a trade or business (whether or not incorporated) which is under common control with the Borrower within the meaning of Sections 414(b), (c), (m) or (o) of the Code.
“Events of Default” means any of the events set out in Section 9.1.
“Eurodollar Reserve Percentage” means the aggregate of the maximum reserve percentages (including, without limitation, any emergency, supplemental, special or other marginal reserves) expressed as a decimal (rounded upwards, if necessary, to the next 1/100 of 1%) in effect on any day to which the Administrative Agent is subject with respect to any LIBOR Advance pursuant to regulations issued by the Board of Governors of the Federal Reserve System (or any Government Entity succeeding to any of its principal functions) with respect to eurocurrency funding (currently referred to as “eurocurrency liabilities” under Regulation D). LIBOR Advances shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without the benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D. The Eurodollar Reserve Percentage shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.
“Event of Loss” means in respect of any Mortgaged Helicopter any of the following: (a) loss of such Mortgaged Helicopter or its use due to theft or disappearance for a period in excess of thirty (30) consecutive days, (b) destruction, damage beyond economic repair or rendition of such Mortgaged Helicopter which results in such Mortgaged Helicopter being permanently unfit for normal use for any reason whatsoever; (c) any damage to such Mortgaged Helicopter which results in an insurance settlement with respect to such Mortgaged Helicopter on the basis of a total loss or on the basis of a compromised or constructive total loss; or (d) the condemnation, confiscation, appropriation or seizure of, or requisition of title to such Mortgaged Helicopter, or the use of such Mortgaged Helicopter (other than in connection with (i) a U.S. Army Lease, (ii) an Eligible Lease and (iii) other contracts with a United States Government Entity as to which any Helicopter Owning Subsidiary or its Affiliate retains operational control of such Mortgaged Helicopter) by, or on the authority of, any governmental entity or purported governmental entity, which in any such case shall have resulted in the loss of possession thereof by the Borrower, the related Helicopter Owning Subsidiary or the related Eligible Lessee thereof for a period in excess of ninety (90) consecutive days (or for such shorter period ending on the date which is seven (7) days from the date of receipt of an insurance settlement with respect to such property on the basis of a total loss).
“Exchange Act” means the Securities and Exchange Act of 1934, as amended.
“Excluded Domestic Holding Company” means a Domestic Subsidiary that has no material assets other than the Equity Interests of one or more Foreign Subsidiaries or Excluded Domestic Subsidiaries.
“Excluded Domestic Subsidiary” means any Domestic Subsidiary that is (a) a direct or indirect Subsidiary of a Foreign Subsidiary, or (b) an Excluded Domestic Holding Company.
“Excluded Swap Obligation” means, with respect to any Guarantor, any Hedging Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Hedging Obligation (or any Guarantee thereof) is or becomes illegal or unlawful under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time the Guarantee of such Guarantor or the grant of such security interest would otherwise have become effective with respect to such related Hedging Obligation but for such Guarantor’s failure to constitute an “eligible contract participant” at such time. If a Hedging Obligation arises under a Master Agreement governing more than one swap, such exclusion shall apply only to the portion of such Hedging Obligation that is attributable to swaps for which such guarantee or security interest becomes illegal.
“Excluded Taxes” means, with respect to any Recipient of any payment to be made by or on account of any obligation of any Security Party hereunder or under any other Loan Document, (a) any Taxes imposed on or measured by net income (however denominated), franchise Taxes and branch profits Taxes, in each case, (i) imposed by the United States of America, (ii) imposed by any other jurisdiction as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Applicable Lending Office located in, such other jurisdiction imposing such Tax (or any political subdivision thereof) or (iii) that are Other Connection Taxes; (b) any U.S. federal withholding Taxes that (i) are imposed on amounts payable to or for the account of such Recipient pursuant to a law in effect (A) on the date on which such Recipient becomes a Recipient under this Agreement (other than pursuant to an assignment request by the Borrower under Section 12.3), (B) on the date on which such Recipient designates a new lending office, or (C) where such Recipient is a partnership for U.S. federal income tax purposes, on the later of the date on which such Recipient becomes a party hereto and the date on which the affected partner becomes a partner of such Recipient, except in each case pursuant to this clause (b)(i) to the extent that amounts with respect to such Taxes were payable either (x) to such Recipient’s assignor immediately before such Recipient became a Recipient under this Agreement, (y) to such Recipient immediately before it designated a new lending office, or (z) to such Recipient immediately before the affected partner became a partner of such Recipient, (ii) are attributable to such Recipient’s failure to comply with Section 7.2(f) or Section 5(a) of the Guaranty, (iii) are imposed pursuant to FATCA, or (iv) are imposed pursuant to Section 3406 of the Code; and (c) any Other Taxes that are Assignment Taxes (other than Assignment Taxes resulting from an assignment that is requested by the Borrower pursuant to Section 12.3).
“Existing Credit Agreement” shall have the meaning ascribed thereto in the preamble.
“Existing Lenders” means all “Lenders” (as such term is defined in the Existing Credit Agreement).
“Existing Letters of Credit” means the letters of credit issued and outstanding under the Existing Credit Agreement as set forth on Schedule F hereto.
“Extended Letters of Credit” shall have the meaning ascribed thereto in Section 3.9.
“FAA” means the Federal Aviation Administration of the United States Department of Transportation or any successor organization thereto.
“Facing Fee” shall have the meaning ascribed thereto in Section 14.2.
“Fair Market Value” means, in respect of any Helicopter, the cash purchase price for such Helicopter, expressed in Dollars, which would be arrived at by a willing buyer and an unrelated willing seller, both acting at arms-length, neither under any compulsion to buy or sell, and both with full knowledge of all relevant facts, on the assumption that such Helicopter would be delivered free and clear of all Liens but otherwise in the condition determined by an inspection of the Helicopter and all Records, as determined by a “desk top” appraisal by an independent aircraft appraisal expert approved by the Majority Lenders (in the reasonable exercise of their discretion), obtained by the Borrower in accordance with the terms of this Agreement or, in the case of Helicopters acquired since the date of the most recent such appraisal, the purchase price or invoice price thereof.
“FATCA” means Sections 1471 through 1474 of the Code as of the date of this Agreement (and any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b) of the Code.
“Federal Funds Rate” means, for any day, the rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with member banks of the Federal Reserve System arranged by Federal funds brokers, as published by the Federal Reserve Bank of New York on the next succeeding Banking Day or, if such rate is not so published for any Banking Day, the Federal Funds Rate for such day shall be the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent.
“Fee Letters” means, collectively, (i) that certain Fee Letter, dated as of February 17, 2014, between the Borrower and the Administrative Agent, and (ii) that certain Joinder to Commitment Letter, dated as of March 4, 2014, among the Borrower and the Commitment Parties (as defined therein).
“Financial Covenants” means, collectively, the covenants set forth in Section 10.1(a)(xvi), (a)(xvii) and (a)(xx).
“First Tier Foreign Subsidiary” means a Foreign Subsidiary held directly by a Security Party (other than any Security Party that is a Foreign Subsidiary or an Excluded Domestic Subsidiary).
“Fiscal Quarter” means any fiscal quarter of the Borrower.
“Fiscal Year” means any fiscal year of the Borrower.
“Foreign Asset Control Regulations” shall have the meaning ascribed thereto in Section 2.1(v).
“Foreign Person” means any Person that is not a U.S. Person.
“Foreign Plan” means an employee benefit plan that would be covered by Title IV of ERISA but which is excluded from coverage under ERISA by Section 4(b)(4) thereof and is maintained or contributed to by the Borrower or any ERISA Affiliate or with respect to which the Borrower or any ERISA Affiliate could have any liability.
“Foreign Subsidiary” means each Subsidiary of the Borrower that is not a Domestic Subsidiary.
“Fully Implemented” means, in respect of the Cape Town Treaty and any country, as determined by the Administrative Agent, that: (a) the Cape Town Treaty has come into full force and effect in such country; (b) such country has made acceptable declarations thereunder, including declarations opting in to Articles VIII, XII, XIII, X (with a number of days not greater than five (5) or such other number that is acceptable the Administrative Agent in its sole discretion) and XI (providing for Alternative A with a waiting period not longer than 60 days) of the Protocol and the mandatory declaration under Article 54(2) of the Cape Town Convention; and (c) all amendments to the local substantive laws (including Insolvency Laws) and procedural laws of such country necessary to implement the Cape Town Treaty and the declarations thereunder referenced in subsection (b) of this definition to come into full force and effect.
“Funded Debt” means, on a consolidated basis, the sum of (i) indebtedness for borrowed money, all obligations evidenced by bonds, debentures, notes or similar instruments, and purchase money obligations which, in accordance with GAAP, would be shown on the consolidated balance sheet as a liability, (including, without limitation, all of the Obligations), (ii) all obligations arising under Letters of Credit, (iii) all Capital Lease Obligations, (iv) guaranties of non-consolidated entity obligations but excluding indebtedness which is consolidated in the Borrower’s published financial statements in accordance with GAAP but which represents a minority interest holders’ share of such indebtedness unless such minority interest holders’ share has been guaranteed by the Borrower or a Subsidiary.
“GAAP” means generally accepted accounting principles in the United States applied on a consistent basis and subject to the terms of Section 1.3.
“Government Entity” means (a) any federal, state, provincial or similar government, and any body, board, department, commission, court, tribunal, authority, agency or other instrumentality of any such government or otherwise exercising any executive, legislative, judicial, administrative or regulatory functions of such government or (b) any other government entity having jurisdiction over any matter contemplated by the Agreement or relating to the observance or performance of the obligations of any of the parties to this Agreement or the other Loan Documents.
“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly and including any obligation, direct or indirect, of the guarantor (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (ii) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (iv) as an account party in respect of any letter of credit or letter of guaranty issued in support of such Indebtedness or obligation; provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or, if not so stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith. The term “Guarantee” used as a verb has a corresponding meaning.
“Guarantors” means all Domestic Subsidiaries of the Borrower other than Excluded Domestic Subsidiaries.
“Guaranty” means the guaranty to be executed by the Guarantors in respect of the obligations of the Borrower under and in connection with this Agreement and the Note in favor of the Administrative Agent pursuant to Section 4.1(b), substantially in the form of Exhibit 6.
“Hedging Obligations” of any Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired under (i) any and all Hedging Transactions, (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any Hedging Transactions and (iii) any and all renewals, extensions and modifications of any Hedging Transactions and any and all substitutions for any Hedging Transactions.
“Hedging Transaction” of any Person means (a) any transaction (including an agreement with respect to any such transaction) now existing or hereafter entered into by such Person that is a rate swap transaction, swap option, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option, spot transaction, credit protection transaction, credit swap, credit default swap, credit default option, total return swap, credit spread transaction, repurchase transaction, reverse repurchase transaction, buy/sell-back transaction, securities lending transaction, or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
“Helicopter(s)” means all Airframes, together with the Engines owned directly or indirectly by the Borrower and any of its Subsidiaries together with all related Records.
“Helicopter Owning Subsidiaries” means those Subsidiaries designated as Helicopter Owning Subsidiaries on Schedule B-1, together with any future subsidiaries now or hereafter acquired which own Mortgaged Helicopters.
“Helicopter Related Document” means any agreement relating to a Mortgaged Helicopter or agreements relating to the use, maintenance or management of a Mortgaged Helicopter, whether in existence on the date hereof or thereafter acquired, including, but not limited to, all leases, all purchase agreements, all bills of sale, all assignment agreements, all lease assignments, all lessee consents, any credit support (including any guarantee or letter of credit supporting any related lessee) and each other document, certificate or opinion delivered or caused to be delivered by any lessee or Borrower pursuant thereto.
“Increasing Lenders” shall have the meaning ascribed thereto in Section 8.2(a).
“Incremental Commitments” shall have the meaning ascribed thereto in Section 8.1(a).
“IDERA” means an irrevocable de-registration and export request authorization, providing for the irrevocable delegation of authority to the Borrower or the applicable Helicopter Owning Subsidiaries to deregister and export the related Mortgaged Helicopter to the United States, which shall be in a form meeting the requirements of the Cape Town Treaty.
“Indebtedness” of any Person means and includes all obligations of such Person which in accordance with GAAP shall be classified upon a balance sheet of such Person as liabilities of such Person.
“Indemnified Party” shall have the meaning ascribed thereto in Section 18.11.
“Indemnified Taxes” means Taxes, other than Excluded Taxes and Other Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Security Party under any Loan Document.
“Initial Commitment” means Three Hundred Million Dollars ($300,000,000).
“Insolvency Law” means the Federal Bankruptcy Code of 1978, as amended or similar law in any applicable jurisdiction.
“Insolvency Proceeding” means any proceeding under any applicable Insolvency Law seeking liquidation, reorganization, winding up or other relief with respect to any Person or its debts.
“International Interest” shall have the meaning ascribed thereto in the Cape Town Treaty.
“International Registry” shall have the meaning ascribed thereto in the Cape Town Treaty.
“Interest Coverage Ratio” means, on a consolidated basis, (a) EBITDA minus dividends and distributions, divided by (b) interest expense (including interest attributable to capitalized leases) in accordance with GAAP during the four (4) Fiscal Quarters preceding the date on which such ratio is determined.
“Interest Notice” shall have the meaning ascribed thereto in Section 6.2(b).
“Interest Period(s)” means, with respect to a LIBOR Advance, a period of one, two, three or six months; provided that:
(i)    the initial Interest Period for such Advance shall commence on the date of such Advance (including the date of any conversion from a Base Rate Advance), and each Interest Period occurring thereafter in respect of such Advance shall commence on the day on which the next preceding Interest Period expires;
(ii)    if any Interest Period would otherwise end on a day other than a Banking Day, such Interest Period shall be extended to the next succeeding Banking Day, unless such Banking Day falls in another calendar month, in which case such Interest Period would end on the next preceding Banking Day;
(iii)    any Interest Period which begins on the last Banking Day of a calendar month or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall end on the last Banking Day of such calendar month; and
(v)    no Interest Period may extend beyond the Termination Date.
“Inventory” means inventory as determined in accordance with GAAP.
“Investment” means (i) lending money or credit or making advances to any Person, (ii) purchasing or acquiring any stock, obligations or securities of, or any other interest in, or making capital contributions to any Person or (iii) guaranteeing the debt or obligations of any other Person.
“Joint Lead Arrangers” shall have the meaning ascribed thereto in the preamble.
“Joint Venture” means at any date any Person (other than a Subsidiary) in which the Borrower or any Subsidiary has an ownership interest or other interests in profits or loss which would be accounted for in the consolidated financial statements of the Borrower and its consolidated Subsidiaries using the equity method of accounting if such statements were prepared as of such date.
“Judgment Currency” shall have the meaning ascribed thereto in Section 13.1.
“L/C Cash Collateral Account” shall have the meaning set forth in Section 3.13.
“L/C Supportable Obligation(s)” means such obligations of the Borrower as are not inconsistent with the issuance policies of the applicable Letter of Credit Issuer; no Letter of Credit may be payable (1) to any entity or person who is subject to sanctions issued by the United States Department of Commerce or to whom payment is prohibited by the Foreign Asset Control Regulations of the Department of the Treasury or (2) which otherwise is in contravention of applicable laws and regulations.
“Lender(s)” shall have the meaning ascribed thereto in the preamble.
“Lender Insolvency Event” means that (i) a Lender or its Parent Company is insolvent, or is generally unable to pay its debts as they become due, or admits in writing its inability to pay its debts as they become due, or makes a general assignment for the benefit of its creditors, (ii) a Lender or its Parent Company is the subject of a bankruptcy, insolvency, reorganization, liquidation or similar proceeding, or a receiver, trustee, conservator, custodian or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such capacity, has been appointed for such Lender or its Parent Company, or such Lender or its Parent Company has taken any action in furtherance of or indicating its consent to or acquiescence in any such proceeding or appointment, or (iii) a Lender or its Parent Company has been adjudicated as, or determined by any Government Entity having regulatory authority over such Person or its assets to be, insolvent; provided that, for the avoidance of doubt, a Lender Insolvency Event shall not be deemed to have occurred solely by virtue of the ownership or acquisition of any equity interest in or control of a Lender or a Parent Company thereof by a Government Entity or an instrumentality thereof so long as such ownership or acquisition does not (i) result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or (ii) permit such Lender (or such Government Entity) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.
“Lender-Related Hedge Provider” means any Person that, at the time it enters into a Hedging Transaction with any Security Party, (i) is a Lender or an Affiliate of a Lender and (ii) except when the Lender-Related Hedge Provider is SunTrust Bank or any of its Affiliates, has provided prior written notice to the Administrative Agent which has been acknowledged by the Borrower of (x) the existence of such Hedging Transaction and (y) the methodology to be used by such parties in determining the obligations under such Hedging Transaction from time to time. In no event shall any Lender-Related Hedge Provider acting in such capacity be deemed a Lender for purposes hereof to the extent of and as to Hedging Obligations except that each reference to the term “Lender” in Sections 16 and 18.11 shall be deemed to include such Lender-Related Hedge Provider. In no event shall the approval of any such Person in its capacity as Lender-Related Hedge Provider be required in connection with the release or termination of any security interest or Lien of the Administrative Agent.
“Letter(s) of Credit” shall have the meaning ascribed thereto in Section 3.9.
“Letter of Credit Fee” shall have the meaning ascribed thereto in Section 14.2.
“Letter of Credit Issuer” means, with respect to each Letter of Credit, the Lender (being one of the Joint Lead Arrangers or Agents) which, at the request of the Borrower, agrees to issue and issues the same.
“Letter of Credit Limit” means $50,000,000.
“Letter of Credit Outstandings” means, at any time, the aggregate Stated Amount of all outstanding Letters of Credit, less any drawings previously made thereunder plus the aggregate amount of all payment or disbursements that have not been reimbursed by or on behalf of the Borrower at such time. The Letter of Credit Outstandings of any Lender shall be its pro rata share of the total Letter of Credit Outstandings at such time.
“Letter of Credit Participant” shall have the meaning ascribed thereto in Section 3.12.
“Letter of Credit Participant Percentage” means, in relation to a Lender, the percentage of the Credit Facility set out opposite its name in Schedule A hereto.
“Letter of Credit Request” shall have the meaning ascribed thereto in Section 3.10.
“LIBOR” means, for any Interest Period with respect to a LIBOR Advance, (a) the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBOR01 Page (or any successor page) as the London interbank offered rate for Dollar deposits at approximately 11:00 a.m. (London, England time) two (2) Banking Days prior to the first day of such Interest Period for a term comparable to such Interest Period, divided by (b) the Eurodollar Reserve Percentage. If for any reason such rate is not available, LIBOR for such Interest Period shall be (x) the rate per annum reasonably determined by the Administrative Agent as the rate of interest at which Dollar deposits in the approximate amount of the LIBOR Advances comprising part of such Advance would be offered by the Administrative Agent to major banks in the London interbank Eurodollar market at their request at or about 10:00 a.m. two (2) Banking Days prior to the first day of such Interest Period for a term comparable to such Interest Period, divided by (y) the Eurodollar Reserve Percentage.
“LIBOR Advance” means a Revolving Credit Advance, the interest on which is calculated based on LIBOR plus the Applicable Margin.
“Lien” means any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including but not limited to the security interest lien arising from a mortgage, encumbrance, pledge, conditional sale, title retention agreement or trust receipt or a lease, consignment or bailment for security purposes or any arrangement having substantially the same legal effect as the foregoing.
“List of Liens” means a list of Liens in respect of Secured Debt on all Helicopters owned by the Borrower or any Helicopter Owning Subsidiary.
“Loan Documents” means, collectively, this Agreement, the Notes, the Security Documents, the Fee Letters and each other instrument, document or other agreement delivered in connection herewith or therewith
“Majority Lenders” means (a) Lenders whose aggregate Commitments exceed fifty percent (50%) of the total Commitments or (b) if the Commitments have been terminated, the Lenders whose aggregate outstanding Advances and participations in Letters of Credit exceed fifty percent (50%) of the total outstanding Advances and participations in Letters of Credit; provided that to the extent that any Lender is a Defaulting Lender, such Defaulting Lender and all of its Commitments shall be excluded for purposes of determining Majority Lenders.
“Material Adverse Change” means the occurrence of an event or condition which (a) materially impairs the ability of (1) the Borrower to meet any of its obligations with regard to the Credit Facility and the financing arrangements established in connection therewith or (2) the Borrower and the Subsidiaries to meet any of their respective other obligations that are material to the Borrower and the Subsidiaries considered as a whole or (b) has a material adverse effect on the business, assets, operations, property or financial condition of the Borrower and the Subsidiaries considered as a whole.
“Materials of Environmental Concern” shall have the meaning ascribed thereto in Section 2.1(q).
“Maximum Rate” shall have the meaning ascribed thereto in Section 6.6.
“Mortgaged Helicopters” means all Helicopters (including the Engines installed thereon from time to time, which shall not be described by serial numbers in any Mortgage or Mortgage Filing on or after the date hereof, unless there is a Change in Law or court ruling as more particularly described in the definition of the term “perfection”) registered in an Acceptable Jurisdiction and which are listed on Schedule B-1, as the same may be amended and supplemented as provided in Sections 10.1(a)(xxvi) and (xxvii) to reflect the deletion or addition of Mortgaged Helicopters in accordance with the terms hereof, together with all related Records; provided, however, the term “Mortgaged Helicopters” shall not include any Engine which is deemed not to be perfected as a result of any Change in Law or court ruling that requires such Engine to be described by serial number in an FAA Mortgage Filing and an International Interest registration until such time as the Borrower has delivered an FAA Mortgage Filing and International Interest registration against such Engine which complies with such Change in Law or court ruling.
“Mortgages” means, with respect to the Mortgaged Helicopters, a mortgage (which may, in appropriate circumstances, include a fleet mortgage) in the form recommended by local Aviation Authority counsel (including as to governing law and language, or in the case of a Mortgage to be filed with the FAA, special New York counsel to the Administrative Agent) in order to convey a first priority and perfected mortgage lien on such Mortgaged Helicopter and as shall be acceptable to the Administrative Agent and the Borrower.
“Mortgage Filing” means, in respect of each Mortgaged Helicopter, the execution and delivery by the Borrower or Helicopter Owning Subsidiary of a Mortgage on such Mortgaged Helicopter, and the filing thereof in the appropriate filing office in the applicable jurisdiction so as to perfect the Administrative Agent’s lien thereon in such jurisdiction; provided that, in addition to such filing, this term shall also require registrations with respect to such Mortgaged Helicopter to be effected at the International Registry to reflect the International Interest of the Administrative Agent for the benefit of the Creditors therein.
“Multiemployer Plan” means, at any time, a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions or has within any of the six preceding plan years made or accrued an obligation to make contributions.
“Multiple Employer Plan” means, at any time, an employee benefit plan, other than a Multiemployer Plan, subject to Title IV of ERISA, to which the Borrower or ERISA Affiliate, and one or more employers other than the Borrower or an ERISA Affiliate, is making or accruing an obligation to make contributions or, in the event that any such plan has been terminated, to which the Borrower or an ERISA Affiliate made or accrued an obligation to make contributions during any of the five plan years preceding the date of termination of such plan.
“Non-Consenting Lender” shall have the meaning ascribed thereto in Section 12.3.
“Non-Defaulting Lender” means, at any time, a Lender that is not a Defaulting Lender.
“Non-Public Information” means any material non-public information (within the meaning of United States federal and state securities laws) with respect to the Borrower, its Affiliates or any of their securities or loans.
“Note(s)” means a promissory note to be executed by the Borrower in favor of a Lender to evidence the Advances of the Credit Facility made by such Lender substantially in the form of Exhibit 1 or in such other form as the Administrative Agent may agree.
“Obligations” means (a) all amounts owing by the Security Parties to the Administrative Agent, the Letter of Credit Issuer, any Lender (including the Swing Line Bank) or the Joint Lead Arrangers pursuant to or in connection with this Agreement or any other Loan Document or otherwise with respect to any Advance or Letter of Credit including, without limitation, all principal, interest (including any interest accruing after the filing of any petition in bankruptcy or the commencement of any insolvency, reorganization or like proceeding relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), reimbursement obligations, fees, expenses, indemnification and reimbursement payments, costs and expenses (including all out-of-pocket fees and expenses of outside counsel to the Administrative Agent, the Letter of Credit Issuer and any Lender (including the Swing Line Bank) incurred pursuant to this Agreement or any other Loan Document), whether direct or indirect, absolute or contingent, liquidated or unliquidated, now existing or hereafter arising hereunder or thereunder, (b) all Hedging Obligations owed by any Security Party to any Lender-Related Hedge Provider, and (c) all Bank Product Obligations, together with all renewals, extensions, modifications or refinancings of any of the foregoing; provided that “Obligations” shall exclude any Excluded Swap Obligations.
“OECD” shall have the meaning ascribed thereto in the definition of “Eligible Assignee”.
“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising solely from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document).
“Other Taxes” means any and all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made hereunder or under any other Loan Document or from the execution, delivery, performance or enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement or any other Loan Document, other than any Assignment Taxes (except for Assignment Taxes resulting from an assignment requested by the Borrower pursuant to Section 12.3).
“Parent Company” means, with respect to a Lender, the “bank holding company” as defined in Regulation Y, if any, of such Lender, and/or any Person owning, beneficially or of record, directly or indirectly, a majority of the shares of such Lender.
“Participant” shall have the meaning ascribed thereto in Section 11.4(a).
“Participant Register” shall have the meaning ascribed thereto in Section 11.4(c).
“Parts” means all appliances, parts, components, instruments, appurtenances, accessories, furnishings, seats and other equipment of whatever nature (other than (a) Engines or engines, and (b) any Removable Part leased by the Borrower (or the applicable Helicopter Owning Subsidiary) from a third party or subject to a security interest granted to a third party), that may from time to time be installed or incorporated in or attached or appurtenant to the Airframe or any Engine or removed therefrom unless the Lien in favor of the Administrative Agent shall not be applicable thereto in accordance with Section 10.2(c) of the Agreement.
“Patent” shall have the meaning ascribed thereto in the Security Agreement.
“Patent Security Agreement” means any Patent Security Agreement executed by a Security Party owning Patents or licenses of Patents in favor of the Administrative Agent for the benefit of the Creditors, both on the Closing Date and thereafter.
“Patriot Act” means the USA PATRIOT Improvement and Reauthorization Act of 2005 (Pub. L. 109-177 (signed into law March 9, 2006)), as amended and in effect from time to time.
“Payment Office” means the office of the Administrative Agent located at 303 Peachtree Street, N.E., Atlanta, Georgia 30308, or such other location as to which the Administrative Agent shall have given written notice to the Borrower and the other Lenders.
“perfect” “perfection” “perfected security interest in favor of the Administrative Agent under this Agreement” “to perfect” or any similar phrase or context as used in this Agreement and in any of the Security Documents, including but not limited to “perfected first priority security interest or lien”, “lien perfection,” “perfected mortgage lien”, “perfected security interest”, or” priority of security interest”, means as of the date of this Agreement and thereafter with respect to all Mortgaged Helicopters registered with the FAA, (i) filing of a Mortgage, and any supplements thereto, with the FAA for recordation against the Airframe with respect to each Mortgaged Helicopter, but not the Engine or Engines; (ii) registration of an International Interest with the International Registry with respect to the aircraft object associated with each Airframe, but not the associated Engine or Engines; and (iii) a UCC filing against the Airframe with respect to each Mortgaged Helicopter, but not the Engine or Engines; provided however that, if at any time during the term of this Agreement, there is a Change in Law or court ruling that could reasonably be construed by the Administrative Agent to mean that the Administrative Agent is or could be construed to be unperfected as to its lien in any or all Engines, then the Administrative Agent shall give written notice to the Borrower of such Change in Law or court ruling, and unless the Borrower shall have effected, within fifteen (15) Banking Days from receipt of such notice, an FAA Mortgage Filing and International Interest registrations against all Engines subject to this Agreement at that time, in favor of the Administrative Agent, and any Engines added to the terms of this Agreement after such date, such Engines shall be excluded from the definition of Mortgaged Helicopters for purposes of determining compliance with Section 10.1(a)(xxix).
“Perfection Certificate” shall have the meaning ascribed thereto in the Security Agreement.
“Permitted Liens” means any of the liens permitted under Section 10.1(b)(i).
“Person” means an individual, partnership, corporation, limited liability company, business trust, bank, trust company, joint venture, association, joint stock company, trust or other unincorporated organization, whether or not a legal entity, or any government or agency or political subdivision thereof.
“Plan” means any employee benefit plan (other than a Multiemployer Plan or a Multiple Employer Plan) covered by Title IV of ERISA to which the Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions or, in the event that any such plan has been terminated, to which the Borrower or any ERISA Affiliate made or accrued an obligation to make contributions during any of the five plan years preceding the date of termination of such plan.
“Platform” shall have the meaning ascribed thereto in Section 17.4.
“Prime Rate” means, at any time, the rate of interest per annum publicly announced from time to time by SunTrust as its prime rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in such prime rate occurs. The parties hereto acknowledge that the rate announced publicly by SunTrust as its prime rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks;
“Public Lender” means any Lender who does not wish to receive Non-Public Information and who may be engaged in investment and other market related activities with respect to the Borrower, its Affiliates or any of their securities or loans.
“Qualified ECP Guarantor” means, in respect of any Hedging Obligation, each Security Party that has total assets exceeding $10,000,000 at the time the relevant guarantee or grant of the relevant security interest becomes or would become effective with respect to such Hedging Obligation on or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
“Rate of Exchange” shall have the meaning ascribed thereto in Section 13.4.
“Recipient” means, as applicable, (a) the Administrative Agent, (b) any Lender and (c) any Letter of Credit Issuer.
“Records” means, with respect to each Mortgaged Helicopter (i) the documents (including microfilm), data, manuals, diagrams and other written information originally furnished by the manufacturer and/or seller on or about the date of acquisition by the Borrower or relevant Helicopter Owning Subsidiary, (ii) the documents, records, logs and other data maintained in respect of the Mortgaged Helicopter, pursuant to the terms of the applicable Eligible Lease related to such Mortgaged Helicopter, during the term of such Eligible Lease and to which Borrower or such Helicopter Owning Subsidiary has a right to possession and receives possession following the termination of such Eligible Lease, (iii) the documents, records, logs and other data maintained by the Borrower or applicable Helicopter Owning Subsidiary in respect of such Mortgaged Helicopter, when such Mortgaged Helicopter is not subject to a Lease, and (iv) all other records, logs and materials required by the FAA (or other Aviation Authority chosen by the Borrower in accordance with terms of this Agreement).
“Register” shall have the meaning ascribed thereto in Section 11.3.
“Regulation T” means Regulation T of the Board of Governors of the Federal Reserve System, as in effect from time to time.
“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.
“Regulation X” means Regulation X of the Board of Governors of the Federal Reserve System, as in effect from time to time.
“Regulation Y” means Regulation Y of the Board of Governors of the Federal Reserve System, as in effect from time to time.
“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective managers, administrators, trustees, directors, officers, employees, agents, advisors or other representatives of such Person and such Person’s Affiliates.
“Release” means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or within any building, structure, facility or fixture.
“Removable Part” shall have the meaning ascribed to such term in Section 10.2(c)(iii).
“Replacement Lender(s)” shall have the meaning ascribed thereto in Section 12.3.
“Required Balance” shall have the meaning set forth in Section 3.13.
“Required Insurance” means insurance that satisfies the requirements set forth in Schedule E attached hereto.
“Revolving Credit Advance” means any amount advanced to the Borrower on any Drawdown Date pursuant to Section 3.2 which may be a Base Rate Advance or a LIBOR Advance.
“Sanctioned Country” means a country subject to a sanctions program identified on the list maintained by OFAC and available at http://www.treasury.gov/resource-center/sanctions/Pages/default.aspx, or as otherwise published from time to time.
“Sanctioned Person” means (i) a Person named on the list of “Specially Designated Nationals and Blocked Persons” maintained by OFAC available at http://www.treasury.gov/resource-center/sanctions/SDN-List/Pages/default.aspx, or as otherwise published from time to time, or (ii) (A) an agency of the government of a Sanctioned Country, (B) an organization controlled by a Sanctioned Country, or (C) a person resident in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC.
“Secured Debt” means, for the Borrower, on a consolidated basis, the aggregate of any Indebtedness secured or collateralized by a Lien.
“Security Agreement” means the Security and Pledge Agreement in favor of the Administrative Agent executed by the Grantors defined therein with respect to their respective business assets and the Mortgaged Helicopters pursuant to Section 4.1(b) substantially in the form set out in Exhibit 7.
“Security Documents” means the Guaranty, the Security Agreement, the Mortgages, the Deposit Account Control Agreements, the Perfection Certificates, all Copyright Security Agreements, all Patent Security Agreements, all Trademark Security Agreements and all other instruments and agreements now or hereafter securing or perfecting the Liens securing the whole or any part of the Obligations or any Guarantee thereof, all UCC financing statements, fixture filings and stock powers, and all other documents, instruments, agreements and certificates executed and delivered by any Security Party to the Administrative Agent and the Lenders in connection with the foregoing.
“Security Party(ies)” means the Borrower and each of the Guarantors.
“Stated Amount” means with respect to each Letter of Credit, the maximum amount available to be drawn thereunder (regardless of whether any conditions for drawing could then be met).
“State of Registration” means, with respect to any Mortgaged Helicopter, the jurisdiction under the laws of which such Mortgaged Helicopter is registered.
“Subsidiaries” means the corporations or other entities listed on Schedule B-2 (including, without limitation, the Helicopter Owning Subsidiaries) of which the Borrower owns legally or beneficially greater than fifty percent (50%) of the issued and outstanding stock or other interest in such entity and has more than fifty percent (50%) of the total voting power of the voting stock or other interest in such corporation or other entity, together with any other corporations or other entities now or hereafter in existence of which the Borrower owns legally or beneficially greater than fifty percent (50%) of the issued and outstanding stock or other interest in such entity and has more than fifty percent (50%) of the total voting power of the voting stock or other interest in such corporation or other entity, and each, a “Subsidiary”.
“Swingline Advance” means any amount advanced to the Borrower on any Drawdown Date pursuant to Section 3.3.
“Swing Line Bank” means SunTrust Bank, in its capacity as a lender of Swingline Advances hereunder, or such other Lender as the Borrower may from time to time select as the Swing Line Bank; provided that such Lender has agreed to be a Swing Line Bank.
“Swing Line Commitment” means in relation to the Swing Line Bank, the amount set out opposite its name in Schedule A hereto under the caption “Swing Line Commitment”, as the same may be reduced from time to time as provided by Section 5.4.
“Swing Line Exposure” means, with respect to each Lender, the principal amount of the Swingline Advances in which such Lender is legally obligated either to make a Base Rate Advance or to purchase a participation in accordance with Section 3.3, which shall equal such Lender’s pro rata share of all outstanding Swingline Advances.
“Swing Line Facility” means at any time an amount equal to the lesser of (a) the amount of the Swing Line Bank’s Swing Line Commitment at such time and (b) Twenty Five Million Dollars ($25,000,000).
“Syndication Agent” shall have the meaning ascribed thereto in the preamble.
“Tangible Net Assets” means, on a consolidated basis, (A) the consolidated assets of the Borrower determined in accordance with GAAP, reduced by the sum of (1) the net book value of all assets that would be classified as intangible under GAAP (including but not limited to, goodwill, organizational expenses, trademarks, trade names, copyrights, patents, licenses, any rights in any thereof, unamortized debt discount and expenses and other unamortized deferred charges and other intangible items), and (2) any minority interests in consolidated subsidiaries held by a Person other than the Borrower or a Guarantor minus (B) consolidated current liabilities of the Borrower determined in accordance with GAAP.
“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Government Entity, including any interest, additions to tax or penalties applicable thereto.
“Termination Date” means the day falling five (5) years after the Closing Date or, if such day is not a Banking Day, the next following Banking Day, unless such next following Banking Day falls in the following month, in which case the Termination Date shall be the immediately preceding Banking Day.
“Termination Event” means (i) a “reportable event,” as defined in Section 4043 of ERISA, (ii) the withdrawal of the Borrower or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a “substantial employer,” as defined in Section 4001(a)(2) of ERISA, or the incurrence of liability by the Borrower or any ERISA Affiliate under Section 4064 of ERISA upon the termination of a Multiple Employer Plan, (iii) the filing of a notice of intent to terminate a Plan or Multiple Employer Plan under Section 4041 of ERISA or the treatment of a Multiemployer Plan amendment as a termination under Section 4041A of ERISA, (iv) the institution of proceedings to terminate a Plan, a Multiple Employer Plan or a Multiemployer Plan, (v) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, Multiple Employer Plan or Multiemployer Plan, or (vi) termination of a Foreign Plan.
“Trademark” shall have the meaning ascribed thereto in the Security Agreement.
“Trademark Security Agreement” means any Trademark Security Agreement executed by a Security Party owning registered Trademarks or applications for Trademarks in favor of the Administrative Agent for the benefit of the Creditors, both on the Closing Date and thereafter.
“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that, if perfection or the effect of perfection or non perfection or the priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non perfection or priority.
“U.S. Air Carrier” means any United States air carrier that is a Citizen of the United States holding an air carrier operating certificate issued pursuant to chapter 447 of title 49 of the United States Code for aircraft capable of carrying 10 or more individuals or 6000 pounds or more of cargo, and as to which there is in force an air carrier operating certificate issued pursuant to Part 135 of the FAA Regulations, or which may operate as an air carrier by certification or otherwise under any successor or substitute provisions therefor or in the absence thereof.
“U.S. Army Lease(s)” means a lease agreement pursuant to which a Mortgaged Helicopter is leased by the Borrower or a Helicopter Owning Subsidiary, as owner and lessor of the Mortgaged Helicopter, to the United States Army, as lessee, which lease agreement may or may not satisfy the requirements set forth in the definition of “Eligible Lease”.
“U.S. Bancorp Helicopters” means the two Helicopters, each owned by Era Helicopters LLC, a Delaware limited liability company and a wholly owned Subsidiary of the Borrower, which are subject to mortgages granted by Era Helicopters Leasing in favor of U.S. Bancorp Equipment Finance, Inc.
“U.S. Government” means the federal government of the United States, or any instrumentality or agency thereof the obligations of which are guaranteed by the full faith and credit of the federal government of the United States. and
“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.
“U.S. Tax Compliance Certificate” shall have the meaning set forth in Section 7.2(f)(ii).
“Withdrawal Liability(ies)” shall have the meaning given to such term under Part 1 of Subtitle E of Title IV of ERISA.
“Withholding Agent” means the Borrower, any other Security Party or the Administrative Agent, as applicable.
2.2.    Computation of Time Periods; Other Definitional Provisions. In the Loan Documents, in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding”; words importing either gender include the other gender; references to “writing” include printing, typing, lithography and other means of reproducing words in a tangible visible form; the words “including,” “includes” and “include” shall be deemed to be followed by the words “without limitation”; references to articles, sections (or subdivisions of sections), exhibits, annexes or schedules are to the articles, sections (or subdivisions of sections), exhibits, annexes or schedules of this Agreement; references to agreements and other contractual instruments (including this Agreement and the other Loan Documents) shall be deemed to include all subsequent amendments, amendments and restatements, supplements, extensions, replacements and other modifications to such instruments (without, however, limiting any prohibition on any such amendments, extensions and other modifications by the terms of the Loan Documents); references to any matter that is “approved” or requires “approval” of a party shall mean approval given in the sole and absolute discretion of such party unless otherwise specified; any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns; the words “hereof”, “herein” and “hereunder” and words of similar import shall be construed to refer to this Agreement as a whole and not to any particular provision hereof; all references to a specific time shall be construed to refer to the time in the city and state of the Administrative Agent’s principal office, unless otherwise indicated; and words importing the plural include the singular and vice-versa.
2.3.    Accounting Terms. Unless otherwise defined or specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with GAAP as in effect from time to time, applied on a basis consistent with the most recent audited consolidated financial statement of the Borrower delivered pursuant to Section 10.1(a)(vi)(B); provided that if the Borrower notifies the Administrative Agent that the Borrower wishes to amend any Financial Covenant to eliminate the effect of any change in GAAP on the operation of such covenant (or if the Administrative Agent notifies the Borrower that the Majority Lenders wish to amend Article VI for such purpose), then the Borrower’s compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Majority Lenders. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Accounting Standards Codification Section 825-10 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of any Security Party or any Subsidiary of any Security Party at “fair value”, as defined therein.
2.4.    Certain Matters Regarding Materiality. To the extent that any representation, warranty, covenant or other undertaking of the Borrower in this Agreement is qualified by reference to those which are not reasonably expected to result in a “Material Adverse Change” or language of similar implication, no inference shall be drawn therefrom that any Agent or Lender has knowledge or approves of any noncompliance by the Borrower with any governmental rule.
2.5.    Forms of Documents. Except as otherwise expressly provided in this Agreement, references to documents or certificates “substantially in the form” of Exhibits to another document shall mean that such documents or certificates are duly completed in the form of the related Exhibits with substantive changes subject to the provisions of Section 18.5 of this Agreement.
2.6.    Headings. In this Agreement, section headings are inserted for convenience of reference only and shall not be taken into account in the interpretation hereof.
SECTION 3.        REPRESENTATIONS AND WARRANTIES
3.1.    Representations and Warranties. In order to induce the Administrative Agent and the Lenders to enter into this Agreement and to induce the Lenders to make the Advances and to issue and/or participate in Letters of Credit as provided for herein, each of the Security Parties hereby represents and warrants to the Administrative Agent, each Lender and the Letter of Credit Issuer that as of the Closing Date and any Drawdown Date:
(a)    Due Organization and Power. (i) The Borrower and each of the Subsidiaries are duly formed and are validly existing in good standing under the laws of their respective jurisdictions of incorporation, have duly qualified and are authorized to do business as a foreign corporation in each jurisdiction wherein the nature of the business transacted thereby makes such qualification necessary, have full power to carry on their respective businesses as now being conducted and, in the case of the Security Parties, to enter into and perform their respective obligations under each of this Agreement and the Loan Documents, and have complied with all statutory, regulatory and other requirements relative to such businesses and such agreements the noncompliance with which could reasonably be expected to give rise to a Material Adverse Change;
(ii)    Set forth on Schedule B-2 hereto is a complete and accurate list of all Subsidiaries of the Borrower, showing as of the date hereof (or as of the last date such Schedule B-2 was updated in connection with the delivery of a Drawdown Notice), as to each such Subsidiary, the jurisdiction of its incorporation and the percentage ownership interest of the Borrower in such Subsidiary. All of the outstanding Equity Interests in the Borrower’s Subsidiaries have been validly issued, are fully paid and non-assessable and are owned by the Borrower or one or more of its Subsidiaries free and clear of all Liens, except those created under the Security Documents;
(b)    Authorization and Consents. All necessary corporate action has been taken to authorize, and all necessary consents and authorizations have been obtained and remain in full force and effect to permit, each of the Security Parties to enter into and perform its respective obligations under each of this Agreement and the Loan Documents and to permit the Borrower to borrow, service and repay the Advances and no further consents or authorizations are necessary for the service and repayment of the Advances or any part of any thereof;
(c)    Binding Obligations. Each of this Agreement and the Loan Documents constitutes legal, valid and binding obligations of the Security Parties as are party thereto, enforceable against the Security Parties as are party thereto in accordance with its terms, except to the extent that such enforcement may be limited by equitable principles or applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting generally the enforcement of creditors’ rights;
(d)    No Violation. The execution, delivery and performance by the Security Parties of this Agreement and the Loan Documents to which it is or is to be a party are within the Security Parties’ corporate powers, have been duly authorized by all necessary corporate action, and do not (i) contravene such Security Party’s charter or bylaws, (ii) violate any law, rule, regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award, (iii) conflict with or result in the breach of, or constitute a default or require any payment to be made under, any agreement respecting Indebtedness, any contract of employment relating to any of the Mortgaged Helicopters, or any other contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting any Security Party, any of their respective Subsidiaries or any of their properties or (iv) except for the Liens created under this Agreement and the Security Documents, result in or require the creation or imposition of any Lien upon or with respect to any Collateral;
(e)    Filings; Stamp Taxes. It is not necessary to ensure the legality, validity, enforceability or admissibility in evidence in the United States of the Security Documents that any of them or any other instrument be filed, recorded, registered or enrolled in any court, public office or elsewhere in the United States, except as expressly provided herein, or that any stamp, registration or similar tax be paid in the United States on or in relation to any of the Security Documents, and no further action in the United States, including any filing or recording of any document, is necessary or permissible to establish and perfect the Administrative Agent’s security interest in the Mortgaged Helicopters and the other Collateral as against the Borrower, any Eligible Lessee (if applicable) and any third parties except for (i) any Mortgage Filing and the registration of the Mortgage with the FAA, (ii) the filing of financing statements and amendments thereto under the Uniform Commercial Code in Delaware and (iii) the registering of (A) the International Interest of each Mortgage with respect to each Mortgaged Helicopter and (B) the prospective assignment of the Borrower’s associated rights (if any) in any Eligible Lease (if applicable) with the International Registry;
(f)    Filings; Perfection.
(i)    All filings and other actions necessary or desirable to perfect and protect the security interest in the Collateral created under the Security Documents in favor of the Administrative Agent have been duly made or taken and are in full force and effect, and the Security Documents create in favor of the Administrative Agent for the benefit of the Creditors a valid and, together with such filings and other actions, perfected first priority security interest in the Collateral, securing the payment of the obligations under this Agreement and the Loan Documents, and all filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken. The Security Parties are the legal and beneficial owners of the Collateral free and clear of any Lien, except for the liens and security interests created or permitted under this Agreement and the Security Documents;
(ii)    (A) Each of the Helicopter Owning Subsidiaries is or will be a “transacting user entity” (as such term is defined in the Regulations of the International Registry); is “situated”, for purposes of the Cape Town Treaty, in the United States; and has the power to “dispose” (as such term is used in the Cape Town Treaty) of the Mortgaged Helicopters owned by it on each Drawdown Date; (B) each Mortgaged Helicopter is an “aircraft object” (as defined in the Cape Town Treaty); (C) the United States is a Contracting State under the Cape Town Treaty and any other applicable State of Registration will be a Contracting State under the Cape Town Treaty; (D) each Mortgage shall convey an International Interest in each Mortgaged Helicopter; and (E) the payment of principal and interest on the Advances, and the performance by the Borrower of its obligations under this Agreement and the other Loan Documents, are “associated rights” (as defined in the Cape Town Treaty). Notwithstanding the foregoing, any Helicopter Owning Subsidiary that is in an Acceptable Jurisdiction, but is not subject to the Cape Town Treaty, is required to be in compliance with all Applicable Laws;
(g)    Business and Property. Neither the business nor the properties of any Security Party or any of its Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that could be reasonably likely to result in a Material Adverse Change;
(h)    Litigation. Except as disclosed in filings by the Borrower with the United States Securities and Exchange Commission prior to the Drawdown Date of any Advance, there is no action, suit, investigation, litigation, arbitration, or proceeding affecting any Security Party or any Mortgaged Helicopter, including any Environmental Claim, pending or threatened before any before any court, board of arbitration or administrative agency that (i) would constitute a Material Adverse Change or (ii) purports to affect the legality, validity or enforceability of the Agreement or any Loan Document or the consummation of the transactions contemplated by the Agreement or any Loan Document or (iii) relates to any material contract of employment relating to any Mortgaged Helicopter;
(i)    No Default. Neither the Borrower nor any of the Subsidiaries are in default under any agreement by which any thereof is bound, nor are any thereof in default in respect of any financial commitment or obligation, where such default could result in any Material Adverse Change;
(j)    Mortgaged Helicopters. Set forth on Schedule B-1 hereto, as of the date hereof (or as of the last date such Schedule B-1 was updated in connection with the delivery of a Drawdown Notice), is a complete and accurate list of all Mortgaged Helicopters (each of which includes the number of Engines needed to place such Mortgaged Helicopter in good working order) owned by the Borrower and, as applicable, each of the Helicopter Owning Subsidiaries and is to be subject to a Mortgage on the initial Drawdown Date and each subsequent Drawdown Date (to the extent required to maintain compliance with Section 10.1(a)(xx)); each such Mortgaged Helicopter is duly registered with the FAA in the name of the Borrower or one of the Helicopter Owning Subsidiaries under the laws of the United States, with such Mortgaged Helicopter eligible to operate in the United States; each such Mortgaged Helicopter is deployed as indicated in Schedule B-1 hereto. Each of the Helicopter Owning Subsidiaries that owns a Mortgaged Helicopter is eligible to own and operate such Mortgaged Helicopter in the jurisdiction and trade in which such Mortgaged Helicopter is qualified;
(k)    Helicopter Ownership, Classification, and Insurance.
(i)    Each of the Mortgaged Helicopters is owned by the Borrower or a Helicopter Owning Subsidiary free and clear of all Liens and encumbrances other than Permitted Liens and is duly registered under the laws of an Acceptable Jurisdiction in the name of Borrower or such Helicopter Owning Subsidiary, as owner, or in the name of an Eligible Lessee, as operator under an Eligible Lease;
(ii)    Each of the Mortgaged Helicopters has been maintained in accordance with the standards set forth in this Agreement; and
(iii)    Each of the Mortgaged Helicopters is insured in accordance with the Required Insurance;
(l)    Financial Statements. All financial statements, information and other data furnished by the Borrower to the Lenders are complete and correct, and such financial statements have been prepared in accordance with GAAP and accurately and fairly present the financial condition of the parties covered thereby as of the respective dates thereof and the results of the operations thereof for the period or respective periods covered by such financial statements. Since such date or dates there has been no Material Adverse Change and neither the Borrower nor any of the Subsidiaries have any contingent obligations, liabilities for taxes or other outstanding financial obligations which on a consolidated basis are material in the aggregate, except as disclosed in such statements, information and data;
(m)    Tax Returns and Payments. The Borrower and each of the Subsidiaries have filed all tax returns required to be filed thereby and have paid all taxes payable thereby which have become due, other than (i) those not yet delinquent, (ii) those the non-payment of which would not give rise to a Material Adverse Change and (iii) those being contested in good faith and by appropriate proceedings or other acts and for which adequate reserves have been set aside on the books thereof;
(n)    Insurance. Each of the Borrower and the Subsidiaries have insured their respective properties, assets and businesses against such risks and in such amounts as are required by law and as are customary for comparable companies engaged in similar businesses;
(o)    Chief Executive Office. The chief executive office and chief place of business of each Security Party is located at 818 Town & Country Boulevard, Suite 200, Houston, Texas 77024, unless such Security Party has given written notice to the Administrative Agent of a change in its chief executive office and chief place of business, in which case, such Security Party’s chief executive office and chief place of business shall be as set forth in such notice, and except for Era FBO LLC which is located at 6160 Carl Brady Drive, Ted Stevens Anchorage Alaska International Airport, Anchorage, AK 99502, subject, however, to any change by written notice to the Administrative Agent as aforesaid;
(p)    Solvency. On the date of the making of each Advance and both immediately before and immediately after giving effect to all the transactions contemplated by this Agreement and the other documents referred to herein to occur on the date of the making of each Advance and as of the date hereof, (i) the sum of the Borrower’s property (on a consolidated basis), at a fair valuation, does and will exceed its liabilities (on a consolidated basis), including contingent liabilities, (ii) the present fair salable value of the Borrower’s assets (on a consolidated basis) is not and shall not be less than the amount that will be required to pay the Borrower’s probable liability on its then existing debts (on a consolidated basis), including contingent liabilities, as they mature, (iii) the Borrower (on a consolidated basis) does not and will not have unreasonably small capital with which to continue its business, and (iv) the Borrower (on a consolidated basis) has not incurred, does not intend to incur and does not believe it will incur debts beyond its ability to pay such debts as they mature;
(q)    Environmental Matters. Except as disclosed prior to the date of this Agreement in writing to the Lenders or in filings by the Borrower with the United States Securities and Exchange Commission and (i) the Borrower and each of the Subsidiaries are now, to the extent required, in compliance with all applicable United States federal and state, local, foreign and international laws, regulations, conventions and agreements relating to pollution prevention or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, navigable waters, waters of the contiguous zone, ocean waters and international waters), including, without limitation, applicable laws, regulations, conventions and agreements relating to (1) emissions, discharges, Releases or threatened Releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous materials, oil, hazardous substances, petroleum and petroleum products and by-products (“Materials of Environmental Concern”), or (2) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (“Environmental Laws”) (except, as to all of the above, where the failure to do so would not be reasonably likely to result in a Material Adverse Change); (ii) the Borrower and each of the Subsidiaries now have, to the extent required, all permits, licenses, approvals, rulings, variances, exemptions, clearances, consents or other authorizations required under applicable Environmental Laws (“Environmental Approvals”) and are now, to the extent required, in compliance with all Environmental Approvals required to operate their respective businesses as then being conducted (except where the failure to comply with, obtain or renew such Environmental Approvals would not be reasonably likely to result in a Material Adverse Change); and (iii) neither the Borrower nor any of the Subsidiaries have received any written notice of any claim, action, cause of action, investigation or demand by any Person, entity, enterprise or government, or any political subdivision, intergovernmental body or agency, department or instrumentality thereof, alleging potential liability under applicable Environmental Laws which would reasonably be likely to result in a Material Adverse Change, or a requirement to incur, any investigatory costs, cleanup costs, response and/or remedial costs (whether incurred by a governmental entity or otherwise), natural resources, property and/or personal injury damages, attorneys’ fees and expenses, or fines or penalties, in each case arising out of, based on or resulting from (1) the presence, or Release or threat of Release into the environment, of any Materials of Environmental Concern at any location, whether or not owned by the Borrower or any of the Subsidiaries, or (2) any Environmental Claim (other than Environmental Claims that have been fully and finally adjudicated or otherwise determined and all fines, penalties and other costs, if any, payable by the Borrower or any of the Subsidiaries in respect thereof have been paid in full or which are fully covered by insurance (including permitted deductibles)), if such costs, damages, fees, expenses, fines and/or penalties could reasonably be expected to result in a Material Adverse Change, individually or in the aggregate;
(r)    Liens. Other than as disclosed on Schedule C and Permitted Liens, there are no Liens in respect of Secured Debt on any property owned by the Borrower or any Subsidiary of the Borrower;
(s)    Indebtedness. Other than as disclosed in Schedule D, neither the Borrower nor any of the Subsidiaries has any Indebtedness, except as permitted under Section 10.1(b)(xi);
(t)    Reserved.
(u)    ERISA. Assuming the source of funds for the credit extended under this Agreement is not an employee benefit plan as defined in Section 3 of ERISA or a “plan” as defined in Section 4975 of the Code, other than a plan or arrangement exempt from the coverage of ERISA or the Code, the execution and delivery of this Agreement and the consummation of the transactions hereunder will not involve any prohibited transaction within the meaning of ERISA or Section 4975 of the Code. No condition exists or event or transaction has occurred in connection with any Plan, Multiple Employer Plan, Multiemployer Plan or Foreign Plan resulting from the failure of any thereof to comply with ERISA or similar law which is reasonably likely to result in the Borrower or any ERISA Affiliate incurring any liability, fine or penalty which individually or in the aggregate could result in a Material Adverse Change. Neither the Borrower nor any ERISA Affiliate, individually or collectively, has incurred, or reasonably expects to incur, Withdrawal Liabilities or liabilities upon the happening of a Termination Event the aggregate of which for all such Withdrawal Liabilities and other liabilities could reasonably be expected to result in a Material Adverse Change. With respect to any Multiemployer Plan, Multiple Employer Plan, Plan or Foreign Plan, neither the Borrower nor any ERISA Affiliate is aware of or has been notified that any “variance” from the “minimum funding standard” has been requested (each such term as defined in Part 3, Subtitle B, of Title I of ERISA) or is aware of or has been notified of any similar request with regard to a Foreign Plan. Neither the Borrower nor any ERISA Affiliate has received any notice that any Multiemployer Plan is in reorganization, within the meaning of Title IV of ERISA;
(v)    Foreign Trade Control Regulations. None of the transactions contemplated herein will violate the provisions of any applicable statute, regulation or resolution enacted by the United States of America or the United Nations to prohibit or limit economic transactions with certain foreign Persons including, but not limited to, the Comprehensive Iran Sanctions, Accountability and Divestment Act of 2010 and any of the provisions, without limitation, of the Foreign Assets Control Regulations of the United States of America (Title 31, Code of Federal Regulations, Chapter V, Part 500, et seq., as amended) (the “Foreign Asset Control Regulations”). Neither any Security Party nor any of its Subsidiaries is an “enemy” or an “ally of the enemy” within the meaning of Section 2 of the Trading with the Enemy Act or any enabling legislation or executive order relating thereto. Neither any Security Party nor any of its Subsidiaries is in violation of (a) the Trading with the Enemy Act, (b) the Foreign Asset Control Regulations or any enabling legislation or executive order relating thereto or (c) the Patriot Act. None of the Security Parties (i) is a blocked person described in Section 1 of the Anti-Terrorism Order or (ii) to the best of its knowledge, engages in any dealings or transactions, or is otherwise associated, with any such blocked person;
(w)    No Proceedings to Dissolve. There are no proceedings or actions pending or contemplated by any Security Party or, to the best knowledge of any Security Party, contemplated by any third party, to dissolve or terminate any Security Party;
(x)    Compliance with Laws. Each of the Security Parties is in compliance with all applicable laws, except where any failure to comply with any such applicable laws would not, alone or in the aggregate, result in a Material Adverse Change;
(y)    No Margin Stock. None of the Security Parties is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Advance or drawings under any Letter of Credit will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock;
(z)    No “Investment Company”. Neither any Security Party nor any of its Subsidiaries is an “investment company”, or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended. Neither any Security Party nor any of its Subsidiaries is a “holding company”, or a “subsidiary company” of a “holding company”, or an “affiliate” of a “holding company” or of a “subsidiary company” of a “holding company”, as such terms are defined in the Public Utility Holding Company Act of 1935, as amended. Neither the making of any Advances, nor the issuance of any Letters of Credit, nor the application of the proceeds or repayment thereof by the Security Parties, nor the consummation of the other transactions contemplated by the Loan Documents, will violate any provision of either Act or any rule, regulation or order of the Securities and Exchange Commission thereunder;
(aa)    Lawful Purposes/Ultimate Beneficiary. The Borrower requires the Credit Facility for use in connection with its lawful corporate purpose and for no other purposes and the Borrower’s use of the Credit Facility does not contravene any law, official requirement or other regulatory measure or procedure applicable to the Borrower implemented to combat “money laundering” (as defined in Article 1 of the Directive (2005/60/EC) of the Council of the European Communities) and comparable United States Federal and state laws. The Borrower represents that it is the ultimate beneficiary of the Credit Facility contemplated in this Agreement and will promptly notify the Lenders (by written notice to the Administrative Agent) if it ceases to be the ultimate beneficiary. Such written notice shall disclose the name and the address of the new ultimate beneficiary;
(bb)    No Untrue Statements. No written information, other than information related to general economic and industry conditions, furnished by or on behalf of any Security Party to the Administrative Agent or any other Creditor in connection with the negotiation and syndication of this Agreement and the Loan Documents or pursuant to the terms of this Agreement and the Loan Documents contained or will contain as of the date made any untrue statement of a material fact or omitted or will omit to state a material fact, when taken as a whole, necessary to make the statements made therein not misleading;
(cc)    Pari Passu. This Agreement and the Facility and the obligations of the Borrower and the other Security Parties hereunder and under this Agreement, the Notes and the Security Documents shall rank at least pari passu in right of payment with all other present and future unsecured Indebtedness of the Borrower and such other Security Parties (except for mandatory obligations preferred by law and liens permitted pursuant to Section 10.1(b)(i) through (b)(viii);
(dd)    Good Title. Each Security Party has good and marketable title to its personal property and assets (including any Helicopter owned or to be owned by such Security Party and related Collateral) free and clear of all Liens and encumbrances, in each case, other than Permitted Liens;
(ee)    Proceeds. The proceeds of the Advances will be used only as set forth in Section 3.1 hereof;
(ff)    No Money Laundering. In relation to the terms of this Agreement and the Loan Documents and the performance and discharge of its obligations and liabilities under this Agreement, the Notes and the Security Document and the transactions contemplated thereby, each of the Borrower and the other Security Parties is acting for its own account, and the foregoing will not involve or lead to a contravention of any law, official requirement or other regulatory measure or procedure which has been implemented to combat money laundering, including but not limited to such law, official requirement or other regulatory measure or procedure under the Patriot Act (as defined in Section 18.6 hereof), any European Union law, or other applicable law;
(gg)    Operating Certificate. Each of the Helicopter Owning Subsidiaries (other than Era Leasing LLC) holds an air carrier operating certificate issued pursuant to Chapter 447 of Title 49, United States Code, for aircraft capable of carrying ten (10) or more individuals or 6,000 pounds or more of cargo;
(hh)    OFAC. Neither any Security Party nor any of its Subsidiaries or Affiliates, nor, to the knowledge of the Borrower, any of the respective directors, officers, employees or agents of such Security Party, Subsidiary or Affiliate is a Sanctioned Person. No part of the proceeds of any Advances hereunder will be used directly or indirectly to fund any operations in, finance any investments or activities in or make any payments to a Sanctioned Person or a Sanctioned Country or for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended and in effect from time to time.
SECTION 4.         ADVANCES OF THE FACILITY/LETTERS OF CREDIT
4.1.    Purpose. The Lenders have severally agreed to make the Initial Commitment under the Credit Facility available (a) to refinance Indebtedness incurred pursuant to the Existing Credit Agreement, and (b) thereafter, for acquisitions permitted hereunder, to finance working capital needs and for other general corporate purposes of the Borrower.
4.2.    Revolving Credit Advances. Each of the Lenders, relying upon each of the representations and warranties set out in Section 2, hereby agrees with the Borrower that, subject to the terms and conditions of this Agreement, it will on the Drawdown Dates make its portion of each Revolving Credit Advance (pro rata in proportion to its Commitment), as requested by the Borrower, available through the Administrative Agent to the Borrower in an aggregate amount not to exceed at any one time outstanding the-then available Committed Amount, provided, however, that no Revolving Credit Advances shall be made one month prior to the Termination Date. Each Revolving Credit Advance shall be in an amount (in an integral multiple of One Million Dollars ($1,000,000)) equal to or exceeding One Million Dollars ($1,000,000). Each Revolving Credit Advance shall be repaid in full, as more fully set forth hereinafter, not later than the Termination Date. Within the limits of this Section 3.2 and upon the conditions herein provided, the Borrower may from time to time borrow pursuant to this Section 3.2, repay Revolving Credit Advances pursuant to Section 5 and reborrow pursuant to this Section 3.2. The Borrower may convert or continue the Applicable Rate for any Revolving Credit Advance as set forth in Section 6.2. The obligation of each Lender to advance its respective portion of any Revolving Credit Advance shall be several and not joint with the other Lenders. With respect to each Revolving Credit Advance, no Lender shall be obliged to advance to the Borrower (a) with respect to each Revolving Credit Advance, an amount in excess of such Lender’s pro rata share of such Revolving Credit Advance and, (b) when aggregated with all other Advances and Letters of Credit outstanding at any time, an amount in excess of its Commitment.
4.3.    Swingline Advances. The Swing Line Bank, relying upon each of the representations and warranties set out in Section 2, hereby agrees with the Borrower that, subject to the terms and conditions of this Agreement, it will on any Drawdown Date make a Swingline Advance, as requested by the Borrower, available to the Borrower in an aggregate amount not to exceed at any one time the lesser of (i) the Swing Line Facility and (ii) the difference between the Committed Amount and the Credit Facility Balance. No Swingline Advance shall be used for the purpose of funding the payment of principal of any other Swingline Advance. Each Swingline Advance shall be in an amount of One Million Dollars ($1,000,000) or an integral multiple of One Hundred Thousand Dollars ($100,000) in excess thereof (or such other minimum amounts agreed to by the Swing Line Bank and the Borrower) and shall be made at the Base Rate together with the Applicable Margin. Within the limits of this Section 3.3 and upon the conditions herein provided, the Borrower may from time to time borrow pursuant to this Section 3.3, repay Swingline Advances pursuant to Section 5 and reborrow pursuant to this Section 3.3.
4.4.    Availability Generally. The availability of the Advances to be made on the Drawdown Dates is subject to (i) the satisfaction of the applicable conditions precedent in accordance with the terms of Sections 4.1 and 4.2 and (ii) other than with respect to Swingline Advances, such Advance being requested to be made on or prior to one (1) month before the Termination Date.
4.5.    Funding of Revolving Credit Advances.
(a)    The Borrower shall give written notice (or telephonic notice promptly confirmed in writing) of each Revolving Credit Advance (x) prior to 11 a.m. on the Banking Day prior to the Drawdown Date of each Base Rate Advance and (y) prior to 11 a.m. on the third (3rd) Banking Day prior to the Drawdown Date of a LIBOR Advance (other than a Drawdown Date occurring by reason of a drawing under any Letter of Credit), serve notice (a “Drawdown Notice”) on the Administrative Agent, substantially in the form set out in Exhibit 2, which notice shall (i) be in writing addressed to the Administrative Agent, (ii) be effective on receipt by the Administrative Agent, provided it is received before 11 a.m., New York time (otherwise it shall be deemed to have been received on the next Banking Day), (iii) specify whether the requested Advance is to be a Base Rate Advance or a LIBOR Advance, (iv) specify the amount of the Advance to be drawn, (v) specify the Banking Day on which the Advance is to be drawn and the initial Interest Period (if applicable), (vi) specify the disbursement instructions and (vii) be irrevocable.
(b)    Promptly following the receipt of a Drawdown Notice in accordance herewith, the Administrative Agent shall advise each Lender of the details thereof and the amount of such Lender’s Revolving Credit Advance to be made as part of the requested Advance. Each Lender shall, by 11:00 a.m. on the Drawdown Date, make available to the Administrative Agent, to the account designated by the Administrative Agent at the Payment Office, in same day funds, such Lender’s ratable portion of such Advance provided that the Swingline Advances will be made as set forth in Section 3.6. After the Administrative Agent’s receipt of such funds and upon fulfillment of the applicable conditions set forth herein, the Administrative Agent will make such funds available to the Borrower by promptly crediting the amounts that it receives, in like funds by the close of business on such proposed date, to an account maintained by the Borrower with the Administrative Agent or, at the Borrower's option, by effecting a wire transfer of such amounts to an account designated by the Borrower to the Administrative Agent.
(c)    Unless the Administrative Agent shall have received notice from a Lender prior to 5:00 p.m. one (1) Banking Day prior to any Drawdown Date that such Lender will not make available to the Administrative Agent such Lender’s ratable portion of such Advance, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on such Drawdown Date herewith and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Administrative Agent, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest (x) at the Federal Funds Rate until the second Banking Day after such demand and (y) at the Base Rate at all times thereafter. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent shall promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Administrative Agent together with interest at the rate specified for such Advance. Nothing in this subsection shall be deemed to relieve any Lender from its obligation to fund its pro rata share of any Advance hereunder or to prejudice any rights which the Borrower may have against any Lender as a result of any default by such Lender hereunder.
(d)    All Advances shall be made by the Lenders severally on the basis of their respective pro rata shares. No Lender shall be responsible for any default by any other Lender in its obligations hereunder, and each Lender shall be obligated to make its Advances provided to be made by it hereunder, regardless of the failure of any other Lender to make its Advances hereunder.
4.6.    Swingline Advance Drawdown Notice. (a) The Borrower shall give the Administrative Agent a Drawdown Notice (or telephonic notice promptly confirmed in writing) of each Swingline Advance, prior to 10:00 a.m. on the requested date of each Swingline Advance. Each such Drawdown Notice shall be irrevocable and shall specify (i) the principal amount of such Swingline Advance, (ii) the date of such Swingline Advance (which shall be a Banking Day) and (iii) the account of the Borrower to which the proceeds of such Swingline Advance should be credited. The Administrative Agent will promptly advise the Swing Line Bank of each Drawdown Notice requesting a Swingline Advance. The Swing Line Bank will make the proceeds of each Swingline Advance available to the Borrower in Dollars in immediately available funds at the account specified by the Borrower in the applicable Drawdown Notice not later than 1:00 p.m. on the requested date of such Swingline Advance.
(b)    The Swing Line Bank, at any time and from time to time in its sole discretion, may, but in no event no less frequently than once each calendar week shall, on behalf of the Borrower (which hereby irrevocably authorizes and directs the Swing Line Bank to act on its behalf), give a Drawdown Notice to the Administrative Agent requesting the Lenders (including the Swing Line Bank) to make Base Rate Advances in an amount equal to the unpaid principal amount of any Swingline Advance. Each Lender will make the proceeds of its Base Rate Advance included in such Advance available to the Administrative Agent for the account of the Swing Line Bank in accordance with Section 3.5, which will be used solely for the repayment of such Swingline Advance.
(c)    If for any reason a Base Rate Advance may not be (as determined in the sole discretion of the Administrative Agent), or is not, made in accordance with the foregoing provisions, then each Lender (other than the Swing Line Bank) shall purchase an undivided participating interest in such Swingline Advance in an amount equal to its pro rata share thereof on the date that such Base Rate Advance should have occurred. On the date of such required purchase, each Lender shall promptly transfer, in immediately available funds, the amount of its participating interest to the Administrative Agent for the account of the Swing Line Bank.
(d)    Each Lender's obligation to make a Base Rate Advance pursuant to Section 3.6(b) or to purchase participating interests pursuant to Section 3.6 (c) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right that such Lender or any other Person may have or claim against the Swing Line Bank, the Borrower or any other Person for any reason whatsoever, (ii) the existence of a Default or an Event of Default or the termination of any Lender's Commitment, (iii) the existence (or alleged existence) of any event or condition which has had or could reasonably be expected to have a Material Adverse Effect, (iv) any breach of this Agreement or any other Loan Document by any Security Party, the Administrative Agent or any Lender or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. If such amount is not in fact made available to the Swing Line Bank by any Lender, the Swing Line Bank shall be entitled to recover such amount on demand from such Lender, together with accrued interest thereon for each day from the date of demand thereof (x) at the Federal Funds Rate until the second Banking Day after such demand and (y) at the Base Rate at all times thereafter. Until such time as such Lender makes its required payment, the Swing Line Bank shall be deemed to continue to have outstanding Swingline Advances in the amount of the unpaid participation for all purposes of the Loan Documents. In addition, such Lender shall be deemed to have assigned any and all payments made of principal and interest on its Advances and any other amounts due to it hereunder to the Swing Line Bank to fund the amount of such Lender's participation interest in such Swingline Advances that such Lender failed to fund pursuant to this Section, until such amount has been purchased in full.
4.7.    Drawdown Notice a Warranty. Each Drawdown Notice shall be deemed to constitute a warranty by the Borrower (a) that the representations and warranties stated in Section 2 are true and correct on the date of such Drawdown Notice and will be true and correct on the Drawdown Date as if made on such date, (b) that after giving effect to the borrowing made pursuant to such Drawdown Notice, the Credit Facility Balance shall not exceed the Committed Amount then available hereunder pursuant to Sections 3.2 and 3.3 and (c) that no Event of Default nor any event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default has occurred and is continuing.
4.8.    Evidence of Indebtedness.
(a)    Each Lender shall maintain in accordance with its usual practice appropriate records evidencing the Indebtedness of the Borrower to such Lender resulting from each Advance made by such Lender from time to time, including the amounts of principal and interest payable thereon and paid to such Lender from time to time under this Agreement. The Administrative Agent shall maintain appropriate records in which shall be recorded (i) the Commitment of each Lender, (ii) the amount of each Advance made hereunder by each Lender, the Applicable Margin with respect to such Advances (and, with respect to any LIBOR Advance, the Interest Period applicable thereto), (iii) the date of any continuation of any Advance pursuant to Section 6.2(b), (iv) the date of any conversion of all or a portion of any Advance pursuant to Section 6.2(b), (v) the date and amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder in respect of the Advances and (vi) both the date and amount of any sum received by the Administrative Agent hereunder from the Borrower in respect of the Advances and each Lender’s pro rata share thereof. The entries made in such records shall be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided that the failure or delay of any Lender or the Administrative Agent in maintaining or making entries into any such record or any error therein shall not in any manner affect the obligation of the Borrower to repay the Advances (both principal and unpaid accrued interest) of such Lender in accordance with the terms of this Agreement.
(b)    This Agreement evidences the obligation of the Borrower to repay the Advances and is being executed as a “noteless” credit agreement. However, at the request of any Lender (including the Swing Line Bank) at any time, the Borrower agrees that it will prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in the form attached hereto as Exhibit 1. Thereafter, the Advances evidenced by such promissory note and interest thereon shall at all times (including after assignment permitted hereunder) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).
4.9.    Letters of Credit.
(a)    Subject to and upon the terms and conditions herein set forth, the Borrower may request that a Letter of Credit Issuer at any time and from time to time prior to the Banking Day immediately preceding the Termination Date issue, for the account of the Borrower and in support of the L/C Supportable Obligations, and subject to and upon the terms and conditions herein set forth, and such Letter of Credit Issuer, in reliance upon the agreements of the other Lenders pursuant to Sections 3.10 and 3.11, may, in its sole discretion, issue from time to time, irrevocable standby letters of credit denominated in Dollars and in such form as may be approved by the Letter of Credit Issuer (singly, a “Letter of Credit” and collectively with the Existing Letters of Credit, the “Letters of Credit”).
(b)    Notwithstanding the foregoing, (i) no Letter of Credit shall be issued, the Stated Amount of which, (x) when added to the Letter of Credit Outstandings at such time, would exceed the Letter of Credit Limit or (y) when added to the Letter of Credit Outstandings at such time plus the aggregate principal amount of all Advances made by Lenders then outstanding would exceed the Committed Amount at such time; and (ii) each Letter of Credit shall have an expiry date occurring not later than the earlier of (x) the date which occurs thirty-six (36) months after the date of issuance thereof and (y) the Banking Day immediately preceding the Termination Date; provided that the Borrower may request, and the Letter of Credit Issuers, the Administrative Agent and the Lenders may consent, in their respective absolute discretion, to extend the expiry dates of certain Letters of Credit beyond the Termination Date (singly, an “Extended Letter of Credit” and collectively, the “Extended Letters of Credit”). Should one or more Lenders not consent to the requested extension, the Borrower may request and the applicable Letter of Credit Issuer, the Administrative Agent and the remaining Lenders may agree to provide such Extended Letter of Credit and, in such case and for such purpose, the Letter of Credit participation interests of such consenting Lenders will be reallocated accordingly on the Termination Date based on their Commitments.
4.10.    Request for Issuance of Letter of Credit. (a) Whenever the Borrower wishes that a Letter of Credit be issued (or any outstanding Letter of Credit be amended, renewed or extended), the Borrower shall give the applicable Letter of Credit Issuer written notice (a “Letter of Credit Request”), copied to the Administrative Agent, substantially in the form of Exhibit 3 prior to 11:00 a.m. (New York time) at least three (3) Banking Days prior to the proposed date of issuance, amendment, renewal or extension, as applicable (which shall be a Banking Day), which Letter of Credit Request shall include the expiration date of such Letter of Credit, the amount of such Letter of Credit, the name and address of the beneficiary thereof, such other information as shall be required pursuant to the Letter of Credit Request attached as Exhibit 3 hereto, and any documents that the Letter of Credit Issuer may reasonably require in connection therewith. In addition to the satisfaction of the conditions in Section 4, the issuance of such Letter of Credit (or any amendment which increases the amount of such Letter of Credit) will be subject to the further conditions that such Letter of Credit shall be in such form and contain such terms as the Letter of Credit Issuer shall approve and that the Borrower shall have executed and delivered any additional applications, agreements and instruments relating to such Letter of Credit as the Letter of Credit Issuer shall reasonably require; provided that in the event of any conflict between such applications, agreements or instruments and this Agreement, the terms of this Agreement shall control. The Letter of Credit Request shall be irrevocable. The Letter of Credit Issuer shall promptly notify each Lender of each Letter of Credit Request.
(b)    At least two (2) Banking Days prior to the issuance of any Letter of Credit, the Letter of Credit Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received such notice, and, if not, the Letter of Credit Issuer will provide the Administrative Agent with a copy thereof. Unless the Letter of Credit Issuer has received notice from the Administrative Agent, on or before the Banking Day immediately preceding the date the Letter of Credit Issuer is to issue the requested Letter of Credit, directing the Letter of Credit Issuer not to issue the Letter of Credit because such issuance is not then permitted hereunder because of the limitations set forth in Section 3.9(b) or that one or more conditions specified in Section 4 are not then satisfied, then, subject to the terms and conditions hereof, the Letter of Credit Issuer shall, on the requested date, issue such Letter of Credit in accordance with the Letter of Credit Issuer’s usual and customary business practices.
(c)    The Letter of Credit Issuer shall examine all documents purporting to represent a demand for payment under a Letter of Credit promptly following its receipt thereof. The Letter of Credit Issuer shall notify the Borrower and the Administrative Agent of such demand for payment and whether the Letter of Credit Issuer has made or will make a payment or disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Letter of Credit Issuer and the Lenders with respect to such payment or disbursement.
(d)    The Letter of Credit Issuer shall, on the date of each issuance of a Letter of Credit by it, give each Lender and the Borrower written notice of the issuance of such Letter of Credit. Upon the request of any Lender, but no more frequently than quarterly, the Letter of Credit Issuer shall deliver (through the Administrative Agent) to each Lender and the Borrower a report describing the aggregate Letters of Credit then outstanding. Upon the request of any Lender from time to time, the Letter of Credit Issuer shall deliver to such Lender any other information reasonably requested by such Lender with respect to each Letter of Credit then outstanding.
(e)    Neither the Administrative Agent, the Letter of Credit Issuer, any Lender nor any Related Party of any of the foregoing shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to above), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Letter of Credit Issuer; provided that the foregoing shall not be construed to excuse the Letter of Credit Issuer from liability to the Borrower to the extent of any actual direct damages (as opposed to special, indirect (including claims for lost profits or other consequential damages), or punitive damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Letter of Credit Issuer’s failure to exercise due care when determining whether drafts or other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Letter of Credit Issuer (as finally determined by a court of competent jurisdiction), the Letter of Credit Issuer shall be deemed to have exercised due care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented that appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Letter of Credit Issuer may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.
4.11.    Letter of Credit Payments Deemed Advances. (a) The Borrower shall be irrevocably and unconditionally obligated to reimburse the Letter of Credit Issuer for any payments or disbursements by the Letter of Credit Issuer in respect of such drawing, without presentment, demand or other formalities of any kind. Unless the Borrower shall have notified the Letter of Credit Issuer and the Administrative Agent prior to 11:00 a.m. on the Banking Day immediately prior to the date on which such drawing is honored that the Borrower intends to reimburse the Letter of Credit Issuer for the amount of such drawing in funds other than from the proceeds of an Advance, the Borrower shall be deemed to have timely given a Drawdown Notice to the Administrative Agent requesting the Lenders to make a Base Rate Advance on the date on which such drawing is honored in an exact amount due to the Letter of Credit Issuer; provided that for purposes solely of such Advance, the conditions precedent set forth in Section 4 hereof shall not be applicable. Any such Advance shall bear interest for each day from the date of such payment or disbursement at the Base Rate together with the Applicable Margin as in effect on each day until the date falling three (3) Banking Days after receipt by the Administrative Agent of an Interest Notice with respect to such Advance and shall thereafter bear interest at the Applicable Rate.
(b)    The Letter of Credit Issuer shall examine all documents purporting to represent a demand for payment under a Letter of Credit promptly following its receipt thereof. The Letter of Credit Issuer shall notify the Borrower and the Administrative Agent of such demand for payment and whether the Letter of Credit Issuer has made or will make a payment or disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Letter of Credit Issuer and the Lenders with respect to such payment or disbursement. The Borrower shall be irrevocably and unconditionally obligated to reimburse the Letter of Credit Issuer for any payment or disbursements paid by the Letter of Credit Issuer in respect of such drawing, without presentment, demand or other formalities of any kind.
(c)    The Administrative Agent shall notify the Lenders of such Advance in accordance with Section 3.5, and each Lender shall make the proceeds of its Base Rate Advance included in such Advance available to the Administrative Agent for the account of the Letter of Credit Issuer. The proceeds of such Advance shall be applied directly by the Administrative Agent to reimburse the Letter of Credit Issuer for such payment or disbursement. To the extent that any Lender shall fail to pay any amount required to be paid pursuant to this Section 3.11, on the due date therefor, such Lender shall pay interest to the Letter of Credit Issuer (through the Administrative Agent) on such amount from such due date to the date such payment is made at a rate per annum equal to the Federal Funds Rate; provided that if such Lender shall fail to make such payment to the Letter of Credit Issuer within three (3) Banking Days of such due date, then, retroactively to the due date, such Lender shall be obligated to pay interest on such amount at the Base Rate.
(d)    (i) The Letter of Credit Issuers shall not concern themselves with the regularity or propriety of any demand made under any Letter of Credit beyond the face thereof, provided that such demand strictly complies with the terms of such Letter of Credit and (subject to the preceding proviso) it shall not be a defense to a claim of the Letter of Credit Issuers that the Letter of Credit Issuers could have resisted the payment in respect of which such claim is made.
(ii)    The Borrower’s obligation to repay any Advance deemed made under this Section 3.11 (including, in each case, interest thereon) shall be absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement under all circumstances whatsoever and irrespective of any of the following circumstances: (i) any lack of validity or enforceability of any Letter of Credit or this Agreement; (ii) the existence of any claim, set-off, defense or other right which the Borrower or any Subsidiary or Affiliate of the Borrower may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons or entities for whom any such beneficiary or transferee may be acting), any Lender (including the Letter of Credit Issuer) or any other Person, whether in connection with this Agreement or the Letter of Credit or any document related hereto or thereto or any unrelated transaction; (iii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect;(iv) payment by the Letter of Credit Issuer under a Letter of Credit against presentation of a draft or other document to the Letter of Credit Issuer that does not strictly comply with the terms of such Letter of Credit; (v) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of set-off against, the Borrower’s obligations hereunder; or (vi) the existence of a Default or an Event of Default. The Borrower shall additionally pay all reasonable out-of-pocket expenses incurred by the Letter of Credit Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder; provided, however, that the Borrower will not be obligated to reimburse any Letter of Credit for any wrongful payment made by such Letter of Credit Issuer under a Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of such Letter of Credit Issuer.
4.12.    Letter of Credit Participation. Immediately upon the issuance by a Letter of Credit Issuer of a Letter of Credit (or, with respect to any Existing Letters of Credit, on the Closing Date), the Letter of Credit Issuer shall be deemed to have sold and transferred to each Lender, and each Lender (each a “Letter of Credit Participant”) shall be deemed irrevocably and unconditionally to have purchased and received from the Letter of Credit Issuer, without recourse or warranty, an undivided interest and participation, in proportion to such Lender’s Commitment, in such Letter of Credit, each substitute letter of credit, each drawing made thereunder and the obligation of the Borrower under this Agreement with respect thereto (although the Letter of Credit Fee shall be payable directly to the Administrative Agent for the account of the Letter of Credit Participants as provided in Section 14.2) and any security therefor or guaranty pertaining thereto.
(a)    In determining whether to pay under any Letter of Credit, a Letter of Credit Issuer shall not have any obligation relative to the respective Letter of Credit Participants other than to determine that any documents required to be delivered under such Letter of Credit have been delivered and that they appear on their face to substantially comply with the requirements of such Letter of Credit without responsibility for further investigation and regardless of any notice or information to the contrary. Any action taken or omitted to be taken by a Letter of Credit Issuer under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for such Letter of Credit Issuer any resulting liability to the respective Letter of Credit Participants.
(b)    If for any reason a Base Rate Advance may not be (as determined in the sole discretion of the Administrative Agent), or is not, made in accordance with Section 3.11(a), then each Letter of Credit Participant (other than the Letter of Credit Issuer) shall promptly and unconditionally pay to such Letter of Credit Issuer, the amount of such Letter of Credit Participant’s Percentage of such payment in Dollars and in same day funds; provided, however, that no Letter of Credit Participant shall be obligated to pay to a Letter of Credit Issuer its percentage of such payment for any wrongful payment made by such Letter of Credit Issuer under a Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of such Letter of Credit Issuer. If a Letter of Credit Issuer so notifies any Letter of Credit Participant required to fund a drawing under a Letter of Credit on any Banking Day, such Letter of Credit Participant shall make available to the Letter of Credit Issuer such Letter of Credit Participant’s Percentage of the amount of such payment on such Banking Day in same day funds. If and to the extent such Letter of Credit Participant shall not have so made its percentage of the amount of such drawing available to the Letter of Credit Issuer, such Letter of Credit Participant agrees to pay to the Letter of Credit Issuer (through the Administrative Agent), forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Letter of Credit Issuer at the overnight Federal Funds Rate; provided that if such Letter of Credit Participant shall fail to make such payment to the Letter of Credit Issuer within three (3) Banking Days of such due date, then, retroactively to the due date, such Letter of Credit Participant shall be obligated to pay interest on such amount at the Base Rate. The failure of any Letter of Credit Participant to make available to a Letter of Credit Issuer its percentage of any drawing under any Letter of Credit shall not relieve any other Letter of Credit Participant of its obligation hereunder to make available to such Letter of Credit Issuer its percentage of any payment under any Letter of Credit on the date required, as specified above, but no Letter of Credit Participant shall be responsible for the failure of any other Letter of Credit Participant to make available to such Letter of Credit Issuer such other Letter of Credit Participant’s Percentage of any such payment.
(c)    The obligation of the respective Letter of Credit Participants to make payments to the applicable Letter of Credit Issuer with respect to Letters of Credit shall be irrevocable and not subject to counterclaim, set-off or other defense or any other qualification or exception whatsoever (provided that no Letter of Credit Participant shall be required to make payments resulting from the Letter of Credit Issuer’s gross negligence or willful misconduct) and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances: (i) any set-off, counterclaim, recoupment, defense or other right that such Letter of Credit Participant or any other Person may have against the Letter of Credit Issuer or any other Person for any reason whatsoever, (ii) the existence of a Default or an Event of Default or the termination of the Committed Amount, (iii) any adverse change in the condition (financial or otherwise) of the Borrower or any of its Subsidiaries, (iv) any breach of this Agreement by the Borrower or any other Letter of Credit Participant, (v) any amendment, renewal or extension of any Letter of Credit or (vi) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. Whenever, at any time after the Letter of Credit Issuer has received from any such Letter of Credit Participant the funds for its participation in a payment or disbursement, the Letter of Credit Issuer (or the Administrative Agent on its behalf) receives any payment on account thereof, the Administrative Agent or the Letter of Credit Issuer, as the case may be, will distribute to such Letter of Credit Participant its pro rata share of such payment; provided that if such payment is required to be returned for any reason to the Borrower or to a trustee, receiver, liquidator, custodian or similar official in any bankruptcy proceeding, such Letter of Credit Participant will return to the Administrative Agent or the Letter of Credit Issuer any portion thereof previously distributed by the Administrative Agent or the Letter of Credit Issuer to it.
(d)    Unless otherwise expressly agreed by the Letter of Credit Issuer and the Borrower when a Letter of Credit is issued and subject to applicable laws, (i) each standby Letter of Credit shall be governed by the “International Standby Practices 1998” (ISP98) (or such later revision as may be published by the Institute of International Banking Law & Practice on any date any Letter of Credit may be issued), (ii) each documentary Letter of Credit shall be governed by the Uniform Customs and Practices for Documentary Credits (2007 Revision), International Chamber of Commerce Publication No. 600 (or such later revision as may be published by the International Chamber of Commerce on any date any Letter of Credit may be issued) and (iii) the Borrower shall specify the foregoing in each letter of credit application submitted for the issuance of a Letter of Credit.
4.13.    Collateral Account.
No later than (x) the Banking Day during the occurrence and continuance of an Event of Default that the Borrower receives notice from the Administrative Agent or the Majority Lenders demanding that its reimbursement obligations with respect to the Letters of Credit be Cash Collateralized pursuant to this subsection, or (y) ninety (90) days before the Termination Date, the Borrower hereby agrees to deposit an amount equal to 105% of the Letter of Credit Outstandings plus any accrued and unpaid fees thereon, upon which a demand can be made (such aggregate amount as determined from time to time being the “Required Balance”) in a cash collateral account to be established and maintained by the Administrative Agent over which the Administrative Agent shall have sole dominion and control (the “L/C Cash Collateral Account”). The Administrative Agent shall, without assuming any risk of loss thereof, invest the funds in the L/C Cash Collateral Account in Cash and Cash Equivalents for the account of the Borrower. All interest and other investment gains earned on such investments shall be added to the L/C Cash Collateral Account as additional collateral security for the prompt and complete payment when due of the obligations and liabilities of the Borrower under and in respect of the Letters of Credit. Moneys in such account shall be applied by the Administrative Agent to reimburse the Letter of Credit Issuer for payment or disbursements for which it had not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the Letter of Credit Outstandings at such time or, if the maturity of the Advances has been accelerated, with the consent of the Majority Lenders, be applied to satisfy other obligations of the Borrower under this Agreement and the other Loan Documents. On (i) the last Banking Day of each calendar month, the Administrative Agent or (ii) any other date that the Borrower, the Administrative Agent or Majority Lenders through the Administrative Agent shall in writing request, the Administrative Agent shall determine whether the amount on deposit on such date in the L/C Cash Collateral Account (A) is greater than the Required Balance on such date (the amount of such excess being the “Excess Amount”) or (B) is less than the Required Balance on such date (the amount of such deficit being the “Deficit Amount”). The Administrative Agent shall advise the Borrower on the date of determination of the existence, if any, of any Excess Amount (other than during the continuance of an Event of Default) or Deficit Amount and thereafter (i) the Borrower shall immediately upon receipt of notice from the Administrative Agent of the existence of any Deficit Amount, pay to the Administrative Agent, as additional funds to be Cash Collateralized, an amount equal to such Deficit Amount or (ii) other than during the continuance of an Event of Default, upon request of the Borrower within 5 Banking Days of receipt of notice from the Administrative Agent of the existence of any Excess Amount, the Administrative Agent shall release to the Borrower from the funds on deposit in the L/C Cash Collateral Account an amount equal to such Excess Amount. If at any time the Administrative Agent determines that any funds held in the L/C Cash Collateral Account are subject to any right or claim of any Person other than any Creditor or the Letter of Credit Issuer, which right or claim could reasonably have the effect of reducing the value of such funds to the Lenders and the Letter of Credit Issuer, the Borrower will, forthwith upon receipt of a demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited and held in such L/C Cash Collateral Account, an amount equal to the amount by which the value of such funds to the Lenders and the Letter of Credit Issuer has been reduced as determined by the Administrative Agent. If the Borrower is required to Cash Collateralize its reimbursement obligations with respect to the Letters of Credit as a result of the occurrence and the continuance of an Event of Default as set forth in this Section 3.13, such cash collateral so posted (to the extent not so applied as aforesaid) shall be returned to the Borrower within three (3) Banking Days after all Events of Default have been cured or waived.
(a)    The Borrower hereby grants a security interest in any amounts from time to time on deposit in the L/C Cash Collateral Account as collateral security for the prompt and complete payment when due of the obligations and liabilities of the Borrower under and in respect of the Extended Letters of Credit.
(b)    The Borrower, the Administrative Agent, each other Creditor, and the Letter of Credit Issuers agree that any action taken or omitted to be taken by the Administrative Agent in connection with the L/C Cash Collateral Account in accordance with the terms of this Agreement, if taken or omitted to be taken in good faith and with reasonable care, shall be binding upon the Borrower, each other Creditor, and the applicable Letter of Credit Issuers and shall not create any liability on the part of the Administrative Agent to the Borrower, each other Creditor, and the Letter of Credit Issuers.
SECTION 5.        CONDITIONS
5.1.    Conditions Precedent to Drawdown of the Initial Advance under the Credit Facility. The amendment and restatement of the Existing Credit Agreement as provided herein, and the obligations of the Lenders to make Advances available to the Borrower under this Agreement shall be expressly subject to the following conditions precedent:
(a)    the Administrative Agent shall have received the following documents in form and substance satisfactory to the Administrative Agent and its legal advisers:
(i)    copies, certified as true and complete by an officer of each of the Security Parties of the resolutions of its board of directors evidencing approval of this transaction and authorizing an appropriate officer or officers or attorney-in-fact or attorneys-in-fact to execute this Agreement and the Loan Documents to which it is a party and any other documents required in connection herewith on its behalf;
(ii)    copies, certified as true and complete by an officer of each of the Security Parties or other applicable party, of all documents evidencing any other necessary actions (including actions by such parties thereto other than the Security Parties as may be required by the Lenders), approvals or consents from any Government Entity or otherwise with respect to this Agreement and the Loan Documents and the transactions contemplated hereby and thereby;
(iii)    copies, certified as true and complete by an officer of each of the Security Parties of its certificate of incorporation and by-laws (or equivalent);
(iv)    certificate of the Secretary, Assistant Secretary or other authorized officer of each of the Security Parties certifying as to (x) the incumbency of the signatories of such Security Party, (y) the present directors of such Security Party and (z) the authorized, issued and outstanding capital stock of each of the Helicopter Owning Subsidiaries legally and beneficially owned by the Borrower; and
(v)    certificates of good standing or existence, as may be available from the Secretary of State of the jurisdiction of organization of such Security Party and each other jurisdiction where such Security Party is required to be qualified to do business as a foreign corporation;
(b)    the Security Parties shall have duly executed and delivered the following documents to which they are party:
(i)    this Agreement;
(ii)    the Notes (to the extent requested by any Lender);
(iii)    the Guaranty;
(iv)    the Security Agreement;
(v)    the Mortgages; and
(vi)    the Fee Letters;
(c)    the Administrative Agent shall have received evidence reasonably satisfactory to the Administrative Agent of the issuance of certificates of airworthiness with respect to each of the Mortgaged Helicopters issued by the State of Registration;
(d)    the Administrative Agent shall have received title and lien search memoranda prepared by Aviation Counsel relating to each Mortgaged Helicopter by the Borrower or the respective Helicopter Owning Subsidiary;
(e)    the Administrative Agent shall have received evidence of registration reasonably satisfactory to the Administrative Agent, noting the interest of the Borrower or the respective Helicopter Owning Subsidiary as the owner of such Mortgaged Helicopter, issued by the State of Registration;
(f)    subject to Section 10.1(a)(xxxvi), the Administrative Agent shall have received certificates of insurance and where required by an Eligible Lease, reinsurance (if applicable), from underwriters, insurers or brokers that demonstrate compliance with the Required Insurance provisions, together with evidence that the Administrative Agent has been named loss payee and that the Administrative Agent and the Lenders are named as additional insureds in respect of such insurance;
(g)    the Administrative Agent shall have received copies of all Eligible Leases;
(h)    the Administrative Agent shall have received a certificate of the chief financial officer of the Borrower confirming the representations and warranties set forth in Sections 2.1(l) and 2.1(p) and containing conclusions as to the solvency of the Borrower (on a consolidated basis);
(i)    the Agents and the Lenders shall have received payment in full of all fees and expenses due to them on the date hereof including, without limitation, all fees and expenses due under Section 14;
(j)    the Administrative Agent shall be satisfied that neither the Borrower nor any of the Subsidiaries is subject to any Environmental Claim which could give rise to a Material Adverse Change;
(k)    the Borrower shall deliver to the Administrative Agent (i) the consolidated and consolidating audited financial statements of the Borrower and its subsidiaries for the Fiscal Years ended 2011, 2012 and 2013, including balance sheets, income statements and cash flow statements audited by independent public accountants of recognized national standing and prepared in conformity with GAAP, (ii) the consolidated financial statements of the Borrower and its subsidiaries for each Fiscal Quarter ending after December 31, 2013, (iii) financial projections and (iv) such other financial information as the Administrative Agent may request, each of which shall be in substance satisfactory to the Administrative Agent.
(l)    the Lenders shall have received documentation to their satisfaction in connection with their know your customer requirements, including but not limited to:
(i)    certified list of directors, including titles, business and residential addresses and dates of birth;
(ii)    certified true copy of photo identification (i.e. passport or driving license) and evidence of residential address (i.e. utility bill or bank statement) for all authorized signatories of any Loan Document;
(iii)    with respect to the Borrower, certificate of ultimate beneficial ownership, certified by the respective secretary, assistant secretary or other authorized officer of such entity; and
(iv)    non-resident declaration forms, if applicable;
(m)    no Material Adverse Change having occurred since December 31, 2013;
(n)    the Administrative Agent having received such evidence as it may require that the Borrower and each of the Subsidiaries have insured their respective properties and other assets (including the Helicopters) with underwriters and agents acceptable to the Administrative Agent in the manner required under Section 2.1(k) and Section 2.1(n);
(o)    the Borrower shall have delivered to the Administrative Agent all advisable lien searches with respect to the Mortgaged Helicopters, but such searches shall in all circumstances include lien searches with the International Registry, in the jurisdictions of the Borrower and, if applicable, the operator of the related Mortgaged Helicopters, the State of Registration of each Mortgaged Helicopter and any other jurisdiction reasonably requested by the Administrative Agent, and the Borrower shall have recorded and/or filed (or provide for such recording or filing), as applicable, financing statements and/or termination agreements, as applicable, evidencing the termination of the security interest of any other Person shown in such lien searches or otherwise required with respect to the Mortgaged Helicopters;
(p)    the Administrative Agent shall have received appraisals, in form and substance satisfactory to the Administrative Agent, as to the Fair Market Value of each of the Helicopters owned by the Borrower or the Helicopter Owning Subsidiaries; it being agreed that the appraisal dated November 1, 2013 from Ascend Aviation Insight is acceptable for these purposes;
(q)    the Borrower shall have delivered to the Administrative Agent:
(i)    evidence of the filing or recording, as applicable, of (x) all necessary or advisable (as determined by the Administrative Agent) instruments to effect the perfection of the Administrative Agent’s interest in the Collateral with the applicable Aviation Authority (or other appropriate local authorities), the International Registry and (y) all necessary or advisable (as determined by the Administrative Agent) UCC financing statements or amendments thereto and UCC termination statements (or similar documents of similar import);
(ii)    all necessary or desirable (as determined by the Administrative Agent) permits and documents of similar import in other jurisdictions reasonably requested by the Administrative Agent and necessary or advisable to (x) perfect or otherwise record and (y) protect the security interest of the Administrative Agent in the Collateral (including any deregistration power of attorney in favor of the Administrative Agent or permits for the import and/or export of such Collateral from any applicable jurisdiction, if customary in the relevant jurisdiction or as detailed in the opinion of local Aviation Authority counsel);
(iii)    without limiting the foregoing, the Borrower shall have provided the Administrative Agent evidence of filing each Mortgage with the FAA with respect to each Mortgaged Helicopter (including any amendments or supplements to any of the foregoing);
(iv)    there shall have been registered with the International Registry registrations evidencing the international interest (as defined in the Cape Town Treaty) of: (x) the Mortgage on such Mortgaged Helicopter, as between the Borrower, as mortgagor and the Administrative Agent, as mortgagee, and (y) if applicable, the Eligible Lease as between the Eligible Lessee, as lessee, the Borrower or Helicopter Owning Subsidiary, as lessor, and the assignment thereof to the Administrative Agent, as assignee;
(r)    the Administrative Agent shall have received:
(i)    [Reserved];
(ii)     opinions from Baker Botts L.L.P., special counsel to the Security Parties, in such form as the Administrative Agent may agree, as well as such other legal opinions as the Lenders shall require as to all or any matters under the laws of the United States of America, the State of New York and the corporate law of the State of Delaware covering the representations and conditions which are the subjects of Sections 2 and 4 or in such other form as the Administrative Agent may agree; and
(s)    the Administrative Agent shall have received copies of duly executed releases relating to any Engines described by serial numbers, assignment and assumption agreements and assignment of any liens from the existing agent to the Administrative Agent, in each case, in form and substance satisfactory to the Administrative Agent, together with (a) UCC-3 or other appropriate assignments, in form and substance satisfactory to the Administrative Agent, assigning all liens of, or for the benefit of, the Existing Lenders upon any of the personal property of the Security Parties, (b) cancellations and releases, in form and substance satisfactory to the Administrative Agent, releasing all liens of, or for the benefit of, the Existing Lenders upon any of the real property of the Security Parties, (c) assignment and assumption agreements in respect of the commitments and/or loans of Existing Lenders under the Existing Credit Agreement, in form and substance satisfactory to the Administrative Agent, and (d) all other assignments, amendments, releases, terminations and other documents reasonably required by the Administrative Agent.
5.2.    Further Conditions Precedent. The obligation of the Lenders to make any Advance (other than an Advance which occurs by reason of a drawing under any Letter of Credit) available to the Borrower or issue a Letter of Credit shall be expressly and separately from the foregoing conditional upon, on the relevant Drawdown Date:
(a)    the Administrative Agent having received a Drawdown Notice in accordance with the terms of Section 3.5 or Section 3.6, as applicable, or a Letter of Credit Request in accordance with the terms of Section 3.10, as applicable;
(b)    the representations stated in Section 2 (updated mutatis mutandis) are true and correct as of such Drawdown Date;
(c)    no Event of Default having occurred and being continuing and no event having occurred and being continuing which, with the giving of notice or lapse of time, or both, would constitute an Event of Default; and
(d)    the Administrative Agent being satisfied that no Event of Default will arise following the drawdown of the Advance in question by reason of the drawdown of the Advance.
5.3.    Break Funding Costs. In the event of (a) the payment of any principal of a LIBOR Advance other than on the last day of the Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion or continuation of a LIBOR Advance other than on the last day of the Interest Period applicable thereto, or (c) the failure by the Borrower to borrow, prepay, convert or continue any LIBOR Advance on the date specified in any applicable notice (regardless of whether such notice is withdrawn or revoked), then, in any such event, the Borrower shall compensate each Lender, within five (5) Banking Days after written demand from such Lender, for any loss, cost or expense attributable to such event. In the case of a LIBOR Advance, such loss, cost or expense shall be deemed to include an amount determined by such Lender to be the excess, if any, of (A) the amount of interest that would have accrued on the principal amount of such LIBOR Advance if such event had not occurred at LIBOR applicable to such LIBOR Advance for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such LIBOR Advance) over (B) the amount of interest that would accrue on the principal amount of such LIBOR Advance for the same period if LIBOR were set on the date such LIBOR Advance was prepaid or converted or the date on which the Borrower failed to borrow, convert or continue such LIBOR Advance. A certificate as to any additional amount payable under this Section submitted to the Borrower by any Lender (with a copy to the Administrative Agent) shall be conclusive, absent manifest error.
5.4.    Delivery of Documents. All of the Loan Documents, certificates, legal opinions and other documents and papers referred to in this Article, unless otherwise specified, shall be delivered to the Administrative Agent for the account of each of the Lenders and in sufficient counterparts or copies for each of the Lenders and shall be in form and substance satisfactory in all respects to the Administrative Agent.
SECTION 6.        REPAYMENT, PREPAYMENT AND REDUCTION
6.1.    Repayment. The Borrower shall repay all outstanding Advances (subject to reductions and prepayments as hereinafter set forth) on the Termination Date and shall also repay outstanding Advances, to the extent required to comply with (a) Section 3.11, (b) a reduction of the Credit Facility pursuant to Section 5.4 or (c) as may be otherwise provided in this Agreement.
6.2.    Optional Prepayment. The Borrower shall have the right at any time and from time to time to prepay any Advance, in whole or in part, without premium or penalty, by giving written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent no later than (i) in the case of any prepayment of any LIBOR Advance, 11:00 a.m. not less than three (3) Banking Days prior to the date of such prepayment, (ii) in the case of any prepayment of any Base Rate Advance, not less than one (1) Banking Day prior to the date of such prepayment, and (iii) in the case of any prepayment of any Swingline Advance, prior to 11:00 a.m. on the date of such prepayment. Each such notice shall be irrevocable and shall specify the proposed date of such prepayment and the principal amount of each Advance or portion thereof to be prepaid. Upon receipt of any such notice, the Administrative Agent shall promptly notify each affected Lender of the contents thereof and of such Lender’s pro rata share of any such prepayment. If such notice is given, the aggregate amount specified in such notice shall be due and payable on the date designated in such notice, together with accrued interest to such date on the amount so prepaid; provided that if a LIBOR Advance is prepaid on a date other than the last day of an Interest Period applicable thereto, the Borrower shall also pay all amounts required pursuant to Section 4.3. Each partial prepayment of any Advance shall be in a minimum amount of One Million Dollars ($1,000,000) (or, in the case of a Swingline Advance, as set forth pursuant to Section 3.3). Each prepayment of an Advance shall be applied ratably to such Advances.
6.3.    Mandatory Prepayments.
(e)    Upon (i) the sale of any Mortgaged Helicopter or (ii) the earlier of (x) ninety (90) days after an Event of Loss of any of the Mortgaged Helicopters or (y) the date on which the insurance proceeds in respect of such loss are received by the Borrower or the Administrative Agent, as assignee thereof, the Borrower shall apply such insurance proceeds or net sales proceeds in prepayment of the Credit Facility to the extent (but only to the extent) such prepayment is required in order for the Borrower to continue to comply with the Financial Covenants. Any such prepayment shall be made together with interest thereon, breakfunding costs as provided for in Section 4.3 and the costs and expenses provided for in Section 14.5.
(f)    If at any time after the Closing Date, the sum of the aggregate principal amount of outstanding Revolving Credit Advances plus outstanding Swingline Advances plus outstanding Letter of Credit Outstandings shall exceed the Committed Amount, the Borrower shall immediately prepay the Revolving Credit Advances and Swingline Advances and (after all Revolving Credit Advances and Swingline Advances have been repaid) Cash Collateralize its reimbursement obligations with respect to the Letters of Credit in an amount sufficient to eliminate such excess (such prepayment to be applied (i) first to the outstanding Swingline Advances, (ii) second to the outstanding Revolving Credit Advances and (iii) third to Cash Collateralize the Borrower’s reimbursement obligations with respect to the Letters of Credit).
6.4.    Voluntary Permanent Reduction of the Committed Amount of the Credit Facility.
(e)    The Borrower shall have the right, at any time and from time to time, to request, without penalty, a permanent partial or whole reduction of the Committed Amount, provided that (a) the Administrative Agent receives three (3) Banking Days’ prior written notice of such request, (b) if the then outstanding Credit Facility Balance exceeds the Committed Amount as so reduced, such requested reduction occurs on the last day of the applicable Interest Period(s) for Advances (or portions thereof) outstanding under this Agreement at least equal to the excess of the Credit Facility Balance over the reduced Committed Amount and (c) after such reduction, the then outstanding Credit Facility Balance shall not exceed the Committed Amount as so reduced. Each such partial permanent reduction shall be equal to or shall exceed Ten Million Dollars ($10,000,000) and shall be an integral multiple of Ten Million Dollars ($10,000,000).
(f)    With the written approval of the Administrative Agent, the Borrower may terminate (on a non-ratable basis) the unused amount of the Commitment of a Defaulting Lender, and in such event the provisions of Section 7.1(e) will apply to all amounts thereafter paid by the Borrower for the account of any such Defaulting Lender under this Agreement (whether on account of principal, interest, fees, indemnity or other amounts); provided that such termination will not be deemed to be a waiver or release of any claim that the Borrower, the Administrative Agent, the Letter of Credit Issuer, the Swing Line Bank or any other Lender may have against such Defaulting Lender.
6.5.    Reduction of Commitment. Simultaneously with each reduction of the Committed Amount (whether pursuant to Section 5.4 or otherwise), each Lender’s Commitment in respect of the Credit Facility shall be reduced pro rata in proportion to their respective interests in the Credit Facility.
SECTION 7.        INTEREST AND RATES
7.1.    Applicable Rate. Except as otherwise provided in Sections 3.3 and 3.11, each Advance shall bear interest at a rate per annum (the “Applicable Rate”) equal to the aggregate of (a) the Base Rate plus (b) the Applicable Margin for any Base Rate Advance and (x) LIBOR for the applicable Interest Period, plus (y) the Applicable Margin for any LIBOR Advance. Upon the occurrence and during the continuance of an Event of Default, the Credit Facility Balance or any other amount payable hereunder or under the other Loan Documents shall bear interest thereafter at a rate (the “Default Rate”) with respect to all LIBOR Advances at the rate per annum equal to 200 basis points above the otherwise applicable interest rate for such LIBOR Advances for the then-current Interest Period until the last day of such Interest Period, and thereafter, and with respect to all Base Rate Advances and all other Obligations hereunder (other than Advances), at the rate per annum equal to 200 basis points above the otherwise applicable interest rate for Base Rate Advances. The Administrative Agent shall determine each interest rate applicable to the Advances hereunder and shall promptly notify the Borrower and the Lenders of such rate in writing (or by telephone, promptly confirmed in writing). Any such determination shall be conclusive and binding for all purposes, absent manifest error.
7.2.    Interest Rate Elections. Each Advance initially shall be of the type specified in the applicable Drawdown Notice. Thereafter, the Borrower may elect to (i) convert such Advance from a Base Rate Advance to a LIBOR Advance, (ii) convert such Advance from a LIBOR Advance to a Base Rate Advance or (iii) to continue such Advance, all as provided in this Section 6.2. The Borrower may elect different options with respect to different portions of the affected Advance, in which case each such portion shall be allocated ratably among the Lenders.
(g)    To make an election pursuant to this Section, the Borrower shall give the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) of each Advance that is to be converted or continued, as the case may be, substantially in the form of Exhibit 8 attached hereto (a “Interest Notice”) (x) prior to 10:00 a.m. one (1) Banking Day prior to the requested date of a conversion into a Base Rate Advance and (y) prior to 11:00 a.m. three (3) Banking Days prior to a continuation of or conversion into a LIBOR Advance. Each such Interest Notice shall be irrevocable and shall specify (i) the Advance to which such Interest Notice applies and, if different options are being elected with respect to different portions thereof, the portions thereof that are to be allocated to each resulting Advance (in which case the information to be specified pursuant to clauses (iii) and (iv) shall be specified for each resulting Advance), (ii) the effective date of the election made pursuant to such Interest Notice, which shall be a Banking Day, (iii) whether the resulting Advance is to be a Base Rate Advance or a LIBOR Advance, and (iv) if the resulting Advance is to be a LIBOR Advance, the Interest Period applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of “Interest Period”. If any such Interest Notice requests a LIBOR Advance but does not specify an Interest Period, the Borrower shall be deemed to have selected an Interest Period of three (3) months. In no event may the Borrower select an Interest Period of one (1) month more than six (6) times in any calendar year The principal amount of any resulting Advance shall satisfy the minimum borrowing amount for LIBOR Advances and Base Rate Advances set forth in Section 3.2.
(h)    If, on the expiration of any Interest Period in respect of any LIBOR Advance, the Borrower shall have failed to deliver an Interest Notice, then, unless such Advance is repaid as provided herein, the Borrower shall be deemed to have elected to convert such Advance to a Base Rate Advance. No Advance may be converted into, or continued as, a LIBOR Advance if a Default or an Event of Default exists, unless the Administrative Agent and each of the Lenders shall have otherwise consented in writing. No conversion of any LIBOR Advance shall be permitted except on the last day of the Interest Period in respect thereof.
(i)    Upon receipt of any Interest Notice, the Administrative Agent shall promptly notify each Lender of the details thereof and of such Lender’s portion of each resulting Advance.
7.3.    Interest Payments.
Interest on the principal amount of all Advances shall accrue from and including the date such Advances are made to but excluding the date of any repayment thereof. Interest on all outstanding Base Rate Advances and Swingline Advances shall be payable quarterly in arrears on the last day of March, June, September and December and on the Termination Date. Interest on all outstanding LIBOR Advances shall be payable on the last day of each Interest Period applicable thereto, and, in the case of any LIBOR Advances having an Interest Period in excess of three months, on each day which occurs every three months after the initial date of such Interest Period, and on the Termination Date. Interest on any Advance which is converted into an Advance of another type or which is repaid or prepaid shall be payable on the date of such conversion or on the date of any such repayment or prepayment (on the amount repaid or prepaid) thereof. All Default Interest shall be payable on demand.
7.4.    Interest Due Only on Banking Day. If interest would, under Section 6.3, be payable on a day which is not a Banking Day, it shall then be payable on the next following Banking Day, unless such next following Banking Day falls in the following month in which case it shall be payable on the Banking Day immediately preceding the day on which such interest would otherwise be payable.
7.5.    Computation of Interest and Fees. Interest hereunder based on the Administrative Agent’s prime lending rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and all fees hereunder shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day). Each determination by the Administrative Agent of an interest rate or fee hereunder shall be made in good faith and, except for manifest error, shall be final, conclusive and binding for all purposes.
7.6.    Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Advance, together with all fees, charges and other amounts which may be treated as interest on such Advance under applicable law (collectively, the “Charges”), shall exceed the maximum lawful rate of interest (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by a Lender holding such Advance in accordance with applicable law, the rate of interest payable in respect of such Advance hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Advance but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Advances or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Rate to the date of repayment (to the extent permitted by applicable law), shall have been received by such Lender.
SECTION 8.        PAYMENTS, TAXES
8.1.    Payments Generally; Pro Rata Treatment; Sharing of Set-Offs.
(j)    Subject to Section 7.2, the Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of payment or disbursements, or of amounts payable under Sections 4.3, 7.2, 12.2 or otherwise) prior to 12:00 noon on the date when due, in immediately available funds, free and clear of any defenses, rights of set-off, counterclaim, or withholding or deduction of taxes. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Banking Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at the Payment Office, except payments to be made directly to the Letter of Credit Issuer or the Swing Line Bank as expressly provided herein and except that payments pursuant to Sections 4.3, 7.2 or 12.2 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Banking Day, the date for payment shall be extended to the next succeeding Banking Day, and, in the case of any payment accruing interest, interest thereon shall be made payable for the period of such extension. All payments hereunder shall be made in Dollars.
(k)    If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed payment or disbursements, interest and fees then due hereunder, such funds shall be applied as follows: first, to all fees and reimbursable expenses of the Administrative Agent then due and payable pursuant to any of the Loan Documents; second, to all reimbursable expenses of the Lenders and all fees and reimbursable expenses of the Letter of Credit Issuer then due and payable pursuant to any of the Loan Documents, pro rata to the Lenders and the Letter of Credit Issuer based on their respective pro rata shares of such fees and expenses; third, to all interest and fees then due and payable hereunder, pro rata to the Lenders based on their respective pro rata shares of such interest and fees; and fourth, to all Advances and unreimbursed payment or disbursements then due and payable hereunder, pro rata to the parties entitled thereto based on their respective pro rata shares of such Advances and unreimbursed payment or disbursements.
(l)    If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Advances or participations in payment or disbursements or Swingline Advances that would result in such Lender receiving payment of a greater proportion of the aggregate amount of its Commitment and accrued interest and fees thereon than the proportion received by any other Lender with respect to its Commitment, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Commitment of each other Lender to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Commitments; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this subsection shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in its Commitment to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this subsection shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.
(m)    Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Letter of Credit Issuer hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Letter of Credit Issuer, as the case may be, the amount or amounts due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Letter of Credit Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Letter of Credit Issuer with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
(n)    Notwithstanding anything herein to the contrary, any amount paid by the Borrower for the account of a Defaulting Lender under this Agreement (whether on account of principal, interest, fees, reimbursement of payment or disbursements in respect of Letters of Credit, indemnity payments or other amounts) will be retained by the Administrative Agent in a segregated non-interest bearing account until the Termination Date, at which time the funds in such account will be applied by the Administrative Agent, to the fullest extent permitted by law, in the following order of priority: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent under this Agreement; second, to the payment of any amounts owing by such Defaulting Lender to the Letter of Credit Issuer and the Swing Line Bank under this Agreement; third, to the payment of interest due and payable to the Lenders hereunder that are not Defaulting Lenders, ratably among them in accordance with the amounts of such interest then due and payable to them; fourth, to the payment of fees then due and payable to the Lenders hereunder that are not Defaulting Lenders, ratably among them in accordance with the amounts of such fees then due and payable to them; fifth, to the payment of principal and unreimbursed payment or disbursements then due and payable to the Lenders hereunder that are not Defaulting Lenders, ratably in accordance with the amounts thereof then due and payable to them; sixth, to the ratable payment of other amounts then due and payable to the Lenders hereunder that are not Defaulting Lenders; and seventh, to pay amounts owing under this Agreement to such Defaulting Lender or as a court of competent jurisdiction may otherwise direct.
8.2.    Taxes
(g)    For purposes of this Section 7.2, the term “Lender” includes any Letter of Credit Issuer and the term “applicable law” includes FATCA.
(h)    Any and all payments by or on account of any obligation of the Borrower or any other Security Party hereunder or under any other Loan Document shall be made without deduction or withholding for any Taxes (except as otherwise required by applicable law); provided that if any applicable law requires the deduction or withholding of any Tax from any such payment (as determined in the good faith discretion of the applicable Withholding Agent), then the applicable Withholding Agent shall be entitled to make such deduction or withholding and timely pay the full amount deducted or withheld to the relevant Government Entity in accordance with applicable law and, if such Tax is an Indemnified Tax or Other Tax, then the sum payable by the Borrower or other Security Party, as applicable, shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient shall receive an amount equal to the sum it would have received had no such deductions or withholdings been made.
(i)    In addition, without limiting or duplicating the provisions of subsection (b) of this Section, the Borrower shall timely pay to the relevant Government Entity in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(j)    The Borrower shall indemnify each Recipient, within ten (10) Banking Days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by such Recipient (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Government Entity; provided, however that no indemnification payments shall be due to such Recipient under this subsection (d) to the extent that (x) such payment is duplicative of any payment made by a Security Party to such Recipient pursuant to subsections (b) or (c) of this Section, Section 12.2 of this Agreement or any other Loan Document or (y) the applicable Recipient does not notify the Borrower of such indemnification claim within 270 days of the date on which the Recipient has made payments in respect of such Indemnified Taxes or Other Taxes. A certificate as to the amount of such payment or liability delivered to the Borrower by the applicable Recipient (with a copy to the Administrative Agent in the case of a Recipient other than the Administrative Agent) shall be conclusive, absent manifest error.
(k)    As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower or any other Security Party to a Government Entity, the Borrower or other Security Party, as applicable, shall deliver to the Administrative Agent an original or a certified copy of a receipt, if any, issued by such Government Entity evidencing such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(l)    Tax Forms. Each Lender shall, at such times as are reasonably requested by the Borrower or the Administrative Agent, provide the Borrower and the Administrative Agent with such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent certifying as to any entitlement of such Lender to an exemption from, or reduction in, any applicable withholding Tax with respect to any payments to be made to such Lender under any Loan Document. In addition, each Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Each such Lender shall, whenever a lapse in time or change in circumstances renders any such documentation (including any specific documentation required below) obsolete, expired or inaccurate in any respect, deliver promptly to the Borrower and the Administrative Agent updated or other appropriate documentation (including any new documentation reasonably requested by the Borrower or the Administrative Agent) or promptly notify the Borrower and the Administrative Agent in writing of its inability to do so. Without limiting the generality of the foregoing:
(i)    Any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent, on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), duly completed, valid and executed originals of IRS Form W-9 (or any successor forms) certifying that such Lender is exempt from U.S. federal backup withholding tax.
(ii)    Any Lender that is a Foreign Person shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the Borrower or the Administrative Agent) (w) on or prior to the date such Lender becomes a Lender under this Agreement, (x) on or prior to the date on which any such form or certification expires or becomes obsolete, (y) after the occurrence of any event requiring a change in the most recent form or certification previously delivered by it pursuant to this subsection, and (z) from time to time upon the reasonable request by the Borrower or the Administrative Agent, whichever of the following is applicable:
(A)    if such Lender is claiming eligibility for benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, duly completed, valid and executed originals of IRS Form W-8BEN, or any successor form thereto, establishing an exemption from, or reduction of, U.S. federal withholding tax pursuant to the “interest” article of such tax treaty, and (y) with respect to any other applicable payments under any Loan Document, duly completed, valid and executed originals of IRS Form W-8BEN, or any successor form thereto, establishing an exemption from, or reduction of, U.S. federal withholding tax pursuant to the “business profits” or “other income” article of such tax treaty;
(B)    duly completed, valid and executed originals of IRS Form W-8ECI, or any successor form thereto, certifying that the payments received by such Lender are effectively connected with such Lender’s conduct of a trade or business in the United States;
(C)    if such Lender is claiming the benefits of the exemption for portfolio interest under Section 871(h) or Section 881(c) of the Code, duly completed, valid and executed originals of IRS Form W-8BEN, or any successor form thereto, together with a certificate substantially in the form of Exhibit 9 (a “U.S. Tax Compliance Certificate”) upon which such Lender certifies that (1) such Lender is not a bank for purposes of Section 881(c)(3)(A) of the Code, (2) such Lender is not a 10% shareholder of the Borrower within the meaning of Section 871(h)(3) or Section 881(c)(3)(B) of the Code, (3) such Lender is not a controlled foreign corporation that is related to the Borrower within the meaning of Section 881(c)(3)(C) of the Code, and (4) no payments in connection with any Loan Document are effectively connected with a U.S. trade or business conducted by such Lender; or
(D)    if such Lender is not the beneficial owner of payments made under any Loan Document (for example, where the Lender is a partnership or a participating Lender), duly completed, valid and executed originals of IRS Form W-8IMY, on behalf of itself (or if it is a disregarded entity for U.S. federal income tax purposes, on behalf of its owner), or any successor form thereto, accompanied by IRS Form W-9, IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate, and/or other certification documents from each beneficial owner, as applicable.
(iii)    Notwithstanding any other provision of this Section 7.2(f), a Lender shall not be required to deliver any documentation that such Lender is not legally eligible to deliver.
(m)    If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender's obligations under FATCA or to determine the amount to deduct and withhold from such payment. For purposes of this Section 7.2(g), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(n)    If any Recipient determines in its sole discretion, exercised in good faith, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by any Security Party or with respect to which any Security Party has paid additional amounts pursuant to this Section or Section 12.2, it shall pay over to the relevant Security Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, under this Section or Section 12.2), net of all out-of-pocket expenses (including any Taxes) of the Recipient directly relating to obtaining such refund and without interest (other than any interest paid by the relevant Government Entity with respect to such refund or credit), provided that the Security Party, upon the request of the Recipient, agrees to promptly repay the amount paid over to the Security Party (plus any interest, penalties or other charges imposed by the relevant Government Entity) if the Recipient is required to repay such refund to such Government Entity. Notwithstanding anything to the contrary in this section (h), in no event will the Recipient be required to pay any amount to a Security Party pursuant to this section (h) the payment of which would place the Recipient in a less favorable net after-Tax position than the Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section shall not be construed to require any Recipient to make available its Tax Returns (or any other information relating to its Taxes which it deems confidential) to any Security Party or any other Person.
SECTION 9.        COMMITMENT INCREASE
9.1.    Commitment Increase. From time to time after the Closing Date and in accordance with this Section, the Borrower and one or more Increasing Lenders or Additional Lenders (each as defined below) may enter into an agreement to increase the aggregate Committed Amount hereunder (each such increase, an “Commitment Increase”) so long as the following conditions are satisfied:
(o)    the aggregate principal amount of all such incremental Commitments provided pursuant to this Section (the “Incremental Commitments”) shall not exceed $100,000,000 (the principal amount of each such Commitment Increase, the “Commitment Increase Amount”);
(p)    the Borrower shall execute and deliver such documents and instruments and take such other actions as may be reasonably required by the Administrative Agent in connection with and at the time of any such proposed increase;
(q)    each of the conditions set forth in Section 4.2(b), (c) and (d) have been satisfied;
(r)    Any Advances made under any Incremental Commitments shall be made on the same terms (as amended from time to time) (including all-in pricing and maturity date) as, and pursuant to documentation applicable to, Advances made under the Initial Commitments; provided that the upfront fees received by the Increasing Lenders in connection with such Incremental Commitments may be higher than the respective upfront fees received by the Lenders in connection with the Initial Commitment.
(s)    the Borrower and its Subsidiaries shall be in pro forma compliance with each of the Financial Covenants as of the most recently ended Fiscal Quarter for which financial statements are required to have been delivered, calculated as if all such Incremental Commitments had been established (and fully funded) as of the first day of the relevant period for testing compliance; and
(t)    any collateral securing any such Commitment Increases shall also secure all other Obligations on a pari passu basis, and no Affiliate of the Borrower that is not a Security Party shall be an obligor thereunder.
9.2.    Notices to Lenders; Additional Lenders. The Borrower shall provide at least 20 days’ written notice to the Administrative Agent (who shall promptly provide a copy of such notice to each Lender) of any proposal to establish an Commitment Increase. The Borrower may also, but is not required to, specify any fees offered to those Lenders (the “Increasing Lenders”) that agree to increase the principal amount of their Commitments, which fees may be variable based upon the amount by which any such Lender is willing to increase the principal amount of its Commitment.
(a)    Each Increasing Lender shall as soon as practicable, and in any case within 10 days following receipt of such notice, specify in a written notice to the Borrower and the Administrative Agent the amount of such proposed Commitment Increase that it is willing to provide. No Lender (or any successor thereto) shall have any obligation, express or implied, to offer to increase its Commitment, and any decision by a Lender to increase its Commitment shall be made in its sole discretion independently from any other Lender. Only the consent of each Increasing Lender shall be required for an increase in the Committed Amount pursuant to this Section. No Lender which declines to increase its Commitment may be replaced with respect to its Commitment, as a result thereof without such Lender’s consent. If any Lender shall fail to notify the Borrower and the Administrative Agent in writing about whether it will increase its Commitment within 10 days after receipt of such notice, such Lender shall be deemed to have declined to increase its Commitment.
(b)    The Borrower may accept some or all of the offered amounts or designate new lenders that are acceptable to the Administrative Agent (such approval not to be unreasonably withheld) as additional Lenders hereunder in accordance with this Section (the “Additional Lenders”), which Additional Lenders may assume all or a portion of such Commitment Increase. The Borrower and the Administrative Agent shall have discretion jointly to adjust the allocation of such Incremental Commitments among the Increasing Lenders and the Additional Lenders. The sum of the increase in the Commitments of the Increasing Lenders plus the Commitments of the Additional Lenders shall not in the aggregate exceed the unsubscribed amount of the Commitment Increase Amount
9.3.    Conditions to Commitment Increase. Subject to Sections 8.1 and 8.2, any increase requested by the Borrower shall be effective upon delivery to the Administrative Agent of each of the following documents:
(c)    an originally executed copy of an instrument of joinder, in form and substance reasonably acceptable to the Administrative Agent, executed by the Borrower, by each Additional Lender and by each Increasing Lender, setting forth the new Commitments of such Lenders and setting forth the agreement of each Additional Lender to become a party to this Agreement and to be bound by all of the terms and provisions hereof;
(d)    such evidence of appropriate corporate authorization on the part of the Borrower with respect to such Commitment Increase and such opinions of counsel for the Borrower with respect to such Commitment Increase as the Administrative Agent may reasonably request;
(e)    a certificate of the Borrower signed by a Responsible Officer, in form and substance reasonably acceptable to the Administrative Agent, certifying that each of the conditions in subsection (a) of this Section has been satisfied;
(f)    to the extent requested by any Additional Lender or any Increasing Lender, executed promissory notes evidencing such Commitments, issued by the Borrower and substantially in the form of Exhibit 1 or in such other form as the Administrative Agent may agree; and
(g)    any other certificates or documents that the Administrative Agent shall reasonably request, in form and substance reasonably satisfactory to the Administrative Agent.
Upon the effectiveness of any such Commitment Increase, the Commitments of each Lender will be adjusted to give effect to the Incremental Commitments, and Schedule A shall automatically be deemed amended accordingly.
SECTION 10.        EVENTS OF DEFAULT
10.1.    Events of Default. In the event that any of the following events shall occur and be continuing:
(c)    Principal and Interest Payments. Any payment of principal due on the Termination Date or otherwise due hereunder or under the Notes or under any of them or any interest on any of the Advances, is not paid on the due date; or
(d)    Other Payments. Any amount (other than principal, interest and amounts related to a Bank Product Obligation) becoming payable under this Agreement or any other Loan Documents or under any of them, is not paid on the due date or date of demand (as the case may be), and such default continues unremedied for a period of three (3) Banking Days; or
(e)    Insurance. Borrower shall fail to carry and maintain, or cause to be carried and maintained, insurance on and in respect of the Mortgaged Helicopters in accordance with the provisions of Section 10.1(a)(xiv); or
(f)    Representations, etc. Any representation, warranty or other statement made by the Security Parties in this Agreement or in any other instrument, document or other agreement delivered in connection herewith or therewith proves to have been untrue or misleading in any material respect as at the date as of which made or affirmed; or
(g)    Impossibility, Illegality. It becomes impossible or unlawful for any of the Security Parties to fulfill any of the covenants and obligations contained herein or in any of the Loan Documents or for any of the Lenders to exercise any of the rights vested in them hereunder or under the Loan Documents and such impossibility or illegality in the reasonable opinion of the Majority Lenders will give rise to a Material Adverse Change; or
(h)    Citizenship. The Borrower or any of the Helicopter Owning Subsidiaries owning Helicopters registered under the laws of the United States of America breaches Section 10.1(a)(vii) and, provided such default does not render any such Helicopter liable to forfeiture, such default is not cured within thirty (30) days of its occurrence; or
(i)    Helicopter Ownership and Registration. Any Mortgaged Helicopter is not owned by Borrower or one of the Helicopter Owning Subsidiaries (except for dispositions of Mortgaged Helicopters permitted pursuant to Section 10.2(a)(ii) and 10.1(b)(xii)) and duly registered under the laws of an Acceptable Jurisdiction in the name of the Borrower or such relevant Helicopter Owning Subsidiary, as owner, or in the name of an Eligible Lessee, as operator under an Eligible Lease; or
(j)    Covenants. The Borrower defaults in the performance of Sections 10.1(a)(vii) through (ix), (xxv) through (xxxii) and (xxxvi), any Financial Covenant or Section 10.1(b); or
(k)    Other Covenants. The Borrower defaults in the performance of any other term, covenant or agreement contained in this Agreement, any other Loan Document or related to any Bank Product Obligation, or there occurs any other event which constitutes a default under the Loan Documents, in each case other than an Event of Default referred to elsewhere in this Section 9.1 and such default continues unremedied for a period of thirty (30) days following notice thereof by the Administrative Agent; or
(l)    Indebtedness. The Borrower or any of the Subsidiaries shall (a) default in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any Funded Debt in excess of Twenty-five Million Dollars ($25,000,000), (b) default in the observance or performance of any agreement or condition relating to any such Funded Debt or any other event shall occur or condition exist, the effect of which default or other event or condition would entitle the holder or holders of such Funded Debt to declare any such Funded Debt to become due prior to its stated maturity or (c) default in the observance or performance of any agreement or condition relating to Indebtedness (other than Funded Debt) exceeding, in the aggregate, Twenty-five Million Dollars ($25,000,000); or
(m)    Bankruptcy. The Borrower or any of the Subsidiaries commences any proceedings relating to any portion of its property under any reorganization, arrangement or readjustment of debt, dissolution, winding up, adjustment, composition, bankruptcy or liquidation law or statute of any jurisdiction (other than with respect to a corporate re-organization unrelated to a company’s insolvency), whether now or hereafter in effect (“Proceeding”), or there is commenced against any thereof any Proceeding which Proceeding remains undismissed or unstayed for a period of sixty (60) days; or any receiver, trustee, liquidator or sequestrator of, or for, any thereof or any substantial portion of the property of any thereof is appointed and is not discharged within a period of sixty (60) days; or any thereof by any act indicates consent to or approval of or acquiescence in any Proceeding or to the appointment of any receiver, trustee, liquidator or sequestrator of, or for, itself or any substantial portion of its property; or
(n)    Judgments. (a) Any judgment or order is made the effect whereof would be to render ineffective or invalid this Agreement or any Loan Documents, (b) non-appealable final judgments or orders for the payment of money involving matters not covered by insurance in excess of $25,000,000 (or its equivalent in any other currency) in the aggregate for the Borrower and all of its Subsidiaries shall be rendered against the Borrower and/or any of its Subsidiaries and such judgments or orders shall continue unsatisfied and unstayed for a period of thirty (30) consecutive days unless the failure to promptly satisfy such judgment(s) would not result in a Material Adverse Change or (c) any non-monetary judgment or order shall be rendered against the Borrower or any of its Subsidiaries that could reasonably be expected to result in a Material Adverse Change, and there shall be any period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or
(o)    Inability to Pay Debts. The Borrower or any of the Subsidiaries is unable to pay or admits its inability to pay its debts as they fall due or if a moratorium shall be declared in respect of any Funded Debt of the Borrower or any of the Subsidiaries; or
(p)    Change of Control. A Change of Control shall occur; or
(q)    ERISA Debt. The Borrower or any ERISA Affiliate, individually or collectively, shall (i) fail to pay when due an amount or amounts aggregating in excess of $5,000,000 which it or they shall have become liable to pay under the “minimum funding standard” requirements of Part 3, Subtitle B, of Title I of ERISA or Title IV of ERISA or any required contribution to a Foreign Plan or (ii) incur, or shall reasonably expect to incur, any Withdrawal Liability or liability upon the happening of a Termination Event in an amount or amounts aggregate in excess of $5,000,000; or
(r)    Termination of Operations; Sale of Assets. Except as expressly permitted under this Agreement, (i) the Borrower and its Subsidiaries (taken as a whole) (a) ceases its operations or (b) sells or otherwise disposes of all or substantially all of its assets, (ii) all or substantially all of the assets of the Borrower and its Subsidiaries (taken as a whole) are seized or otherwise appropriated or (iii) any Security Party or any Helicopter Owning Subsidiary is dissolved or its usual business ceases or is suspended and in the case of a Helicopter Owning Subsidiary that is permitted to dissolve or to cease or suspend its usual business under Section 10.1(b)(ii) of this Agreement, such Helicopter Owning Subsidiary does not, prior to such dissolution or cessation, transfer all of its assets, including all Mortgaged Helicopters, to another Helicopter Owning Subsidiary which must then mortgage such Mortgaged Helicopters in favor of the Administrative Agent; or
(s)    Reserved; or
(t)    Environmental Claims. The Borrower or its Subsidiaries shall become liable (whether, directly or indirectly, by indemnity or contribution or otherwise) for Environmental Claims, which, in the aggregate, have resulted in or are reasonably likely to result in a Material Adverse Change; or
(u)    Mortgages. There is any default under any of the Mortgages; or
(v)    Priority. Except as otherwise permitted hereunder, the Administrative Agent (for the benefit of the Creditors) shall cease to have a first priority perfected security interest in any Collateral (subject solely to any Permitted Liens); or
(w)    Ownership of Mortgaged Helicopters. The Borrower or any of the Helicopter Owning Subsidiaries ceases to have good and marketable title to the Mortgaged Helicopters or any thereof, free and clear of all Liens or encumbrances other than Permitted Liens; or
(x)    Documents Void. This Agreement, the Notes or any Security Document that has been executed by any Security Party shall cease to be in full force and effect, shall be determined by any court to be void, voidable or unenforceable, or any Security Party shall assert in writing any defense to contest the validity of the Obligations or any other of its obligations arising under this Agreement or any Loan Document to which it is a party or otherwise contest its liability thereunder, or any such Security Party shall rescind or revoke in writing (or attempt to rescind or revoke in writing) any of the Obligations or any of its obligations under this Agreement or any other Loan Document, whether with respect to future transactions or otherwise; or
(y)    Material Adverse Change. A Material Adverse Change shall have occurred;
then, and in every such event (other than an event with respect to the Borrower described in subsection (k) or (m) of this Section) and at any time thereafter during the continuance of such event, the Administrative Agent may, and upon the written request of the Majority Lenders shall, by notice to the Borrower, take any or all of the following actions, at the same or different times: (i) terminate the Commitments, whereupon the Commitment of each Lender shall terminate immediately, (ii) declare the principal of and any accrued interest on the Advances, and all other Obligations owing hereunder, to be, whereupon the same shall become, due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower, (iii) exercise all remedies contained in any other Loan Document, and (iv) exercise any other remedies available at law or in equity; provided that, if an Event of Default specified in either subsection (k) or (m) shall occur, the Commitments shall automatically terminate and the principal of the Advances then outstanding, together with accrued interest thereon, and all fees and all other Obligations shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.
10.2.    Remedies.
(h)    Sale of Collateral.
(i)    If an Event of Default shall have occurred, then and in every such case the Administrative Agent may exercise any or all of the rights and powers and pursue any and all of the remedies pursuant to this Section 9 and shall have and may exercise all of the rights and remedies of a secured party under the Uniform Commercial Code or of a chargee under the Cape Town Treaty and may take possession of all or any part of the properties covered or intended to be covered by the Lien created hereby or pursuant hereto and may exclude the Borrower and all persons claiming under it wholly or partly therefrom. Without limiting any of the foregoing, it is understood and agreed that the Administrative Agent may exercise any right of sale of the Mortgaged Helicopters available to it, even though it shall not have taken possession of the Mortgaged Helicopters and shall not have possession thereof at the time of such sale.
(ii)    The Administrative Agent shall be entitled, at any sale pursuant to this Section 9.2, to credit against any purchase price bid at such sale all or any part of the Obligations.
(iii)    In the event of any sale of the Collateral, or any part thereof, pursuant to any judgment or decree of any court or otherwise in connection with the enforcement of any of the terms of this Agreement, the entire balance of the then outstanding Advances, together with accrued interest thereon, and other amounts due hereunder, shall immediately become due and payable without presentment, demand, protest or notice, all of which are hereby waived.
(i)    Return of Aircraft, Etc.
(i)    If an Event of Default shall have occurred and be continuing and the Notes have been accelerated, at the request of the Administrative Agent, the Borrower shall promptly execute and deliver to the Administrative Agent such instruments and other documents as the Administrative Agent may deem necessary or advisable to enable the Administrative Agent or an agent or representative designated by the Administrative Agent, at such time or times and place or places as the Administrative Agent may specify, to obtain possession of all or any part of the Collateral to which the Administrative Agent shall at the time be entitled hereunder. If the Borrower shall for any reason fail to execute and deliver such instruments and documents after such request by the Administrative Agent, the Administrative Agent may (i) obtain a judgment conferring on the Administrative Agent the right to immediate possession and requiring the Borrower to execute and deliver such instruments and documents to the Administrative Agent, to the entry of which judgment the Borrower hereby specifically consents to the fullest extent permitted by Applicable Law, and (ii) pursue all or part of such Collateral wherever it may be found and may enter any of the premises of Borrower wherever such Collateral may be or be supposed to be and search for such Collateral and take possession of and remove such Collateral. All expenses of obtaining such judgment or of pursuing, searching for and taking such property shall, until paid, be secured by the Lien in favor of the Administrative Agent.
(ii)    Upon every such taking of possession, the Administrative Agent may, from time to time, at the expense of the Collateral, make all such expenditures for maintenance, use, operation, storage, insurance, leasing, control, management, disposition, modifications or alterations to and of the Collateral, as it may deem proper. In each such case, the Administrative Agent shall have the right to maintain, use, operate, store, insure, lease, control, manage, dispose of, modify or alter the Collateral and to exercise all rights and powers of the Borrower relating to the Collateral, as the Administrative Agent shall deem best, including the right to enter into any and all such agreements with respect to the maintenance, use, operation, storage, insurance, leasing, control, management, disposition, modification or alteration of the Collateral or any part thereof as the Administrative Agent may determine, and the Administrative Agent shall be entitled to collect and receive directly all rents, revenues and other proceeds of the Collateral and every part thereof, without prejudice, however, to the right of the Administrative Agent under any provision of this Agreement to collect and receive all cash held by, or required to be deposited with, the Administrative Agent hereunder. Such rents, revenues and other proceeds shall be applied to pay the expenses of the maintenance, use, operation, storage, insurance, leasing, control, management, disposition, improvement, modification or alteration of the Collateral and of conducting the business thereof, and to make all payments which the Administrative Agent may be required or may elect to make, if any, for taxes, assessments, insurance or other proper charges upon the Collateral or any part thereof (including the employment of engineers and accountants to examine, inspect and make reports upon the properties and books and records of the Borrower), and all other payments which the Administrative Agent may be required or authorized to make under any provision of this Agreement, as well as just and reasonable compensation for the services of the Administrative Agent, and of all persons properly engaged and employed by the Administrative Agent with respect hereto.
(j)    Remedies Cumulative. Each and every right, power and remedy given to the Administrative Agent, any Letter of Credit Issuer or any Lender specifically or otherwise in this Agreement shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at Applicable Law, in equity or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Administrative Agent, any Letter of Credit Issuer or any Lender, as applicable, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. No failure, delay or omission by the Administrative Agent, any Letter of Credit Issuer or any Lender in the exercise of any right, remedy or power or in the pursuance of any remedy shall impair any such right, power or remedy or be construed to be a waiver of any default on the part of the Borrower or to be an acquiescence therein, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power hereunder or thereunder.
(k)    Discontinuance of Proceedings. In case the Administrative Agent shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Administrative Agent, then and in every such case the Borrower and the Administrative Agent shall, subject to any determination in such proceedings, be restored to their former positions and rights hereunder with respect to the Collateral to the extent permitted under Applicable Law, and all rights, remedies and powers of the Borrower or the Administrative Agent shall continue as if no such proceedings had been instituted to the extent permitted under Applicable Law.
(l)    Waiver of Past Defaults. Upon written instruction from a Majority Lenders, the Administrative Agent shall waive any past Event of Default hereunder and its consequences and upon any such waiver such Event of Default shall cease to exist and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Agreement, but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon; provided, that in the absence of written instructions from all the Lenders, the Administrative Agent shall not waive any Event of Default (i) in the payment of the then outstanding balance of Advances, and interest and other amounts due under any Note then outstanding, or (ii) in respect of a covenant or provision hereof which, under the terms of this Agreement, cannot be modified or amended without the consent of each Lender to the extent permitted under Applicable Law.
(m)    Appointment of Receiver. The Administrative Agent shall, as a matter of right, be entitled to the appointment of a receiver (who may be the Administrative Agent or any successor or nominee thereof) for all or any part of the Collateral, whether such receivership be incidental to a proposed sale of the Collateral or the taking of possession thereof or otherwise, and the Borrower hereby consents to the appointment of such a receiver and will not oppose any such appointment. Any receiver appointed for all or any part of the Collateral shall be entitled to exercise all the rights and powers of the Administrative Agent with respect to the Collateral.
(n)    Administrative Agent Authorized to Execute Bills of Sale, Etc. The Borrower irrevocably appoints, while an Event of Default has occurred and is continuing, the Administrative Agent the true and lawful attorney-in-fact of the Borrower (which appointment is coupled with an interest) in its name and stead and on its behalf, for the purpose of effectuating any sale, assignment, transfer or delivery for the enforcement of the Lien in favor of the Administrative Agent, whether pursuant to foreclosure or power of sale, assignments and other instruments as may be necessary or appropriate, with full power of substitution, the Borrower hereby ratifying and confirming all that such attorney or any substitute shall do by virtue hereof in accordance with Applicable Law. Nevertheless, if so requested by the Administrative Agent or any purchaser, the Borrower shall ratify and confirm any such sale, assignment, transfer or delivery, by executing and delivering to the Administrative Agent or such purchaser all bills of sale, assignments, releases and other proper instruments to effect such ratification and confirmation as may be designated in any such request.
(o)    Rights of Lenders to Receive Payment. Notwithstanding any other provision of this Agreement, the right of any Lender to receive payment of principal of, and premium, if any, and interest on a Note on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates in accordance with the terms hereof, shall not be impaired or affected without the consent of such Lender.
10.3.    Application of Moneys. All moneys received by any of the Lenders under or pursuant to the Loan Documents after the happening of any Event of Default shall be applied by the Administrative Agent in the following manner:
(c)    first, to the reimbursable, reasonable out-of-pocket expenses of the Administrative Agent incurred in connection with such sale or other realization upon the Collateral, until the same shall have been paid in full;
(d)    secondly, to the fees and other reimbursable, reasonable out-of-pocket expenses of the Administrative Agent, the Swing Line Bank and the Letter of Credit Issuer then due and payable pursuant to any of the Loan Documents, until the same shall have been paid in full,
(e)    thirdly, to all reimbursable, reasonable out-of-pocket expenses, if any, of the Lenders then due and payable pursuant to any of the Loan Documents, until the same shall have been paid in full;
(f)    fourthly, to the fees and interest then due and payable under the terms of this Agreement, until the same shall have been paid in full,
(g)    fifthly, to the aggregate outstanding principal amount of the Advances, the Letter of Credit Outstandings, the Bank Product Obligations and the Hedging Obligations that constitute Obligations, until the same shall have been paid in full, allocated pro rata among the Creditors based on their respective pro rata shares of the aggregate amount of such Advances, Letter of Credit Outstandings, Bank Product Obligations and Hedging Obligations, provided, however, that amounts received from any Security Party that is not a Qualified ECP Guarantor shall not be applied to any Excluded Swap Obligation of such Guarantor;
(h)    sixthly, to additional cash collateral for the aggregate amount of all outstanding Letters of Credit until the aggregate amount of all cash collateral held by the Administrative Agent pursuant to this Agreement is at least 105% of the Letter of Credit Outstandings after giving effect to the foregoing clause, and
(i)    seventhly, to the extent any proceeds remain, to the Borrower or as otherwise provided by a court of competent jurisdiction.
All amounts allocated pursuant to the foregoing clauses (c) through (e) to the Lenders as a result of amounts owed to the Lenders under the Loan Documents shall be allocated among, and distributed to, the Lenders pro rata; provided that all amounts allocated to the Stated Amount of all outstanding Letters of Credit pursuant to clauses (e) and (f) shall be distributed to the Administrative Agent, rather than to the Lenders, and held by the Administrative Agent in an account in the name of the Administrative Agent for the benefit of the Letter of Credit Issuer and the Lenders as cash collateral, such account to be administered in accordance with Section 3.13. All cash collateral for Letters of Credit shall be applied to satisfy drawings under the Letters of Credit as they occur; if any amount remains on deposit on cash collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to other amounts owing under the Loan Documents, if any, in the order set forth above.
Notwithstanding the foregoing, Bank Product Obligations and Hedging Obligations shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the Bank Product Provider or the Lender-Related Hedge Provider, as the case may be. Each Bank Product Provider or Lender-Related Hedge Provider that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Section 16 hereof for itself and its Affiliates as if a “Lender” party hereto.
SECTION 11.        COVENANTS
11.1.    Covenants. Each of the Security Parties hereby covenants and agrees that so long as any Lender has a Commitment hereunder or any Obligation remains outstanding:
(p)    Each of the Security Parties will:
(i)    Know Your Client Confirmation. Upon the Administrative Agent’s request, promptly supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Administrative Agent in order for each Lender to carry out and be satisfied with the results of all necessary “know your client” or other checks which it is required by Applicable Law to carry out in relation to the transactions contemplated by this Agreement and the Loan Documents and to the identity of any parties to this Agreement and the Loan Documents (other than the Lenders) and their directors and officers;
(ii)    Performance of Agreements. Duly perform and observe the terms of this Agreement and the Loan Documents;
(iii)    Compliance with Covenants. Comply with each of its covenants set forth in this Agreement;
(iv)    Notice. Promptly inform the Administrative Agent of the occurrence of (a) any Event of Default or of any event which with the giving of notice or lapse of time, or both, would constitute an Event of Default, (b) any litigation or governmental proceeding pending or overtly threatened against it or against any of the Subsidiaries which could reasonably be expected to give rise to a Material Adverse Change, (c) any Event of Loss in respect of any Mortgaged Helicopter or other accidents or damage to any Mortgaged Helicopter involving an amount in excess of $5,000,000, (d) any lapse of the Required Insurance in respect of any Mortgaged Helicopter; or (d) any other event or condition of which it becomes aware which could reasonably be expected to give rise to a Material Adverse Change;
(v)    Obtain Consents. Without prejudice to Section 2.1 and any other provision of this Section 10.1, obtain every consent and do all other acts and things which may from time to time be necessary or advisable for the continued due performance of all its obligations under this Agreement and the Loan Documents;
(vi)    Financial Statements and Other Information. Deliver to the Administrative Agent (in sufficient number of copies to provide one to each Lender):
(A)    as soon as available but not later than ninety (90) days after the end of each Fiscal Year of the Borrower, complete copies of the audited consolidated financial reports of the Borrower (together with a Compliance Certificate), all in reasonable detail which shall include at least the consolidated balance sheet of the Borrower as of the end of such year and the related statements of income for such year as well as the related statement of sources and uses of funds for such year for the Borrower, each as prepared in accordance with GAAP, all in reasonable detail, which shall be audited by an Acceptable Accounting Firm, or (as applicable) a complete copy of the 10K report (or equivalent) of the Borrower filed with the United States Securities and Exchange Commission (including audited annual consolidated financial statements of the Borrower, in each case setting forth comparative consolidated figures for the preceding Fiscal Year, together with a report thereon by an Acceptable Accounting Firm whose opinion shall not be qualified as to the scope of audit and as to the status of the Borrower and its Subsidiaries as a going concern), which shall be prepared by the Borrower and certified by the chief financial officer of the Borrower, together with a Compliance Certificate from such chief financial officer;
(B)    as soon as available but not later than fifty (50) days after the end of each quarter of each Fiscal Year of the Borrower, a quarterly interim balance sheets and profit and loss statements of the Borrower and the related profit and loss statements as well as the related statement of sources and uses of funds for such year for the Borrower (together with a Compliance Certificate), all in reasonable detail, unaudited, but certified to be true and complete by the chief financial officer of the Borrower or (as applicable) a copy of the 10Q report (or equivalent) of the Borrower filed with the United States Securities and Exchange Commission which shall be prepared by the Borrower and certified by the chief financial officer of the Borrower, together, in each instance, with a Compliance Certificate from such chief financial officer;
(C)    (as applicable) within ten (10) days of filing, notice of the filing of all 8K reports (or equivalent) filed by the Borrower with the United States Securities and Exchange Commission (or any similar Government Entity) and deliver to the Administrative Agent, promptly on its request therefor, copies of such filings;
(D)    (as applicable) promptly upon the mailing thereof to the shareholders of the Borrower, copies of all financial statements, reports and proxy statements so mailed;
(E)    (as applicable) within ten (10) days of filing, notice of the filing of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) which the Borrower shall have filed with the United States Securities and Exchange Commission (or similar Government Entity) and deliver to the Administrative Agent, promptly on its request therefor, copies of such filings;
(F)    such other statement or statements, lists of property and accounts, forecasts, reports and financial information (including a listing of all outstanding indebtedness of the Borrower and the Subsidiaries for borrowed monies) with respect to the business, operations and management of the Borrower and the Subsidiaries and the employment of the assets owned or operated directly or indirectly by the Borrower or any of the Subsidiaries as the Administrative Agent may from time to time reasonably request in writing and any material reports received by any thereof from their independent certified accountants; and
(G)    include in each Compliance Certificate when requested by the Administrative Agent from time to time a List of Liens, current as of the date of such Compliance Certificate;
(vii)    Qualification to Own U.S. Registered Helicopters. Throughout the Credit Period, the Borrower shall remain a United States citizen as defined by the FAA and be qualified to register the Mortgaged Helicopters in its name with the FAA and each of the Helicopter Owning Subsidiaries shall (i) be a United States citizen as defined by the FAA and be qualified to register its Mortgaged Helicopters in its name with the FAA or (ii) be qualified to register its Mortgaged Helicopters in its name under the laws of an Acceptable Jurisdiction;
(viii)     Corporate Existence. Except as expressly permitted pursuant to Section 10.1(b)(vi), do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, as well as the corporate existence of its Subsidiaries, and all licenses, franchises, permits and assets necessary to the conduct of its business and the business of its Subsidiaries;
(ix)    Books, Records, etc. Keep, and cause each of the Subsidiaries to keep, proper books of record and account into which full and correct entries shall be made, in accordance with GAAP throughout the Credit Period;
(x)    Inspection. Allow, upon reasonable notice, any representative or representatives designated by the Administrative Agent, subject to applicable laws and regulations, to visit and inspect any of its or any of the Subsidiaries’ properties, and, on request, to examine its or any of the Subsidiaries’ books of account, records, reports and other papers (and to make copies thereof and to take extracts therefrom) and to discuss the affairs, finances and accounts of any thereof with its officers and executive employees all at such reasonable times and as often as the Administrative Agent reasonably requests;
(xi)    Taxes. Pay and discharge, and cause each of the Subsidiaries to pay and discharge, all Taxes imposed upon it or upon its income or property prior to the date upon which penalties attach thereof; provided, however, that neither it nor any such Subsidiary shall be required to pay and discharge any such Tax which is being contested in good faith and by appropriate proceedings or other acts and so long as it or such Subsidiary shall set aside on its books adequate reserves with respect thereto;
(xii)     Compliance with Statutes, etc. Do, or cause to be done, all things necessary to comply with all material laws, rules and regulations, applicable to itself or to any of the Subsidiaries including, without limitation, such laws, rules and regulations relating to employee benefit plans and environmental matters, except to the extent that noncompliance with such laws, rules and regulations could not reasonably be expected to result in a Material Adverse Change;
(xiii)    Environmental Matters. Promptly upon the occurrence of any of the following conditions, provide to the Administrative Agent a certificate of a chief executive officer thereof, specifying in detail the nature of such condition and its proposed response or the response of its Environmental Affiliate: (a) its receipt or the receipt by any Subsidiary or any of their Environmental Affiliates of any written communication whatsoever that alleges that such person is not in compliance with any applicable Environmental Law or Environmental Approval, if such noncompliance could reasonably be expected to give rise to a Material Adverse Change, (b) knowledge by it, any Subsidiary or any of their Environmental Affiliates that there exists any Environmental Claim pending or threatened against any such person, which could reasonably be expected to give rise to a Material Adverse Change, or (c) any Release, emission, discharge or disposal of any Materials of Environmental Concern that could form the basis of any Environmental Claim against it, any Subsidiary or any of their Environmental Affiliates if such Environmental Claim could reasonably be expected to give rise to a Material Adverse Change. Upon the written request by the Administrative Agent, it will submit to the Administrative Agent at reasonable intervals, a report providing an update of the status of any issue or claim identified in any notice or certificate required pursuant to this subsection;
(xiv)    Insurance. (1) Shall, and shall procure that each of the Subsidiaries shall, maintain the insurances on its properties described in Sections 2.1(k) and (n), in amounts and with underwriters, brokers and protection and indemnity clubs acceptable to the Administrative Agent, and the Borrower shall provide the Administrative Agent with such documentation as the Administrative Agent should reasonably require evidencing the same and the Borrower shall comply with, or cause to be complied with the Required Insurance.
(A)    Nothing in this Section 10.1(a)(xiv) shall limit or prohibit (a) Borrower from maintaining the policies of insurance as required by the Required Insurance with higher limits than those specified in the definition of “Required Insurance”, or (b) Administrative Agent from obtaining insurance for its own account (and any proceeds payable under such separate insurance shall be payable as provided in the policy relating thereto); provided, however, that no insurance may be obtained or maintained that would limit or otherwise adversely affect the coverage of any insurance required to be obtained or maintained by the Required Insurance.
(B)    The Administrative Agent agrees to accept, in lieu of insurance against any risk with respect to the Mortgaged Helicopters, indemnification from, or insurance provided by, the U.S. Government, or upon the written consent of the Majority Lenders, an other Government Entity, against such risk in an amount that, when added to the amount of insurance, if any, against such risk that Borrower (or the applicable Helicopter Owning Subsidiary or any Eligible Lessee) may continue to maintain, in accordance with this Section 10.1(a)(xiv), during the period of such requisition or transfer, shall be at least equal to the amount of insurance against such risk otherwise required by this Section 10.1(a)(xiv).
(C)    All insurance proceeds in respect of the occurrence of an Event of Loss with respect to any Mortgaged Helicopter shall be paid to the Administrative Agent and applied in accordance with Section 5.3. To the extent that the Borrower is not required to prepay the Credit Facility in order to comply with the Financial Covenants and an Event of Default has not occurred and is continuing, the Administrative Agent shall distribute the proceeds to the Borrower. All insurance proceeds received as a result of damage to a Mortgaged Helicopter from an occurrence that is not an Event of Loss shall be paid to the Borrower provided that the Borrower is in compliance with all covenants and an Event of Default has not occurred and is continuing.
(xv)    Maintenance of Assets. Maintain and keep, and cause the Subsidiaries to maintain and keep, all properties used or useful in the conduct of their business in good condition, repair and working order and supplied with all necessary equipment and will make, or cause to be made, all necessary repairs, renewals and replacements thereof so that the business carried on in connection therewith and every portion thereof may be properly and advantageously conducted at all times;
(xvi)    Interest Coverage Ratio. Maintain, on a consolidated basis, commencing with the completion of the Fiscal Quarter ending June 30, 2014, an Interest Coverage Ratio of not less than 3.00 to 1.00, determined as at the end of each Fiscal Quarter;
(xvii)    Funded Debt/EBITDA. Maintain, on a consolidated basis, commencing with the completion of the Fiscal Quarter ending June 30, 2014, a ratio of Funded Debt to EBITDA of not more than 5.00 to 1.00, determined as at the end of each Fiscal Quarter;
(xviii)    [Reserved];
(xix)    [Reserved];
(xx)    Fair Market Value of Mortgaged Helicopters / Funded Debt. Ensure that the ratio of (A) the sum of (i) the aggregate Fair Market Value of all Mortgaged Helicopters and (ii) the aggregate value of the Borrower’s Accounts Receivable and Inventory (each as determined in accordance with GAAP) to (B) Funded Debt shall at all times equal or exceed one hundred twenty percent (120%);
(xxi)    [Reserved];
(xxii)     ERISA Matters. Forthwith upon learning of the occurrence of any material liability of the Borrower or any ERISA Affiliate in connection with any Withdrawal Liability or the happening of a Termination Event or of a failure to satisfy the minimum funding standards of Section 412 of the Code or Part 3, Subtitle B, of Title I of ERISA or similar funding requirements by any Plan, Multiple Employer Plan, Multiemployer Plan or Foreign Plan maintained or contributed to by the Borrower or any ERISA Affiliate, furnish or cause to be furnished to the Lenders written notice thereof;
(xxiii)    End of Fiscal Year. Cause, for financial reporting purposes, (a) each of its Fiscal Years to end on December 31 of each year and (b) each of its Fiscal Quarters to end on March 31, June 30, September 30 and December 31;
(xxiv)    [Reserved];
(xxv)    Appraisals. The Borrower, at its expense, shall deliver an annual appraisal report in respect of all Helicopters, at the request of the Administrative Agent or any Lender, with such appraisal to be prepared by Ascend Aviation Insight or any other appraiser satisfactory to the Majority Lenders and indicating the Fair Market Value of each Helicopter. If a Mortgaged Helicopter becomes Collateral during the year for which an appraisal has already been provided, the Fair Market Value of such Mortgaged Helicopter shall be deemed to be the purchase price of such Mortgaged Helicopter (as evidenced by the applicable invoice);
(xxvi)    Helicopter De-Registration Event. In respect of any Mortgaged Helicopter, the Borrower or the applicable Helicopter Owning Subsidiaries shall:
(A)    Furnish to the Administrative Agent, as soon as available but in any event no later than ten (10) Banking Days prior to the proposed date of any de-registration of a Mortgaged Helicopter under the law of a jurisdiction then applicable to such Mortgaged Helicopter (a “De-Registration Event”), a notice of such De- Registration Event;
(B)    Furnish to the Administrative Agent, on or prior to the date of any De-Registration Event, a certificate of the Borrower, signed on behalf of the Borrower by a duly authorized officer of the Borrower, stating that:

I.
The representations and warranties contained in this Agreement and the Loan Documents are correct on and as of the date of such De-Registration Event, before and after giving effect to such De-Registration Event;

II.	No event has occurred and is continuing, or would result from such De-Registration Event, that constitutes an Event of Default;

III.	Since the date hereof, there has been no development or event, or any prospective development or event, which has had or is reasonably likely to result in a Material Adverse Change;

IV.
The reason for the De-Registration Event is that the subject Mortgaged Helicopter will (i) be operated in a jurisdiction other than the jurisdiction it is operating in at that time or (ii) be disposed of as permitted pursuant to Section 10.2(a)(ii) or 10.1(b)(xii);

V.	Reserved; and

VI.
After the De-Registration Event, the ratio of (A) the sum of (i) the aggregate Fair Market Value of all Mortgaged Helicopters and (ii) the aggregate value of the Borrower’s Accounts Receivable and Inventory (each as determined in accordance with GAAP) to (B) Funded Debt shall at all times equal or exceed one hundred twenty percent (120%);

VII.
Upon receipt of a certificate certifying the items required by clauses (a) through (b) above of this subparagraph (xxiv), the Administrative Agent shall, unless it has reason to believe that the certificate referred to in this subsection (VII) shall be incorrect in a material respect, release the applicable Mortgage as it relates to the Mortgaged Helicopter proposed to be de-registered. Each Lender agrees that the Administrative Agent shall be entitled to rely on any document submitted to it by the Borrower hereunder and that no Lender need be consulted or notified in advance of any De-Registration Event provided for in this Section 10.1(a)(xxvi). The Administrative Agent shall, promptly following any such De-Registration Event, give notice thereof to all Lenders.

(xxvii)    New Helicopters. In the event the Borrower desires to add any new or unmortgaged Helicopter to the list of Mortgaged Helicopters in Schedule B-1 hereto, whether or not to replace any Mortgaged Helicopter that is the subject of a De-Registration Event pursuant to Section 10.1(a)(xxvi), such new or unmortgaged Helicopter shall be added to Schedule B-1 hereto by the Administrative Agent (who shall send to all parties hereto a revised Schedule B-1 adding such new or unmortgaged Helicopter), so long as the Borrower shall furnish to the Administrative Agent on or prior to the date of addition of such new or unmortgaged Helicopter the items listed in clauses (A) through (L) below:
(A)    A Mortgage for such new or unmortgaged Helicopter together with evidence that a Mortgage Filing with respect to such Mortgage is in full force and effect as of the date of addition of such new or unmortgaged Helicopter;
(B)    A supplement to the Security Agreement;
(C)    (i) An invoice indicating the purchase price of any newly acquired Helicopter or (ii) the Fair Market Value from an Ascend Aviation Insight report for any unmortgaged Helicopter (or, with respect to any unmortgaged Helicopter which was not included in the most recent appraisal required pursuant to Section 10.1(a)(xxv), a certificate from a duly authorized officer of the Borrower regarding the Fair Market Value of such Helicopter; provided that, for the avoidance of doubt, any such unmortgaged Helicopter for which a certificate regarding Fair Market Value is provided pursuant to this Section 10.1(a)(xxvii)(C)(ii) shall be included in any subsequent appraisals required pursuant to Section 10.1(a)(xxv) in order to determine Fair Market Value;
(D)    A certificate of the Borrower, signed on behalf of the Borrower by a duly authorized officer of the Borrower, stating that:

I.
the representations and warranties contained in this Agreement, the Notes and each Security Document are correct on and as of the date of the addition of such new or unmortgaged Helicopter, before and after giving effect to the addition of such new or unmortgaged Helicopter;

II.	no event has occurred and is continuing, or would result from the addition of such new or unmortgaged Helicopter, that constitutes an Event of Default; and

III.	the State of Registration for such new or unmortgaged Helicopter is an Acceptable Jurisdiction;
(E)    Evidence of the filing or recording, as applicable, of all necessary or advisable (as determined by the Administrative Agent) instruments to effect the perfection of the Administrative Agent’s interest in such Helicopter with the applicable Aviation Authority;
(F)    All necessary or desirable (as determined by the Administrative Agent) permits and documents of similar import in other jurisdictions reasonably requested by the Administrative Agent and necessary or advisable to (x) perfect or otherwise record and (y) protect the security interest of the Administrative Agent in such Helicopter (including any IDERA in favor of the Administrative Agent, as applicable);
(G)     A legal opinion or legal opinions of special counsel in respect of local Aviation Authority matters including, without limitation as applicable, (x) an opinion regarding any Cape Town Treaty filings (y) the required steps to perfect a Mortgage Filing, the due taking of such steps to perfect, and the enforceability of the related Mortgage (if any), and (z) the taking of such other action in such jurisdiction as may be recommended or customary, which counsel and opinion shall be in form and substance reasonably acceptable to the Administrative Agent; and (ii) a favorable opinion of Baker Botts L.L.P., special counsel to the Security Parties, in such form as the Administrative Agent may agree, with respect to such Helicopter and as to such other matters as the Administrative Agent may reasonably request;
(H)    A copy of the registration certificate of such Helicopter, or other evidence of registration reasonably satisfactory to the Administrative Agent, noting the interest of the Borrower or the applicable Helicopter Owning Subsidiary as the owner of such Helicopter, issued by the State of Registration (if available) and, if reasonably available, a copy of the certificate of airworthiness issued by the State of Registration, or other evidence reasonably satisfactory to the Administrative Agent of the issuance of such certificate of airworthiness;
(I)    A Guaranty supplement duly executed by each Person who, prior to such execution, was not a Guarantor, and who has any ownership interest in such Helicopter;
(J)    Acknowledgment copies or stamped receipt copies of proper financing statements (if applicable), duly filed under the Uniform Commercial Code of all jurisdictions that the Administrative Agent may deem necessary or desirable in order to perfect and protect the first priority liens and security interests created under the applicable Security Documents;
(K)    If such Mortgaged Helicopter shall be subject to a lease with a third party operator, the Borrower shall provide a certified checklist setting forth the extent of such lease’s compliance with the requirements contained in the definition of “Eligible Lessee” and “Eligible Lease” (which in the case of a U.S. Army Lease, may not be fully compliant as an Eligible Lease), including compliance with the Required Insurance provisions;
(L)    Each Lender agrees that the Administrative Agent shall be entitled to rely on any document submitted to it by the Borrower hereunder and that no Lender need be consulted or notified in advance regarding such Helicopter to be made subject to Security Documents and added to Schedule B-1 hereto as provided in this Section 10.1(a)(xxvii). The Administrative Agent shall promptly notify each Lender following the addition of each new Helicopter;
(M)    Reserved;
(N)    Each such Mortgaged Helicopter shall be bound by the provisions under the Credit Agreement and the Security Documents that relate to the Mortgaged Helicopters;
(xxviii)    Visitation Rights. At any reasonable time and from time to time upon reasonable notice, permit visitation and inspection of any Mortgaged Helicopter and the making of copies of Helicopter Related Documents and Records;
(xxix)    Perfection and Priority of Collateral.
(A)    Take whatever actions are necessary or appropriate in a timely manner to perfect with first priority and continue the Administrative Agent’s security interests with first priority in the Collateral. The Borrower will deliver to the Administrative Agent documents evidencing or constituting such perfection and priority status of the Collateral upon the Administrative Agent’s request. Notwithstanding the foregoing, the Borrower will take such actions as the Administrative Agent may reasonably request from time to time to perfect or maintain the perfection and priority of any Collateral. The Borrower and each other Security Party hereby appoints the Administrative Agent as its irrevocable attorney-in-fact for the purpose of executing any documents necessary to perfect or continue the security interests of the Administrative Agent, included, but not limited to, the filing of Uniform Commercial Code financing statements. Without limiting the foregoing, the Borrower shall furnish an IDERA with respect to any Mortgaged Helicopter registered in a country other than the United States promptly upon the request of the Administrative Agent; and
(B)    If a Mortgaged Helicopter is subject to an Eligible Lease, the Borrower shall exercise all of its rights under such Lease to cause and shall otherwise use commercially reasonable efforts to cause such Eligible Lessee to do or cause to be done any and all acts and things which may be required or desirable (in the reasonable judgment of the Administrative Agent) to ensure that the Borrower or applicable Helicopter Owning Subsidiary shall have the full benefit of the Cape Town Treaty and/or the Protocol in connection with such Mortgaged Helicopter and leased to such Eligible Lessee, including (but not limited to) any matters connected with registering, perfecting, preserving and/or enhancing any international interest constituted by the lease of the relevant aircraft object;
(C)    In the event that, subsequent to the Closing Date, any Person becomes a Domestic Subsidiary, whether pursuant to formation, acquisition or otherwise, (x) the Borrower shall promptly notify the Administrative Agent and the Lenders thereof and (y) within 30 days after such Person becomes a Domestic Subsidiary, the Borrower shall cause such Domestic Subsidiary (i) other than with respect to any Excluded Domestic Subsidiary, to become a new Guarantor and to grant Liens in favor of the Administrative Agent in all of its personal property that would constitute Collateral (provided that, only 65% of the issued and outstanding voting Equity Interests and 100% of the issued and outstanding non-voting Equity Interests of its First-Tier Foreign Subsidiaries shall be required to be pledged as Collateral by such new Guarantor) by executing and delivering to the Administrative Agent a supplement to the Security Agreement in form and substance reasonably satisfactory to the Administrative Agent, executing and delivering a Copyright Security Agreement, Patent Security Agreement and Trademark Security Agreement, as applicable, and authorizing and delivering, at the request of the Administrative Agent, such UCC financing statements or similar instruments required by the Administrative Agent to perfect the Liens in favor of the Administrative Agent and granted under any of the Loan Documents and (ii) to deliver all such other documentation (including, without limitation, certified organizational documents, resolutions, lien searches and legal opinions) and to take all such other actions as such Subsidiary would have been required to deliver and take pursuant to Section 4.1 if such Subsidiary had been a Security Party on the Closing Date. In addition, within 30 days after the date any Person becomes a Domestic Subsidiary, the Borrower shall, or shall cause the applicable Security Party to (i) pledge all of the Equity Interests of such Domestic Subsidiary (other than with respect to any Excluded Domestic Holding Company, in which case such pledge shall be limited to 65% of the issued and outstanding voting Equity Interests and 100% of the issued and outstanding non-voting Equity Interests of such Subsidiary) to the Administrative Agent as security for the Obligations by executing and delivering a supplement to the Security Agreement in form and substance satisfactory to the Administrative Agent, and (ii) deliver the original certificates evidencing such pledged Equity Interests to the Administrative Agent, together with appropriate powers executed in blank;
(D)    In the event that, subsequent to the Closing Date, any Person becomes a Foreign Subsidiary, whether pursuant to formation, acquisition or otherwise, (x) the Borrower shall promptly notify the Administrative Agent and the Lenders thereof and (y) to the extent such Foreign Subsidiary is a First Tier Foreign Subsidiary, within 60 days after such Person becomes a Foreign Subsidiary or, if the Administrative Agent determines in its sole discretion that the Borrower is working in good faith, such longer period as the Administrative Agent shall permit not to exceed 60 additional days, the Borrower shall, or shall cause the applicable Security Party to (i) pledge 65% of the issued and outstanding voting Equity Interests and 100% of the issued and outstanding non-voting Equity Interests of such Foreign Subsidiary to the Administrative Agent as security for the Obligations pursuant to a joinder to the Security Agreement in form and substance satisfactory to the Administrative Agent, (ii) deliver the original certificates evidencing such pledged Equity Interests to the Administrative Agent, together with appropriate powers executed in blank and (iii) deliver all such other documentation (including, without limitation, certified organizational documents, resolutions, lien searches and legal opinions) and to take all such other actions as the Administrative Agent may reasonably request;
(E)    The Borrower agrees that, following the delivery of any Security Documents required to be executed and delivered by this subsection (a)(xxix), the Administrative Agent shall have a valid and enforceable, first priority perfected Lien on the property required to be pledged pursuant to subsections (a)(xxix)(C) and (D) (to the extent that such Lien can be perfected by execution, delivery and/or recording of the Security Documents or UCC financing statements, or possession of such Collateral), free and clear of all Liens other than Permitted Liens. All actions to be taken pursuant to this subsection shall be at the expense of the Borrower or the applicable Security Party, and shall be taken to the reasonable satisfaction of the Administrative Agent;
(xxx)    Compliance with Material Agreements. Make all payments and otherwise perform all obligations in respect of all agreements, contracts and other arrangements material to the business of any Security Party and to which such Security Party is a party, and keep such agreements and contracts in full force and effect, except, in any case, where the failure to do so, either individually or in the aggregate, would not constitute a Material Adverse Change in the Borrower (taking into account the Borrower’s Subsidiaries as a whole);
(xxxi)    Helicopter Registration. Each Helicopter Owning Subsidiary is qualified, and at all times shall be qualified, to own and register its Mortgaged Helicopters in the United States and in any other Acceptable Jurisdiction in which such Mortgaged Helicopters are registered;
(xxxii)    Solvency. Each of the Security Parties is individually, and the Security Parties collectively are, solvent and will remain solvent, so long as any part of the Credit Facility or any other amount due under this Agreement or any Loan Documents shall remain unpaid, or any Lender shall have any Commitment hereunder;
(xxxiii)    [Reserved];
(xxxiv)    Mortgaged Helicopters. Any Helicopter owned by the Borrower or a Helicopter Owning Subsidiary that is registered and operating in the United States and which Borrower or any Helicopter Owning Subsidiary is required to mortgage in order that Borrower maintains compliance with the Financial Covenants shall become a Mortgaged Helicopter as provided in Section 10.1 (b )(xvi) hereof; and
(xxxv)    U.S. Army Leases. Notwithstanding any provisions in this Agreement to the contrary, a Mortgaged Helicopter may be leased pursuant to the terms of a U.S. Army Lease provided that (i) a copy of such U.S. Army Lease is delivered to the Administrative Agent upon its execution, (ii) the Borrower and relevant Helicopter Owning Subsidiary shall maintain the perfection and priority of the Administrative Agent's security interest in such Mortgaged Helicopter and (iii) for the period of time during which such Mortgaged Helicopter is subject to a U.S. Army Lease, the Borrower shall not include such Mortgaged Helicopter's Fair Market Value for purposes of the requirements set forth in Section 10.1(a)(xx) of this Agreement.
(xxxvi)    Post-Closing Covenants. The Borrower shall deliver, or shall cause to be delivered, to the Administrative Agent, (A) on or prior to the date that is ten (10) Banking Days after the Closing Date (or such later date as the Administrative Agent shall agree in its sole discretion), Deposit Account Control Agreements required pursuant to the terms of the Security Agreement, (B) on or prior to the date that is five (5) Banking Days after the Closing Date (or such later date as the Administrative Agent shall agree in its sole discretion), a legal opinion from Aviation Counsel in respect of local Aviation Authority matters (including, without limitation as applicable, an opinion regarding any Cape Town Treaty filings) and (C) on or prior to the date that is ten (10) days after the Closing Date (or such later date as the Administrative Agent shall agree in its sole discretion), an endorsement naming the Administrative Agent as lenders’ loss payee and mortgagee, as its interests may appear, with respect to the Security Parties’ property insurance, in the case of each of clauses (A), (B) and (C) above, in form and substance satisfactory to the Administrative Agent.
(q)    The Security Parties will not, without the prior written consent of the Lenders:
(i)    Liens. Create, assume or permit to exist, or permit any of its Subsidiaries to create, assume or permit to exist, any Lien, upon any of the properties or other assets of any thereof, except:
(A)    liens for Taxes not yet payable or that are being contested in good faith and by appropriate proceedings and for which adequate reserves have been set aside on the books thereof;
(B)    pledges or deposits to secure obligations under workmen’s compensation laws or similar legislation, deposits to secure public or statutory obligations, warehousemen’s or other like liens, or deposits to obtain the release of such liens and deposits to secure surety, appeal or customs bonds on which it or any Subsidiary is the principal, as to all of the foregoing, only to the extent arising and continuing in the ordinary course of business;
(C)    liens, charges and other encumbrances over such property or other assets (other than the Mortgaged Helicopters) of the Borrower or any of the Helicopter Owning Subsidiaries, unless otherwise prohibited by Section 10.1(b)(xii);
(D)    liens for carriers’ warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than thirty (30) days or which are being contested in good faith and by appropriate proceedings;
(E)    any Eligible Lease or Lien on a Mortgaged Helicopter arising in connection with an Eligible Lease of such Mortgaged Helicopter, which Lien is expressly permitted by such Eligible Lease to exist and which Lien the related Eligible Lessee is ultimately obligated to remove; a U.S. Army Lease or Lien arising on a Mortgaged Helicopter in connection with a U.S. Army Lease of such Mortgaged Helicopter, or a contract with a United States Government Entity as to which a Helicopter Owning Subsidiary or its Affiliates remains in operational control;
(F)    the Liens in favor of the Administrative Agent securing the Obligations; provided that no Liens may secure Hedging Obligations or Bank Product Obligations without securing all other Obligations on a basis at least pari passu with such Hedging Obligations or Bank Product Obligations and subject to the priority of payments set forth in Sections 7.1 and Section 9.3;
(G)    the mortgages on the U.S. Bancorp Helicopters;
(H)    existing liens on Helicopters acquired pursuant to the terms of Section 10.1(b)(xvi);
(I)    Liens arising in the ordinary course of business in connection with any maintenance provider’s contract with respect to Helicopters being serviced by such maintenance provider;
(J)    Liens arising in the ordinary course of business consisting of the right of maintenance providers to replace Engines and Parts of any Helicopter being serviced by such maintenance provider, and to exchange the title to such Engines or Parts, in replacement or substitution of an equal number of Engines and Parts and title thereto (as applicable); and
(K)    Liens on assets of the Borrower or any Subsidiary of the Borrower not otherwise permitted by this Section 10.1(b)(i) securing obligations in an aggregate outstanding principal amount not to exceed $50,000,000 at any time outstanding.
(ii)    Sale of Assets. (i) Cease, or threaten to cease, its operations in the case of the Borrower and its Subsidiaries (taken as a whole); (ii) sell or otherwise dispose of, or threaten to sell or otherwise dispose of, all or substantially all of the assets of the Borrower and its Subsidiaries (taken as a whole); or (iii) all or substantially all of such assets of the Borrower and its Subsidiaries (taken as a whole) are seized or otherwise appropriated except for requisition for hire;
(iii)    Dividends. Dividends may be paid quarterly with respect to common shares provided that each of the following conditions is met at the time of declaration and at the time of payment (and the Borrower shall have certified in writing to the Administrative Agent that such conditions are met and supplied to the Administrative Agent calculations to back-up such conclusions): (w) the unaudited consolidated financial statements of the Borrower for the then Fiscal Quarter shall have been provided to the Administrative Agent, (x) no Event of Default or breach of the Financial Covenants has occurred and is continuing or would occur as a consequence of the declaration or payment of a dividend or other payment contemplated in this Section 10.1(b)(iii), (y) such dividends payable in any Fiscal Year do not exceed 20% of the net income of the Borrower over the most recently completed four Fiscal Quarters and (z) at least $50,000,000 will be available under the Credit Facility after such payments are made;
(iv)    Limitations on Ability to Make Distributions. Create or otherwise cause to permit to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary (other than a Subsidiary acquired after the Closing Date pursuant to the terms of Section 10.1(b)(xvi) to (a) pay dividends or make any other distributions on its capital stock or limited liability company interests, as the case may be, to the Borrower or any Subsidiary or pay any Indebtedness owed to the Borrower, (b) make any loans or advances to the Borrower, or (c) transfer any of its property or assets to the Borrower other than any such encumbrance or restriction agreed to (i) by any Security Party in favor of the Administrative Agent in any Loan Document, (ii) by any Helicopter Owning Subsidiary incurring Secured Debt permitted hereunder to the extent such Secured Debt is incurred in connection with the acquisition or refinancing of its Mortgaged Helicopters, (iii) any Subsidiary party to any Joint Venture in respect of a restriction referred to in subsection (c) above or (iv) any Subsidiary party to any Joint Venture to the extent such Joint Venture incurs Indebtedness, but only to the extent the parties to such Joint Venture are required to agree to any such restrictions;
(v)    Changes in Business. Change or permit any of the Subsidiaries to change, the nature of its business or commence any other business not reasonably related to environmental services, energy services, aviation services or related businesses;
(vi)    Consolidation, Merger. Consolidate with, or merge into, or agree to merge or become consolidated with, or merge into any corporation or lease in one or more transactions all or substantially all of its assets to any other person; provided, that (w) the Borrower can merge into, or agree to merge or become consolidated with any corporation so long as the Borrower is the surviving entity, (x) any Subsidiary can merge into, or agree to merge or consolidate with any other Domestic Subsidiary, (y) any Foreign Subsidiary can merge into, or agree to merge or consolidate with (A) any other Foreign Subsidiary or (B) any Domestic Subsidiary, so long as, in the case of clause (B), such Domestic Subsidiary is the surviving entity, and (z) any Subsidiary can merge into, or agree to merge or become consolidated with the Borrower), in each case so long as:
(A)    the surviving entity is organized, existing and in good standing under the Applicable Laws of the United States, any State of the United States or the District of Columbia and, upon consummation of such transaction, such person will be a U.S. Air Carrier;
(B)    the surviving entity, to the extent not already a Security Party, executes and delivers to Administrative Agent a duly authorized, legal, valid, binding and enforceable agreement, reasonably satisfactory in form and substance to Administrative Agent, containing an effective assumption by such person of the due and punctual performance and observance of each covenant, agreement and condition in this Agreement and the Loan Documents to be performed or observed by Borrower, confirmation that each representation and warranty of each Security Party will be true immediately following the effectiveness of such merger or consolidation and delivery of any documents required pursuant to Section 10.1(a)(xxix)(C);
(C)    if the Mortgaged Helicopters are, at the time, registered with the FAA, such person makes such filings and recordings with the FAA pursuant to the Act or if any Mortgaged Helicopter is, at the time, not registered with FAA, the surviving entity makes such filings and recordings with the applicable Aviation Authority as shall be necessary to evidence such consolidation or merger; and
(D)    immediately after giving effect to such consolidation or merger no Event of Default shall have occurred and be continuing (or which occur with the passage of time, notice or both);
(vii)    Use of Proceeds. Use the proceeds of the Credit Facility in violation of Regulation T, U or X of the Board of Governors of the Federal Reserve System, as in effect from time to time;
(viii)    Redemption/Repurchase of Securities. Redeem or repurchase any of its outstanding convertible subordinated bonds or any class of its capital stock now or hereafter outstanding, unless after giving effect to any such redemption or repurchase it is in compliance with its covenants hereunder and no Event of Default shall have occurred and be continuing and notification of any such redemption or repurchase shall be included in the next quarterly Compliance Certificate delivered to the Agent;
(ix)    No Money Laundering. In connection with this Agreement, contravene any law, official requirement or other regulatory measure or procedure implemented to combat “money laundering” (as defined in Article 1 of the Directive (2005/60/EC) of the Council of the European Communities);
(x)    Limitation on Investments in Joint Ventures and in any Subsidiary that is not a Security Party. Make, and will not permit any Subsidiary to make, any Investment in any Joint Venture or any Subsidiary that is not a Security Party except, in the absence of an Event of Default, the Borrower and any Subsidiary may make any Investment in any Joint Venture or any Subsidiary that is not a Security Party on any date, if, immediately after giving effect to such Investment, the aggregate book value of all Investments made by the Borrower and its Subsidiaries would not exceed fifteen percent (15%) of the Borrower’s Tangible Net Assets based on the most recent financial statements of the Borrower required to be provided pursuant to Section 10.1(a)(vi); provided, however, that at the time of such Investment and immediately after giving effect thereto the Borrower shall be in compliance with all provisions in Section 10.1;
(xi)    Limitation on Indebtedness. Incur, and shall procure that the Subsidiaries will not incur, any Indebtedness, except:
(A)    Indebtedness under this Agreement;
(B)    existing Indebtedness as set forth in Schedule D attached hereto (including existing operating leases), and the renewals of such Indebtedness as long as there is no resulting increase in Indebtedness;
(C)    Indebtedness under interest rate, foreign exchange or derivatives transactions entered into in the ordinary course of business;
(D)    Indebtedness under performance guarantees and standby letters of credit entered into in the ordinary course of business;
(E)    issuance by the Borrower of unsecured Indebtedness that has a final maturity date after the Termination Date;
(F)    Indebtedness incurred in connection with an acquisition permitted hereunder;
(G)    existing Indebtedness of a Subsidiary acquired after the Closing Date pursuant to the terms of Section 10.1(b)(xvi); and
(H)    all other Indebtedness provided that the incurrence of such Indebtedness does not breach any of the covenants in Section 10.1;
(xii)    Negative Pledge; Sale of Certain Assets. Other than with respect to the existing pledges of any Subsidiary that are acquired after the Closing Date pursuant to the terms of Section 10.1(b)(xvi) and any pledges and encumbrances in favor of the Administrative Agent under any Loan Document, sell, encumber or otherwise transfer, or permit any Subsidiary to sell, encumber or otherwise transfer, any of its assets or property, including but not limited to the Helicopters (other than the US Bancorp Helicopters), or any of the right, title or interest of any thereof therein, assign, pledge or otherwise encumber any earnings of, insurances covering or requisition compensation in respect of, any of its assets or property, including but not limited to the Helicopters (other than the US Bancorp Helicopters), or sell, assign, pledge or otherwise transfer or encumber any of the shares of stock of any of the Subsidiaries directly or indirectly legally or beneficially owned by the Borrower, unless after giving effect to any such sale, assignment, pledge, transfer or other encumbrance made under any part of this subsection (xii), the Borrower is in compliance with the Financial Covenants and its other covenants and no Event of Default shall have occurred and be continuing;
(xiii)    Transactions with Affiliates. Sell, lease, transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from or otherwise engage in any other transactions with, any of its Affiliates, except (i) in the ordinary course of business at prices and on terms and conditions not less favorable to such Security Party than could be obtained on an arm’s length basis from unrelated third parties, or (ii) transactions between or among the Borrower and any one or more of the Guarantors not involving any other Affiliate;
(xiv)    Accounting Changes; Organizational Documents. (a) Change its Fiscal Year end, or make (without the consent of the Administrative Agent) any material change in its accounting treatment and reporting practices except as required by GAAP, (b) amend, modify or change its articles of incorporation (or corporate charter or other similar organizational documents) or amend, modify or change its bylaws (or other similar documents) in any manner materially adverse to the rights or interests of the Creditors or (c) change its organization form or its jurisdiction of organization;
(xv)    No Change of Control. There shall be no Change of Control of the Borrower or any other Security Party
(xvi)     Limitations on Acquisitions. Acquire capital stock or other equity interests in other companies provided, however, that an acquisition shall be permitted if the Borrower is and shall continue to be in compliance with the Financial Covenants. If an acquisition results in a Subsidiary of the Borrower owning Helicopters that are subject to mortgages in favor of certain lenders (other than the Lenders), the value of which exceeds 30% of the net book value (determined in accordance with GAAP) of all Helicopters owned by the Borrower and its Subsidiaries (including those acquired in such acquisition), then within one year after the acquisition is effected, the Borrower shall secure releases of such mortgages such that the value of Helicopters that are owned by the Borrower and its Subsidiaries and are subject to mortgages in favor of certain lenders (other than the Lenders) shall not exceed 30% of the net book value (determined in accordance with GAAP) of all of Helicopters owned by the Borrower and its Subsidiaries; and
(xvii)    Government Regulation. Be or become subject at any time to any law, regulation or list of any Government Entity of the United States (including, without limitation, the OFAC list) that prohibits or limits the Lenders or the Administrative Agent from making any advance or extension of credit to the Borrower or from otherwise conducting business with the Security Parties, or (b) fail to provide documentary and other evidence of the identity of the Security Parties as may be requested by the Lenders or the Administrative Agent at any time to enable the Lenders or the Administrative Agent to verify the identity of the Security Parties or to comply with any applicable law or regulation, including, without limitation, Section 326 of the Patriot Act at 31 U.S.C. Section 5318.
11.2.    Helicopter Covenants. Each of the Security Parties hereby covenants and undertakes with the Administrative Agent and the Lenders that, from the date hereof and so long as (x) any commitments to advance credit herein remain in effect or (y) any principal, interest or other moneys are owing in respect of the Credit Facility or otherwise owing under this Agreement or under the Notes:
(j)    Possession, Operation, and Use, Maintenance, Registration and Markings.
(v)    General. Except as otherwise expressly provided herein, the Borrower and the applicable Helicopter Owning Subsidiary shall be entitled to operate, use, locate, employ or otherwise utilize or not utilize the Mortgaged Helicopters, Engines or any Parts in any lawful manner or place in accordance with the Borrower’s or applicable Helicopter Owning Subsidiary’s business judgment;
(vi)    Possession. The Borrower and the applicable Helicopter Owning Subsidiary, without the prior consent of the Administrative Agent, shall not lease or otherwise in any manner deliver, transfer possession of, or relinquish possession of any Mortgaged Helicopter; except that the Borrower and the applicable Helicopter Owning Subsidiary may, without such prior written consent of the Administrative Agent:
(A)    Deliver or permit any Eligible Lessee to deliver possession of a Mortgaged Helicopter or any Part (x) to the manufacturer thereof or to any third-party maintenance provider for testing, service, repair, maintenance or overhaul work on such Mortgaged Helicopter or any Part, or, to the extent required or permitted by Section 10.2(c) hereof, for alterations or modifications in or additions to such Mortgaged Helicopter or for exchange, substitution or replacement of any Engine or any Part (whether or not in connection with an exchange of title) and replacement of such Engine or any such Part, or (y) to any Person for the purpose of transport to a Person referred to in the preceding subsection (x);
(B)    Enter into a charter or other similar arrangement with respect to a Mortgaged Helicopter (which shall not be considered a transfer of possession hereunder); provided that the Borrower’s obligations hereunder shall continue in full force and effect notwithstanding any such charter or other similar arrangement;
(C)    So long as no Event of Default shall have occurred and be continuing, and subject to the provisions of the immediately following paragraph, enter into (i) a U.S. Army Lease subject to the provisions of Section 10.1(a)(xxxv) hereof; and (ii) an Eligible Lease with respect to a Mortgaged Helicopter to any Eligible Lessee; provided that, Borrower or the applicable Helicopter Owning Subsidiary shall have furnished Administrative Agent (I) a copy of such Eligible Lease; and (II) such information as the Administrative Agent may reasonably require to verify that the lessee is an Eligible Lessee and the lease is an Eligible Lease; and
(D)    Permit the installation of any Engine or Part on any other helicopter owned by the Borrower or any of its Subsidiaries to the extent that a replacement Engine or Part, as applicable, is reinstalled on such Mortgaged Helicopter;
provided that (1) the rights of any transferee who receives possession by reason of a transfer permitted by any of clauses (B) or (C) of this Section 10.2(a)(ii) (as relates to an Eligible Lease) shall be subject and subordinate to all the terms of this Agreement, (2) the Borrower shall remain primarily liable for the performance of all of the terms of this Agreement and all the terms and conditions of this Agreement and the other Loan Documents shall remain in effect and (3) no lease or transfer of possession otherwise in compliance with this Section 10.2(a)(ii) shall (x) result in any registration or re-registration of an Aircraft, except to the extent permitted by Section 10.2(a)(v) or the maintenance, operation or use thereof except in compliance with Sections 10.2(a)(iii) and 10.2(a)(iv) or (y) permit any action not permitted to the Borrower hereunder.
In the case of any Eligible Lease permitted under this Section 10.2(a)(ii), (w) Borrower shall provide written notice to Administrative Agent; (x) Borrower shall furnish to Mortgagee evidence reasonably satisfactory to Mortgagee that the insurance required by Section 10.1(a)(xiv) remains in effect; (y) all necessary documents shall have been duly filed, registered or recorded in such public offices as may be required fully to preserve the first priority security interest and International Interest (subject to Permitted Liens) of Administrative Agent in each Mortgaged Helicopter; and (z) Borrower shall reimburse Administrative Agent for all of its reasonable out-of-pocket fees and expenses, including, without limitation, reasonable fees and disbursements of outside counsel, incurred by Administrative Agent in connection with any such lease. Except as otherwise provided herein and without in any way relieving the Borrower from its primary obligation for the performance of its obligations under this Agreement, the Borrower may in its sole discretion permit a lessee to exercise any or all rights which the Borrower would be entitled to exercise under Sections 10.2(a) and 10.2(c), and may cause a lessee to perform any or all of the Borrower’s obligations under Section 10.2, and the Administrative Agent agrees to accept actual and full performance thereof by a lessee in lieu of performance by the Borrower.
(vii)    Operation and Use. So long as the Mortgaged Helicopters are serving as Collateral, the Borrower or the applicable Helicopter Owning Subsidiary shall not operate, use or locate any Mortgaged Helicopter, or allow any Mortgaged Helicopter to be operated, used or located, (i) in any area excluded from coverage by any insurance required by the terms of Section 10.1(a)(xiv), or (ii) in any recognized area of hostilities unless covered in accordance with Section 10.1(a)(xiv) by war risk insurance, or (iii) in any jurisdiction other than the United States (including, for the avoidance of doubt, its territorial waters) or international waters or, if registered in another Acceptable Jurisdiction as permitted hereby, in such Acceptable Jurisdiction. So long as the Mortgaged Helicopters are subject to the Lien in favor of the Administrative Agent, the Borrower and related Helicopter Owning Subsidiary shall not permit any Mortgaged Helicopter to be used, operated, maintained, serviced, repaired or overhauled (x) in violation of any Applicable Law binding on or applicable to such Mortgaged Helicopters or (y) in violation of any airworthiness certificate, license or registration of any State of Registration relating to such Mortgaged Helicopters.
(viii)    Maintenance and Repair. So long as the Mortgaged Helicopters are serving as Collateral, the Borrower and related Helicopter Owning Subsidiary shall cause each Mortgaged Helicopter to be maintained, serviced, repaired and overhauled in accordance with (i) maintenance standards required by, or substantially equivalent to those required by, the FAA or the Aviation Authority in any other Acceptable Jurisdiction in which such Mortgaged Helicopter is registered for Helicopters of the same type, so as to (A) keep each Mortgaged Helicopter in as good operating condition as on the date hereof, ordinary wear and tear excepted, (B) keep each Mortgaged Helicopter in such operating condition as may be necessary to enable the applicable airworthiness certification of such Mortgaged Helicopter to be maintained under the regulations of the FAA or other Aviation Authority then having jurisdiction over the operation of such Mortgaged Helicopter, and (C) to keep all manufacturer’s warranties in effect unless such Mortgaged Helicopter is subject to a power by the hour agreement; and (ii) at least at the same standards as Borrower uses with respect to similar Helicopters of similar size in its fleet operated by Borrower in similar circumstances. Borrower further agrees that the Mortgaged Helicopters will be maintained, used, serviced, repaired, overhauled or inspected in compliance with Applicable Laws with respect to the maintenance of such Mortgaged Helicopters and in compliance with each applicable airworthiness certificate, license and registration relating to each Mortgaged Helicopter issued by the Aviation Authority. The Borrower shall maintain or cause to be maintained the Helicopter Related Documents and Records in the English language.
(ix)    Registration. The Borrower on or prior to the date hereof shall cause each Mortgaged Helicopter to be duly registered in its name or in the name of the applicable Helicopter Owning Subsidiary under the Act and except as otherwise permitted by this Section 10.2(a)(v) at all times thereafter shall cause each Mortgaged Helicopter to remain so registered. So long as no Event of Default shall have occurred and be continuing, Borrower may, by written notice to Administrative Agent, request to change the State of Registration of a Mortgaged Helicopter. Any such change in registration shall be effected only in compliance with, and subject to all of the conditions set forth in, Section 10.1(a)(xxvii) of this Agreement as fully as if it were a new Helicopter referred to in Section 10.1(a)(xxvii). Unless the Termination Date has occurred and all amounts owing under this Agreement and under the Notes have been paid in full, Borrower shall also cause Mortgages to be duly recorded and at all times maintained of record as a first-priority perfected mortgage (subject to Permitted Liens) on the Mortgaged Helicopters. Unless the Lien in favor of the Administrative Agent has been discharged, Borrower shall cause the International Interest granted under this Agreement in favor of the Administrative Agent in each Mortgaged Helicopter to be registered on the International Registry as an International Interest on such Mortgaged Helicopter, subject to the Administrative Agent providing its consent to the International Registry with respect thereto.
(x)    Markings. If permitted by Applicable Law, the Borrower will cause to be affixed to, and maintained in, the cockpit of each Mortgaged Helicopter that is not registered in the United States, in a clearly visible location, a placard of a reasonable size and shape bearing the legend: “Subject to a security interest in favor of SunTrust Bank, as Administrative Agent.” Such placards may be removed temporarily, if necessary, in the course of maintenance of such Mortgaged Helicopters. If any such placard is damaged or becomes illegible, Borrower shall promptly replace it with a placard complying with the requirements of this Section.
(k)    Inspection.
(iii)    At all reasonable times, so long as the Mortgaged Helicopters are serving as Collateral, Administrative Agent and/or its authorized representatives (the “Inspecting Parties”) may (not more than once every 12 months unless an Event of Default has occurred and is continuing then such inspection right shall not be so limited) inspect the Mortgaged Helicopters (including without limitation, the Helicopter Related Documents and Records).
(iv)     No such inspection shall interfere with Borrower’s, the applicable Helicopter Owning Subsidiary’s or any Eligible Lessee’s maintenance and operation of such Mortgaged Helicopter.
(v)    With respect to such rights of inspection, Administrative Agent shall not have any duty or liability to make, or any duty or liability by reason of making or not making, any such visit, inspection or survey.
(vi)    Each Inspecting Party shall bear its own expenses in connection with any such inspection (including the cost of any copies made in accordance with Section 10.2(b)(i)).
(l)    Replacement and Pooling of Parts, Alterations, Modifications and Additions; Substitution of Engines.
(i)    Replacement of Parts. Except as otherwise provided herein, so long as the Mortgaged Helicopters are serving as Collateral, Borrower, at its own cost and expense, will, or will cause the applicable Helicopter Owning Subsidiary or an Eligible Lessee to, at its own cost and expense, promptly replace (or cause to be replaced) all Parts which may from time to time be incorporated or installed in or attached to any Mortgaged Helicopter and which may from time to time become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use for any reason whatsoever, provided, however, that neither the Borrower, any Helicopter Owning Subsidiary or an Eligible Lessee shall be obligated to replace any Part which, in the reasonable judgment of the Borrower, is no longer necessary for the operation of the Mortgaged Helicopter. In addition, Borrower may, at its own cost and expense, or may permit the applicable Helicopter Owning Subsidiary or an Eligible Lessee at its own cost and expense to, remove (or cause to be removed) in the ordinary course of maintenance, service, repair, overhaul or testing any Parts, whether or not worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use; provided, however, that Borrower, except as otherwise provided herein, at its own cost and expense, will, or will cause the applicable Helicopter Owning Subsidiary or an Eligible Lessee at its own cost and expense to, replace such Parts as promptly as practicable. All replacement parts shall be free and clear of all Liens, except for Permitted Liens (and except in the case of replacement property temporarily installed on an emergency basis) and shall be in good operating condition and have a value and utility not less than the value and utility of the Parts replaced (assuming such replaced Parts were in the condition required hereunder).
(ii)    Parts. Except as otherwise provided herein, any Part at any time removed from any Mortgaged Helicopter shall remain subject to the Lien in favor of the Administrative Agent, no matter where located, until such time as such Part shall be replaced by a part that has been incorporated or installed in or attached to such Mortgaged Helicopter and that meets the requirements for replacement parts specified above. Immediately upon any replacement part becoming incorporated or installed in or attached to such Mortgaged Helicopter as provided in Section 10.2(c)(i), without further act, (i) the replaced Part shall thereupon be free and clear of all rights of the Administrative Agent and shall no longer be deemed a Part hereunder, and (ii) such replacement part shall become a Part subject to this Agreement and be deemed part of such Mortgaged Helicopter, for all purposes hereof to the same extent as the Parts originally incorporated or installed in or attached to such Mortgaged Helicopter.
(iii)    Alterations, Modifications and Additions. The Borrower (or the applicable Helicopter Owning Subsidiary) shall, or shall cause an Eligible Lessee to, make (or cause to be made) alterations and modifications in and additions to each Mortgaged Helicopter as may be required to be made from time to time to meet the applicable standards of the FAA or any other Aviation Authority having jurisdiction over the operation of such Mortgaged Helicopter, to the extent made mandatory in respect of such Mortgaged Helicopter (a “Mandatory Modification”). In addition, the Borrower or the applicable Helicopter Owning Subsidiary, at its own expense, may, or may permit an Eligible Lessee at its own cost and expense to, from time to time make or cause to be made such alterations and modifications in and additions to any Mortgaged Helicopter (each an “Optional Modification”) as the Borrower, the applicable Helicopter Owning Subsidiary or such Eligible Lessee may deem desirable in the proper conduct of its business including, without limitation, removal of Parts which Borrower deems are obsolete or no longer suitable or appropriate for use in such Mortgaged Helicopter; provided, however, that no such Optional Modification shall (i) materially diminish the Fair Market Value, utility, or useful life of any Mortgaged Helicopter below its Fair Market Value, utility or useful life immediately prior to such Optional Modification (assuming such Mortgaged Helicopter was in the condition required by this Agreement immediately prior to such Optional Modification) or (ii) cause any Mortgaged Helicopter to cease to have the applicable standard certificate of airworthiness except in limited circumstances solely for temporary experimental purposes. All Parts incorporated or installed in or attached to any Mortgaged Helicopter as the result of any alteration, modification or addition effected by the Borrower shall be free and clear of any Liens except Permitted Liens and become subject to the Lien in favor of the Administrative Agent; provided that the Borrower, the applicable Helicopter Owning Subsidiary or any Eligible Lessee may, at any time so long as a Mortgaged Helicopter is subject to the Lien in favor of the Administrative Agent, remove any such Part (such Part being referred to herein as a “Removable Part”) from such Mortgaged Helicopter if (i) such Part is in addition to, and not in replacement of or in substitution for, any Part originally incorporated or installed in or attached to such Mortgaged Helicopter at the time of delivery thereof hereunder or any Part in replacement of, or in substitution for, any such original Part, (ii) such Part is not required to be incorporated or installed in or attached or added to such Mortgaged Helicopter pursuant to the terms of Section 10.2(c)(ii) or the first sentence of this Section 10.2(c)(iii), and (iii) such Part can be removed from such Mortgaged Helicopter without materially diminishing its Fair Market Value, utility or remaining useful life which such Mortgaged Helicopter would have had at the time of removal had such removal not been effected by the Borrower, assuming the Mortgaged Helicopter was otherwise maintained in the condition required by this Agreement and such Removable Part had not been incorporated or installed in or attached to such Mortgaged Helicopter. Upon the removal by the Borrower of any such Part as above provided, title thereto shall, without further act, be free and clear of all rights of the Administrative Agent and such Part shall no longer be deemed a Part hereunder.
(m)    Loss, Destruction or Requisition.
(i)    Event of Loss With Respect to the Airframe. Upon the occurrence of an Event of Loss with respect to a Mortgaged Helicopter, the Borrower shall comply with the requirements set forth in Sections 5.3 and 10.1(a)(xiv) (D) of this Agreement.
(ii)    Non-Insurance Payments Received on Account of an Event of Loss. Any amounts, other than insurance proceeds in respect of damage or loss not constituting an Event of Loss, received at any time by the Administrative Agent or the Borrower from any government entity or any other Person in respect of any Event of Loss will be applied in prepayment of the Credit Facility to the extent (but only to the extent) such prepayment is required in order for the Borrower to continue to comply with the Financial Covenants. Any such prepayment shall be made together with interest thereon, breakfunding costs and the costs and expenses provided for in Section 14.5.
(iii)    Requisition for Use. In the event of a requisition for use by any Government Entity (except a United States Government Entity) or the requisition of title by any Government Entity of a Mortgaged Helicopters, the Borrower shall promptly notify the Administrative Agent of such requisition and all of the Borrower’s obligations under this Agreement, including the Financial Covenants, shall continue to the same extent as if such requisition had not occurred. Any payments received by the Administrative Agent or the Borrower (or the applicable Helicopter Owning Subsidiary) or Eligible Lessee from such Government Entity with respect to such requisition of use shall be applied in prepayment of the Credit Facility to the extent (but only to the extent) such prepayment is required in order for the Borrower to continue to comply with the Financial Covenants. In the event of an Event of Loss of an Engine resulting from the requisition for use by a non-US Government Entity of such Engine (but not the Airframe), the Owner will replace such Engine hereunder and any payments received by the Administrative Agent or the Borrower from such non-US Government Entity with respect to such requisition shall be applied in prepayment of the Credit Facility to the extent (but only to the extent) such prepayment is required in order for the Borrower to continue to comply with the Financial Covenants.
SECTION 12.        ASSIGNMENT AND PARTICIPATIONS
12.1.    Successors. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 11.2, (ii) by way of participation in accordance with the provisions of Section 11.4 or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 11.5 (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 11.4 and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
12.2.    Assignments. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and its Credit Facility Balance); provided that any such assignment shall be subject to the following conditions:
(f)    Minimum Amounts.
(iv)    in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitments or Credit Facility Balance at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund (except as prohibited in subsection (g) of this Section), no minimum amount need be assigned; and
(v)    in any case not described in subsection (a)(i) of this Section, the aggregate amount of the Commitment (which for this purpose includes the Credit Facility Balance outstanding thereunder) or, if the applicable Commitment is not then in effect, the Credit Facility Balance of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption Agreement with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption Agreement, as of the Trade Date) shall not be less than $5,000,000 and in minimum increments of $1,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).
(g)    Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Credit Facility Balance or the Commitments assigned.
(h)    Required Consents. No consent shall be required for any assignment except to the extent required by subsection (a)(ii) of this Section and, in addition:
(iv)    the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of such Lender or an Approved Fund of such Lender (except as prohibited in subsection (g) of this Section);
(v)    the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed); and
(vi)    the consent of the Letter of Credit Issuer (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding), and the consent of the Swing Line Bank (such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of the Commitments.
(i)    Assignment and Assumption Agreement. The parties to each assignment shall deliver to the Administrative Agent (i) a duly executed Assignment and Assumption Agreement, (ii) a processing and recordation fee of $3,500, (iii) an Administrative Questionnaire unless the assignee is already a Lender and (iv) the documents required under Section 7.2(f).
(j)    No Assignment to Borrower. No such assignment shall be made to the Borrower or the Borrower’s Affiliates or Subsidiaries.
(k)    No Assignment to Natural Persons. No such assignment shall be made to a natural person.
(l)    No Assignment to Disqualified Lenders. No such assignment shall be made to (i) any Person that is generally known as being primarily engaged in the business of acquiring distressed debt of Persons as a “loan-to-own” strategy for the purposes of acquiring control thereof, (ii) any competitor of the Security Parties previously identified in writing as a “disqualified institution” to the Administrative Agent and approved by the Administrative Agent in its reasonable discretion or (iii) any Person that is not an Eligible Assignee.
Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 11.3, from and after the effective date specified in each Assignment and Assumption Agreement, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption Agreement, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption Agreement, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption Agreement covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 4.3, 7.2, 12.2 and 18.11 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided that, except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 11.4. If the consent of the Borrower to an assignment is required hereunder (including a consent to an assignment which does not meet the minimum assignment thresholds specified above), the Borrower shall be deemed to have given its consent unless it shall object thereto by written notice to the Administrative Agent within seven (7) Banking Days after notice thereof has actually been delivered by the assigning Lender (through the Administrative Agent) to the Borrower.
12.3.    Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower (and with such agency being solely for tax purposes and solely with respect to the actions described in this Section), shall maintain at one of its offices in Atlanta, Georgia a copy of each Assignment and Assumption Agreement delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Credit Facility Balance owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). Information contained in the Register with respect to any Lender shall be available for inspection by such Lender at any reasonable time and from time to time upon reasonable prior notice; information contained in the Register shall also be available for inspection by the Borrower at any reasonable time and from time to time upon reasonable prior notice. In establishing and maintaining the Register, the Borrower hereby agrees that, to the extent SunTrust Bank serves in such capacity, SunTrust Bank and its officers, directors, employees, agents, sub-agents and affiliates shall constitute “Indemnified Parties”.
12.4.    Participations.Any Lender may at any time, without the consent of, or notice to, the Borrower, the Administrative Agent, the Swing Line Bank or the Letter of Credit Issuer, sell participations to any Person (other than a natural person, the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Advances owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Letter of Credit Issuer, the Swing Line Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.
(e)    Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver with respect to the following to the extent affecting such Participant: (i) increase the Commitment of such Lender; (ii) reduce the principal amount of any Advance or payment or disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder; (iii) postpone the date fixed for any payment of any principal of, or interest on, any Advance or payment or disbursement or any fees hereunder or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date for the termination or reduction of any Commitment; (iv) change Section 7.1(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby; (v) change any of the provisions of Section 18.5 or the definition of “Majority Lenders” or any other provision hereof specifying the number or percentage of Lenders which are required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder; (vi) release all or substantially all of the guarantors, or limit the liability of such guarantors, under any guaranty agreement guaranteeing any of the Obligations; or (vii) release all or substantially all collateral (if any) securing any of the Obligations. Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 4.3, 7.2 and 12.2 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section; provided that such Participant agrees to be subject to Section 12.5 as though it were a Lender. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 18.7 as though it were a Lender; provided that such Participant agrees to be subject to Section 7.1 as though it were a Lender.
(f)    Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register in the United States on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Advances or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or other obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive, absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.
(g)    A Participant shall not be entitled to receive any greater payment under Sections 7.2 and 12.2 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant shall not be entitled to the benefits of Section 7.2 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 7.2 as though it were a Lender
12.5.    Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including, without limitation, any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
SECTION 13.             ILLEGALITY, INCREASED COST, NON-AVAILABILITY, ETC.
13.1.    Illegality. If any Change in Law shall make it unlawful or impossible for any Lender to make, maintain or fund any LIBOR Advance and such Lender shall so notify the Administrative Agent, the Administrative Agent shall promptly give notice thereof to the Borrower and the other Lenders, whereupon until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such suspension no longer exist, the obligation of such Lender to make LIBOR Advances, or to continue or convert outstanding Advances as or into LIBOR Advances, shall be suspended. In the case of the making of a LIBOR Advance, such Lender’s Revolving Credit Advance shall be made as a Base Rate Advance as part of the same Advance for the same Interest Period and, if the affected LIBOR Advance is then outstanding, such Advance shall be converted to a Base Rate Advance either (a) on the last day of the then current Interest Period applicable to such LIBOR Advance if such Lender may lawfully continue to maintain such Advance to such date or (b) immediately if such Lender shall determine that it may not lawfully continue to maintain such LIBOR Advance to such date. Notwithstanding the foregoing, the affected Lender shall, prior to giving such notice to the Administrative Agent, designate a different Applicable Lending Office if such designation would avoid the need for giving such notice and if such designation would not otherwise be disadvantageous to such Lender in the good faith exercise of its discretion.
13.2.    Increased Cost.
(e)    If any Change in Law shall:
(vi)    impose, modify or deem applicable any reserve, special deposit or similar requirement that is not otherwise included in the determination of LIBOR hereunder against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in LIBOR) or the Letter of Credit Issuer;
(vii)    impose on any Lender, the Letter of Credit Issuer or the eurodollar interbank market any other condition affecting this Agreement or any LIBOR Advances made by such Lender or any Letter of Credit or any participation therein; or
(viii)    subject any Recipient to any Taxes (other than Indemnified Taxes, Other Taxes or Excluded Taxes) on its loans, loan principal, letters of credit, commitments or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;
and the result of any of the foregoing is to increase the cost to such Lender of making, converting into, continuing or maintaining a LIBOR Advance or to increase the cost to such Lender or the Letter of Credit Issuer of participating in or issuing any Letter of Credit or to reduce the amount received or receivable by such Lender or the Letter of Credit Issuer hereunder (whether of principal, interest or any other amount), then, from time to time, such Lender or the Letter of Credit Issuer may provide the Borrower (with a copy thereof to the Administrative Agent) with written notice and demand with respect to such increased costs or reduced amounts, and within five (5) Banking Days after receipt of such notice and demand the Borrower shall pay to such Lender or the Letter of Credit Issuer, as the case may be, such additional amounts as will compensate such Lender or the Letter of Credit Issuer for any such increased costs incurred or reduction suffered.
(f)    If any Lender or the Letter of Credit Issuer shall have determined that on or after the date of this Agreement any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender's or the Letter of Credit Issuer's capital (or on the capital of the Parent Company of such Lender or the Letter of Credit Issuer) as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender, the Letter of Credit Issuer or such Parent Company could have achieved but for such Change in Law (taking into consideration such Lender's or the Letter of Credit Issuer's policies or the policies of such Parent Company with respect to capital adequacy), then, from time to time, such Lender or the Letter of Credit Issuer may provide the Borrower (with a copy thereof to the Administrative Agent) with written notice and demand with respect to such reduced amounts, and within five (5) Banking Days after receipt of such notice and demand the Borrower shall pay to such Lender or the Letter of Credit Issuer, as the case may be, such additional amounts as will compensate such Lender, the Letter of Credit Issuer or such Parent Company for any such reduction suffered.
(g)    A certificate of such Lender or the Letter of Credit Issuer setting forth the amount or amounts necessary to compensate such Lender, the Letter of Credit Issuer or the Parent Company of such Lender or the Letter of Credit Issuer, as the case may be, specified in subsection (a) or (b) of this Section shall be delivered to the Borrower (with a copy to the Administrative Agent) and shall be conclusive, absent manifest error.
(h)    Failure or delay on the part of any Lender or the Letter of Credit Issuer to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or the Letter of Credit Issuer’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or the Letter of Credit Issuer under this Section for any increased costs or reductions incurred more than six (6) months prior to the date that such Lender or the Letter of Credit Issuer notifies the Borrower of such increased costs or reductions and of such Lender’s or the Letter of Credit Issuer’s intention to claim compensation therefor; provided, further, that if the Change in Law giving rise to such increased costs or reductions is retroactive, then such six-month period shall be extended to include the period of such retroactive effect.
13.3.    Replacement of Lender. If (a) any Lender requests compensation under Section 12.2, or if the Borrower is required to pay any additional amount to any Lender or any Government Entity for the account of any Lender pursuant to Section 7.2, (b) any Lender is a Defaulting Lender, or (c) in connection with any proposed amendment, modification, termination, waiver or consent with respect to any of the provisions hereof as contemplated by Section 18.5, the consent of Majority Lenders shall have been obtained but the consent of one or more of such other Lenders (each a “Non-Consenting Lender”) whose consent is required shall not have been obtained, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions set forth in Section 11), all of its interests, rights (other than its existing rights to payments pursuant to Section 7.2 or 12.2, as applicable) and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender) (a “Replacement Lender”); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal amount of all Advances owed to it, accrued interest thereon, accrued fees and all other amounts payable to it hereunder from the assignee (in the case of such outstanding principal and accrued interest) and from the Borrower (in the case of all other amounts), (iii) in the case of a claim for compensation under Section 12.2 or payments required to be made pursuant to Section 7.2, such assignment will result in a reduction in such compensation or payments, and (iv) in the case of a Non-Consenting Lender, each Replacement Lender shall consent, at the time of such assignment, to each matter in respect of which such terminated Lender was a Non Consenting Lender. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.
13.4.    Non-availability of Funds If, prior to the commencement of any Interest Period for any LIBOR Advance:
(c)    the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant interbank market, adequate means do not exist for ascertaining LIBOR for such Interest Period, or
(d)    the Administrative Agent shall have received notice from the Majority Lenders that LIBOR does not adequately and fairly reflect the cost to such Lenders of making, funding or maintaining their LIBOR Advances for such Interest Period, the Administrative Agent shall give written notice (or telephonic notice, promptly confirmed in writing) to the Borrower and to the Lenders as soon as practicable thereafter. Until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) the obligations of the Lenders to make LIBOR Advances or to continue or convert outstanding Advances as or into LIBOR Advances shall be suspended and (ii) all such affected Advances shall be converted into Base Rate Advances on the last day of the then current Interest Period applicable thereto unless the Borrower prepays such Advances in accordance with this Agreement. Unless the Borrower notifies the Administrative Agent at least one (1) Banking Day before the date of any LIBOR Advance for which a Drawdown Notice or an Interest Notice has previously been given that it elects not to borrow, continue or convert to a LIBOR Advance on such date, then such Advance shall be made as, continued as or converted into a Base Rate Advance.
13.5.    Mitigation of Obligations.. If any Lender requests compensation under Section 12.2, or if the Borrower is required to pay any additional amount to any Lender or any Government Entity for the account of any Lender pursuant to Section 7.2, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Advances hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the sole judgment of such Lender, exercised in good faith, such designation or assignment (i) would eliminate or reduce amounts payable under Section 7.2 or Section 12.2, as the case may be, in the future (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender and (iii) would not subject the Security Parties to unreasonable costs and expenses. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with such designation or assignment.
13.6.    Defaulting Lenders. If a Lender becomes, and during the period it remains, a Defaulting Lender, the following provisions shall apply, notwithstanding anything to the contrary in this Agreement: the Letter of Credit Outstandings and the Swing Line Exposure of such Defaulting Lender will, subject to the limitation in the proviso below, automatically be reallocated (effective no later than one (1) Banking Day after the Administrative Agent has actual knowledge that such Lender has become a Defaulting Lender) among the Non-Defaulting Lenders pro rata in accordance with their respective Commitments (calculated as if the Defaulting Lender’s Commitment was reduced to zero and each Non-Defaulting Lender’s Commitment had been increased proportionately); provided that the sum of each Non-Defaulting Lender’s Credit Facility Balance may not in any event exceed the Commitment of such Non-Defaulting Lender as in effect at the time of such reallocation; provided that neither any such reallocation nor any payment by a Non-Defaulting Lender pursuant thereto nor any such Cash Collateralization or reduction will constitute a waiver or release of any claim the Borrower, the Administrative Agent, the Letter of Credit Issuer, the Swing Line Bank or any other Lender may have against such Defaulting Lender or cause such Defaulting Lender to be a Non-Defaulting Lender.
(a)    If the Borrower, the Administrative Agent, the Letter of Credit Issuer and the Swing Line Bank agree in writing in their discretion that any Defaulting Lender has ceased to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice, and subject to any conditions set forth therein, the Letter of Credit Outstandings and the Swing Line Exposure of the other Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment, and such Lender will purchase at par such portion of outstanding Advances of the other Lenders and/or make such other adjustments as the Administrative Agent may determine to be necessary to cause the Committed Amount of the Lenders to be on a pro rata basis in accordance with their respective Commitments, whereupon such Lender will cease to be a Defaulting Lender and will be a Non-Defaulting Lender (and the Credit Facility Balance of each Lender will automatically be adjusted on a prospective basis to reflect the foregoing). If any cash collateral has been posted with respect to the Letter of Credit Outstandings or the Swing Line Exposure of such Defaulting Lender, the Administrative Agent will promptly return such cash collateral to the Borrower; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while such Lender was a Defaulting Lender; provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Non-Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.
(b)    So long as any Lender is a Defaulting Lender, the Letter of Credit Issuer will not be required to issue, amend, extend, renew or increase any Letter of Credit, and the Swing Line Bank will not be required to fund any Swingline Advances, as applicable, unless it is satisfied that 100% of the related participations after giving effect thereto shall be fully covered or eliminated by any combination satisfactory to the Letter of Credit Issuer or the Swing Line Bank, as the case may be, of the following:
(iii)    the Swing Line Exposure and Letter of Credit Outstandings of such Defaulting Lender is reallocated to the Non-Defaulting Lenders as provided in Section 12.6(a) of this Section;
(iv)    without limiting the provisions of Section 12.6(a) of this Section, the Borrower Cash Collateralizes its reimbursement obligations in respect of such Letter of Credit or such Swingline Advance in an amount at least equal to the aggregate amount of the unreallocated obligations (contingent or otherwise) of such Defaulting Lender in respect of such Letter of Credit or such Swingline Advance, or the Borrower makes other arrangements satisfactory to the Administrative Agent, the Letter of Credit Issuer and the Swing Line Bank, as the case may be, in their sole discretion to protect them against the risk of non-payment by such Defaulting Lender; and
(v)    the Borrower agrees that the face amount of such requested Letter of Credit or the principal amount of such requested Swingline Advance will be reduced by an amount equal to the unreallocated, non-Cash Collateralized portion thereof as to which such Defaulting Lender would otherwise be liable, in which case the obligations of the Non-Defaulting Lenders in respect of such Letter of Credit or such Swingline Advance will, subject to the limitation in the proviso below, be on a pro rata basis in accordance with the Commitments of the Non-Defaulting Lenders, and the pro rata payment provisions of Section 7.1 will be deemed adjusted to reflect this provision; provided that the sum of each Non-Defaulting Lender’s Advances and participations with respect to Swingline Advances and Letters of Credit may not in any event exceed the Commitment of such Non-Defaulting Lender as in effect at the time of such reduction.
SECTION 14.        CURRENCY INDEMNITY
14.1.    Currency Conversion. If for the purpose of obtaining or enforcing a judgment in any court in any country it becomes necessary to convert into any other currency (the “judgment currency”) an amount due in Dollars under this Agreement or under the Notes, then the conversion shall be made, in the discretion of the Administrative Agent, at the rate of exchange prevailing either on the date of default or on the day before the day on which the judgment is given or the order for enforcement is made, as the case may be (the “conversion date”), provided that the Administrative Agent shall not be entitled to recover under this section any amount in the judgment currency which exceeds at the conversion date the amount in Dollars due under this Agreement and/or under the Notes.
14.2.    Change in Exchange Rate. If there is a change in the rate of exchange prevailing between the conversion date and the date of actual payment of the amount due, the Borrower shall pay such additional amounts (if any, but in any event not a lesser amount) as may be necessary to ensure that the amount paid in the judgment currency when converted at the rate of exchange prevailing on the date of payment will produce the amount then due under this Agreement and/or under the Notes in Dollars; any excess over the amount due received or collected by the Lenders shall be remitted to the Borrower.
14.3.    Additional Debt Due. Any amount due from the Borrower under Section 13.2 shall be due as a separate debt and shall not be affected by judgment being obtained for any other sums due under or in respect of this Agreement and/or under or in respect of the Notes.
14.4.    Rate of Exchange. The term “rate of exchange” in this Section 13 means the rate at which the Administrative Agent in accordance with its normal practices is able on the relevant date to purchase Dollars with the judgment currency and includes any premium and costs of exchange payable in connection with such purchase.
SECTION 15.        FEES AND EXPENSES
15.1.    Commitment Fee. The Borrower shall pay to the Administrative Agent, for distribution to the Lenders, a commitment fee, payable quarterly in arrears, computed at the Applicable Margin therefor (determined daily in accordance with the Pricing Grid) on the daily amount of the unused Commitment of such Lender during the Credit Period. For purposes of computing the commitment fee, the Commitment of each Lender shall be deemed used to the extent of the outstanding Revolving Credit Advances and Letter of Credit Outstandings, but not Swing Line Exposure, of such Lender.
15.2.    Letter of Credit and Facing Fees and Related Charges. The Borrower agrees to pay to the Letter of Credit Issuer all customary issuing and handling fees of the Letter of Credit Issuer in connection with its issuance of Letters of Credit. The Borrower also agrees to pay (i) to the Administrative Agent for the account of each Lender a participation fee (the “Letter of Credit Fee”) with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Margin used to determine the interest rate applicable to LIBOR Advances on the average daily amount of such Lender’s Letter of Credit Outstandings attributable to such Letter of Credit during the period from and including the date of issuance of such Letter of Credit to but excluding the date on which such Letter of Credit expires or is drawn in full (including, without limitation, any Letter of Credit Outstandings related to Extended Letters of Credit), (ii) to the Letter of Credit Issuer for its own account a fronting fee (the “Facing Fee”), which shall equal 0.125% per annum on the average daily amount of the Letter of Credit Outstandings (excluding any portion thereof attributable to unreimbursed payment or disbursements) during the Credit Period (or until the date that such Letter of Credit is irrevocably cancelled, whichever is later), and (iii) to the Letter of Credit Issuer, for its own account, its standard fees with respect to the amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Notwithstanding the foregoing, if the Majority Lenders elect to increase the interest rate on the Advances to the rate for Default Interest pursuant to Section 6.1, the rate per annum used to calculate the letter of credit fee pursuant to subsection (i) above shall automatically be increased by 200 basis points.
15.3.    Fee Letters. The Borrower shall pay to the Administrative Agent, for its own account and the account of any other Commitment Party (as defined in any Fee Letter), such fees as shall have been agreed in accordance with the Fee Letters.
15.4.    Reserved.
15.5.    Costs, Charges and Expenses. The Borrower agrees to pay the Agents and the Lenders upon demand (whether or not the Credit Facility or any part thereof is made available hereunder) all reasonable, out-of-pocket costs, charges and expenses (including reasonable legal fees and expenses of outside counsel, as well as travel expenses of the Agents and the Lenders) incurred by the Administrative Agent and the Lenders in connection with the negotiation, preparation, syndication, execution and, in the case of the Administrative Agent only, enforcement or attempted enforcement of this Agreement, the Loan Documents or otherwise in connection with the Credit Facility, as well as in connection with any supplements, amendments, assignments, waivers or consents relating thereto.
15.6.    General Fee Terms.Accrued fees under Sections 14.1 and 14.2 shall be payable quarterly in arrears on the last day of each March, June, September and December, commencing on June 30, 2014, and on the Termination Date (and, if later, the date the Advances and Letter of Credit Outstandings shall be repaid in their entirety); provided that any such fees accruing after the Termination Date shall be payable on demand.
(a)    Anything herein to the contrary notwithstanding, during such period as a Lender is a Defaulting Lender, such Defaulting Lender will not be entitled to commitment fees accruing with respect to its Commitment during such period pursuant to Section 14.1 or letter of credit fees accruing during such period pursuant to Section 14.2 (without prejudice to the rights of the Lenders other than Defaulting Lenders in respect of such fees), provided that (x) to the extent that a portion of the Letter of Credit Outstandings of such Defaulting Lender is reallocated to the Non-Defaulting Lenders pursuant to Section 12.6, such fees that would have accrued for the benefit of such Defaulting Lender will instead accrue for the benefit of and be payable to such Non-Defaulting Lenders, pro rata in accordance with their respective Commitments, and (y) to the extent any portion of such Letter of Credit Outstandings cannot be so reallocated, such fees will instead accrue for the benefit of and be payable to the Letter of Credit Issuer. The pro rata payment provisions of Section 7.1 shall automatically be deemed adjusted to reflect the provisions of this subsection
SECTION 16.        APPLICABLE LAW, JURISDICTION AND WAIVER
16.1.    Applicable Law. This Agreement and the other Loan Documents and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be construed in accordance with and be governed by the law of the State of New York.
16.2.    Jurisdiction; Venue. The Borrower hereby irrevocably submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court for the Southern District of New York and of any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document or the transactions contemplated hereby or thereby, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such District Court or court of the State of New York or, to the extent permitted by applicable law, such appellate court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, the Letter of Credit Issuer or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or its properties in the courts of any jurisdiction. The Borrower irrevocably and unconditionally waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding described in this Section 15.2 and brought in any court referred to in this Section 15.2. Each of the parties hereto irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
16.3.    Service of Process. Each party to this Agreement irrevocably consents to the service of process in the manner provided for notices in Section 17. Nothing in this Agreement or in any other Loan Document will affect the right of any party hereto to serve process in any other manner permitted by law.
16.4.    Waiver of Jury Trial. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
SECTION 17.         THE ADMINISTRATIVE AGENT
17.1.    Appointment of Administrative Agent.
(a)    Each Lender irrevocably appoints SunTrust Bank as the Administrative Agent and authorizes it to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent under this Agreement and the other Loan Documents, together with all such actions and powers that are reasonably incidental thereto. The Administrative Agent may perform any of its duties hereunder or under the other Loan Documents by or through any one or more sub-agents or attorneys-in-fact appointed by the Administrative Agent. The Administrative Agent and any such sub-agent or attorney-in-fact may perform any and all of its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions set forth in this Article shall apply to any such sub-agent, attorney-in-fact or Related Party and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Administrative Agent.
(b)    The Letter of Credit Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith until such time and except for so long as the Administrative Agent may agree at the request of the Majority Lenders to act for the Letter of Credit Issuer with respect thereto; provided that the Letter of Credit Issuer shall have all the benefits and immunities (i) provided to the Administrative Agent in this Article with respect to any acts taken or omissions suffered by the Letter of Credit Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term “Administrative Agent” as used in this Article included the Letter of Credit Issuer with respect to such acts or omissions and (ii) as additionally provided in this Agreement with respect to the Letter of Credit Issuer.
17.2.    Nature and Duties of the Administrative Agent. The Administrative Agent shall not have any duties or obligations except those expressly set forth in this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or an Event of Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except those discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing by the Majority Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 18.5), and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it, its sub-agents or its attorneys-in-fact with the consent or at the request of the Majority Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 18.5) or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents or attorneys-in-fact selected by it with reasonable care. The Administrative Agent shall not be deemed to have knowledge of any Default or Event of Default unless and until written notice thereof (which notice shall include an express reference to such event being a “Default” or “Event of Default” hereunder) is given to the Administrative Agent by the Borrower or any Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements, or other terms and conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Section 4 or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent. The Administrative Agent may consult with legal counsel (including counsel for the Borrower) concerning all matters pertaining to such duties.
17.3.    Lack of Reliance on the Administrative Agent.Each of the Lenders, the Swing Line Bank and the Letter of Credit Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent, the Letter of Credit Issuer or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each of the Lenders, the Swing Line Bank and the Letter of Credit Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Letter of Credit Issuer or any other Lender and based on such documents and information as it has deemed appropriate, continue to make its own decisions in taking or not taking any action under or based on this Agreement, any related agreement or any document furnished hereunder or thereunder.
17.4.    Certain Rights of the Administrative Agent. If the Administrative Agent shall request instructions from the Majority Lenders with respect to any action or actions (including the failure to act) in connection with this Agreement, the Administrative Agent shall be entitled to refrain from such act or taking such act unless and until it shall have received instructions from such Lenders, and the Administrative Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting hereunder in accordance with the instructions of the Majority Lenders where required by the terms of this Agreement.
17.5.    Reliance by the Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, posting or other distribution) believed by it to be genuine and to have been signed, sent or made by the proper Person. The Administrative Agent may also rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or not taken by it in accordance with the advice of such counsel, accountants or experts.
17.6.    The Administrative Agent in its Individual Capacity. The bank serving as the Administrative Agent shall have the same rights and powers under this Agreement and any other Loan Document in its capacity as a Lender as any other Lender and may exercise or refrain from exercising the same as though it were not the Administrative Agent; and the terms “Lenders”, “Majority Lenders” or any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity. The bank acting as the Administrative Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or Affiliate of the Borrower as if it were not the Administrative Agent hereunder.
17.7.    Successor Administrative Agent
(a)    The Administrative Agent may resign at any time by giving notice thereof to the Lenders and the Borrower. Upon any such resignation, the Majority Lenders shall have the right to appoint a successor Administrative Agent, subject to approval by the Borrower provided that no Default or Event of Default shall exist at such time. If no successor Administrative Agent shall have been so appointed, and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a commercial bank organized under the laws of the United States or any state thereof or a bank which maintains an office in the United States, having total assets of at least $1,000,000,000.
(b)    Upon the acceptance of its appointment as the Administrative Agent hereunder by a successor, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. If, within 45 days after written notice is given of the retiring Administrative Agent’s resignation under this Section, no successor Administrative Agent shall have been appointed and shall have accepted such appointment, then on such 45th day (i) the retiring Administrative Agent’s resignation shall become effective (except that the retiring Administrative Agent shall continue to hold Collateral as bailee for purposes of perfection), (ii) the retiring Administrative Agent shall thereupon be discharged from its duties and obligations under the Loan Documents and (iii) the Majority Lenders shall thereafter perform all duties of the retiring Administrative Agent under the Loan Documents until such time as the Majority Lenders appoint a successor Administrative Agent as provided above. After any retiring Administrative Agent’s resignation hereunder, the provisions of this Article shall continue in effect for the benefit of such retiring Administrative Agent and its representatives and agents in respect of any actions taken or not taken by any of them while it was serving as the Administrative Agent.
(c)    In addition to the foregoing, if a Lender becomes, and during the period it remains, a Defaulting Lender, and if any Default has arisen from a failure of the Borrower to comply with Section 12.6(a), then the Letter of Credit Issuer and the Swing Line Bank may, upon prior written notice to the Borrower and the Administrative Agent, resign as Letter of Credit Issuer or as Swing Line Bank, as the case may be, effective at the close of business Atlanta, Georgia time on a date specified in such notice (which date may not be less than five (5) Banking Days after the date of such notice).
17.8.    Withholding Tax
(a)    To the extent required by any applicable law, the Administrative Agent may withhold from any interest payment to any Lender an amount equivalent to any applicable withholding tax. If the Internal Revenue Service or any authority of the United States or any other jurisdiction asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or was not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstances that rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason), such Lender shall indemnify the Administrative Agent (to the extent that the Administrative Agent has not already been reimbursed by the Borrower and without limiting or expanding the obligation of the Borrower to do so) fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including penalties and interest, together with all expenses incurred, including legal expenses, allocated staff costs and any out of pocket expenses.
(b)    Without duplication of any indemnity provided under subsection (a) of this Section, each Lender shall also indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes or Other Taxes attributable to such Lender (to the extent that the Administrative Agent has not already been reimbursed by the Borrower and without limiting or expanding the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.4 relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Government Entity. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this subsection.
17.9.    The Administrative Agent May File Proofs of Claim
(a)    In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Security Party, the Administrative Agent (irrespective of whether the principal of any Advance or Letter of Credit Outstanding shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:
(i)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Advances or Letter of Credit Outstandings and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Letter of Credit Issuer and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Letter of Credit Issuer and the Administrative Agent and its agents and counsel and all other amounts due the Lenders, the Letter of Credit Issuer and the Administrative Agent under Section 18.11) allowed in such judicial proceeding; and
(ii)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same.
(b)    Any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the Letter of Credit Issuer to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Letter of Credit Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 18.11.
Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the Letter of Credit Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.
17.10.    Authorization to Execute Other Loan Documents Each Lender hereby authorizes the Administrative Agent to execute on behalf of all Lenders all Loan Documents (including, without limitation, the Security Documents and any subordination agreements) other than this Agreement.
17.11.    Collateral and Guaranty Matters The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion:
(a)    to release any Lien on any property granted to or held by the Administrative Agent (on behalf of the Creditors) under any Loan Document (i) upon the termination of all Commitments, the Cash Collateralization of all reimbursement obligations with respect to Letters of Credit in an amount equal to 105% of the aggregate Letter of Credit Outstandings of all Lenders, and the payment in full of all Obligations (other than contingent indemnification obligations and such Cash Collateralized reimbursement obligations), (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, (iii) to the extent such property is transferred to a maintenance contract provider pursuant to Section 10.2(a)(ii)(A) or (D), or (iv) if approved, authorized or ratified in writing in accordance with Section 18.5; and
(b)    to release any Security Party from its obligations under the applicable Security Documents if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder.
Upon request by the Administrative Agent at any time, the Majority Lenders will confirm in writing the Administrative Agent’s authority to release its interest in particular types or items of property, or to release any Security Party from its obligations under the applicable Security Documents pursuant to this Section. In each case as specified in this Section, the Administrative Agent is authorized, at the Borrower’s expense, to execute and deliver to the applicable Security Party such documents as such Security Party may reasonably request to evidence the release of such item of Collateral from the Liens granted under the applicable Security Documents, or to release such Security Party from its obligations under the applicable Security Documents, in each case in accordance with the terms of the Loan Documents and this Section.
17.12.    Syndication Agent. Each Lender hereby designates Wells Fargo Bank, National Association as Syndication Agent and agrees that the Syndication Agent shall have no duties or obligations under any Loan Documents to any Lender or any Security Party.
17.13.    Right to Realize on Collateral and Enforce Guarantee . Anything contained in any of the Loan Documents to the contrary notwithstanding, the Borrower, the Administrative Agent and each Lender hereby agree that (i) no Lender shall have any right individually to realize upon any of the Collateral or to enforce the Security Documents, it being understood and agreed that all powers, rights and remedies hereunder and under the Security Documents may be exercised solely by the Administrative Agent, and (ii) in the event of a foreclosure by the Administrative Agent on any of the Collateral pursuant to a public or private sale or other disposition, the Administrative Agent or any Lender may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition and the Administrative Agent, as agent for and representative of the Lenders (but not any Lender or Lenders in its or their respective individual capacities unless the Majority Lenders shall otherwise agree in writing), shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by the Administrative Agent at such sale or other disposition; provided that the foregoing shall not prohibit any Lender from (x) exercising setoff rights in accordance with Section 18.7 or (y) filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Security Party under any Insolvency Law.
17.14.    Secured Bank Product Obligations and Hedging Obligations.No Bank Product Provider or Lender-Related Hedge Provider that obtains the benefits of Section 9.3, the Security Documents or any Collateral by virtue of the provisions hereof or of any other Loan Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Bank Product Obligations and Hedging Obligations unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Bank Product Provider or Lender-Related Hedge Provider, as the case may be.
SECTION 18.        NOTICES AND DEMANDS
18.1.    Notices in Writing. Except in the case of notices and other communications expressly permitted to be given by telephone, every notice or demand under this Agreement shall be in writing and may be given or delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile.
18.2.    Addresses for Notice. All notices and other communications provided for hereunder shall be in writing (including facsimile and electronic mail), if to the Borrower or the Administrative Agent, at the address set forth below and, if to the Lenders at their address and facsimile numbers set forth in Schedule A or at such other address or facsimile numbers as such party may hereafter specify for the purpose by notice to each other party hereto.
Any notices addressed to the Borrower shall be sent as follows:

Address:     Era Group Inc.
818 Town and Country Boulevard, Suite 200
Houston, Texas 77024
Facsimile: (281) 606-4901
Attention: Chris Bradshaw
Email: cbradshaw@eragroupinc.com

with a copy to:    Baker Botts L.L.P.
98 San Jacinto Boulevard, Suite 1500
Austin, Texas 78701
Facsimile: (512) 322-8302
Attention: Shelley W. Austin

Any notices addressed to the Administrative Agent shall be sent as follows:
Address:    SunTrust Bank
c/o SunTrust Robinson Humphrey, Inc.
3333 Peachtree Road, 8th Floor
Atlanta, Georgia 30326
Attention: Jared Cohen, Energy Banking
Facsimile: (404) 439-7470
with a copy to:
SunTrust Bank
    Agency Services
    303 Peachtree Street, N.E. / 25th Floor
    Atlanta, Georgia 30308
    Attention: Doug Weltz
    Facsimile: (404) 495-2170
and
King & Spalding LLP
    100 N Tryon Street, Suite 3900
Charlotte, North Carolina 28202
    Attention: W. Todd Holleman
    Facsimile: (704) 503-2622
Any notices addressed to the Letter of Credit Issuer shall be sent as follows:
SunTrust Bank
25 Park Place, N.E. / Mail Code 3706 / 16th Floor
Atlanta, Georgia 30303
Attention: Standby Letter of Credit Dept.
Facsimile: (404) 588-8129
Any notices addressed to the Swing Line Bank shall be sent as follows:
SunTrust Bank
    Agency Services
    303 Peachtree Street, N.E. / 25th Floor
    Atlanta, Georgia 30308
    Attention: Doug Weltz
    Facsimile: (404) 495-2170
Any notices to any other Lender shall be sent to the address set forth in the Administrative Questionnaire or the Assignment and Assumption Agreement executed by such Lender.
Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.
18.3.    Electronic Communications.Notices and other communications to the Lenders and the Letter of Credit Issuer hereunder may be delivered or furnished by electronic communication (including e mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the Letter of Credit Issuer pursuant to Section 3 unless such Lender, the Letter of Credit Issuer, as applicable, and the Administrative Agent have agreed to receive notices under any Section thereof by electronic communication and have agreed to the procedures governing such communications. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
(b)    Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Banking Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing subsection (i) of notification that such notice or communication is available and identifying the website address therefor.
18.4.    Certification of Public Information. The Borrower and each Lender acknowledge that certain of the Lenders may be Public Lenders and, if documents or notices required to be delivered pursuant to Sections 10.1(a)(iv) and 10.1(a)(vi) are being distributed through Syndtrak, Intralinks or any other Internet or intranet website or other information platform (the “Platform”), any document or notice that the Borrower has indicated contains Non-Public Information shall not be posted on that portion of the Platform designated for such Public Lenders. The Borrower agrees to clearly designate all information provided to the Administrative Agent by or on behalf of the Borrower which is suitable to make available to Public Lenders. If the Borrower has not indicated whether a document or notice delivered pursuant to Sections 10.1(a)(iv) and 10.1(a)(vi) contains Non-Public Information, the Administrative Agent reserves the right to post such document or notice solely on that portion of the Platform designated for Lenders who wish to receive Non-Public Information.
18.5.    Private Side Information Contacts. Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law, including Unites States federal and state securities laws, to make reference to information that is not made available through the “Public Side Information” portion of the Platform and that may contain Non-Public Information with respect to the Borrower, its Affiliates or any of their securities or loans for purposes of United States federal or state securities laws. In the event that any Public Lender has determined for itself not to access any information disclosed through the Platform or otherwise, such Public Lender acknowledges that (i) other Lenders may have availed themselves of such information and (ii) neither the Borrower nor the Administrative Agent has any responsibility for such Public Lender’s decision to limit the scope of the information it has obtained in connection with this Agreement and the other Loan Documents.
18.6.    Notices Deemed Received.
(d)    Every notice or demand shall be effective upon actual receipt by the relevant Person or, if delivered by overnight courier service, upon the first Banking Day after the date deposited with such courier service for overnight (next-day) delivery or, if sent by facsimile, upon transmittal in legible form by facsimile machine or, if mailed, upon the third Banking Day after the date deposited into the mail or, if delivered by hand, upon delivery; provided that notices delivered to the Administrative Agent, the Letter of Credit Issuer or the Swing Line Bank shall not be effective until actually received by such Person at its address specified in this Section.
(e)    Any agreement of the Administrative Agent, the Letter of Credit Issuer or any Lender herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Borrower. The Administrative Agent, the Letter of Credit Issuer and each Lender shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Borrower to give such notice and the Administrative Agent, the Letter of Credit Issuer and the Lenders shall not have any liability to the Borrower or other Person on account of any action taken or not taken by the Administrative Agent, the Letter of Credit Issuer or any Lender in reliance upon such telephonic or facsimile notice. The obligation of the Borrower to repay the Advances and all other Obligations hereunder shall not be affected in any way or to any extent by any failure of the Administrative Agent, the Letter of Credit Issuer or any Lender to receive written confirmation of any telephonic or facsimile notice or the receipt by the Administrative Agent, the Letter of Credit Issuer or any Lender of a confirmation which is at variance with the terms understood by the Administrative Agent, the Letter of Credit Issuer and such Lender to be contained in any such telephonic or facsimile notice.
SECTION 19.        MISCELLANEOUS
19.1.    Time of Essence. Time is of the essence of this Agreement but no failure or delay on the part of the Agents and the Lenders to exercise any power or right under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise by the Agents and the Lenders of any power or right hereunder preclude any other or further exercise thereof or the exercise of any other power or right. The remedies provided herein are cumulative and are not exclusive of any remedies provided by law.
19.2.    Unenforceable, etc.; Provisions - Effect. In case any one or more of the provisions contained in this Agreement or in the Notes would, if given effect, (i) cause such of the Borrower or any of the Subsidiaries, as the case may be, which owns United States registered Helicopters to cease to be a citizen of the United States as defined by the FAA, or cause a transfer of any of the Helicopters registered under the laws of the United States of America in violation of any FAA regulation or (ii) be otherwise held to be illegal, invalid or unenforceable in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity or unenforceability without affecting the legality, validity or enforceability of the remaining provisions hereof or thereof; and the illegality, invalidity or unenforceability of a particular provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
19.3.    References. References herein to Sections and Schedules are to be construed as references to sections of, and schedules to, this Agreement.
19.4.    Further Assurances. The Borrower will, and will cause each other Security Party to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements), which may be required under any applicable law, or which the Administrative Agent or the Majority Lenders may reasonably request, to effectuate the transactions contemplated by the Loan Documents or to grant, preserve, protect or perfect the Liens created by the Security Documents or the validity or priority of any such Lien, all at the expense of the Security Parties. The Borrower also agrees to provide to the Administrative Agent, from time to time upon request (but not more than one time per year so long as no Event of Default has occurred and is continuing), evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.
19.5.    Entire Agreement; Amendments.
(f)    This Agreement, the Fee Letter, the other Loan Documents, and any separate letter agreements relating to any fees payable to the Administrative Agent and its Affiliates constitute the entire agreement among the parties hereto and thereto and their affiliates regarding the subject matters hereof and thereof and supersede all prior agreements and understandings, oral or written, regarding such subject matters. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart to this Agreement or any other Loan Document by facsimile transmission or by electronic mail in pdf format shall be as effective as delivery of a manually executed counterpart hereof.
(g)    No provision of this Agreement and the Loan Documents may be amended or waived, and no consent to departure by the Borrower from and provisions thereof shall be effective unless the same shall be permitted by subsection (c) of this Section, and then such waiver, amendment or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of an Advance or the issuance of a Letter of Credit shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Administrative Agent, any Lender or the Letter of Credit Issuer may have had notice or knowledge of such Default or Event of Default at the time.
(h)    No amendment or waiver of any provision of this Agreement or of the other Loan Documents (other than the Fee Letters), nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Borrower and the Majority Lenders, or the Borrower and the Administrative Agent with the consent of the Majority Lenders and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that, in addition to the consent of the Majority Lenders, no amendment, waiver or consent shall:
(i)    increase the Commitment of any Lender without the written consent of such Lender;
(ii)    reduce the principal amount of any Advance or reimbursement obligation with respect to a payment or disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby;
(iii)    postpone the date fixed for any payment of any principal of, or interest on, any Advance or payment or disbursement or any fees hereunder or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date for the termination or reduction of any Commitment, without the written consent of each Lender affected thereby;
(iv)    change Sections 7.1(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, or change Section 9.3 in any manner, without the written consent of each Lender;
(v)    change any of the provisions of this subsection (c) or the definition of “Majority Lenders” or any other provision hereof specifying the number or percentage of Lenders which are required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the consent of each Lender;
(vi)    release all or substantially all of the guarantors, or limit the liability of such guarantors, under any guaranty agreement guaranteeing any of the Obligations, without the written consent of each Lender; or
(vii)    release all or substantially all Collateral, without the written consent of each Lender;
provided, further, that no such amendment, waiver or consent shall amend, modify or otherwise affect the rights, duties or obligations of the Administrative Agent, the Swing Line Bank or the Letter of Credit Issuer without the prior written consent of such Person.
(i)    Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except (i) that the Commitment of such Lender may not be increased or extended without the consent of such Lender and amounts payable to such Lender hereunder may not be permanently reduced, without the consent of such Lender and (ii) to the extent such amendment, waiver or consent disproportionately impacts such Lender.
(j)    Notwithstanding anything to the contrary herein, this Agreement may be amended (or amended and restated) without the consent of any Lender (but with the consent of the Borrower and the Administrative Agent) if, upon giving effect to such amendment and restatement, such Lender shall no longer be a party to this Agreement (as so amended and restated), the Commitments of such Lender shall have terminated (but such Lender shall continue to be entitled to the benefits of Sections 4.3, 7.1, 12.2 and 18.11), such Lender shall have no other commitment or other obligation hereunder and such Lender shall have been paid in full all principal, interest and other amounts owing to it or accrued for its account under this Agreement.
(k)    Notwithstanding anything to the contrary herein, this Agreement may be amended (or amended and restated) with the written consent of the Majority Lenders, the Administrative Agent, the Borrower and the other Security Parties (i) to add one or more additional credit facilities to this Agreement, to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Advances and the accrued interest and fees in respect thereof and to include appropriately the Lenders holding such credit facilities in any determination of the Majority Lenders and (ii) to change, modify or alter Section 7.1(b) or (c) or any other provision hereof relating to pro rata sharing of payments among the Lenders to the extent necessary to effectuate any of the amendments (or amendments and restatements) enumerated in subsection (e) or (f)(i) of this Section.
19.6.    USA Patriot Act Notice; OFAC and Bank Secrecy Act. The Administrative Agent and each Lender hereby notifies the Security Parties that, pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies each Security Party, which information includes the name and address of such Security Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Security Party in accordance with the Patriot Act.
19.7.    Right of Set-Off. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, each Lender and the Letter of Credit Issuer shall have the right, at any time or from time to time upon the occurrence and during the continuance of an Event of Default, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, to set off and apply against all deposits (general or special, time or demand, provisional or final) of the Borrower at any time held or other obligations at any time owing by such Lender and the Letter of Credit Issuer to or for the credit or the account of the Borrower against any and all Obligations held by such Lender or the Letter of Credit Issuer, as the case may be, irrespective of whether such Lender or the Letter of Credit Issuer shall have made demand hereunder and although such Obligations may be unmatured. Each Lender and the Letter of Credit Issuer agrees promptly to notify the Administrative Agent and the Borrower after any such set-off and any application made by such Lender or the Letter of Credit Issuer, as the case may be; provided that the failure to give such notice shall not affect the validity of such set-off and application. Each Lender and the Letter of Credit Issuer agrees to apply all amounts collected from any such set-off to the Obligations before applying such amounts to any other Indebtedness or other obligations owed by the Borrower and any of its Subsidiaries to such Lender or the Letter of Credit Issuer.
19.8.    Reserved.
19.9.    Survival. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates, reports, notices or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the other Loan Documents and the making of any Advances and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Letter of Credit Issuer or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Advance or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 4.3, 7.2, 12.2 and 18.11 and Article IX shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Advances, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.
19.10.    Confidentiality. Neither the Administrative Agent, nor the Letter of Credit Issuer, nor the Lenders shall disclose or permit, either directly or indirectly, either orally or in writing, disclosure of any information relating to the Borrower or any of its Subsidiaries or any of their respective businesses, provided to it by the Borrower or any of its Subsidiaries, other than any such information that is available to the Administrative Agent, the Letter of Credit Issuer or any Lender on a non-confidential basis prior to disclosure by the Borrower or any of its Subsidiaries, except that such information may be disclosed (i) to any Related Party or partners of the Administrative Agent, the Letter of Credit Issuer or any such Lender including, without limitation, accountants, legal counsel and other advisors, in each case, so long as such person is advised and agrees that such information is confidential and may not be used for any purpose other than in connection with the transactions contemplated by this Agreement and the other Loan Documents and may not be disclosed to any other person, (ii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process (in which case such Administrative Agent, the Letter of Credit Issuer or the applicable Lender, as the case may be, to the extent not prohibited by applicable law, agrees to inform the Borrower promptly thereof), (iii) to the extent requested by any regulatory agency or authority purporting to have jurisdiction over it (including any self-regulatory authority such as the National Association of Insurance Commissioners) (in which case such Administrative Agent, the Letter of Credit Issuer or the applicable Lender, as the case may be, except with respect to any audit or examination conducted by bank accountants or any governmental authority exercising examination or regulatory authority, to the extent not prohibited by applicable law, agrees to inform the Borrower promptly thereof), (iv) to the extent that such information becomes publicly available other than as a result of a breach of this Section, or which becomes available to the Administrative Agent, the Letter of Credit Issuer, any Lender or any Related Party of any of the foregoing on a non-confidential basis from a source other than the Borrower or any of its Subsidiaries without our knowledge that such source has breached an obligation of confidentiality to the Borrower or any of its Subsidiaries, (v) in connection with the exercise of any remedy hereunder or under any other Loan Documents or any suit, action or proceeding relating to this Agreement or any other Loan Documents or the enforcement of rights hereunder or thereunder, (vi) subject to execution by such Person of an agreement containing provisions substantially the same as those of this Section, to (A) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, or (B) any actual or prospective party (or its Related Parties) to any swap or derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder, (vii) to any rating agency, (viii) to the CUSIP Service Bureau or any similar organization, or (ix) with the consent of the Borrower. Any Person required to maintain the confidentiality of any information as provided for in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such information as such Person would accord its own confidential information. In the event of any conflict between the terms of this Section and those of any other Contractual Obligation entered into with any Security Party (whether or not a Loan Document), the terms of this Section shall govern. This Section 18.10 amends, restates, replaces and supersedes in its entirety the confidentiality agreement set forth in Section 7 of that certain Commitment Letter dated as of February 17, 2014 by and among the Borrower, SunTrust Bank and SunTrust Robinson Humphrey, Inc. (as amended by that certain Joinder to Commitment Letter dated as of March 4, 2014, by and between the Borrower, SunTrust Bank, SunTrust Robinson Humphrey, Inc., Wells Fargo Bank, National Association and Wells Fargo Securities, LLC, the “Commitment Letter”) relating to this transaction, which confidentiality agreement shall be of no further force and effect as regards any of such parties obligations to each other, notwithstanding any survival language set forth in such Commitment Letter.
19.11.    Expenses; Indemnification.
(a)    Without duplication of the compensation or payments required by Sections 7.2 or 12.2, the Security Parties hereby agree to indemnify and hold harmless the Administrative Agent (and any sub-agent thereof), each Lender and the Letter of Credit Issuer, and each of their respective Affiliates and Related Parties (each, an “Indemnified Party”) from and against any and all actions, suits, losses, claims, damages, liabilities and expenses of any kind or nature, joint or several, to which such Indemnified Party may become subject or that may be incurred or asserted or awarded against such Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) (i) any matters contemplated by this Agreement, the Credit Facility or any related transaction (including, without limitation, the execution and delivery of this Agreement and the Loan Documents and the closing of the Credit Facility), (ii) the performance by the parties of their respective obligations hereunder or thereunder, (iii) the use or the contemplated use of the proceeds of the Credit Facility or any Letter of Credit, (including any refusal by the Letter of Credit Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iv) any actual or alleged presence or Release of Materials of Environmental Concern on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Claims related in any way to the Borrower or any of its Subsidiaries, or (v) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Security Party, and regardless of whether any Indemnified Party is a party thereto, and will reimburse each Indemnified Party for all reasonable out-of-pocket expenses (including reasonable attorneys’ fees, expenses and charges) on demand as they are incurred in connection with any of the foregoing; provided that no Indemnified Party will have any right to indemnification for any of the foregoing to the extent resulting from such Indemnified Party’s own gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction. In the case of an investigation, litigation or proceeding to which the indemnity in this paragraph applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any of the Security Parties, any of their holders of Equity Interests or creditors of an Indemnified Party, whether or not an Indemnified Party is otherwise a party hereto and whether or not the transactions contemplated hereby are consummated. Subject to the provisions hereof, the Security Parties also agree that no Indemnified Party will have any liability (whether direct or indirect, in contract or tort, or otherwise) to themselves or their Affiliates or to their respective holders of Equity Interests or creditors arising out of, related to or in connection with any aspect of the transactions contemplated hereby, except to the extent such liability is determined in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s own gross negligence or willful misconduct. Neither the Security Parties nor any Indemnified Party will be liable to the other, or to their Affiliates or any other person on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to actual or direct damages) arising out of, in connection with or as a result of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated therein, any Advance or any Letter of Credit or the use of proceeds thereof; provided however, nothing contained herein shall waive the Security Parties’ obligation to indemnify the Indemnified Parties for any special, indirect, consequential or punitive damages (as opposed to actual or direct damages) arising out of, in connection with or as a result of a claim brought by a third party in connection with this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated therein, any Advance or any Letter of Credit or the use of proceeds thereof, except to the extent such liability is determined in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s own gross negligence or willful misconduct. No Indemnified Party will be liable to the Security Parties, their Affiliates or any other person for any damages arising from the use by third parties of informational materials or other materials obtained by electronic means unless such third party shall have obtained such informational materials as a result of the gross negligence or willful misconduct of an Indemnified Party. No Indemnified Party shall be liable for any damages arising from the use by others of any information or other materials obtained through any Platform, except as a result of such Indemnified Party’s gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final and non-appealable judgment. All amounts due under this Section shall be payable promptly after written demand therefor.
(b)    To the extent that the Borrower fails to pay any amount required to be paid to the Administrative Agent, the Letter of Credit Issuer or the Swing Line Bank under subsection (a) hereof or Section 14, without limiting the Borrower’s obligation to make such payments, each Lender severally agrees to pay to the Administrative Agent, the Letter of Credit Issuer or the Swing Line Bank, as the case may be, such Lender’s pro rata share (in accordance with its respective Commitment determined as of the time that the unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified payment, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Letter of Credit Issuer or the Swing Line Bank in its capacity as such.
19.12.    No Advisory or Fiduciary Duty. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower and each other Security Party acknowledges and agrees and acknowledges its Affiliates’ understanding that (i) (A) the services regarding this Agreement provided by the Administrative Agent and/or the Lenders are arm’s-length commercial transactions between the Borrower, each other Security Party and their respective Affiliates, on the one hand, and the Administrative Agent and the Lenders, on the other hand, (B) each of the Borrower and the other Security Parties have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate, and (C) the Borrower and each other Security Party is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) each of the Administrative Agent and the Lenders is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower, any other Security Party or any of their respective Affiliates, or any other Person, and (B) neither the Administrative Agent nor any Lender has any obligation to the Borrower, any other Security Party or any of their Affiliates with respect to the transaction contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower, the other Security Parties and their respective Affiliates, and each of the Administrative Agent and the Lenders has no obligation to disclose any of such interests to the Borrower, any other Security Party or any of their respective Affiliates. To the fullest extent permitted by law, each of the Borrower and the other Security Parties hereby waives and releases any claims that it may have against the Administrative Agent or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
19.13.    Location of Closing. Each Lender and the Letter of Credit Issuer acknowledges and agrees that it has delivered, with the intent to be bound, its executed counterparts of this Agreement to the Administrative Agent, c/o King & Spalding LLP, 1185 Avenue of the Americas, New York, New York 10036. Each Security Party acknowledges and agrees that it has delivered, with the intent to be bound, its executed counterparts of this Agreement and each other Loan Document, together with all other documents, instruments, opinions, certificates and other items required under Section 4.1, to the Administrative Agent, c/o King & Spalding LLP, 1185 Avenue of the Americas, New York, New York 10036. All parties agree that the closing of the transactions contemplated by this Agreement has occurred in New York.
19.14.    Existing Credit Agreement. Effective upon satisfaction of the conditions set forth in Section 4.1, this Agreement amends, restates, supersedes and replaces the Existing Credit Agreement in its entirety.
19.15.    Amendment and Restatement. This Agreement constitutes an amendment and restatement of the Existing Credit Agreement and is not, and is not intended by the parties to be, a novation of the Existing Credit Agreement. All rights and obligations of the parties shall continue in effect, except as otherwise expressly set forth herein. Without limiting the foregoing, no Default or Event of Default existing under the Existing Credit Agreement as of the Closing Date shall be deemed waived or cured by this amendment and restatement thereof. The Commitments of the Lenders under this Agreement after giving effect to this amendment and restatement are set forth on Schedule A. On and after the Closing Date, all Advances and other extensions of credit shall be made by the Lenders under this Agreement in accordance with their respective pro rata shares of the Commitments as in effect from time to time. All references in the other Loan Documents to the Credit Agreement shall be deemed to refer to and mean this Agreement, as the same may be further amended, supplemented, and restated from time to time. On the Closing Date, all amounts in respect of accrued and unpaid interest and fees outstanding under the Existing Credit Agreement shall be automatically paid in full by the initial Advance hereunder and the commitments of the Lenders under the Existing Credit Agreement which are not parties to this Agreement to fund additional advances shall terminate automatically.
[SIGNATURE PAGES TO FOLLOW]

IN WITNESS whereof the parties hereto have caused this Agreement to be duly executed by their duly authorized representative as of the day and year first above written.
ERA GROUP INC.,
as Borrower

By:
Name:    Christopher Bradshaw
Title:    Executive Vice President/Chief Financial     Officer

SUNTRUST BANK
as Administrative Agent, a Lender and Swing Line Bank

By:
Name:
Title:

[_________]
as a Lender

By:
Name:
Title:

SCHEDULE A
THE LENDERS AND THEIR COMMITMENTS

Name and Address	Commitment	Swing Line Commitment	Participation Percentage
SunTrust Bank c/o SunTrust Robinson Humphrey, Inc. 3333 Peachtree Rd., 8th Floor Atlanta, GA 30326 Attn: Jared Cohen, Energy Banking Facsimile: (404) 439-7470	$33,000,000	$25,000,000	11.00%
Wells Fargo Bank, National Association WFB Member Syndications Attn: Elizabeth Yowell 1700 Lincoln St. Denver, CO 80203 Facsimile: (303) 863-2729 with a copy to: Wells Fargo Energy Group Attn: Benjamin Kerr 1000 Louisiana, Ninth Floor Houston, Texas 77002 Facsimile: (713) 319-1389	$30,000,000	$0	10.00%
JPMorgan Chase Bank, N.A. 201 St. Charles Ave., 28th Floor New Orleans, LA 70170 Attn: Jacob George Facsimile: (312) 256-2608	$27,000,000	$0	9.00%
Deutsche Bank AG New York Branch 60 Wall Street New York, NY 10005-2836 Attn: Yawar Habib Facsimile: (866) 240-3622	$27,000,000	$0	9.00%
Regions Bank 1717 St. James Place, Suite 500 Houston, TX 77056 Attn: Josephine Wiley Facsimile: (205) 261-7069	$27,000,000	$0	9.00%
Bank of America, N.A. 101 N. Tryon St. Charlotte, NC 28255 Attn: Ravi Burnwal Facsimile: (312) 453-5560	$24,000,000	$0	8.00%
Compass Bank 2200 Post Oak Blvd., 20th Floor Houston, TX 77056 Attn: Sally Vo Facsimile: (866) 984-8668	$21,000,000	$0	7.00%
Whitney Bank 7910 Main Street Houma, LA 70360 Attn: Marianna Paine / Tricia Clark Facsimile: (985) 801-3850	$21,000,000	$0	7.00%
Comerica Bank 5757 Memorial Drive, 2nd Floor Houston, TX 77007 Attn: Antoinette Frost Facsimile: (734) 632-2993	$21,000,000	$0	7.00%
Goldman Sachs Bank USA 200 West Street New York, NY 10282 Attn: Michelle Latzoni Facsimile: (917) 977-3966	$18,000,000	$0	6.00%
Amegy Bank National Association 400 Post Oak Parkway Houston, TX 77027 Attn: Wendy Schneider Facsimile: (713) 693-7467	$18,000,000	$0	6.00%
Cadence Bank, N.A. 2800 Post Oak Blvd., Suite 3800 Houston, TX 77056 Attn: Sharon Jackson / Carl Havicus Facsimile: (205) 488-3320	$18,000,000	$0	6.00%
The Northern Trust Company 50 S. LaSalle St Chicago, IL 60636 Attn: Mary Willis Facsimile: (312) 630-1566	$15,000,000	$0	5.00%
Totals	$300,000,000	$25,000,000	100.00%

SCHEDULE B-1
HELICOPTER OWNING SUBSIDIARIES AND MORTGAGED HELICOPTERS
(as of March 31, 2014)

OWNERSHIP	MAKE	MODEL	U.S.A. REGISTRATION	LOCATION	SERIAL NUMBER	FAIR MARKET VALUE $
Era Helicopters, LLC	EUROCOPTER	EC225	N412SG	U.S.A.	2825	26,249,539
Era Helicopters, LLC	EUROCOPTER	EC225	N225EW	U.S.A.	2809	25,985,809
Era Helicopters, LLC	EUROCOPTER	EC225	N602JS	U.S.A.	2821	26,020,301
Era Helicopters, LLC	AGUSTA WESTLAND	AW139	N829SN	U.S.A.	41244	16,000,124
Era Helicopters, LLC	AGUSTA WESTLAND	AW139	N808FG	U.S.A.	31383	16,481,161
Era Helicopters, LLC	AGUSTA WESTLAND	AW139	N113CV	U.S.A.	31390	17,581,617
Era Helicopters, LLC	AGUSTA WESTLAND	AW139	N524JD	U.S.A.	41301	14,383,081
Era Helicopters, LLC	AGUSTA WESTLAND	AW139	N328SH	U.S.A.	41309	14,418,030
Era Helicopters, LLC	AGUSTA WESTLAND	AW139	N119MW	U.S.A.	41307	14,428,013
Era Helicopters, LLC	AGUSTA WESTLAND	AW139	N726MD	U.S.A.	41320	14,230,142
Era Helicopters, LLC	AGUSTA WESTLAND	AW139	N971TG	U.S.A.	41333	14,867,101
Era Helicopters, LLC	AGUSTA WESTLAND	AW139	N811TA	U.S.A.	41269	13,077,415
Era Helicopters, LLC	AGUSTA WESTLAND	AW139	N404JG	U.S.A.	41351	12,839,823
Era Helicopters, LLC	AGUSTA WESTLAND	AW139	N604DP	U.S.A.	41352	12,570,950
Era Helicopters, LLC	EUROCOPTER	EC145	N186LA	U.S.A.	9185	6,380,998
Era Helicopters, LLC	EUROCOPTER	EC145	N702LM	U.S.A.	9197	6,394,734
Era Helicopters, LLC	EUROCOPTER	EC145	N968KC	U.S.A.	9226	6,055,249
Era Helicopters, LLC	EUROCOPTER	EC135	N324XM	U.S.A.	991	5,215,868
Era Helicopters, LLC	EUROCOPTER	EC135	N302NM	U.S.A.	987	5,209,415
Era Helicopters, LLC	EUROCOPTER	EC135	N325DB	U.S.A.	985	5,230,201
Era Helicopters, LLC	EUROCOPTER	EC135	N228BJ	U.S.A.	982	5,122,991
Era Helicopters, LLC	EUROCOPTER	EC135	N127JL	U.S.A.	976	5,182,691
Era Helicopters, LLC	EUROCOPTER	EC135	N602SH	U.S.A.	937	5,017,366
Era Helicopters, LLC	EUROCOPTER	EC135	N133JG	U.S.A.	915	4,956,200
Era Helicopters, LLC	EUROCOPTER	EC135	N517JF	U.S.A.	777	4,568,323
Era Helicopters, LLC	EUROCOPTER	EC135	N357TC	U.S.A.	626	4,060,670
Era Helicopters, LLC	SIKORSKY	S76C/C++	N531BH	U.S.A.	760725	10,039,038
Era Helicopters, LLC	SIKORSKY	S76C/C++	N547WM	U.S.A.	760722	9,891,324
Era Helicopters, LLC	SIKORSKY	S76C/C++	N905RD	U.S.A.	760610	8,191,140
Era Helicopters, LLC	AGUSTA WESTLAND	A109	N530KS	U.S.A.	11694	3,288,126
Era Helicopters, LLC	AGUSTA WESTLAND	A109	N820FT	U.S.A.	11701	3,208,538
Era Helicopters, LLC	AGUSTA WESTLAND	A109	N334JT	U.S.A.	11738	3,590,943
Era Helicopters, LLC	BELL HELICOPTERS	B212	N361EH	U.S.A.	30554	2,739,744
Era Helicopters, LLC	BELL HELICOPTERS	B212	N399EH	U.S.A.	30810	2,658,013
Era Helicopters, LLC	BELL HELICOPTERS	B212	N357EH	U.S.A.	31209	2,675,254
Era Helicopters, LLC	BELL HELICOPTERS	B212	N358EH	U.S.A.	31211	2,852,882
Era Helicopters, LLC	BELL HELICOPTERS	B212	N359EH	U.S.A.	31212	2,828,792
Era Helicopters, LLC	AGUSTA WESTLAND	AW119MKII	N203JP	U.S.A.	14535	1,750,271
Era Helicopters, LLC	AGUSTA WESTLAND	AW119MKII	N514RE	U.S.A.	14701	1,685,737
Era Helicopters, LLC	AGUSTA WESTLAND	AW119MKII	N802SM	U.S.A.	14711	2,276,146
Era Helicopters, LLC	AGUSTA WESTLAND	AW119MKII	N628RL	U.S.A.	14713	2,215,241
Era Helicopters, LLC	AGUSTA WESTLAND	AW119MKII	N920JD	U.S.A.	14745	2,280,466
Era Helicopters, LLC	AGUSTA WESTLAND	AW119MKII	N330JN	U.S.A.	14510	1,706,895
Era Helicopters, LLC	AGUSTA WESTLAND	AW119MKII	N715RT	U.S.A.	14516	1,791,233
Era Helicopters, LLC	AGUSTA WESTLAND	AW119MKII	N927JK	U.S.A.	14517	1,815,169
Era Helicopters, LLC	AGUSTA WESTLAND	AW119MKII	N915BE	U.S.A.	14519	1,697,373
Era Helicopters, LLC	AGUSTA WESTLAND	AW119MKII	N602FB	U.S.A.	14528	1,802,375
Era Helicopters, LLC	EUROCOPTER	AS350B2	N323AH	U.S.A.	4649	1,865,794
Era Helicopters, LLC	EUROCOPTER	AS350B2	N328BF	U.S.A.	4284	1,733,671
Era Helicopters, LLC	EUROCOPTER	AS350B2	N603WB	U.S.A.	4225	1,716,302
Era Helicopters, LLC	EUROCOPTER	AS350B2	N217FD	U.S.A.	4221	1,714,109
Era Helicopters, LLC	EUROCOPTER	AS350B2	N420JA	U.S.A.	4212	1,744,046
Era Helicopters, LLC	EUROCOPTER	AS350B2	N212EH	U.S.A.	3151	1,472,682
Era Helicopters, LLC	EUROCOPTER	AS350B2	N214EH	U.S.A.	3163	1,513,155
Era Helicopters, LLC	EUROCOPTER	AS350B2	N215EH	U.S.A.	3172	1,466,045
Era Helicopters, LLC	EUROCOPTER	AS350B2	N216EH	U.S.A.	3184	1,510,890
Era Helicopters, LLC	EUROCOPTER	AS350B2	N217EH	U.S.A.	3197	1,575,955
Era Helicopters, LLC	EUROCOPTER	AS350B2	N108TA	U.S.A.	3080	1,442,822
Era Helicopters, LLC	EUROCOPTER	AS350B2	N4061G	U.S.A.	3051	1,444,318
Era Helicopters, LLC	EUROCOPTER	AS350B2	N191EH	U.S.A.	2505	1,377,448
Era Helicopters, LLC	EUROCOPTER	AS350B2	N192EH	U.S.A.	2582	1,272,951
Era Helicopters, LLC	EUROCOPTER	AS350B2	N193EH	U.S.A.	2599	1,292,135
Era Helicopters, LLC	EUROCOPTER	AS350B2	N194EH	U.S.A.	2608	1,433,286
Era Helicopters, LLC	EUROCOPTER	AS350B2	N195EH	U.S.A.	2615	1,332,753
Era Helicopters, LLC	EUROCOPTER	AS350B2	N181EH	U.S.A.	2680	1,343,021
Era Helicopters, LLC	EUROCOPTER	AS350B2	N182EH	U.S.A.	2681	1,354,217
Era Helicopters, LLC	EUROCOPTER	AS350B2	N183EH	U.S.A.	2752	1,455,216
Era Helicopters, LLC	EUROCOPTER	AS350B2	N185EH	U.S.A.	2823	1,462,269
Era Helicopters, LLC	EUROCOPTER	AS350B2	N187EH	U.S.A.	2839	1,435,306
Era Helicopters, LLC	EUROCOPTER	AS350B2	N186EH	U.S.A.	2844	1,410,308
Era Helicopters, LLC	EUROCOPTER	AS350B2	N188EH	U.S.A.	2954	1,386,562
Era Helicopters, LLC	EUROCOPTER	AS350B2	N190EH	U.S.A.	2974	1,457,341
Era Helicopters, LLC	EUROCOPTER	AS350B2	N196EH	U.S.A.	2976	1,423,446
				Grand Total		412,148,560

SCHEDULE B-2
SUBSIDIARIES
(as of March 31, 2014)

Subsidiary Name	Jurisdiction of Organization	Percentage Ownership Interest and Registered Owner
Era Aeróleo LLC	Delaware	100% owned by Era Group Inc.
AEROLEO INTERNACIONAL, LLC	Delaware	100% owned by Era Aeróleo LLC
Era Australia LLC	Delaware	100% owned by Era Group Inc.
Era Canada LLC	Delaware	100% owned by Era Group Inc.
ERA DHS LLC	Delaware	100% owned by Era Group Inc.
Era FBO LLC	Delaware	100% owned by Era Group Inc.
Era Flightseeing LLC	Delaware	100% owned by Era Group Inc.
Era Helicopters, LLC	Delaware	100% owned by Era Group Inc.
Lake Palma, S.L.	Spain	51% owned by Era Helicopters, LLC
Era Helicopters (Mexico) LLC	Delaware	100% owned by Era Group Inc.
Era Helicópteros de México S. de R.L. de C.V.	Mexico	99% owned by Era Helicopters (Mexico) LLC 1% owned by Era Group Inc.
Era Helicopter Services LLC	Delaware	100% owned by Era Group Inc.
Era Leasing LLC	Delaware	100% owned by Era Group Inc.
Era Med LLC	Delaware	100% owned by Era Group Inc.
SEACOR Overseas Investment Inc.	Delaware	100% owned by Era Group Inc.
Star Aviation Crewing Ltd.	British Virgin Islands	100% owned by Era Group Inc.

SCHEDULE C
EXISTING LIENS
None.

SCHEDULE D
EXISTING INDEBTEDNESS
None.

SCHEDULE E
REQUIRED INSURANCE
The Borrower shall ensure that each Mortgaged Helicopter is insured in accordance with the following insurance provisions:

(a)	The policies of insurance for each Mortgaged Helicopter shall contain the following coverages:
(1)    comprehensive aviation legal liability insurance in respect of each Mortgaged Helicopter against public liability risks (including contractual liability, bodily injury and property damage coverage inclusive of liability to third parties), including war and related perils (or comparable coverage provided by a government), in all cases with respect to or arising out of the servicing, maintenance, use, operation, ownership or leasing of the Mortgaged Helicopter, and, when the Mortgaged Helicopter is not in service, in accordance with a standard “ground” policy offered in the Lloyd’s London insurance market (or a comparable policy offered in the U.S. or western European aviation insurance market or other aviation insurance market acceptable to the Majority Lenders). All such insurance shall be carried with insurers or re-insurers of recognized reputation and responsibility in the aircraft insurance industry.
(2)    comprehensive all-risk aircraft hull ground and flight insurance (i) with respect to any Mortgaged Helicopter, for an amount at least equal to the Fair Market Value for such Mortgaged Helicopter and (ii) in an amount with respect to any Engine or Part when not installed on the Mortgaged Helicopter at least equal to the fair market value of such Engine or Part. All such insurance shall be in amounts that are not less than the amounts set forth opposite the Mortgaged Helicopter of the same make and model on Annex I to this Schedule
(3)    hull war risks and allied perils insurance on the Mortgaged Helicopter (which shall include, but not be limited to, coverage for hijacking, declared or undeclared war, insurrections, strikes, riots, commotions or labor disturbances, malicious acts or acts of sabotage and unlawful seizure or wrongful exercise of control of the Mortgaged Helicopter in flight by a person on board such Mortgaged Helicopter acting without the consent of the operator of such Mortgaged Helicopter), on an agreed value basis for an amount at least equal to the Fair Market Value thereof at such time and covering those perils which are covered by LSW555B; and
(4)    liability war risks and allied perils insurance on the Mortgaged Helicopter (which shall include, but not be limited to, coverage for hijacking, declared or undeclared war, insurrections, strikes, riots, commotions or labor disturbances, malicious acts or acts of sabotage and unlawful seizure or wrongful exercise of control of the Mortgaged Helicopter in flight by a person on board such Mortgaged Helicopter acting without the consent of the Lessee) of a scope of coverage at least as comprehensive as AVN 52D or comparable government coverage.

(b)
Such insurances shall be subject to an endorsement at least as comprehensive as AVN 67B (with the Administrative Agent being named as loss payee in respect of any hull policy and the Lenders, other Creditors and the Administrative Agent being named as additional insureds in respect of any liability policy).

(c)	The Borrower shall cause each of the insurance policies to contain the following additional requirements:
(1)    to the extent that the primary insurances have not been placed directly in Lloyds of London, or other internationally recognized aviation insurance markets, 100% of such coverage shall be reinsured in such markets;
(2)    each reinsurance policy, if any, shall have, if available on commercially reasonable terms, a market standard “cut-through” endorsement;
(3)    shall be payable in Dollars (or, if payable in another currency other than Dollars, shall be reinsured in Dollars in accordance with (1) above), to the account specified by the Agent or to the account of the relevant party entitled thereto; and
(4)    shall contain a 50/50 clause in accordance with current market practice as set forth in AVS103.

(d)	The Borrower shall provide the following with respect to each insurance policy:
(1)    a letter of undertaking from its insurance broker or provisions in the insurance policy, in either case, requiring the insurers or underwriters to promptly notify the loss payees, contract parties or additional insured, as applicable, of any cancellation or material change to any such policy or any failure of the Borrower, the applicable Helicopter Owning Subsidiary, or, if applicable, Eligible Lessee to make any premium payment or installment; and
(2)    the Borrower, each Helicopter Owning Subsidiary and, if applicable, each Eligible Lessee (by means of Eligible Leases or otherwise) is required to deliver or cause to be delivered to the Administrative Agent from the applicable insurance broker, on or prior to the Drawdown Date for each Mortgaged Helicopter and thereafter at least annually on or prior to each renewal date of such insurance:    certificate(s) of insurance, in English, certifying the date and time of commencement and expiry of each insurance policy; specifying the deductible amounts and levels of co-insurance or re-insurance, if any, for each type of loss; providing a full list of underwriting security, each insurer being named with its percentage for each insurance, or, if not available, stating in which market the insurance is placed; and a letter from such broker, if available, confirming that the insurances comply with this Required Insurance, and if the Borrower receives copies of such documents, the Borrower shall deliver copies of such documents to the Administrative Agent to the extent that the Administrative Agent has not received such documents.
Contingent Insurance. With respect to each Mortgaged Helicopter, the Borrower or the relevant Helicopter Owning Subsidiary shall procure:

(a)
contingent liability insurance (including coverage that will respond in addition to or excess of the Eligible Lessees’ primary liability insurance, if applicable, it being understood that such coverage does not protect such Lessee) on a per occurrence basis in an amount not less than the amount referenced in Annex I as the Minimum Comprehensive Liability for such Mortgaged Helicopter; and

(b)	contingent hull insurance on a per occurrence basis in an amount not less than the Fair Market Value for such Mortgaged Helicopter.
All such contingent policies of insurance shall be subject to London Form LSW610A, with endorsements consistent with the endorsements set forth above (to the extent not inconsistent with such London Form).

Annex I to Schedule E

U.S.A. REGISTRATION	MANUFACTURER	MODEL	SERIAL NUMBER	FAIR MARKET VALUE $
N412SG	EUROCOPTER	EC225	2825	26,249,539
N225EW	EUROCOPTER	EC225	2809	25,985,809
N602JS	EUROCOPTER	EC225	2821	26,020,301
N829SN	AGUSTA WESTLAND	AW139	41244	16,000,124
N808FG	AGUSTA WESTLAND	AW139	31383	16,481,161
N113CV	AGUSTA WESTLAND	AW139	31390	17,581,617
N524JD	AGUSTA WESTLAND	AW139	41301	14,383,081
N328SH	AGUSTA WESTLAND	AW139	41309	14,418,030
N119MW	AGUSTA WESTLAND	AW139	41307	14,428,013
N726MD	AGUSTA WESTLAND	AW139	41320	14,230,142
N971TG	AGUSTA WESTLAND	AW139	41333	14,867,101
N811TA	AGUSTA WESTLAND	AW139	41269	13,077,415
N404JG	AGUSTA WESTLAND	AW139	41351	12,839,823
N604DP	AGUSTA WESTLAND	AW139	41352	12,570,950
N186LA	EUROCOPTER	EC145	9185	6,380,998
N702LM	EUROCOPTER	EC145	9197	6,394,734
N968KC	EUROCOPTER	EC145	9226	6,055,249
N324XM	EUROCOPTER	EC135	991	5,215,868
N302NM	EUROCOPTER	EC135	987	5,209,415
N325DB	EUROCOPTER	EC135	985	5,230,201
N228BJ	EUROCOPTER	EC135	982	5,122,991
N127JL	EUROCOPTER	EC135	976	5,182,691
N602SH	EUROCOPTER	EC135	937	5,017,366
N133JG	EUROCOPTER	EC135	915	4,956,200
N517JF	EUROCOPTER	EC135	777	4,568,323
N357TC	EUROCOPTER	EC135	626	4,060,670
N531BH	SIKORSKY	S76C/C++	760725	10,039,038
N547WM	SIKORSKY	S76C/C++	760722	9,891,324
N905RD	SIKORSKY	S76C/C++	760610	8,191,140
N530KS	AGUSTA WESTLAND	A109	11694	3,288,126
N820FT	AGUSTA WESTLAND	A109	11701	3,208,538
N334JT	AGUSTA WESTLAND	A109	11738	3,590,943
N361EH	BELL HELICOPTERS	B212	30554	2,739,744
N399EH	BELL HELICOPTERS	B212	30810	2,658,013
N357EH	BELL HELICOPTERS	B212	31209	2,675,254
N358EH	BELL HELICOPTERS	B212	31211	2,852,882
N359EH	BELL HELICOPTERS	B212	31212	2,828,792
N203JP	AGUSTA WESTLAND	AW119MKII	14535	1,750,271
N514RE	AGUSTA WESTLAND	AW119MKII	14701	1,685,737
N802SM	AGUSTA WESTLAND	AW119MKII	14711	2,276,146
N628RL	AGUSTA WESTLAND	AW119MKII	14713	2,215,241
N920JD	AGUSTA WESTLAND	AW119MKII	14745	2,280,466
N330JN	AGUSTA WESTLAND	AW119MKII	14510	1,706,895
N715RT	AGUSTA WESTLAND	AW119MKII	14516	1,791,233
N927JK	AGUSTA WESTLAND	AW119MKII	14517	1,815,169
N915BE	AGUSTA WESTLAND	AW119MKII	14519	1,697,373
N602FB	AGUSTA WESTLAND	AW119MKII	14528	1,802,375
N323AH	EUROCOPTER	AS350B2	4649	1,865,794
N328BF	EUROCOPTER	AS350B2	4284	1,733,671
N603WB	EUROCOPTER	AS350B2	4225	1,716,302
N217FD	EUROCOPTER	AS350B2	4221	1,714,109
N420JA	EUROCOPTER	AS350B2	4212	1,744,046
N212EH	EUROCOPTER	AS350B2	3151	1,472,682
N214EH	EUROCOPTER	AS350B2	3163	1,513,155
N215EH	EUROCOPTER	AS350B2	3172	1,466,045
N216EH	EUROCOPTER	AS350B2	3184	1,510,890
N217EH	EUROCOPTER	AS350B2	3197	1,575,955
N108TA	EUROCOPTER	AS350B2	3080	1,442,822
N4061G	EUROCOPTER	AS350B2	3051	1,444,318
N191EH	EUROCOPTER	AS350B2	2505	1,377,448
N192EH	EUROCOPTER	AS350B2	2582	1,272,951
N193EH	EUROCOPTER	AS350B2	2599	1,292,135
N194EH	EUROCOPTER	AS350B2	2608	1,433,286
N195EH	EUROCOPTER	AS350B2	2615	1,332,753
N181EH	EUROCOPTER	AS350B2	2680	1,343,021
N182EH	EUROCOPTER	AS350B2	2681	1,354,217
N183EH	EUROCOPTER	AS350B2	2752	1,455,216
N185EH	EUROCOPTER	AS350B2	2823	1,462,269
N187EH	EUROCOPTER	AS350B2	2839	1,435,306
N186EH	EUROCOPTER	AS350B2	2844	1,410,308
N188EH	EUROCOPTER	AS350B2	2954	1,386,562
N190EH	EUROCOPTER	AS350B2	2974	1,457,341
N196EH	EUROCOPTER	AS350B2	2976	1,423,446

SCHEDULE F
EXISTING LETTERS OF CREDIT
Wells Fargo Bank, N.A. irrevocable standby letter of credit no. IS0021877U made on behalf of Era Group Inc. in the face amount of $675,000 for the benefit of National Union Fire Insurance Co. of Pittsburgh, PA; American Home Assurance Company; The Insurance Company of the State Of Pennsylvania; Commerce and Industry Insurance Company; Chartis Property Casualty Company; Illinois National Insurance Co.; Granite State Insurance Company; AIU Insurance Company; Chartis Casualty Company; and/or New Hampshire Insurance Company.
PROMISSORY NOTE
Dated as of __________ __, 20__
issued by
ERA GROUP INC.
as Borrower
in favor of
[LENDER]
as Lender

PROMISSORY NOTE

U.S.$[ ]    ______________, 20___

FOR VALUE RECEIVED, the undersigned ERA GROUP INC., a corporation incorporated under the laws of the State of Delaware (hereinafter called the “Borrower”), hereby promises to pay to [LENDER], a [JURISDICTION OF ORGANIZATION AND TYPE OF ENTITY], as lender (the “Lender”), with offices at [ADDRESS], the principal sum of [COMMITMENT] ($[ ]) or, if less, the aggregate unpaid principal amount of the Advances from time to time outstanding made by the Lender to the Borrower pursuant to the Amended and Restated Senior Secured Revolving Credit Facility Agreement (the “Credit Agreement”) dated March 31, 2014, by and among, (1) the Borrower, (2) SUNTRUST ROBINSON HUMPHREY, INC. and WELLS FARGO SECURITIES, LLC, as joint lead arrangers, (3) SUNTRUST BANK (“SunTrust”), as administrative agent (the “Administrative Agent”), (4) WELLS FARGO BANK, NATIONAL ASSOCIATION, as syndication agent, (5) JPMORGAN CHASE BANK, N.A., DEUTSCHE BANK AG NEW YORK BRANCH and REGIONS BANK, as co-documentation agents (in such capacity, collectively, the “Co-Documentation Agents”) and (6) the banks and financial institutions whose names and addresses are set out in Schedule A thereto (together with any assignee thereof pursuant to Section 11 thereto and the Swing Line Bank, the “Lenders”). The Borrower shall repay all outstanding Advances on the Termination Date. This promissory note may be prepaid on such terms as provided in the Credit Agreement.
Words and expressions used herein and defined in the Credit Agreement shall have the same meanings herein as therein defined.
The Advances shall bear interest for the period(s) of one (1), two (2), three (3) or six (6) months, as selected by the Borrower pursuant to Section 6.2 of the Credit Agreement, at the rate per annum which is equal to the aggregate of, (i)(a) the Base Rate plus (b) the Applicable Margin for any Base Rate Advance or (ii)(a) LIBOR for the applicable Interest Period, plus (b) the Applicable Margin for any LIBOR Advance, as provided in Section 6.1 of the Credit Agreement. Upon and during the continuance of an Event of Default, any payments under the Credit Agreement or hereunder shall bear interest thereafter at the Default Rate in accordance with the terms of the Credit Agreement.
All payments of principal and interest hereunder are payable in lawful money of the United States of America to the Administrative Agent at its offices located at 303 Peachtree Street, N.E., Atlanta, Georgia 30308 or to such other branch of the Administrative Agent as the Administrative Agent may direct, in immediately available same day funds.
The Administrative Agent may endorse the amount, currency and the date of the making of each Advance and any payment or prepayment thereof on the grid annexed hereto and made a part hereof, which endorsement shall constitute prima facie evidence of the accuracy of the information so endorsed; provided, however, that any failure to endorse such information on such grid shall not in any manner affect the obligation of the Borrower to make payment of principal and interest in accordance with the terms of this promissory note.
If this promissory note or any payment required hereunder becomes due and payable on a day which is not a Banking Day the due date thereof shall be extended until the next following Banking Day unless such next following Banking Day falls in the following calendar month, in which case, this promissory note or any payment required hereunder shall be due on the immediately preceding Banking Day. Any interest shall be payable during any such extension at the rate applicable immediately prior thereto.
This promissory note is one of the Notes referred to in, and is entitled to the security and benefits of, the Credit Agreement. Upon the occurrence of any Event of Default under the Credit Agreement, the principal hereof and accrued interest hereon may be declared to be and shall thereupon become, forthwith, due and payable.
Presentment, demand, protest and notice of dishonor of this promissory note or any other notice of any kind are hereby expressly waived.
THE UNDERSIGNED, AND BY ITS ACCEPTANCE HEREOF, THE LENDER, HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY HERETO OR ANY BENEFICIARY HEREOF ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS PROMISSORY NOTE.
THIS PROMISSORY NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
[Signature Page Follows]

IN WITNESS WHEREOF, the Borrower has executed and delivered this Promissory Note on the date and year first above written.

ERA GROUP INC.

By: ____________________________
Name:
Title:

ADVANCES AND PAYMENTS OF PRINCIPAL

Date	Amount of Each Advance	Amount of Principal Paid or Repaid	Outstanding Balance	Notation Made By

DRAWDOWN NOTICE
Dated as of __________ __, 20__
from
ERA GROUP INC.
as Borrower
to
SUNTRUST BANK
as [Administrative Agent / Swing Line Bank]

Drawdown Notice

[Date]

SunTrust Bank, as the Administrative Agent
for the Lenders referred to below
c/o SunTrust Robinson Humphrey, Inc.
3333 Peachtree Road, 8th Floor
Atlanta, Georgia 30326
Attention: Jared Cohen

Pursuant to Section [3.5]/[3.6] of the Amended and Restated Senior Secured Revolving Credit Facility Agreement dated as of March 31, 2014 (the “Credit Agreement”) made by and among (1) ERA GROUP INC., a corporation incorporated under the laws of the State of Delaware (hereinafter called the “Borrower”) (2) SUNTRUST ROBINSON HUMPHREY, INC. and WELLS FARGO SECURITIES, LLC, as joint lead arrangers, (3) SUNTRUST BANK, as administrative agent (the “Administrative Agent”), (4) WELLS FARGO BANK, NATIONAL ASSOCIATION, as syndication agent, (5) JPMORGAN CHASE BANK, N.A., DEUTSCHE BANK AG NEW YORK BRANCH and REGIONS BANK, as co-documentation agents (in such capacity, collectively, the “Co-Documentation Agents”), and (6) the banks and financial institutions whose names and addresses are set out in Schedule A thereto (together with any assignee thereof pursuant to Section 11 thereto and the Swing Line Bank, the “Lenders”, and each a “Lender”), the undersigned hereby gives the [Administrative Agent]/[Swing Line Bank] notice of a drawdown of a [Revolving Credit]/[Swing Line] Advance. All terms used herein, shall have the meanings given thereto in the Credit Agreement.
Drawdown Date:

Amount:

Purpose:

Initial Interest Period(s):

Specify whether LIBOR Advance or Base Rate Advance:

Disbursement Instructions (including location
and number of Borrower’s account to which
proceeds of such [Revolving Credit]/
[Swing Line] Advance are to be disbursed:

The undersigned hereby represents and warrants that (a) the representations and warranties stated in Section 2 of the Credit Agreement (updated mutatis mutandis) are true and correct on the date hereof and will be true and correct on the Drawdown Date specified above as if made on such date, and (b) no Event of Default has occurred and is continuing or will have occurred and be continuing on the Drawdown Date, and no event has occurred or is continuing which, with the giving of notice or lapse of time, or both, would constitute an Event of Default.
In the event that the [Lenders]/[Swing Line Bank] shall not be obliged under the terms of the Credit Agreement to make the above requested Advance (including, without limitation any such failure resulting from the failure of the Borrower to satisfy a condition precedent set forth in Section 4 of the Credit Agreement [or the failure of the Credit Agreement to become effective]), the Borrower shall indemnify and hold fully harmless the [Lenders or any of them]/[Swing Line Bank], against any losses which the [Lenders or any of them]/[Swing Line Bank], may sustain as a result of borrowing or agreeing to borrow funds to meet the requested drawdown and the certificate of the [relevant Lender]/[Swing Line Bank] shall, absent manifest error, be conclusive and binding on the Borrower as to the extent of any such losses.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

This Drawdown Notice is effective upon receipt by you and shall be irrevocable.
ERA GROUP INC.

By: ____________________________
Name:
Title:

LETTER OF CREDIT REQUEST
Dated as of __________ __, 2___
from
ERA GROUP INC.
as Borrower
to
[letter of credit issuer]
as Letter of Credit Issuer

LETTER OF CREDIT REQUEST

No. ____________    Dated: [Date]

[Letter of Credit Issuer]
[Address]

Attn: ______________________

Ladies and Gentlemen:

The undersigned, ERA GROUP INC., refers to the Amended and Restated Senior Secured Revolving Credit Facility Agreement, dated March 31, 2014 (as amended, modified or supplemented from time to time, the “Credit Agreement”, the capitalized terms defined therein being used herein as therein defined), made by and among (1) ERA GROUP INC., a corporation incorporated under the laws of the State of Delaware (hereinafter called the “Borrower”) (2) SUNTRUST ROBINSON HUMPHREY, INC. and WELLS FARGO SECURITIES, LLC, as joint lead arrangers, (3) SUNTRUST BANK, as administrative agent (the “Administrative Agent”), (4) WELLS FARGO BANK, NATIONAL ASSOCIATION, as syndication agent, (5) JPMORGAN CHASE BANK, N.A., DEUTSCHE BANK AG NEW YORK BRANCH and REGIONS BANK, as co-documentation agents (in such capacity, collectively, the “Co-Documentation Agents”), and (6) the banks and financial institutions whose names and addresses are set out in Schedule A thereto (together with any assignee thereof pursuant to Section 11 thereto and the Swing Line Bank, the “Lenders”, and each a “Lender”).
The Borrower hereby requests, irrevocably pursuant to Section 3.10 of the Credit Agreement, that the Letter of Credit Issuer issue on behalf and for the account of the undersigned a Letter of Credit on _______________ __, 20__ (the “Date of Issuance”) in the aggregate amount of US$ _______________.
The beneficiary of the requested Letter of Credit will be _______________________ and such Letter of Credit will be in support of _____________________ and will have a stated termination date of _______________ __, 20__.
The undersigned hereby certifies that the following statements are true on the date hereof, and will be on the Date of Issuance:

1.
the representations and warranties contained in Section 2 of the Credit Agreement are and will be true and correct in all material respects, before and after giving effect to the issuance of the Letter of Credit requested hereby, as though made on the Date of Issuance, unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date; and

2.	no Event of Default has occurred and is continuing, or would result after giving effect to the issuance of the Letter of Credit requested hereby.
Copies of all documentation, if any, with respect to the supported transaction are attached hereto as Exhibit A.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

This Letter of Credit Request is effective upon receipt by you and shall be irrevocable.

ERA GROUP INC.

By: ____________________________
Name:
Title:

Exhibit A

COMPLIANCE CERTIFICATE
DATED __________ __, 20___
FROM
ERA GROUP INC.
AS BORROWER
TO
SUNTRUST BANK
AS ADMINISTRATIVE AGENT

COMPLIANCE CERTIFICATE
CERTIFICATE OF THE CHIEF FINANCIAL OFFICER
OF
ERA GROUP INC.
FOR THE PERIOD ENDED __________________ (this “Certificate”)

The undersigned, being the chief financial officer of ERA GROUP INC., a corporation incorporated under the laws of the State of Delaware (the “Borrower”), hereby certifies, on behalf of the Borrower, to SunTrust Bank, as administrative agent (together with its successors and assigns, the “Administrative Agent”), in connection with that certain Amended and Restated Senior Secured Revolving Credit Facility Agreement, dated as of March 31, 2014 (as the same may be amended, modified, supplemented and/or restated from time to time, the “Credit Agreement”), by and among, (1) the Borrower (2) SUNTRUST ROBINSON HUMPHREY, INC. and WELLS FARGO SECURITIES, LLC, as joint lead arrangers, (3) the Administrative Agent, (4) WELLS FARGO BANK, NATIONAL ASSOCIATION, as syndication agent, (5) JPMORGAN CHASE BANK, N.A., DEUTSCHE BANK AG NEW YORK BRANCH and REGIONS BANK, as co-documentation agents (in such capacity, collectively, the “Co-Documentation Agents”), and (6) the banks and financial institutions whose names and addresses are set out in Schedule A thereto (together with any assignee thereof pursuant to Section 11 thereto and the Swing Line Bank, the “Lenders”, and each a “Lender”):

(i)
that I have reviewed the consolidated financial statements of the Borrower dated as of [—] and for the [—] period then ended and such statements fairly present the financial condition of the Borrower as of the dates indicated and the results of their operations and cash flows for the periods indicated; and

(ii)
that I have reviewed the terms of the Credit Agreement and the other Loan Documents and have made, or caused to be made under my supervision, a review in reasonable detail of the transactions and the condition of the Borrower during the accounting period covered by the financial statements referred to in clause (i) above; and

(iii)
such review has not disclosed the existence during or at the end of such accounting period of any condition or event that constitutes an Event of Default concerning the Borrower or any other Security Party nor any event which with the giving of notice or lapse of time or both would constitute an Event of Default concerning the Borrower or any other Security Party, nor do I have knowledge of the existence of any such condition or event as at the date of this Certificate [EXCEPT, [IF SUCH CONDITION OR EVENT EXISTED OR EXISTS, DESCRIBE THE NATURE AND PERIOD OF EXISTENCE THEREOF AND WHAT ACTION THE BORROWER HAS TAKEN, IS TAKING AND PROPOSES TO TAKE WITH RESPECT THERETO]]; [and]

(iv)
the Borrower and each other Security Party is in compliance with the covenants contained in Section 10.1 and 10.2 of the Credit Agreement, and in each other Loan Document to which it is a party, including, without limitation the covenants set forth in Sections 10.1(a)(xvi), (xvii) and (xx) of the Credit Agreement, and Annex A attached hereto shows the calculations thereof in reasonable detail; [and]

(v)	[attached hereto as Annex B is a List of Liens current as of the date hereof;] [and]

(vi)	[the Company has [redeemed]/[repurchased] ______% of its outstanding [convertible subordinated bonds] [class of [common]/[preferred] capital stock] during the past quarter].
Capitalized terms used herein without definition have the meaning ascribed thereto in the Credit Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of this _____________ __, 20__.

ERA GROUP INC.

By: ____________________________
Name:
Title: Chief Financial Officer

ANNEX A

1.     Section 10.1(a)(xvi) – Interest Coverage Ratio:
Maintain, on a consolidated basis, commencing with the completion of the Fiscal Quarter ending June 30, 2014, a ratio of not less than 3.00 to 1.00 of (a) EBITDA minus dividends and distributions, divided by (b) interest expense (including interest attributable to capitalized leases) in accordance with GAAP, during the four (4) Fiscal Quarters preceding the date on which such ratio is determined.

A.	EBITDA minus dividends and distributions:
$[—]
TO

B.	Interest expense (including interest attributable to capitalized leases) in accordance with GAAP, during the preceding four (4) fiscal quarters
$[—]
Minimum requirement per Credit Agreement of not less than: 3.00 to 1.00
Actual = [—]:1.00
2.     Section 10.1(a)(xvii) – Funded Debt/EBITDA:
Maintain, on a consolidated basis, commencing with the completion of the Fiscal Quarter ending June 30, 2014, a ratio of Funded Debt to EBITDA of not more than 5.00 to 1.00, determined as at the end of each Fiscal Quarter.
A.     Funded Debt     $[—]
TO
B.     EBITDA     $[—]
Maximum requirement per Credit Agreement of not more than: 5.00 to 1.00
Actual = [—]:1.00
3.     Section 10.1(a)(xx) – Fair Market Value of Mortgaged Helicopters/Funded Debt
Ensure that the ratio of (A) the sum of (i) the aggregate Fair Market Value of all Mortgaged Helicopters and (ii) the aggregate value of the Borrower’s Accounts Receivable and Inventory (each as determined in accordance with GAAP) to (B) Funded Debt shall at all times equal or exceed one hundred twenty percent (120%);
A.     The sum of
(i)     Fair Market Value of all Mortgaged Helicopters         $[—]
+
(ii)    Borrower’s Accounts Receivables and Inventory        $[—]
Total = $[—]
TO
B.     Funded Debt     $[—]
A expressed as a percentage of B     [—]%
Minimum requirement per Credit Agreement of not less than: 120%
Actual = [—]%
[ANNEX B]

List of Liens

ASSIGNMENT AND ASSUMPTION AGREEMENT
Dated as of __________ __, 2____
FROM
[ ]
as Assignor
to
[ ]
as Assignee

ASSIGNMENT AND ASSUMPTION AGREEMENT

ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”), dated as of _____________ ___, 20___ between [NAME OF ASSIGNOR], a [bank/corporation] organized under the laws of [JURISDICTION OF INCORPORATION OF ASSIGNOR] (the “Assignor”), and [NAME OF ASSIGNEE], a [bank/corporation] organized under the laws of [JURISDICTION OF INCORPORATION OF ASSIGNEE] (the “Assignee”), supplemental to that certain Amended and Restated Senior Secured Revolving Credit Facility Agreement, dated as of March 31, 2014 (as amended, restated, modified or supplemented from time to time, together the “Credit Agreement”), made by and among (1) ERA GROUP INC., a corporation incorporated under the laws of the State of Delaware (hereinafter called the “Borrower”) (2) SUNTRUST ROBINSON HUMPHREY, INC. and WELLS FARGO SECURITIES, LLC, as joint lead arrangers, (3) SUNTRUST BANK, as administrative agent (the “Administrative Agent”), (4) WELLS FARGO BANK, NATIONAL ASSOCIATION., as syndication agent (the “Syndication Agent”), (5) JPMORGAN CHASE BANK, N.A., DEUTSCHE BANK AG NEW YORK BRANCH and REGIONS BANK, as co-documentation agents (in such capacity, collectively, the “Co-Documentation Agents”), and (6) the banks and financial institutions whose names and addresses are set out in Schedule A thereto (together with any assignee thereof pursuant to Section 11 thereto and the Swing Line Bank, the “Lenders”, and each a “Lender”), pursuant to which the Lenders agreed to make available to the Borrowesr a revolving credit facility (the “Credit Facility”) in the maximum principal amount which may be outstanding at any time (in Advances and/or Letters of Credit) of Three Hundred Million Dollars ($300,000,000) (with a request for such amount to be increased up to Four Hundred Million Dollars ($400,000,000, as provided in the Credit Agreement); provided, however, that at no time may the amount of outstanding Letters of Credit be in excess of Fifty Million Dollars ($50,000,000); and
Except as otherwise defined herein, terms defined in the Credit Agreement have the same meaning when used herein.
In consideration of the premises and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
The Assignor hereby sells and assigns, without recourse, to the Assignee, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Effective Date set forth below, the interests set forth below (the “Assigned Interest”) in the Assignor’s rights and obligations under the Credit Agreement, including, without limitation, the interests set forth below in the Commitment of the Assignor on the Assignment Date and the Advances owing to the Assignor which are outstanding on the Assignment Date, together with the participations in the exposure under Letters of Credit and the Swing Line Exposure of the Assignor on the Assignment Date, but excluding accrued interest and fees up to and excluding the Assignment Date. The Assignee hereby acknowledges receipt of a copy of the Credit Agreement. From and after the Effective Date, (i) the Assignee shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the Assigned Interest, have the rights and obligations of a Lender thereunder, and (ii) the Assignor shall, to the extent of the Assigned Interest, relinquish its rights and be released from its obligations under the Credit Agreement.
This Agreement is being delivered to the Administrative Agent together with (i) any documentation required to be delivered by the Assignee pursuant to Section 7.2(f) of the Credit Agreement, duly completed and executed by the Assignee, and (ii) if the Assignee is not already a Lender under the Credit Agreement, an Administrative Questionnaire in the form supplied by the Administrative Agent, duly completed by the Assignee. The Assignee shall pay the fee payable to the Administrative Agent pursuant to Section 11.2(d) of the Credit Agreement.

The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby, and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iii) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 10.1(a)(vi) thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement and to purchase the Assigned Interest, and on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (iv) attached to this Agreement is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee, and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Agreement may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Legal Name of Assignor:

Legal Name of Assignee:

Assignee’s Address for Notices:

Effective Date of Assignment (the “Effective Date”):

Assigned Interest:

Facility	Principal Amount Assigned	Percentage Assigned of Commitment
Revolving Loans	$[_____]	[_____]%

The terms set forth above are hereby agreed to by the undersigned:

[Name of Assignor], as Assignor

By:
Name:
Title:

[Name of Assignee], as Assignee

By:
Name:
Title:

The undersigned hereby consent[s] to the within assignment:

[Name of Borrower]

By:
Name:
Title:

SunTrust Bank, as Administrative Agent

By:
Name:
Title:

[__________], as Letter of Credit Issuer

By:
Name:
Title:

SunTrust Bank, as Swing Line Bank

By:
Name:
Title:

FORM OF GUARANTY
GUARANTY
Dated as of March 31, 2014
from
THE GUARANTORS NAMED HEREIN
and
THE ADDITIONAL GUARANTORS REFERRED TO HEREIN
as Guarantors
in favor of
SUNTRUST BANK
as Administrative Agent

TABLE OF CONTENTS
Page

Section 1.	Guaranty; Limitation of Liability 1

Section 2.	Guaranty Absolute 4

Section 3.	Waivers and Acknowledgments 5

Section 4.	Subrogation 6

Section 5.	Payments Free and Clear of Taxes, Etc. 7

Section 6.	Representations and Warranties 8

Section 7.	Covenants 9

Section 8.	Amendments, Guaranty Supplements, Etc. 9

Section 9.	Notices, Etc 9

Section 10.	No Waiver; Remedies 10

Section 11.	Right of Set-off 10

Section 12.	Indemnification 10

Section 13.	Subordination 11

Section 14.	Continuing Guaranty; Assignments Under the Credit Agreement 12

Section 15.	Execution in Counterparts 12

Section 16.	Governing Law; Jurisdiction; Waiver of Jury Trial, Etc. 13
Exhibit A - Guaranty Supplement

GUARANTY
GUARANTY dated as of March 31, 2014 (this “Guaranty”) made by the Persons listed on the signature pages hereof and the Additional Guarantors (as defined in Section 8(b)) (such Persons so listed and the Additional Guarantors being, collectively, the “Guarantors” and, individually, each a “Guarantor”) in favor of SunTrust Bank, as Administrative Agent for the Lenders, the Letter of Credit Issuers, the Lender-Related Hedge Providers and the Bank Product Providers (together, the “Lender Parties”).
PRELIMINARY STATEMENT:
Era Group Inc., a Delaware corporation (the “Borrower”), is party to the Amended and Restated Senior Secured Revolving Credit Facility Agreement dated of even date herewith(as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; the capitalized terms defined therein and not otherwise defined herein being used herein as therein defined) with, inter alia, the Lenders party thereto, and SunTrust Bank, as Administrative Agent for the Lenders. Each Guarantor may receive, directly or indirectly, a portion of the proceeds of the Advances under the Credit Agreement and will derive substantial direct and indirect benefits from the transactions contemplated by the Credit Agreement. It is a condition precedent to the making of Advances and the issuance of Letters of Credit by the Lenders under the Credit Agreement from time to time that each Guarantor shall have executed and delivered this Guaranty.
NOW, THEREFORE, in consideration of the premises and in order to induce the Lenders to make Advances and the Letter of Credit Issuer to issue Letters of Credit under the Credit Agreement from time to time, each Guarantor, jointly and severally with each other Guarantor, hereby agrees as follows:
SECTION 20.    GUARANTY; LIMITATION OF LIABILITY.
20.1.    Each Guarantor hereby absolutely, unconditionally and irrevocably guarantees, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, (i) the punctual payment when due, whether at scheduled maturity or on any date of a required prepayment or by acceleration, demand or otherwise, of all obligations of each other Security Party now or hereafter existing under or in respect of the Credit Agreement and any other Loan Document (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing obligations and each payment required to be paid by the Borrower under the Credit Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement or disbursements, interest thereon and obligations to provide cash collateral), whether direct or indirect, absolute or contingent, and whether for principal, interest, premiums, fees, indemnities, contract causes of action, costs, expenses or otherwise, (ii) the punctual and full performance and compliance by each other Security Party of each and every duty, covenant, agreement and obligation thereof under the Credit Agreement and any other Loan Document, (iii) the due and punctual payment and performance of all Bank Product Obligations of any other Security Party and (iv) the due and punctual payment and performance of all Hedging Obligations owed by any other Security Party to any Lender-Related Hedge Provider (all the monetary and other obligations referred to in the preceding clauses (i) through (iv) collectively called the “Guaranteed Obligations”), and agrees to pay any and all reasonable out-of-pocket expenses (including, without limitation, reasonable fees and expenses of outside counsel) incurred by the Administrative Agent or any other Lender Party in enforcing any rights under this Guaranty or under the Credit Agreement or any other Loan Document. Without limiting the generality of the foregoing, each Guarantor’s liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any other Security Party to any Lender Party under or in respect of this Guaranty, the Credit Agreement and the other Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such other Security Party. Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice to or further assent from such Guarantor, and that such Guarantor will remain bound upon its guarantee notwithstanding any extension or renewal of any Guaranteed Obligations. Notwithstanding anything to the contrary in the Credit Agreement or any other Loan Document, no Guarantor shall be deemed under this Guaranty to be a guarantor of any Hedging Obligations if such Guarantor was not an “eligible contract participant” as defined in § 1a(18) of the Commodity Exchange Act, at the time the guarantee under this Guaranty becomes effective with respect to such Hedging Obligation and to the extent that the providing of such guarantee by such Guarantor would violate the Commodity Exchange Act; provided however that in determining whether any Guarantor is an “eligible contract participant” under the Commodity Exchange Act, the guarantee of the Guaranteed Obligations of such Guarantor under this Guaranty by a Guarantor that is also a Qualified ECP Guarantor shall be taken into account.
20.2.    Each Guarantor further agrees that its guarantee constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Administrative Agent or any Lender Party to any of the security held for payment of the Guaranteed Obligations or to any balance of any deposit account or credit on the books of the Administrative Agent or any Lender Party in favor of the Borrower or any other Guarantor.
20.3.    It is the intent of each Guarantor and the Administrative Agent that the maximum obligations of such Guarantor hereunder shall be, but not in excess of:
(i)    in a case or proceeding commenced by or against any Guarantor under the provisions of Title 11 of the United States Code, 11 U.S.C. §§101 et seq., as amended and in effect from time to time (the “Bankruptcy Code”), on or within one year from the date on which any of the Guaranteed Obligations are incurred, the maximum amount which would not otherwise cause the Guaranteed Obligations (or any other obligations of such Guarantor owed to the Administrative Agent or the Lender Parties) to be avoidable or unenforceable against such Guarantor under (i) Section 548 of the Bankruptcy Code or (ii) any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding by virtue of Section 544 of the Bankruptcy Code; or
(ii)    in a case or proceeding commenced by or against any Guarantor under the Bankruptcy Code subsequent to one year from the date on which any of the Guaranteed Obligations are incurred, the maximum amount which would not otherwise cause the Guaranteed Obligations (or any other obligations of such Guarantor to the Administrative Agent or the Lender Parties) to be avoidable or unenforceable against such Guarantor under any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding by virtue of Section 544 of the Bankruptcy Code; or
(iii)    in a case or proceeding commenced by or against any Guarantor under any law, statute or regulation other than the Bankruptcy Code (including, without limitation, any other bankruptcy, reorganization, arrangement, moratorium, readjustment of debt, dissolution, liquidation or similar debtor relief laws), the maximum amount which would not otherwise cause the Guaranteed Obligations (or any other obligations of such Guarantor to the Administrative Agent or the Lender Parties) to be avoidable or unenforceable against such Guarantor under such law, statute or regulation, including, without limitation, any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding.
The substantive laws under which the possible avoidance or unenforceability of the Guaranteed Obligations (or any other obligations of such Guarantor to the Administrative Agent or the Secured Parties set forth in this Guaranty or the other Loan Documents) as may be determined in any case or proceeding shall hereinafter be referred to as the “Avoidance Provisions”. To the extent set forth in clauses (i), (ii) and (iii) of this subsection, but only to the extent that the Guaranteed Obligations would otherwise be subject to avoidance or found unenforceable under the Avoidance Provisions, if any Guarantor is not deemed to have received valuable consideration, fair value or reasonably equivalent value for the Guaranteed Obligations, or if the Guaranteed Obligations would render such Guarantor insolvent, or leave such Guarantor with an unreasonably small capital to conduct its business, or cause such Guarantor to have incurred debts (or to have intended to have incurred debts) beyond its ability to pay such debts as they mature, in each case as of the time any of the Guaranteed Obligations are deemed to have been incurred under the Avoidance Provisions and after giving effect to the contribution by such Guarantor, the maximum Guaranteed Obligations for which such Guarantor shall be liable hereunder shall be reduced to that amount which, after giving effect thereto, would not cause the Guaranteed Obligations (or any other obligations of such Guarantor to the Administrative Agent or the Lender Parties), as so reduced, to be subject to avoidance or unenforceability under the Avoidance Provisions.
This subsection is intended solely to preserve the rights of the Administrative Agent and the Lender Parties hereunder to the maximum extent that would not cause the Guaranteed Obligations of such Guarantor to be subject to avoidance or unenforceability under the Avoidance Provisions, and neither the Guarantors nor any other Person shall have any right or claim under this subsection as against the Administrative Agent or any Secured Party that would not otherwise be available to such Person under the Avoidance Provisions.
20.4.    Each Guarantor hereby unconditionally and irrevocably agrees that in the event any payment shall be required to be made to any Lender Party under this Guaranty or any other guaranty, such Guarantor will contribute, to the maximum extent permitted by law, such amounts to each other Guarantor so as to maximize the aggregate amount paid to the Lender Parties under or in respect of the Guaranteed Obligations.
20.5.    Each Guarantor agrees that if the maturity of any of the Guaranteed Obligations is accelerated by bankruptcy or otherwise, such maturity shall also be deemed accelerated for the purpose of this guarantee contained in this Section 1 without demand or notice to such Guarantor. The guarantee contained in this Section 1 shall remain in full force and effect until all Guaranteed Obligations are irrevocably satisfied in full and all Commitments have been irrevocably terminated, notwithstanding that, from time to time during the term of the Credit Agreement, no Obligations may be outstanding.
SECTION 21.    GUARANTY ABSOLUTE. Each Guarantor hereby, jointly and severally guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Credit Agreement and the other Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Lender Party with respect thereto. The obligations of each Guarantor under or in respect of this Guaranty are independent of the Guaranteed Obligations or any other obligations of any other Security Party under or in respect of the Credit Agreement and the other Loan Documents, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce this Guaranty, irrespective of whether any action is brought against the Borrower or any other Security Party or whether the Borrower or any other Security Party is joined in any such action or actions. The liability of each Guarantor under this Guaranty shall be joint, several, irrevocable, absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to, any or all of the following:
21.1.    the illegality, any lack of validity or enforceability of any of the Credit Agreement, any other Loan Document, any of the Guaranteed Obligations, or right of offset with respect thereto, at any time or from time to time held by the Administrative Agent or any other Lender Party;
21.2.    any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other obligations of any other Security Party under or in respect of the Credit Agreement, any other Loan Document, or any other amendment or waiver of or any consent to departure from the Credit Agreement or other Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Security Party or any of its Subsidiaries or otherwise;
21.3.    any taking, exchange, release or non-perfection of any Collateral or any other collateral, or any taking, release or amendment or waiver of, or consent to departure from, any other guaranty, for all or any of the Guaranteed Obligations;
21.4.    any manner of application of Collateral or any other collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any Collateral or any other collateral for all or any of the Guaranteed Obligations or any other Obligations of any Security Party under the Credit Agreement, any other Loan Document or any other assets of any Security Party or any of its Subsidiaries;
21.5.    any change, restructuring or termination of the corporate structure or existence of any Security Party or any of its Subsidiaries;
21.6.    the occurrence and/or continuance of any bankruptcy, insolvency, reorganization, liquidation, arrangement, adjustment of debt, relief of debtors, dissolution, or similar proceeding with respect to the Borrower, any other Security Party, any Lender Party, or any other Person at any time liable for the payment of all or part of the Guaranteed Obligations, including without limitation any modification of the Borrower’s obligations under the Credit Agreement or the other Loan Documents in connection with any such proceeding;
21.7.    any failure of any Lender Party to disclose to any Security Party any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Security Party now or hereafter known to such Lender Party (each Guarantor waiving any duty on the part of the Lender Parties to disclose such information);
21.8.    any defect in the title, condition, compliance with specifications, design, operation, or fitness for use of, or any damage to or loss of, or governmental prohibition or restriction with respect to, or, condemnation, requisition, or seizure of, any Collateral for any reason;
21.9.    the failure of any other Person to execute or deliver this Guaranty, any Guaranty Supplement (as hereinafter defined) or any other guaranty or agreement or the release or reduction of liability of any Guarantor or other guarantor or surety with respect to the Guaranteed Obligations; or
21.10.    any other circumstance (including, without limitation, any statute of limitations applicable to the Credit Agreement or any other Loan Document) other than payment in full of the Guaranteed Obligations, or any existence of or reliance on any representation by any Lender Party that might otherwise constitute a defense available to, or a discharge of, any Security Party or any other guarantor or surety.
This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by any Lender Party upon the insolvency, bankruptcy or reorganization of the Borrower or any other Security Party or otherwise, all as though such payment had not been made.
SECTION 22.    WAIVERS AND ACKNOWLEDGMENTS.
22.1.    Each Guarantor hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for payment, demand for performance, notice of nonperformance, default, acceleration, protest or dishonor or notice of dishonor and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that any Lender Party protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Security Party or any other Person or any Collateral.
22.2.    Each Guarantor hereby unconditionally and irrevocably waives any right to revoke this Guaranty and acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.
22.3.    Each Guarantor hereby unconditionally and irrevocably waives (i) any defense arising by reason of any claim or defense based upon an election of remedies by any Lender Party that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of such Guarantor or other rights of such Guarantor to proceed against any of the other Security Parties, or any Collateral and (ii) any defense based on any right of set-off or counterclaim against or in respect of the obligations of such Guarantor hereunder.
22.4.    Each Guarantor acknowledges that the Administrative Agent may, without notice to or demand upon such Guarantor and without affecting the liability of such Guarantor under this Guaranty, foreclose under any mortgage by nonjudicial sale, and each Guarantor hereby waives any defense to the recovery by the Administrative Agent and the other Lender Parties against such Guarantor of any deficiency after such nonjudicial sale and any defense or benefits that may be afforded by applicable law.
22.5.    Each Guarantor hereby unconditionally and irrevocably waives any duty on the part of any Lender Party to disclose to such Guarantor any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Security Party or any of its Subsidiaries now or hereafter known by such Lender Party.
22.6.    Each Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Credit Agreement and the other Loan Documents and that the waivers set forth in Section 2 and this Section 3 are knowingly made in contemplation of such benefits.
SECTION 23.    SUBROGATION. Each Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against the Borrower, any other Security Party or any other insider guarantor that arise from the existence, payment, performance or enforcement of such Guarantor’s obligations under or in respect of this Guaranty, the Credit Agreement or the other Loan Documents, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any Lender Party against the Borrower, any other Security Party or any other insider guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Borrower, any other Security Party or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash, all Letters of Credit shall have expired or been terminated and have not been renewed or shall have been Cash Collateralized, all amounts drawn under all Letters of Credit shall have been paid in full in cash and the Commitments shall have expired or been terminated. If any amount shall be paid to any Guarantor in violation of the immediately preceding sentence at any time prior to the latest of (a) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty, (b) the Termination Date and (c) the latest date of expiration or termination or Cash Collateralization of all Letters of Credit and the payment in full in cash of all amounts drawn under all Letters of Credit such amount shall be received and held in trust for the benefit of the Lender Parties, shall be segregated from other property and funds of such Guarantor and shall forthwith be paid or delivered to the Administrative Agent in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of the Credit Agreement and the other Loan Documents, or to be held as Collateral for any Guaranteed Obligations or other amounts payable under this Guaranty thereafter arising. If (i) any Guarantor shall make payment to any Lender Party of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash, (iii) the Termination Date shall have occurred and (iv) all Letters of Credit shall have expired or been terminated or have been Cash Collateralized and shall not been renewed and all amounts drawn under all Letters of Credit shall have been paid in full in cash, the Lender Parties will, at such Guarantor’s request and expense, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Guaranteed Obligations resulting from such payment made by such Guarantor pursuant to this Guaranty.
SECTION 24.    TAXES, ETC.

24.1.    Each Lender Party shall, at such times as are reasonably requested by a Guarantor or the Administrative Agent, provide such Guarantor and the Administrative Agent with such properly completed and executed documentation prescribed by Applicable Law or reasonably requested by such Guarantor or the Administrative Agent certifying as to any entitlement of such Lender Party to an exemption from, or reduction in, any applicable withholding Tax with respect to any payments to be made to such Lender Party under any Loan Document. In addition, each Lender Party, if reasonably requested by any Guarantor or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by such Guarantor or the Administrative Agent as will enable such Guarantor or the Administrative Agent to determine whether or not such Lender Party is subject to backup withholding or information reporting requirements. Each such Lender Party shall, whenever a lapse in time or change in circumstances renders any such documentation (including any specific documentation required below) obsolete, expired or inaccurate in any respect, deliver promptly to the applicable Guarantor and the Administrative Agent updated or other appropriate documentation (including any new documentation reasonably requested by the applicable Guarantor or the Administrative Agent) or promptly notify the applicable Guarantor and the Administrative Agent in writing of its inability to do so. Without limiting the generality of the foregoing, prior to any payment being made by a Guarantor to any Lender Party (and at such other times as reasonably requested by any Guarantor), each Lender shall provide to such Guarantor the forms described in Section 7.2(f) and 7.2(g) of the Credit Agreement at the times and in the manner described therein as if the Guarantor were the Borrower for purposes of each such provision, including U.S. Tax Compliance Certificates, which such U.S. Tax Compliance Certificates shall refer to the applicable Guarantor instead of to the Borrower so that such Lender Party certifies that it (1) is not a bank for purposes of Section 881(c)(3)(A) of the Code, (2) is not a 10% shareholder of the Guarantor within the meaning of Section 871(h)(3) or Section 881(c)(3)(B) of the Code, (3) is not a controlled foreign corporation that is related to the Guarantor within the meaning of Section 881(c)(3)(C) of the Code, and (4) no payments in connection with any Loan Document are effectively connected with a U.S. trade or business conducted by such Lender Party.
24.2.     Any Lender Party claiming any additional amounts from a Guarantor pursuant to Sections 7.2 or Section 12.2 of the Credit Agreement agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its lending office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Lender Party, be otherwise disadvantageous to such Lender Party and would not subject any Guarantor to unreasonable costs and expenses.
24.3.    If for the purpose of obtaining or enforcing a judgment in any court in any country, it becomes necessary to convert into any other currency (the “Judgment Currency”) an amount due in Dollars under this Guaranty then the conversion shall be made, in the discretion of the Administrative Agent, at the rate of exchange prevailing either on the date of default or on the day before the day on which the judgment is given or the order for enforcement is made, as the case may be (the “Conversion Date”) provided that the Administrative Agent shall not be entitled to recover under this clause any amount in the Judgment Currency which exceeds at the Conversion Date the amount in Dollars due under this Guaranty.
24.4.    If there is a change in the rate of exchange prevailing between the Conversion Date and the date of actual payment of the amount due, the Guarantor shall pay such additional amounts (if any, but in any event not a lesser amount) as may be necessary to ensure that the amount paid in the judgment currency when converted at the rate of exchange prevailing on the date of payment will produce the amount then due under this Guaranty in Dollars; any excess over the amount due received or collected by the Administrative Agent shall be remitted to the Guarantor.
24.5.    Any amount due from the Guarantor under this Section 5 shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of this Guaranty, the Credit Agreement or the other Loan Documents; provided, however, that nothing herein shall be construed so as to permit the Administrative Agent to recover amounts from the Guarantor previously paid by any other party other than as provided herein.
24.6.    The term “rate of exchange” in this Section means the rate at which the Administrative Agent in accordance with its normal practices is able on the relevant date to purchase Dollars with the judgment currency and includes any costs of exchange (including any premium) payable in connection with such purchase.
SECTION 25.    REPRESENTATIONS AND WARRANTIES. Each Guarantor hereby makes each representation and warranty made in the Credit Agreement and the other Loan Documents by the Borrower with respect to such Guarantor and each Guarantor hereby further represents and warrants as follows:
25.1.    There are no conditions precedent to the effectiveness of this Guaranty that have not been satisfied or waived.
25.2.    Such Guarantor has, independently and without reliance upon any Lender Party and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Guaranty and each other Security Document to which it is or is to be a party, and such Guarantor has established adequate means of obtaining from each other Security Party on a continuing basis information pertaining to, and is now and on a continuing basis will be completely familiar with, the business, condition (financial or otherwise), operations, performance, properties and prospects of such other Security Party.
25.3.    All representations, covenants and warranties made herein or in connection herewith shall survive the making of the Credit Facility and the issuance of the Notes.
SECTION 26.    COVENANTS. Each Guarantor covenants and agrees that, so long as any part of the Guaranteed Obligations shall remain unpaid, any Letter of Credit shall be outstanding and not Cash Collateralized, any amounts drawn under any Letter of Credit shall remain unpaid or any Lender Party shall have any Commitment in effect, such Guarantor will, unless the Majority Lenders shall otherwise consent in writing, perform and observe, and cause each of its Subsidiaries to perform and observe, all of the terms, covenants and agreements set forth in the Credit Agreement and the other Loan Documents on its or their part to be performed or observed or that the Borrower has agreed to cause such Guarantor or such Subsidiaries to perform or observe.
SECTION 27.    AMENDMENTS, GUARANTY SUPPLEMENTS, ETC.
27.1.    None of the terms of this Guaranty may be waived, amended, supplemented or otherwise modified except in accordance with Section 18.5 of the Credit Agreement.
27.2.    Each Person that is required to become a party to this Guaranty pursuant to Section 10.1(a)(xxix)(C) of the Credit Agreement and is not a signatory hereto shall become a Guarantor for all purposes of this Guaranty upon the execution and delivery by such Person of a guaranty supplement in substantially the form of Exhibit A hereto (each, a “Guaranty Supplement”). Upon such Person executing and delivering such Guaranty Supplement, (i) such Person shall be referred to as an “Additional Guarantor” and shall become and be a Guarantor hereunder, and each reference in this Guaranty to a “Guarantor” shall also mean and be a reference to such Additional Guarantor, and each reference in the Credit Agreement and the other Loan Documents to a “Guarantor” shall also mean and be a reference to such Additional Guarantor, and (ii) each reference herein to “this Guaranty”, “hereunder”, “hereof” or words of like import referring to this Guaranty, and each reference in the Credit Agreement and the other Loan Documents to the “Guaranty”, “thereunder”, “thereof” or words of like import referring to this Guaranty, shall mean and be a reference to this Guaranty as supplemented by such Guaranty Supplement.
SECTION 28.    NOTICES, ETC. All notices and other communications provided for hereunder shall be in writing (including facsimile or electronic mail) and mailed, sent by facsimile, electronically mailed or delivered to it, if to any Guarantor, addressed to it in care of the Borrower at the Borrower’s address specified in Section 17.2 of the Credit Agreement, if to any Agent or any Lender Party, at its address specified in Section 17.2 of the Credit Agreement, or, as to any party hereto, at such other address as shall be designated by such party in a written notice to each other party. All such notices and other communications shall, when mailed, sent by facsimile or electronically mailed, be effective when deposited in the mails, or transmitted by facsimile or electronic mail, respectively. Delivery by facsimile or electronic mail of an executed counterpart of a signature page to any amendment or waiver of any provision of this Guaranty or of any Guaranty Supplement to be executed and delivered hereunder shall be effective as delivery of an original executed counterpart thereof.
SECTION 29.    NO WAIVER; REMEDIES. No failure on the part of any Lender Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.
SECTION 30.    RIGHT OF SET-OFF. Each Lender Party and each of their respective Affiliates (after consultation with the Administrative Agent) is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender Party or such Affiliate to or for the credit or the account of any Guarantor against any and all of the obligations of such Guarantor now or hereafter existing under the Credit Agreement and the other Loan Documents, irrespective of whether such Lender Party shall have made any demand under this Guaranty, the Credit Agreement or the other Loan Documents and although such obligations may be unmatured. Each Lender Party agrees promptly to notify such Guarantor after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender Party and their respective Affiliates under this Section 11 are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender Parties and their respective Affiliates may have.
SECTION 31.    INDEMNIFICATION.
31.1.    Subject to Section 7.2 of the Credit Agreement, each of the Guarantors hereby agree to indemnify and hold harmless the Administrative Agent (and any sub-agent thereof), each Lender and the Letter of Credit Issuer, each other Lender Party and each of their respective Affiliates and Related Parties (each, an “Indemnified Party”) from and against any and all actions, suits, losses, claims, damages, liabilities and expenses of any kind or nature, joint or several, to which such Indemnified Party may become subject or that may be incurred or asserted or awarded against such Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) (i) any matters contemplated by this Guaranty, the Credit Facility or any related transaction (including, without limitation, the execution and delivery of this Guaranty), (ii) the performance by the parties of their respective obligations hereunder or thereunder, (iii) the use or the contemplated use of the proceeds of the Credit Facility or any Letter of Credit, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Guarantor, and regardless of whether any Indemnified Party is a party thereto, and will reimburse each Indemnified Party for all reasonable out-of-pocket expenses (including reasonable attorneys’ fees, expenses and charges) on demand as they are incurred in connection with any of the foregoing; provided that no Indemnified Party will have any right to indemnification for any of the foregoing to the extent resulting from such Indemnified Party’s own gross negligence or willful misconduct as determined by a final non- appealable judgment of a court of competent jurisdiction. In the case of an investigation, litigation or proceeding to which the indemnity in this paragraph applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any of the Guarantors, any of their holders of Equity Interests or creditors of an Indemnified Party, whether or not an Indemnified Party is otherwise a party hereto and whether or not the transactions contemplated hereby are consummated. Subject to the express provision hereof, each of the Guarantors also agrees that no Indemnified Party will have any liability (whether direct or indirect, in contract or tort, or otherwise) to themselves or their Affiliates or to their respective holders of Equity Interests or creditors arising out of, related to or in connection with any aspect of the transactions contemplated hereby, except to the extent such liability is determined in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s own gross negligence or willful misconduct. Neither the Guarantors nor any Indemnified Party will be liable to the other, or to their Affiliates or any other person on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to actual or direct damages) arising out of, in connection with or as a result of this Guaranty, the Credit Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated therein, any Loan or any Letter of Credit or the use of proceeds thereof. No Indemnified Party will be liable to the Security Parties, their Affiliates or any other person for any damages arising from the use by third parties of informational materials or other materials obtained by electronic means unless such third party shall have obtained such informational materials as a result of the gross negligence or willful misconduct of an Indemnified Party. Neither any Guarantor nor any Indemnified Party shall, without the prior written consent of each other party affected thereby (which consent will not be unreasonably withheld), settle any threatened or pending claim or action that would give rise to the right of any Indemnified Party to claim indemnification hereunder unless such settlement (a) includes a full and unconditional release of all liabilities arising out of such claim or action and (b) does not include any statement as to or an admission of fault, culpability or failure to act by or on behalf of any party. All amounts due under this Section 12 shall be payable promptly after written demand therefor.
31.2.    Without prejudice to the survival of any of the other agreements of any Guarantor under this Guaranty or the Credit Agreement and any other Loan Document, the agreements and obligations of each Guarantor contained in Section 1(a) (with respect to enforcement expenses), the last sentence of Section 2, Section 5 and this Section 12 shall survive the payment in full of the Guaranteed Obligations and all of the other amounts payable under this Guaranty.
SECTION 32.    SUBORDINATION. Each Guarantor hereby subordinates any and all debts, liabilities and other Obligations owed to such Guarantor by each other Security Party (the “Subordinated Obligations”) to the Guaranteed Obligations to the extent and in the manner hereinafter set forth in this Section 13:
32.1.    Prohibited Payments, Etc. Except during the continuance of an Event of Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any Security Party), each Guarantor may receive payments from any other Security Party on account of the Subordinated Obligations. After the occurrence and during the continuance of any Event of Default (including the commencement and continuation of any proceeding under the Bankruptcy Code relating to any other Security Party), however, unless the Administrative Agent otherwise agrees, no Guarantor shall demand, accept or take any action to collect any payment on account of the Subordinated Obligations.
32.2.    Prior Payment of Guaranteed Obligations. In any proceeding under the Bankruptcy Code relating to any other Security Party, each Guarantor agrees that the Lender Parties shall be entitled to receive payment in full in cash of all Guaranteed Obligations (including all interest and expenses accruing after the commencement of a proceeding under the Bankruptcy Code, whether or not constituting an allowed claim in such proceeding (“Post-Petition Interest”)) before such Guarantor receives payment of any Subordinated Obligations.
32.3.    Turn-Over. After the occurrence and during the continuance of any Event of Default (including the commencement and continuation of any proceeding under the Bankruptcy Code relating to any other Security Party), each Guarantor shall, if the Administrative Agent so requests, collect, enforce and receive payments on account of the Subordinated Obligations as trustee for the Lender Parties and deliver such payments to the Administrative Agent on account of the Guaranteed Obligations (including all Post-Petition Interest), together with any necessary endorsements or other instruments of transfer, but without reducing or affecting in any manner the liability of such Guarantor under the other provisions of this Guaranty (except to the extent of payments received by the Administrative Agent pursuant to this subsection).
32.4.    Administrative Agent Authorization. After the occurrence and during the continuance of any Event of Default (including the commencement and continuation of any proceeding under the Bankruptcy Code relating to any other Security Party), the Administrative Agent is authorized and empowered (but without any obligation to so do), in its discretion, (i) in the name of each Guarantor, to collect and enforce, and to submit claims in respect of, Subordinated Obligations and to apply any amounts received thereon to the Guaranteed Obligations (including any and all Post-Petition Interest), and (ii) to require each Guarantor (A) to collect and enforce, and to submit claims in respect of, Subordinated Obligations and (B) to pay any amounts received on such obligations to the Administrative Agent for application to the Guaranteed Obligations (including any and all Post-Petition Interest).
SECTION 33.    CONTINUING GUARANTY; ASSIGNMENTS UNDER THE CREDIT AGREEMENT. This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the latest of (i) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty, (ii) the Termination Date and (iii) the latest date of expiration or termination or Cash Collateralization of all Letters of Credit and the payment in full in cash of all amounts drawn under all Letters of Credit, (b) be binding upon the Guarantor, its successors and assigns and (c) inure to the benefit of and be enforceable by the Lender Parties and their successors, permitted transferees and permitted assigns. Without limiting the generality of clause (c) of the immediately preceding sentence, any Lender Party may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement (including, without limitation, all or any portion of its Commitments, the Advances owing to it and the Note or Notes held by it) to any other Person in accordance with Section 11.2 of the Credit Agreement, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender Party herein or otherwise, in each case as and to the extent provided in Section 11 of the Credit Agreement. No Guarantor shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Administrative Agent and each Lender.
SECTION 34.    EXECUTION IN COUNTERPARTS. This Guaranty and each amendment, waiver and consent with respect hereto may be executed in any number of counterparts and by different parties thereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Guaranty by facsimile or electronic mail shall be effective as delivery of an original executed counterpart of this Guaranty.
SECTION 35.    GOVERNING LAW; JURISDICTION; WAIVER OF JURY TRIAL, ETC.
35.1.    This Guaranty shall be governed by, and construed in accordance with, the laws of the State of New York.
35.2.    Each Guarantor hereby irrevocably submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court for the Southern District of New York and of any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guaranty or any other Loan Document or the transactions contemplated hereby or thereby, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such District Court or court of the State of New York or, to the extent permitted by applicable law, such appellate court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Guaranty or any other Loan Document shall affect any right that the Administrative Agent, the Letter of Credit Issuer or any Lender Party may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Guarantor or its properties in the courts of any jurisdiction. Each Guarantor irrevocably and unconditionally waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding described in this Section 16 and brought in any court referred to in this Section 16. Each of the parties hereto irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
35.3.    IT IS MUTUALLY AGREED BY AND AMONG THE GUARANTORS, THE AGENTS AND THE LENDER PARTIES THAT EACH OF THEM HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY HERETO AGAINST ANY OTHER PARTY HERETO ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS GUARANTY.
SECTION 36.    KEEPWELL. EACH QUALIFIED ECP GUARANTOR HEREBY JOINTLY AND SEVERALLY ABSOLUTELY, UNCONDITIONALLY AND IRREVOCABLY UNDERTAKES TO PROVIDE SUCH FUNDS OR OTHER SUPPORT AS MAY BE NEEDED FROM TIME TO TIME BY EACH OTHER NON-QUALIFIED ECP GUARANTOR TO HONOR ALL OF ITS OBLIGATIONS UNDER THIS GUARANTY IN RESPECT OF HEDGING OBLIGATIONS (PROVIDED, HOWEVER, THAT EACH QUALIFIED ECP GUARANTOR SHALL ONLY BE LIABLE UNDER THIS SECTION 17 FOR THE MAXIMUM AMOUNT OF SUCH LIABILITY THAT CAN BE HEREBY INCURRED WITHOUT RENDERING ITS OBLIGATIONS UNDER THIS SECTION 17, OR OTHERWISE UNDER THIS GUARANTY, AS IT RELATES TO SUCH NON-QUALIFIED ECP GUARANTOR, VOIDABLE UNDER APPLICABLE LAW RELATING TO FRAUDULENT CONVEYANCE OR FRAUDULENT TRANSFER, AND NOT FOR ANY GREATER AMOUNT). THE OBLIGATIONS OF EACH QUALIFIED ECP GUARANTOR UNDER THIS SECTION SHALL REMAIN IN FULL FORCE AND EFFECT UNTIL THIS GUARANTY HAS BEEN TERMINATED. EACH QUALIFIED ECP GUARANTOR INTENDS THAT THIS SECTION 17 CONSTITUTE, AND THIS SECTION 17 SHALL BE DEEMED TO CONSTITUTE, A “KEEPWELL, SUPPORT, OR OTHER AGREEMENT” FOR THE BENEFIT OF EACH NON-QUALIFIED ECP GUARANTOR FOR ALL PURPOSES OF SECTION 1A(18)(A)(V)(II) OF THE COMMODITY EXCHANGE ACT.

[Signature Page Follows]

IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.
ERA HELICOPTERS, LLC

By:
Name:
Title:

ERA LEASING LLC

By:
Name:
Title:

ERA MED LLC

By:
Name:
Title:

ERA AEROLEO LLC

By:
Name:
Title:

AEROLEO INTERNACIONAL, LLC

By:
Name:
Title:

ERA CANADA LLC

By:
Name:
Title:

ERA DHS LLC

By:
Name:
Title:

ERA FBO LLC

By:
Name:
Title:

ERA FLIGHTSEEING LLC

By:
Name:
Title:

ERA HELICOPTER SERVICES LLC

By:
Name:
Title:

ERA AUSTRALIA LLC

By:
Name:
Title:

SEACOR OVERSEAS INVESTMENT INC.

By:
Name:
Title:

Exhibit A
To the GUARANTY
________ __, ____

SunTrust Bank,
as Administrative Agent
3333 Peachtree Road
Atlanta, GA 30326
Attention: [___________]

Re:
Amended and Restated Senior Secured Revolving Credit Facility Agreement (the “Credit Agreement”) dated as of March 31, 2014 among Era Group Inc., a Delaware corporation (the “Borrower”), the Creditors party to the Credit Agreement and SunTrust Bank, as Administrative Agent.

Ladies and Gentlemen:
Reference is made to the above-captioned Credit Agreement and to the Guaranty referred to therein (such Guaranty, as in effect on the date hereof and as it may hereafter be amended, supplemented or otherwise modified from time to time, together with this Guaranty Supplement, being the “Guaranty”). The capitalized terms defined in the Guaranty or in the Credit Agreement and not otherwise defined herein are used herein as therein defined.
By executing and delivering this Guaranty Supplement, the undersigned (the “Additional Guarantor”), as provided in Section 8(b) of the Guaranty, hereby becomes a party to the Guaranty as a Guarantor thereunder with the same force and effect as if originally named therein as a Guarantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Guarantor thereunder. The Additional Guarantor hereby represents and warrants that each of the representations and warranties contained in Section 6 of the Guaranty is true and correct on and as of the date hereof (after giving effect to this Guaranty Supplement) as if made on and as of such date.
This Guaranty Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.
[Signature Page Follows]

Very truly yours,
[NAME OF ADDITIONAL GUARANTOR]
By:
Name:
Title:

Acknowledged and Agreed to as of the date hereof:

ADMINISTRATIVE AGENT:

SUNTRUST BANK

By:
Name:
Title:

EXHIBIT 7

FORM OF SECURITY AGREEMENT

SECURITY AND PLEDGE AGREEMENT
Dated March 31, 2014
from
The Grantors referred to herein
as Grantors
to
SUNTRUST BANK
as Grantee

TABLE OF CONTENTS
Section    Page

TABLE OF CONTENTS	i

Section 1.	Grant of Security 1

Section 2.	Security for Obligations 5

Section 3.	Grantors Remain Liable 5

Section 4.	Maintaining the Account Collateral 5

Section 5.	Representations and Warranties 6

Section 6.	Further Assurances 8

Section 7.	As to Equipment. 9

Section 8.	Insurance 9

Section 9.	Copyrights, Patents and Trademarks. 9

Section 10.	[Reserved] 11

Section 11.	Commercial Tort Claims 11

Section 12.	Pledged Securities. 11

Section 13.	Negative Pledge 12

Section 14.	Post-Closing Changes; Collections on Receivables and Related Contracts. . 13

Section 15.	Grantee Appointed Attorney in Fact. 14

Section 16.	Grantee May Perform 15

Section 17.	The Grantee’s Duties 16

Section 18.	Remedies 16

Section 19.	Additional Remedies Regarding Pledged Securities 17

Section 20.	Transfer of Certificated Pledged Securities 19

Section 21.	Continuing Security Interest; Assignments under the Credit Agreement 19

Section 22.	Security Interest Absolute 19

Section 23.	Authority of the Grantee 20

Section 24.	Set-Off 20

Section 25.	General Acknowledgements. 20

Section 26.	Acknowledgments, Waivers and Consents. 21

Section 27.	No Subrogation, Contribution or Reimbursement 23

Section 28.	Acceptance 24

Section 29.	Indemnity and Expenses 24

Section 30.	Amendments; Waivers; Additional Grantors; Etc. 24

Section 31.	Notices, Etc.. 24

Section 32.	Execution in Counterparts 24

Section 33.	Applicable Law, Jurisdiction and Waiver 24

Section 34.	Severability 24

Section 35.	Survival 24

Section 36.	No Oral Agreements. 25

Schedules
Schedule I	-	Type of Organization, Jurisdiction of Organization and Organizational Identification Number
Schedule II	-	Locations of Equipment and Inventory
Schedule III	-	Letters of Credit
Schedule IV	-	Pledged Deposit Accounts
Schedule V		Intellectual Property
Schedule VI		Pledged Securities
Schedule VII		Vehicles
Schedule VIII		Filings and other Actions Required to Perfect Security Interests
Schedule IX		Commercial Tort Claims

Exhibits

Exhibit A	-	Form of Security Agreement Supplement
Exhibit B		Form of Intellectual Property Security Agreement
Exhibit C		Form of Irrevocable Proxy

SECURITY AND PLEDGE AGREEMENT
SECURITY AND PLEDGE AGREEMENT dated March 31, 2014 (as it may be amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) made by and among (i) ERA GROUP INC., a Delaware corporation, (the “Borrower”), and the other Persons listed on the signature pages hereof (the Borrower and the Persons so listed being, collectively, the “Grantors”) and (ii) SUNTRUST BANK, as grantee (the “Grantee”).
PRELIMINARY STATEMENTS:
(1)    Pursuant to the amended and restated senior secured revolving credit facility agreement dated as of March 31, 2014 (the “Credit Agreement”) made by and among (1) the Borrower, (2) SUNTRUST ROBINSON HUMPHREY, INC. and WELLS FARGO SECURITIES, LLC, as joint lead arrangers, (3) the Grantee, as administrative agent, (4) WELLS FARGO BANK, NATIONAL ASSOCIATION, as syndication agent, (5) JPMORGAN CHASE BANK, N.A., DEUTSCHE BANK AG NEW YORK BRANCH and REGIONS BANK, as co-documentation agents, and (6) the banks and financial institutions whose names and addresses are set out in Schedule A thereto (together with any assignee thereof pursuant to Section 11 thereto and the Swing Line Bank, the “Lenders”, and each a “Lender”), the Lenders have agreed to make available to the Borrower a revolving credit facility in the amount of Three Hundred Million Dollars ($300,000,000), subject to the terms and conditions set forth therein.
(2)    Each Grantor is an affiliate of the Borrower and the owner of property constituting Collateral (as defined herein).
(3)    It is a condition under the Credit Agreement to the Lenders providing the Credit Facility that the Grantors shall have granted the security interest contemplated by this Agreement.
(4)    Terms defined in the Credit Agreement and not otherwise defined in this Agreement are used in this Agreement as defined in the Credit Agreement. Further, unless otherwise defined in this Agreement or in the Credit Agreement, terms defined in Article 8 or 9 of the UCC (as defined below) are used in this Agreement as such terms are defined in such Article 8 or 9. “UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that, if perfection or the effect of perfection or non perfection or the priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non perfection or priority.
NOW, THEREFORE, in consideration of the premises and in order to induce the Lenders to make Advances under the Credit Agreement from time to time, the Grantors and the Grantee, for the benefit of the Creditors, agree as follows:
Section 1.    GRANT OF SECURITY. EACH GRANTOR HEREBY PLEDGES, ASSIGNS AND TRANSFERS TO THE GRANTEE, AND GRANTS TO THE GRANTEE, FOR THE RATABLE BENEFIT OF THE CREDITORS, A SECURITY INTEREST IN SUCH GRANTOR’S RIGHT, TITLE AND INTEREST IN AND TO THE FOLLOWING, IN EACH CASE, AS TO EACH TYPE OF PROPERTY DESCRIBED BELOW, WHETHER NOW OWNED OR HEREAFTER ACQUIRED BY SUCH GRANTOR, WHEREVER LOCATED, AND WHETHER NOW OR HEREAFTER EXISTING OR ARISING (COLLECTIVELY, THE “COLLATERAL”):
(a)    all equipment in all of its forms, including, without limitation, all machinery, tools, furniture, and all parts thereof and all accessions thereto, including, without limitation, computer programs and supporting information that constitute equipment within the meaning of the UCC (any and all such property being the “Equipment”);
(b)    all inventory in all of its forms, including, without limitation, (i) all raw materials, work in process, finished goods and materials used or consumed in the manufacture, production, preparation or shipping thereof, (ii) goods in which such Grantor has an interest in mass or a joint or other interest or right of any kind (including, without limitation, goods in which such Grantor has an interest or right as consignee) and (iii) goods that are returned to or repossessed or stopped in transit by such Grantor), and all accessions thereto and products thereof and documents therefor, including, without limitation, computer programs and supporting information that constitute inventory within the meaning of the UCC (any and all such property being the “Inventory”);
(c)    all accounts, chattel paper (including, without limitation, tangible chattel paper and electronic chattel paper), instruments (including, without limitation, promissory notes), deposit accounts, letter-of-credit rights, investment property, general intangibles (including, without limitation, payment intangibles) and other obligations of any kind, whether or not arising out of or in connection with the sale or lease of goods or the rendering of services and whether or not earned by performance, and all rights now or hereafter existing in and to all supporting obligations and in and to all security agreements, mortgages, Liens, leases, letters of credit and other contracts securing or otherwise relating to the foregoing property (any and all of such accounts, chattel paper, instruments, deposit accounts, letter-of-credit rights, general intangibles and other obligations, to the extent not referred to in clause (d) below, being the “Receivables,” and any and all such supporting obligations, security agreements, mortgages, Liens, leases, letters of credit and other contracts being the “Related Contracts”);
(d)    the following (collectively, the “Account Collateral”):
(i)    the deposit accounts listed on Schedule IV (collectively, the “Pledged Deposit Accounts”) and all funds and financial assets from time to time credited thereto (including, without limitation, all Cash Equivalents), and all certificates and instruments, if any, from time to time representing or evidencing the Pledged Deposit Accounts;
(ii)    all promissory notes, certificates of deposit, checks and other instruments from time to time delivered to or otherwise possessed by the Grantee for or on behalf of such Grantor in substitution for or in addition to any or all of the then existing Account Collateral; and
(iii)    all interest, dividends, distributions, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing Account Collateral;
(e)    all books and records (including, without limitation, customer lists, credit files, printouts and other computer output materials and records) of the Grantors pertaining to any of the Collateral;
(f)    the Mortgaged Helicopters;
(g)    (i) any lease or other contract to which it is a party now or hereafter entered into by such Grantor in respect of any Mortgaged Helicopter, (ii) all moneys and claims for moneys due and to become due thereto, whether as rent, loans, indemnities, payments or otherwise, under, and all claims for damages arising out of any breach of, any lease, other contract for the use or employment of any Mortgaged Helicopter, and (iii) any money or non-money proceeds of a Mortgaged Helicopter arising from the total or partial loss or physical destruction of such Mortgaged Helicopter or its total or partial confiscation, condemnation or requisition;
(h)    all policies and contracts of insurance which are from time to time taken out by or for such Grantor in respect of any Mortgaged Helicopter (including Airframes and Engines), machinery, disbursements, profits or otherwise, and all the benefits thereof, including, without limitation, all claims of whatsoever nature, as well as return premiums;
(i)    all Helicopter Related Documents and Records including books, records, account ledgers, data processing records, computer software and other property and general intangibles at any time evidencing or relating to any of the foregoing;
(j)    all contracts;
(k)    all copyrights, whether registered or unregistered, owned by or assigned to any Grantor and all registrations and applications for the foregoing (whether by statutory or common law, whether established or registered in the United States, any State thereof, or any other country or any political subdivision thereof and, in each case, whether owned by or licensed to such Grantor), and all goodwill associated therewith, now existing or hereafter adopted or acquired, together with any and all (i) rights and privileges arising under applicable law with respect to such Grantor’s use of any copyrights, (ii) reissues, continuations, extensions and renewals thereof and amendments thereto, (iii) income, fees, royalties, damages and payments now and hereafter due and/or payable thereunder and with respect thereto, including damages, claims and payments for past, present or future infringements thereof, (iv) rights corresponding thereto throughout the world and (v) rights to sue for past, present or future infringements thereof, including, without limitation, any thereof referred to in Schedule V (collectively, “Copyrights”)
(l)    any and all present and future agreements providing for the granting of any right in or to Copyrights (whether the applicable Grantor is licensee or licensor thereunder), including, without limitation, any thereof referred to in Schedule V (collectively, “Copyright Licenses”);
(m)    all letters patent issued or assigned to, and all patent applications and registrations made by, such Grantor (whether established or registered or recorded in the United States, any State thereof or any other country or any political subdivision thereof and, in each case, whether owned by or licensed to such Grantor), and all goodwill associated therewith, now existing or hereafter adopted or acquired, together with any and all (i) rights and privileges arising under applicable law with respect to such Grantor’s use of any patents, (ii) inventions and improvements described and claimed therein, (iii) reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof and amendments thereto, and rights to obtain any of the foregoing, (iv) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable thereunder and with respect thereto including damages and payments for past, present or future infringements thereof, (v) rights corresponding thereto throughout the world and (vi) rights to sue for past, present or future infringements thereof, including, without limitation, any thereof referred to in Schedule V (collectively, “Patents”);
(n)    any and all present and future agreements providing for the granting of any right in or to Patents (whether the applicable Grantor is licensee or licensor thereunder), including, without limitation, any thereof referred to in Schedule V (collectively “Patent Licenses”);
(o)    all trademarks, service marks, slogans, logos, certification marks, trade dress, uniform resource locations (URL’s), domain names, corporate names, trade names and other source or business identifiers, whether registered or unregistered, owned by or assigned to such Grantor and all registrations and applications for the foregoing (whether by statutory or common law, whether established or registered in the United States, any State thereof, or any other country or any political subdivision thereof and, in each case, whether owned by or licensed to such Grantor), and all goodwill associated therewith, now existing or hereafter adopted or acquired, together with any and all (i) rights and privileges arising under applicable law with respect to such Grantor’s use of any trademarks, (ii) reissues, continuations, extensions and renewals thereof and amendments thereto, (iii) income, fees, royalties, damages and payments now and hereafter due and/or payable thereunder and with respect thereto, including damages, claims and payments for past, present or future infringements thereof, (iv) rights corresponding thereto throughout the world and (v) rights to sue for past, present or future infringements thereof, including, without limitation, any thereof referred to in Schedule V (collectively, “Trademarks”);
(p)    any and all present and future agreements providing for the granting of any right in or to Trademarks (whether the applicable Grantor is licensee or licensor thereunder), including, without limitation, any thereof referred to in Schedule V (collectively, “Trademark Licenses”);
(q)    all commercial tort claims;
(r)    any Capital Stock of any Person now owned or at any time hereafter acquired by any Grantor, including all right, title and interest of any Grantor as a limited or general partner in any partnership or as a member of any limited liability company, all right, title and interest of any Grantor in, to and under any organizational document of any partnership or limited liability company to which it is a party, and any dividend or distribution of cash, instruments or other property made on, in respect of or in exchange for the foregoing from time to time, including in each case those interests set forth on Schedule VI (collectively, “Pledged Securities”);
(s)    all proceeds of, collateral for, income, royalties and other payments now or hereafter due and payable with respect to, and supporting obligations relating to, any and all of the Collateral and, to the extent not otherwise included, all (A) payments under insurance (whether or not the Grantee is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral, and (B) cash;
(t)    all vehicles covered by a certificate of title law of any state of the United States of America and, in any event, shall include, without limitation, the vehicles listed on Schedule VII and all tires and other appurtenances to any of the foregoing (collectively, “Vehicles”); and
(u)    to the extent not otherwise included, substitutions, replacements, accessions, products and other proceeds (including, without limitation, insurance proceeds, licenses, royalties, income, payments, claims, damages and proceeds of suit) of any or all of the foregoing and all collateral security, guarantees and other Supporting Obligations given with respect to any of the foregoing;
provided that, notwithstanding the foregoing, no Lien or security interest is hereby granted on any Excluded Property, and, to the extent that any Collateral later becomes Excluded Property, the Lien granted hereunder will automatically be deemed to have been released; provided, further, that if and when any property shall cease to be Excluded Property, a Lien on and security interest in such property shall automatically be deemed granted therein. “Excluded Property” means (i) the U.S. Bancorp Helicopters, (ii) any voting Equity Interests of any First Tier Foreign Subsidiary or Excluded Domestic Holding Company in excess of 65% of the issued and outstanding voting Equity Interests of such First Tier Foreign Subsidiary or Excluded Domestic Holding Company, (iii) all Equity Interests of Star Aviation Crewing Ltd., Era Helicopteros de Mexico S. de R.L. de C.V. and Lake Palma, S.L., (iv) each of (A) that certain promissory note made in October 2011 by Dart Holding Company Ltd. in favor or Era Helicopters, LLC, (B) that certain promissory note made in December 2010 by Era Training Center LLC in favor of Era Helicopters, LLC and (C) that certain promissory note made in September 2009 by Lake Palma, S.L. in favor of Era Helicopters, LLC, (v) any avionics or equipment (in each case that could be perfected under the UCC) on any Helicopter that is not a Mortgaged Helicopter and (vi) any permit, contract or other agreement held by any Grantor that prohibits or requires the consent of any Person other than the Borrower and its Affiliates as a condition to the creation by such Grantor of a Lien thereon, or any permit, contract or other agreement held by any Grantor to the extent that any Applicable Law applicable thereto prohibits the creation of a Lien thereon, but only, in each case, to the extent, and for so long as, such prohibition is not terminated or rendered unenforceable or otherwise deemed ineffective by the UCC or any other Applicable Law; provided that “Excluded Property” shall not include any proceeds, products, substitutions or replacements of Excluded Property (unless such proceeds, products, substitutions or replacements would otherwise constitute Excluded Property).
Section 2.    SECURITY FOR OBLIGATIONS. THIS AGREEMENT SECURES THE PROMPT AND COMPLETE PAYMENT AND PERFORMANCE WHEN DUE (WHETHER AT THE STATED MATURITY, BY ACCELERATION OR OTHERWISE) OF THE OBLIGATIONS (ALL SUCH OBLIGATIONS BEING THE “SECURED OBLIGATIONS”). WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, THIS AGREEMENT SECURES THE PAYMENT OF ALL AMOUNTS THAT CONSTITUTE PART OF THE SECURED OBLIGATIONS AND WOULD BE OWED BY EACH GRANTOR TO ANY CREDITOR UNDER THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS BUT FOR THE FACT THAT THEY ARE UNENFORCEABLE OR NOT ALLOWABLE DUE TO THE EXISTENCE OF A BANKRUPTCY, REORGANIZATION OR SIMILAR PROCEEDING INVOLVING A SECURITY PARTY.
Section 3.    GRANTORS REMAIN LIABLE. ANYTHING HEREIN TO THE CONTRARY NOTWITHSTANDING, (A) EACH GRANTOR SHALL REMAIN LIABLE UNDER THE CONTRACTS AND AGREEMENTS INCLUDED IN SUCH GRANTOR’S COLLATERAL TO THE EXTENT SET FORTH THEREIN TO PERFORM ALL OF ITS DUTIES AND OBLIGATIONS THEREUNDER TO THE SAME EXTENT AS IF THIS AGREEMENT HAD NOT BEEN EXECUTED, (B) THE EXERCISE BY THE GRANTEE OF ANY OF THE RIGHTS HEREUNDER SHALL NOT RELEASE ANY GRANTOR FROM ANY OF ITS DUTIES OR OBLIGATIONS UNDER THE CONTRACTS AND AGREEMENTS INCLUDED IN THE COLLATERAL AND (C) NO CREDITOR SHALL HAVE ANY OBLIGATION OR LIABILITY UNDER THE CONTRACTS AND AGREEMENTS INCLUDED IN THE COLLATERAL BY REASON OF THIS AGREEMENT OR THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENT, NOR SHALL ANY CREDITOR BE OBLIGATED TO PERFORM ANY OF THE OBLIGATIONS OR DUTIES OF ANY GRANTOR THEREUNDER OR TO TAKE ANY ACTION TO COLLECT OR ENFORCE ANY CLAIM FOR PAYMENT ASSIGNED HEREUNDER.
Section 4.    MAINTAINING THE ACCOUNT COLLATERAL. SO LONG AS ANY ADVANCE OR ANY OTHER OBLIGATION OF ANY SECURITY PARTY UNDER THE CREDIT AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL REMAIN UNPAID OR ANY LENDER SHALL HAVE ANY COMMITMENT:
(a) From and after the date that is ten (10) Banking Days after the Closing Date (or such later date as the Administrative Agent shall agree in its sole discretion), each Grantor will maintain deposit accounts only with the financial institution acting as Grantee hereunder or with a bank (a “Pledged Account Bank”) that has agreed with such Grantor and the Grantee to comply with instructions originated by the Grantee directing the disposition of funds in such deposit account without the further consent of such Grantor, such agreement to be in form and substance satisfactory to the Grantee (a “Deposit Account Control Agreement”). The Grantee agrees that (x) it will deliver notices of exclusive control only upon the occurrence and during the continuance of an Event of Default and (y) if it has delivered any such notice of exclusive control and thereafter no Event of Default is continuing, the Grantee shall promptly withdraw the same.
(b)    Upon any termination by a Grantor of any Pledged Deposit Account, such Grantor will immediately (i) transfer all funds and property held in such terminated Pledged Deposit Account to another Pledged Deposit Account and (ii) notify all obligors that were making payments to such Pledged Deposit Account to make all future payments to another Pledged Deposit Account, in each case so that the Grantee shall have a continuously perfected security interest in such Account Collateral, funds and property.
(c)    Upon the occurrence of an Event of Default, the Grantee shall have sole right to direct the disposition of funds with respect to the Pledged Deposit Accounts, and it shall be a term and condition of each of the Pledged Deposit Accounts, notwithstanding any term or condition to the contrary in any other agreement relating to the Pledged Deposit Accounts, that, following delivery by the Grantee of a notice of exclusive control to a Pledged Account Bank, no amount (including, without limitation, interest on Cash Equivalents credited thereto) will be paid or released to or for the account of, or withdrawn by or for the account of, any Grantor or any other Person from the Pledged Deposit Accounts, unless and until such notice of exclusive control is withdrawn.
(D)     UPON THE OCCURRENCE AND DURING THE CONTINUANCE OF AN EVENT OF DEFAULT, THE GRANTEE MAY, AT ANY TIME AND WITHOUT NOTICE TO, OR CONSENT FROM, THE GRANTOR, TRANSFER, OR DIRECT THE TRANSFER OF, FUNDS FROM THE PLEDGED DEPOSIT ACCOUNTS TO SATISFY THE GRANTOR’S OBLIGATIONS UNDER THE CREDIT AGREEMENT OR ANY OTHER LOAN DOCUMENT. THE GRANTEE AGREES TO NOTIFY THE GRANTOR PROMPTLY AFTER ANY SUCH TRANSFER INDICATING THE AMOUNT SO TRANSFERRED AND THE GRANTOR’S OBLIGATIONS SO SATISFIED.
Section 5.    REPRESENTATIONS AND WARRANTIES. TO INDUCE THE GRANTEE AND THE OTHER CREDITORS TO ENTER INTO THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS, TO INDUCE THE LENDERS TO MAKE THEIR RESPECTIVE EXTENSIONS OF CREDIT TO THE BORROWER THEREUNDER AND TO INDUCE THE LENDER-RELATED HEDGE PROVIDERS AND THE BANK PRODUCT PROVIDERS TO ENTER INTO HEDGING OBLIGATIONS AND BANK PRODUCT OBLIGATIONS WITH THE GRANTORS, EACH GRANTOR REPRESENTS AND WARRANTS TO THE GRANTEE, FOR ITSELF AND FOR THE BENEFIT OF EACH OTHER CREDITOR, AS FOLLOWS:
(a)    Each Grantor’s exact legal name, type of organization, jurisdiction of organization and organizational identification number is set forth in Schedule I hereto. References to any Schedule in this Section 5 shall refer to such Schedule as the same may be amended from time to time by notice from the Grantors to the Grantee.
(b)    Each Grantor is the legal and beneficial owner of the Collateral granted or purported to be granted by it free and clear of any Lien, claim, option or right of others, except for the security interest created under this Agreement or permitted under the Credit Agreement. No effective financing statement or other instrument similar in effect covering all or any part of such Collateral or listing any Grantor is on file in any recording office, except such as may have been filed in favor of the Grantee relating to the Credit Agreement and the other Loan Documents or as otherwise permitted under the Credit Agreement.
(c)    All Equipment and Inventory constituting Collateral granted by such Grantor is located at the places specified therefor in Schedule II hereto, as updated from time to time. Since the date of its formation, such Grantor has not changed the location of its Equipment or Inventory constituting Collateral granted by it. Such Grantor has exclusive possession and control of Equipment or Inventory constituting Collateral granted by it, other than Inventory stored at any leased premises or warehouse to which the Grantor has full access.
(d)    Schedule VI correctly sets forth (a) all duly authorized, issued and outstanding Equity Interests beneficially owned by each Grantor (except for Excluded Property) and (b) all promissory notes held by each Grantor and all intercompany notes between the Grantors (except for Excluded Property), in each case as of the Closing Date.
(e)    Such Grantor has no deposit accounts, other than the Pledged Deposit Accounts listed on Schedule IV hereto and additional Pledged Deposit Accounts as to which such Grantor has complied with the applicable requirements of Section 4.
(f)    Such Grantor is not a beneficiary or assignee under any letter of credit, other than the letters of credit described in Schedule III hereto.
(g)    This Agreement creates in favor of the Grantee for the benefit of the Creditors a valid security interest in the Collateral granted by such Grantor, securing the payment of the Secured Obligations; all filings and other actions set forth on Schedule VIII (which, in the case of all filings and other documents referred to on said Schedule have been delivered to the Grantee in completed and duly executed form) necessary to perfect the security interest in the Collateral (other than (1) Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks and Trademark Licenses, in each case, to the extent established under the laws of any country or political subdivision other than the United States or any State thereof (“Foreign IP”), and (2) Vehicles to the extent such perfection requires the notation of such security interest on a certificate of title) granted by such Grantor have been duly made or taken and are in full force and effect; and such security interest is first priority.
(h)    No authorization or approval or other action by, and no notice to or filing with, any Government Entity or regulatory body or any other third party is required for (i) the grant by such Grantor of the security interest granted by such Grantor hereunder or for the execution, delivery or performance of this Agreement by such Grantor, (ii) the perfection or maintenance of the security interest created hereunder (including the first priority nature of such security interest), except for (x) the filing of financing and continuation statements under the UCC and other actions set forth on Schedule VIII (which, in the case of all filings and other documents referred to on said Schedule have been delivered to the Grantee in completed and duly executed form), the (y) the recordation of the Mortgages over the Mortgaged Helicopters with the FAA and any other applicable Acceptable Jurisdiction and (z) the registration of Creditors’ International Interest on the Mortgaged Helicopters with the International Registry, or (iii) the exercise by the Grantee of its voting or other rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement or the Credit Agreement.
(i)    Schedule V correctly sets forth all Patents and Patent Licenses owned by such Grantor in its own name as of the Closing Date. Schedule V correctly sets forth all Trademarks and Trademark Licenses owned by such Grantor in its own name as of the Closing Date. Schedule V correctly sets forth all Copyrights and Copyright Licenses owned by such Grantor in its own name as of the Closing Date. To the best of each such Grantor’s knowledge, each Patent and Trademark is valid, subsisting, unexpired and enforceable and has not been abandoned. Except as set forth in any such Schedule, none of such Patents, Trademarks and Copyrights is the subject of any licensing or franchise agreement. No holding, decision or judgment has been rendered by any Government Entity which would limit, cancel or question the validity of any Patent, Trademark or Copyright. No action or proceeding is pending (i) seeking to limit, cancel or question the validity of any Patent, Trademark or Copyright, or (ii) which, if adversely determined, would have a material adverse effect on the value of any Patent, Trademark or Copyright.
(j)    Schedule IX correctly sets forth all commercial tort claims of such Grantor in existence as of the Closing Date to the extent that (i) the monetary value claimed by or payable to such Grantor in connection with such commercial tort claim exceeds $500,000, and (ii) such Grantor has filed a law suit or counterclaim or otherwise commenced legal proceedings (including, without limitation, arbitration proceedings) against the Person against whom such commercial tort claim is made.
(k)    All Vehicles owned by such Grantor as of the Closing Date are set forth on Schedule VII.
(l)    Each Grantor represents and warrants to the Creditors that the representations and warranties set forth in Section 2 of the Credit Agreement as they relate to such Grantor (in its capacity as a Security Party or a Subsidiary of the Borrower, as the case may be) or to the Loan Documents to which such Grantor is a party are true and correct in all material respects; provided that each reference in each such representation and warranty to the Borrower’s knowledge shall, for the purposes of this Section, be deemed to be a reference to such Guarantor’s knowledge.
Section 6.    FURTHER ASSURANCES. (1)EACH GRANTOR AGREES THAT FROM TIME TO TIME, AT THE EXPENSE OF SUCH GRANTOR, SUCH GRANTOR WILL PROMPTLY EXECUTE AND DELIVER, OR OTHERWISE AUTHENTICATE, ALL FURTHER INSTRUMENTS AND DOCUMENTS, AND TAKE ALL FURTHER ACTION THAT MAY BE NECESSARY OR DESIRABLE, OR THAT THE GRANTEE MAY REQUEST, IN ORDER TO PERFECT AND PROTECT ANY PLEDGE OR SECURITY INTEREST GRANTED OR PURPORTED TO BE GRANTED BY SUCH GRANTOR HEREUNDER, AND THE PRIORITY OF ANY SUCH PLEDGE OR SECURITY INTEREST, OR TO ENABLE THE GRANTEE OR ANY OTHER CREDITOR TO EXERCISE AND ENFORCE ITS RIGHTS AND REMEDIES HEREUNDER WITH RESPECT TO ANY COLLATERAL OF SUCH GRANTOR OR TO OTHERWISE OBTAIN OR PRESERVE THE FULL BENEFITS OF THIS AGREEMENT AND THE RIGHTS, POWERS AND PRIVILEGES HEREIN GRANTED. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, EACH GRANTOR WILL PROMPTLY WITH RESPECT TO COLLATERAL OF SUCH GRANTOR: (I) MARK CONSPICUOUSLY EACH CHATTEL PAPER OF SUCH GRANTOR, AND, AT THE REQUEST OF THE GRANTEE, EACH OF ITS RECORDS PERTAINING TO SUCH COLLATERAL WITH A LEGEND, IN FORM AND SUBSTANCE SATISFACTORY TO THE GRANTEE, INDICATING THAT SUCH DOCUMENT, CHATTEL PAPER, OR OTHER COLLATERAL IS SUBJECT TO THE SECURITY INTEREST GRANTED HEREBY; (II) IF ANY SUCH COLLATERAL SHALL BE EVIDENCED BY A PROMISSORY NOTE OR OTHER INSTRUMENT OR CHATTEL PAPER WITH A VALUE IN EXCESS OF $1,000,000 (OTHER THAN (A) THAT CERTAIN PROMISSORY NOTE MADE IN OCTOBER 2011 BY DART HOLDING COMPANY LTD. IN FAVOR OR ERA HELICOPTERS, LLC, (B) THAT CERTAIN PROMISSORY NOTE MADE IN DECEMBER 2010 BY ERA TRAINING CENTER LLC IN FAVOR OF ERA HELICOPTERS, LLC AND (C) THAT CERTAIN PROMISSORY NOTE MADE IN SEPTEMBER 2009 BY LAKE PALMA, S.L. IN FAVOR OF ERA HELICOPTERS, LLC), DELIVER, AGAINST A WRITTEN RECEIPT FROM THE GRANTEE ACKNOWLEDGING RECEIPT THEREOF, AND PLEDGE TO THE GRANTEE HEREUNDER SUCH NOTE OR INSTRUMENT OR CHATTEL PAPER DULY ENDORSED AND ACCOMPANIED BY DULY EXECUTED INSTRUMENTS OF TRANSFER OR ASSIGNMENT, ALL IN FORM AND SUBSTANCE SATISFACTORY TO THE GRANTEE; (III) FILE SUCH FINANCING OR CONTINUATION STATEMENTS, OR AMENDMENTS THERETO, AND SUCH OTHER INSTRUMENTS OR NOTICES, AS MAY BE NECESSARY OR DESIRABLE, OR AS THE GRANTEE MAY REQUEST, IN ORDER TO PERFECT (EXCEPT WITH RESPECT TO FOREIGN IP AND VEHICLES) AND PRESERVE THE SECURITY INTEREST GRANTED OR PURPORTED TO BE GRANTED BY SUCH GRANTOR HEREUNDER; (IV) TAKE ALL ACTION TO ENSURE THAT THE GRANTEE’S SECURITY INTEREST IS NOTED ON ANY CERTIFICATE OF TITLE RELATED TO COLLATERAL EVIDENCED BY A CERTIFICATE OF TITLE (OTHER THAN VEHICLES); AND (V) DELIVER TO THE GRANTEE EVIDENCE THAT ALL OTHER ACTIONS THAT THE GRANTEE MAY DEEM REASONABLY NECESSARY OR DESIRABLE IN ORDER TO PERFECT (EXCEPT WITH RESPECT TO FOREIGN IP AND VEHICLES) AND PROTECT THE SECURITY INTEREST GRANTED OR PURPORTED TO BE GRANTED BY SUCH GRANTOR UNDER THIS AGREEMENT HAS BEEN TAKEN.
(a)    Each Grantor hereby authorizes the Grantee, its counsel or its representative, at any time and from time to time, to file one or more financing or continuation statements, and amendments thereto, including, without limitation, one or more financing statements indicating that such financing statements cover all assets or all personal property (or words of similar effect) of such Grantor, regardless of whether any particular asset described in such financing statements falls within the scope of the UCC or the granting clause of this Agreement. A photocopy or other reproduction of this Agreement shall be sufficient as a financing statement where permitted by law. Each Grantor ratifies its authorization for the Grantee to have filed such financing statements, continuation statements or amendments filed prior to the date hereof.
(b)    Upon request, each Grantor will furnish to the Grantee from time to time (but not more than one time per year so long as no Event of Default has occurred and is continuing) statements and schedules further identifying and describing the Collateral of such Grantor and such other reports in connection with such Collateral as the Grantee may reasonably request, all in reasonable detail. In addition, each year, at the time of delivery of the annual appraisal pursuant to Section 10.1(a)(xxv) of the Credit Agreement, the Grantor shall deliver to the Grantee updated Schedules I - IX to this Agreement executed by a responsible officer of the Grantor, setting forth any information required therein that has changed or confirming that there has been no change in such information since the date of the previous delivery of Schedules I - IX delivered pursuant to this Section 6(c) and certifying that all UCC financing statements and other appropriate filings, recordings or registrations have been filed of record in each governmental, municipal or other appropriate office in each jurisdiction necessary to protect and perfect the security interests and Liens in the United States under this Agreement.
(c)    The Borrower will furnish to the Grantee, on or prior (but not more than six months prior thereto) to the fifth anniversary of the date hereof (and each successive five year anniversary thereafter), an opinion of counsel, from outside counsel reasonably satisfactory to the Grantee, to the effect that all financing or continuation statements have been filed, and all other action has been taken to perfect continuously from the date hereof the security interest granted hereunder.
(d)    This Section 6 and the obligations imposed on each Grantor by this Section 6 shall be interpreted as broadly as possible in favor of the Grantee and the other Creditors in order to effectuate the purpose and intent of this Agreement.
Section 7.    AS TO EQUIPMENT. EACH GRANTOR WILL CAUSE ITS EQUIPMENT, TO THE EXTENT IT DETERMINES THE SAME TO HAVE CONTINUING UTILITY IN ITS BUSINESS, TO BE MAINTAINED AND PRESERVED IN THE SAME CONDITION, REPAIR AND WORKING ORDER AS WHEN NEW, ORDINARY WEAR AND TEAR EXCEPTED, AND WILL FORTHWITH, OR IN THE CASE OF ANY LOSS OR DAMAGE TO ANY OF SUCH EQUIPMENT AS SOON AS PRACTICABLE AFTER THE OCCURRENCE THEREOF, MAKE OR CAUSE TO BE MADE ALL REPAIRS, REPLACEMENTS AND OTHER IMPROVEMENTS IN CONNECTION THEREWITH THAT SUCH GRANTOR REASONABLY DETERMINES TO BE NECESSARY OR DESIRABLE TO SUCH END.
Section 8.    INSURANCE. EACH OF THE GRANTORS SHALL INSURE ITS RESPECTIVE MORTGAGED HELICOPTERS IN ACCORDANCE WITH THE REQUIRED INSURANCE (AS DEFINED IN THE CREDIT AGREEMENT). EACH OF THE GRANTORS SHALL MAINTAIN INSURANCES ON ITS ALL OF ITS PROPERTIES (INCLUDING, BUT NOT LIMITED TO, THE EQUIPMENT AND INVENTORY) AS DESCRIBED IN SECTION 2.1(N) OF THE CREDIT AGREEMENT.
Section 9.    COPYRIGHTS, PATENTS AND TRADEMARKS.
(a)    Such Grantor (either itself or through licensees) will, except with respect to any Trademark that such Grantor shall reasonably determine is immaterial, including marks discontinued by Grantor in the normal course of business, (i) maintain as in the past the quality of services offered under such Trademark, (ii) maintain such Trademark in full force and effect, free from any claim of abandonment for non-use, (iii) to the extent registered, employ such Trademark with the appropriate notice of registration, (iv) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless the Grantee, for the ratable benefit of the Creditors, shall obtain a perfected security interest in such mark (other than Foreign IP) pursuant to this Agreement, and (v) based on Grantor’s commercially reasonable judgment, not (and not permit any licensee or sublicensee thereof to) do any act, or knowingly omit to do any act, whereby any Trademark may become invalidated.
(b)    Such Grantor will not, except with respect to any Patent that such Grantor shall reasonably determine is immaterial, and based on Grantor’s commercially reasonable judgment, do any act, or knowingly omit to do any act, whereby any Patent may become abandoned or dedicated.
(c)    Such Grantor will not, except with respect to any Copyright that such Grantor shall reasonably determine is immaterial, and based on Grantor’s commercially reasonable judgment , do any act, or knowingly omit to do any act, whereby any Copyright may become abandoned or dedicated.
(d)    Such Grantor will notify the Grantee and the other Creditors immediately if it knows, or has reason to know, that any application or registration relating to any Copyright, Patent or Trademark, that is material to the business, may become abandoned or dedicated, other than if such abandonment is the result of approval by management in the normal course of business, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding such Grantor’s ownership of any Copyright, Patent or Trademark or its right to register the same or to keep and maintain the same.
(e)    Whenever a Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Copyright, Patent or Trademark with the United States Copyright Office, the United States Patent and Trademark Office or any similar office or agency in any other country or any political subdivision thereof, such Grantor shall report such filing to the Grantee and the other Creditors within five (5) Banking Days after the last day of the fiscal quarter in which such filing occurs. Upon request of the Grantee, such Grantor shall execute and deliver an Intellectual Property Security Agreement substantially in the form of Annex II, and any and all other agreements, instruments, documents, and papers as the Grantee may reasonably request to evidence the Grantee’s and the other Creditors’ security interest in any Copyright, Patent or Trademark and the goodwill and General Intangibles of such Grantor relating thereto or represented thereby, and such Grantor hereby constitutes the Grantee its attorney-in-fact to execute and file all such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; such power being coupled with an interest is irrevocable until the Secured Obligations are paid in full and the Commitments are terminated.
(f)    Such Grantor will take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Copyright Office, the United States Patent and Trademark Office, or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the Copyrights, Patents and Trademarks, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability, provided that the foregoing is consistent with Grantor’s commercially reasonable judgment.
(g)    In the event that any Copyright, Patent or Trademark included in the Collateral is infringed, misappropriated or diluted by a third party, such Grantor shall promptly notify the Grantee and the other Creditors after it learns thereof and shall, unless such Grantor shall reasonably determine that such Copyright, Patent or Trademark is immaterial to such Grantor which determination such Grantor shall promptly report to the Grantee and the other Creditors, promptly take action necessary to enforce Grantor’s rights, including the possibility of bringing an action for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution, or take such other actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Copyright, Patent or Trademark.
Section 10.    [RESERVED].
Section 11.    COMMERCIAL TORT CLAIMS. IF ANY GRANTOR SHALL AT ANY TIME HOLD OR ACQUIRE A COMMERCIAL TORT CLAIM THAT SATISFIES THE REQUIREMENTS OF THE FOLLOWING SENTENCE, SUCH GRANTOR SHALL, WITHIN 30 DAYS AFTER SUCH COMMERCIAL TORT CLAIM SATISFIES SUCH REQUIREMENTS, NOTIFY THE GRANTEE AND THE OTHER CREDITORS IN A WRITING SIGNED BY SUCH GRANTOR CONTAINING A BRIEF DESCRIPTION THEREOF, AND GRANTING TO THE GRANTEE IN SUCH WRITING (FOR THE BENEFIT OF THE CREDITORS) A SECURITY INTEREST THEREIN AND IN THE PROCEEDS THEREOF, ALL UPON THE TERMS OF THIS AGREEMENT, WITH SUCH WRITING TO BE IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE GRANTEE. THE PROVISIONS OF THE PRECEDING SENTENCE SHALL APPLY ONLY TO A COMMERCIAL TORT CLAIM THAT SATISFIES THE FOLLOWING REQUIREMENTS: (I) THE MONETARY VALUE CLAIMED BY OR PAYABLE TO THE RELEVANT GRANTOR IN CONNECTION WITH SUCH COMMERCIAL TORT CLAIM SHALL EXCEED $500,000, AND (II) SUCH GRANTOR SHALL HAVE FILED A LAW SUIT OR COUNTERCLAIM OR OTHERWISE COMMENCED LEGAL PROCEEDINGS (INCLUDING, WITHOUT LIMITATION, ARBITRATION PROCEEDINGS) AGAINST THE PERSON AGAINST WHOM SUCH COMMERCIAL TORT CLAIM IS MADE. IN ADDITION, TO THE EXTENT THAT THE EXISTENCE OF ANY COMMERCIAL TORT CLAIM HELD OR ACQUIRED BY ANY GRANTOR IS DISCLOSED BY SUCH GRANTOR IN ANY PUBLIC FILING WITH THE SECURITIES EXCHANGE COMMISSION OR ANY SUCCESSOR THERETO OR ANALOGOUS GOVERNMENT ENTITY, OR TO THE EXTENT THAT THE EXISTENCE OF ANY SUCH COMMERCIAL TORT CLAIM IS DISCLOSED IN ANY PRESS RELEASE ISSUED BY ANY GRANTOR, THEN, UPON THE REQUEST OF THE GRANTEE, THE RELEVANT GRANTOR SHALL, WITHIN 30 DAYS AFTER SUCH REQUEST IS MADE, TRANSMIT TO THE GRANTEE AND THE OTHER CREDITORS A WRITING SIGNED BY SUCH GRANTOR CONTAINING A BRIEF DESCRIPTION OF SUCH COMMERCIAL TORT CLAIM AND GRANTING TO THE GRANTEE IN SUCH WRITING (FOR THE BENEFIT OF THE CREDITORS) A SECURITY INTEREST THEREIN AND IN THE PROCEEDS THEREOF, ALL UPON THE TERMS OF THIS AGREEMENT, WITH SUCH WRITING TO BE IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE GRANTEE.
Section 12.    PLEDGED SECURITIES.
(a)    The Pledged Securities have been duly authorized and validly issued and is fully paid and non-assessable; each applicable Grantor is the legal and beneficial owner of its respective Pledged Securities as indicated on Schedule VI hereto free and clear of any lien, security interest, option or other charge or encumbrance or preferential arrangement except for the security interest created by this Agreement or any other Loan Document. The pledge of the Pledged Securities pursuant to this Agreement creates a valid and duly perfected first priority pledge of and security interest in the Pledged Securities, securing the payment and performance of the Security Parties' obligations under the Credit Agreement and the other Loan Documents.
(b)    If any Grantor shall become entitled to receive or shall receive any additional stock certificate or instrument (including, without limitation, any certificate or instrument representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate or instrument issued in connection with any reorganization), option or rights in respect of the Capital Stock or other equity interests of any nature of any issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares (or such other interests) of the Pledged Securities, or otherwise in respect thereof, except as otherwise provided herein or in the Credit Agreement, such Grantor shall accept the same as the agent of the Grantee and the other Creditors, hold the same in trust for the Grantee and the other Creditors and deliver the same forthwith to the Grantee in the exact form received, duly indorsed by such Grantor to the Grantee, if required, together with an undated stock power or other equivalent instrument of transfer acceptable to the Grantee covering such certificate or instrument duly executed in blank by such Grantor and with, if the Grantee so requests, signature guaranteed, to be held by the Grantee, subject to the terms hereof, as additional collateral security for the Secured Obligations.
(c)    Without the prior written consent of the Grantee, such Grantor will not (i) unless otherwise permitted hereby, vote to enable, or take any other action to permit, any Issuer to issue any Capital Stock or other equity interests of any nature or to issue any other securities or interests convertible into or granting the right to purchase or exchange for any Capital Stock or other equity interests of any nature of any Issuer, (ii) sell, assign, transfer, exchange or otherwise dispose of, or grant any option with respect to, the Pledged Securities or proceeds thereof (except pursuant to a transaction expressly permitted by the Credit Agreement), (iii) create, incur or permit to exist any Lien (except for Liens expressly permitted under Section 10.1(b)(i) of the Credit Agreement) or option in favor of, or any claim of any Person with respect to, any of the Pledged Securities or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement or (iv) enter into any agreement or undertaking restricting the right or ability of such Grantor or the Grantee to sell, assign or transfer any of the Pledged Securities or Proceeds thereof.
(d)    Such Grantor shall furnish to the Grantee such powers and other equivalent instruments of transfer as may be required by the Grantee to assure the transferability of and the perfection of the security interest in the Pledged Securities when and as often as may be reasonably requested by the Grantee.
(e)    The Pledged Securities will constitute not less than 100% of the Capital Stock or other equity interests of each issuer thereof owned by any Grantor, except that Pledged Securities of any First Tier Foreign Subsidiary or Excluded Domestic Holding Company shall be limited to not more than 65% of the voting Capital Stock and 100% of the non-voting Capital Stock of such First Tier Foreign Subsidiary or Excluded Domestic Holding Company and Pledged Securities shall not include any Equity Interests of Star Aviation Crewing Ltd., Era Helicopteros de Mexico S. de R.L. de C.V. or Lake Palma, S.L. so long as such Equity Interests constitute Excluded Property.
(f)    Each Grantor hereby irrevocably authorizes and directs the issuer of any uncertificated Pledged Securities owned by such Grantor as set forth on Schedule VI (each such issuer, an “Issuer”), and each such Issuer hereby agrees, to comply with any and all instructions and orders originated by the Grantee (and its successors and assigns) while an Event of Default exists regarding any and all of its respective Pledged Securities without the further consent by the registered owner (including the respective Grantors), and, following its receipt of a notice from the Grantee stating that the Grantee is exercising exclusive control of the Pledged Securities while an Event of Default exists, not to comply with any instructions or orders regarding any or all of the Pledged Securities originated by any person or entity other than the Grantee (and its successors and assigns) or a court of competent jurisdiction. The Issuers, the Grantee and the applicable Grantors that this Section 12(f) shall perfect, and to confirm the priority of, the Agent’s security interest in the uncertificated Pledged Securities.
Section 13.    NEGATIVE PLEDGE. EACH OF THE GRANTORS HEREBY AGREES TO BE BOUND BY THE TERMS OF SECTION 10.1(B)(XII) OF THE CREDIT AGREEMENT AS IF FULLY SET FORTH HEREIN.
Section 14.    POST-CLOSING CHANGES; COLLECTIONS ON RECEIVABLES AND RELATED CONTRACTS. (1)EACH GRANTOR RECOGNIZES THAT FINANCING STATEMENTS PERTAINING TO THE COLLATERAL HAVE BEEN OR MAY BE FILED WHERE SUCH GRANTOR IS ORGANIZED. NO GRANTOR WILL CHANGE ITS NAME, TYPE OF ORGANIZATION, JURISDICTION OF ORGANIZATION, ORGANIZATIONAL IDENTIFICATION NUMBER OR LOCATION FROM THOSE SET FORTH IN SECTION 5(A) OF THIS AGREEMENT, UNLESS SUCH GRANTOR SHALL HAVE FIRST (I) NOTIFIED THE GRANTEE AND THE OTHER CREDITORS OF SUCH CHANGE AT LEAST 30 DAYS PRIOR TO THE DATE OF SUCH CHANGE, AND (II) TAKEN ALL ACTION REASONABLY REQUESTED BY THE GRANTEE OR ANY OTHER CREDITOR FOR THE PURPOSE OF MAINTAINING THE PERFECTION AND PRIORITY OF THE GRANTEE’S SECURITY INTERESTS UNDER THIS AGREEMENT, AND UNLESS SUCH GRANTOR SHALL OTHERWISE BE IN COMPLIANCE WITH SECTION 10(B)(VI) OF THE CREDIT AGREEMENT. IN ANY NOTICE FURNISHED PURSUANT TO THIS SECTION 14, SUCH GRANTOR WILL EXPRESSLY STATE IN A CONSPICUOUS MANNER THAT THE NOTICE IS REQUIRED BY THIS AGREEMENT AND CONTAINS FACTS THAT MAY REQUIRE ADDITIONAL FILINGS OF FINANCING STATEMENTS OR OTHER NOTICES FOR THE PURPOSES OF CONTINUING PERFECTION OF THE GRANTEE’S SECURITY INTEREST IN THE COLLATERAL. EACH GRANTOR WILL HOLD AND PRESERVE ITS RECORDS RELATING TO THE COLLATERAL AND WILL PERMIT REPRESENTATIVES OF THE GRANTEE TO INSPECT AND MAKE ABSTRACTS FROM SUCH RECORDS AND OTHER DOCUMENTS. FOR THE GRANTEE’S AND THE OTHER CREDITORS’ FURTHER SECURITY, THE GRANTEE, FOR THE RATABLE BENEFIT OF THE CREDITORS, SHALL HAVE A SECURITY INTEREST IN ALL OF SUCH GRANTOR’S BOOKS AND RECORDS PERTAINING TO THE COLLATERAL. IF ANY GRANTOR DOES NOT HAVE AN ORGANIZATIONAL IDENTIFICATION NUMBER AND LATER OBTAINS ONE, IT WILL FORTHWITH NOTIFY THE GRANTEE OF SUCH ORGANIZATIONAL IDENTIFICATION NUMBER.
(a)    Each Grantor will perform and comply in all material respects with all of its Contractual Obligations relating to the Collateral. Except as otherwise provided in this subsection (b), each Grantor will continue to collect, at its own expense, all amounts due or to become due to such Grantor under the Receivables and Related Contracts. In connection with such collections, such Grantor may take (and, at the Grantee’s direction, will take) such action as such Grantor or the Grantee may deem necessary or advisable to enforce collection of the Receivables and Related Contracts; provided, however, that upon the occurrence of an Event of Default, the Grantee shall have the right upon written notice to such Grantor of its intention to do so, to notify the obligors under any Receivables and Related Contracts of the assignment of such Receivables and Related Contracts to the Grantee and to direct such obligors to make payment of all amounts due or to become due to such Grantor thereunder directly to the Grantee and, upon such notification and at the expense of such Grantor, to enforce collection of any such Receivables and Related Contracts, to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done, and to otherwise exercise all rights with respect to such Receivables and Related Contracts, including, without limitation, those set forth set forth in Section 9-607 of the UCC. After receipt by any Grantor of the notice from the Grantee referred to in the proviso to the preceding sentence, all amounts and proceeds (including, without limitation, instruments) received by such Grantor in respect of the Receivables and Related Contracts of such Grantor shall be received in trust for the benefit of the Grantee hereunder, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Grantee in the same form as so received (with any necessary endorsement) to be deposited in the Pledged Deposit Accounts set forth in Schedule IV hereto, at the Grantee’s sole discretion. No Grantor will adjust, settle or compromise the amount or payment of any Receivable or amount due on any Related Contract, release wholly or partly any obligor thereof or allow any credit or discount thereon in a manner that materially adversely affects the value thereof. No Grantor will permit or consent to the subordination of its right to payment under any of the Receivables and Related Contracts to any other indebtedness or obligations of the obligor thereof.
(b)    The Grantee shall have the right at any time and from time to time upon reasonable prior notice to make test verifications of the accounts, chattel paper and payment intangibles comprising a portion of the Collateral in any manner and through any medium that it reasonably considers advisable, and each Grantor, at such Grantor’s sole cost and expense, shall furnish all such assistance and information as the Grantee may require in connection therewith. At any time and from time to time, upon the Grantee’s request and at the expense of each Grantor, such Grantor shall furnish to the Grantee reports showing reconciliations, aging and test verifications of, and trial balances for, the accounts, chattel paper and payment intangibles comprising a portion of the Collateral, and all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the accounts, chattel paper and payment intangibles comprising a portion of the Collateral, including, without limitation, all original orders, invoices and shipping receipts.
Section 15.    GRANTEE APPOINTED ATTORNEY IN FACT.
(a)    Each Grantor hereby irrevocably constitutes and appoints the Grantee and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all reasonably appropriate action and to execute any and all documents and instruments which may be reasonably necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Grantee the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:
(i)    pay or discharge Taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof.
(ii)    execute, in connection with any sale provided for in Section 18 or Section 19, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.
(iii)    (A) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Grantee or as the Grantee shall direct; (B) take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable, Related Contract or other account, instrument, general intangible, chattel paper or payment intangible or with respect to any other Collateral, and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Grantee for the purpose of collecting any or all such moneys due under any Receivable, Related Contract or other account, instrument or general intangible, or with respect to any other Collateral whenever payable; (C) ask or demand for, collect, and receive payment of and receipt for any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (D) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (E) receive, change the address for delivery, open and dispose of mail addressed to any Grantor, and execute, assign and indorse negotiable and other instruments for the payment of money, documents of title or other evidences of payment, shipment or storage for any form of Collateral on behalf of and in the name of any Grantor; (F) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (G) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (H) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Grantee may deem appropriate; (I) assign any Patent or Trademark (along with the goodwill of the business to which any such Trademark pertains) throughout the world for such term or terms, on such conditions, and in such manner as the Grantee shall in its sole discretion determine; and (J) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Grantee were the absolute owner thereof for all purposes, and do, at the Grantee’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Grantee deems necessary to protect, preserve or realize upon the Collateral and the Grantee’s and the other Creditors’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.
Anything in this subsection to the contrary notwithstanding, the Grantee agrees that it will not exercise any rights under the power of attorney provided for in this subsection unless an Event of Default shall have occurred and be continuing. The Grantee shall give the relevant Grantor notice of any action taken pursuant to this subsection when reasonably practicable; provided that the Grantee shall have no liability for the failure to provide any such notice.
(b)    The reasonable expenses of the Grantee incurred in connection with actions undertaken as provided in this Section 15, together with interest thereon at the Default Rate from the date of payment by the Grantee to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Grantee on demand.
(c)    Each of the Grantors hereby agrees to grant, and does hereby grant, to the Grantee for the benefit of the Grantee, an irrevocable proxy in the form attached hereto as Exhibit C hereto to (i) vote or cause to be voted any and all of the Pledged Securities and (ii) give or cause to be given consents, waivers and ratifications in respect thereof. Each such proxy shall be valid until payment and performance in full of the obligations under the Credit Agreement and each other Loan Document. The Grantee hereby agrees that until and unless an Event of Default shall have occurred and be continuing, the Grantee shall not exercise any of such proxies and the Grantors shall be entitled to (i) vote or cause to be voted any and all of the Pledged Securities and (ii) give, or cause to be given, consents, waivers and ratifications in respect thereof, provided, however, that no Grantor shall vote for or give any consent, waiver or ratification that would be inconsistent with any provisions of the Credit Agreement or any other Loan Document or that would result in a Material Adverse Change relating to the value of the Pledged Securities or any part thereof. All such rights of the Grantors to vote, or cause to be voted and to give, or cause to be given, consent, waivers and ratifications shall cease automatically if an Event of Default shall occur and so long as it is continuing, and upon the Grantee giving written notice to such effect to the Grantors, all such rights shall thereupon revert to the Grantee, which, in its sole discretion, shall have the sole and exclusive right and authority (but shall not be bound) to exercise such voting and consensual rights and powers so long as such Event of Default is continuing.
(d)    Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof and in compliance herewith. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.
Section 16.    GRANTEE MAY PERFORM. IF ANY GRANTOR FAILS TO PERFORM ANY AGREEMENT CONTAINED HEREIN, THE GRANTEE MAY, BUT WITHOUT ANY OBLIGATION TO DO SO AND WITHOUT NOTICE, ITSELF PERFORM, OR CAUSE PERFORMANCE OF, SUCH AGREEMENT, AND THE EXPENSES OF THE GRANTEE INCURRED IN CONNECTION THEREWITH SHALL BE PAYABLE BY SUCH GRANTOR UNDER SECTION 18.
Section 17.    THE GRANTEE’S DUTIES. THE GRANTEE’S SOLE DUTY WITH RESPECT TO THE CUSTODY, SAFEKEEPING AND PHYSICAL PRESERVATION OF THE COLLATERAL IN ITS POSSESSION, UNDER SECTION 9-207 OF THE UCC OR OTHERWISE, SHALL BE TO DEAL WITH IT IN THE SAME MANNER AS THE GRANTEE DEALS WITH SIMILAR PROPERTY FOR ITS OWN ACCOUNT, AND THE GRANTEE SHALL BE DEEMED TO HAVE EXERCISED REASONABLE CARE IN THE CUSTODY AND PRESERVATION OF THE COLLATERAL IN ITS POSSESSION IF THE COLLATERAL IS ACCORDED TREATMENT SUBSTANTIALLY EQUAL TO THAT WHICH COMPARABLE SECURED PARTIES ACCORD COMPARABLE COLLATERAL. GRANTEE SHALL NOT HAVE ANY RESPONSIBILITY FOR (I) ASCERTAINING OR TAKING ACTION WITH RESPECT TO CALLS, CONVERSIONS, EXCHANGES, MATURITIES, TENDERS OR OTHER MATTERS RELATING TO ANY PLEDGED SECURITIES, WHETHER OR NOT THE PLEDGEE HAS OR IS DEEMED TO HAVE KNOWLEDGE OF SUCH MATTERS, OR (II) LIFTING ANY LIENS OR TAKING ANY NECESSARY STEPS TO PRESERVE RIGHTS AGAINST ANY PERSON, IN EACH CASE WITH RESPECT TO ANY PLEDGED SECURITIES. NEITHER THE GRANTEE, ANY OTHER CREDITOR NOR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES OR AGENTS SHALL BE LIABLE FOR FAILURE TO DEMAND, COLLECT OR REALIZE UPON ANY OF THE COLLATERAL OR FOR ANY DELAY IN DOING SO OR SHALL BE UNDER ANY OBLIGATION TO SELL OR OTHERWISE DISPOSE OF ANY COLLATERAL UPON THE REQUEST OF ANY GRANTOR OR ANY OTHER PERSON OR TO TAKE ANY OTHER ACTION WHATSOEVER WITH REGARD TO THE COLLATERAL OR ANY PART THEREOF. THE POWERS CONFERRED ON THE GRANTEE AND THE OTHER CREDITORS HEREUNDER ARE SOLELY TO PROTECT THE GRANTEE’S AND THE OTHER CREDITORS’ INTERESTS IN THE COLLATERAL AND SHALL NOT IMPOSE ANY DUTY UPON THE GRANTEE OR ANY OTHER CREDITOR TO EXERCISE ANY SUCH POWERS. THE GRANTEE AND THE OTHER CREDITORS SHALL BE ACCOUNTABLE ONLY FOR AMOUNTS THAT THEY ACTUALLY RECEIVE AS A RESULT OF THE EXERCISE OF SUCH POWERS, AND NEITHER THEY NOR ANY OF THEIR OFFICERS, DIRECTORS, EMPLOYEES OR AGENTS SHALL BE RESPONSIBLE TO ANY GRANTOR FOR ANY ACT OR FAILURE TO ACT HEREUNDER, EXCEPT FOR THEIR OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS DETERMINED BY A COURT OF COMPETENT JURISDICTION IN A FINAL AND NON-APPEALABLE JUDGMENT. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE GRANTEE SHALL BE UNDER NO DUTY WHATSOEVER TO MAKE OR GIVE ANY PRESENTMENT, NOTICE OF DISHONOR, PROTEST, DEMAND FOR PERFORMANCE, NOTICE OF NON-PERFORMANCE, NOTICE OF INTENT TO ACCELERATE, NOTICE OF ACCELERATION, OR OTHER NOTICE OR DEMAND IN CONNECTION WITH ANY COLLATERAL, OR TO TAKE ANY STEPS NECESSARY TO PRESERVE ANY RIGHTS AGAINST ANY GRANTOR OR OTHER PERSON OR ASCERTAINING OR TAKING ACTION WITH RESPECT TO CALLS, CONVERSIONS, EXCHANGES, MATURITIES, TENDERS OR OTHER MATTERS RELATIVE TO ANY COLLATERAL, WHETHER OR NOT IT HAS OR IS DEEMED TO HAVE KNOWLEDGE OF SUCH MATTERS. EACH GRANTOR, TO THE EXTENT PERMITTED BY APPLICABLE LAW, WAIVES ANY RIGHT OF MARSHALING IN RESPECT OF ANY AND ALL COLLATERAL, AND WAIVES ANY RIGHT TO REQUIRE THE GRANTEE OR ANY OTHER CREDITOR TO PROCEED AGAINST ANY GRANTOR OR OTHER PERSON, EXHAUST ANY COLLATERAL OR ENFORCE ANY OTHER REMEDY WHICH THE GRANTEE OR ANY OTHER CREDITOR NOW HAS OR MAY HEREAFTER HAVE AGAINST ANY GRANTOR OR OTHER PERSON.
Section 18.    REMEDIES. IF ANY EVENT OF DEFAULT SHALL HAVE OCCURRED AND BE CONTINUING:
(a)    The Grantee may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein, in the Credit Agreement or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC (whether or not the UCC applies to the affected Collateral) or any other applicable law or otherwise available at law or equity and also may, without limiting the generality of the foregoing and without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, presentments, protests, advertisements and notices are hereby waived), collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Grantee or any other Creditor or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Grantee or any other Creditor shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. If an Event of Default shall occur and be continuing, each Grantor further agrees, at the Grantee’s request, to assemble the Collateral and make it available to the Grantee at places which the Grantee shall reasonably select, whether at such Grantor’s premises or elsewhere. Any such sale or transfer by the Grantee either to itself or to any other Person shall be absolutely free from any claim of right by any Grantor, including any equity or right of redemption, stay or appraisal which such Grantor has or may have under any rule of law, regulation or statute now existing or hereafter adopted. Upon any such sale or transfer, the Grantee shall have the right to deliver, assign and transfer to the purchaser or transferee thereof the Collateral so sold or transferred. The Grantee shall apply the net proceeds of any action taken by it pursuant to this Section 18 in accordance with Sections 9-608(a) and 9-615, as applicable, of the UCC. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Grantee or any other Creditor arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.
(b)    In the event that the Grantee elects not to sell the Collateral, the Grantee retains its rights to dispose of or utilize the Collateral or any part or parts thereof in any manner authorized or permitted by law or in equity and to apply the proceeds of the same towards payment of the Secured Obligations. The Grantee may appoint any Person as agent to perform any act or acts necessary or incident to any sale or transfer of the Collateral.
(c)    The Grantee may send to each party to any Deposit Account Control Agreement, a notice of exclusive control with respect to each Deposit Account Control Agreement.
(d)    The Grantee may enforce its rights hereunder without prior judicial process or judicial hearing, and, to the extent permitted by law, each Grantor expressly waives any and all legal rights which might otherwise require the Grantee to enforce its rights by judicial process.
(e)    Each Grantor waives and agrees not to assert any rights or privileges which it may acquire under the UCC or any other applicable law. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by the Grantee or any other Creditor to collect such deficiency.
(f)    Except as may be expressly applicable pursuant to Section 9-620 of the UCC, no action taken or omission to act by the Grantee or the other Creditors hereunder, including, without limitation, any exercise of voting or consensual rights or any other action taken or inaction, shall be deemed to constitute a retention of the Collateral in satisfaction of the Secured Obligations or otherwise to be in full satisfaction of the Secured Obligations, and the Secured Obligations shall remain in full force and effect, until the Grantee and the other Creditors shall have applied payments (including, without limitation, collections from Collateral) towards the Secured Obligations in the full amount then outstanding.
Section 19.    ADDITIONAL REMEDIES REGARDING PLEDGED SECURITIES. (1). UNLESS AN EVENT OF DEFAULT SHALL HAVE OCCURRED AND BE CONTINUING AND THE GRANTEE SHALL HAVE GIVEN NOTICE TO THE RELEVANT GRANTOR OF THE GRANTEE’S INTENT TO EXERCISE ITS CORRESPONDING RIGHTS PURSUANT TO SUBSECTION (B) OF THIS SECTION 19, EACH GRANTOR SHALL BE PERMITTED TO RECEIVE ALL CASH DIVIDENDS PAID IN RESPECT OF THE PLEDGED SECURITIES PAID IN THE NORMAL COURSE OF BUSINESS OF THE RELEVANT ISSUER, TO THE EXTENT PERMITTED IN THE CREDIT AGREEMENT, AND TO EXERCISE ALL VOTING AND CORPORATE RIGHTS WITH RESPECT TO THE PLEDGED SECURITIES
(a)    If an Event of Default shall occur and be continuing, then at any time in the Grantee’s discretion, without notice, (i) the Grantee shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Pledged Securities and make application thereof to the Obligations in accordance with Section 9.3 of the Credit Agreement, and (ii) any or all of the Pledged Securities shall be registered in the name of the Grantee or its nominee (provided that if such Event of Default ceases to be continuing, the Grantee shall, or shall cause such nominee to, cause any such Pledged Securities so registered to be registered in the name of the applicable Grantor), and the Grantee or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Pledged Securities at any meeting of shareholders (or other equivalent body) of the relevant issuer or issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Pledged Securities as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Securities upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the organizational structure of any Issuer, or upon the exercise by any Grantor or the Grantee of any right, privilege or option pertaining to such Pledged Securities, and in connection therewith, the right to deposit and deliver any and all of the Pledged Securities with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Grantee may determine), all without liability except to account for property actually received by it, but the Grantee shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.
(b)    Each Grantor hereby authorizes and instructs each issuer of any Pledged Securities pledged by such Grantor hereunder (and each issuer of such Pledged Securities party hereto hereby agrees) to (i) comply with any instruction received by it from the Grantee in writing (x) while an Event of Default exists and (y) that is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) while an Event of Default exists and upon demand of Grantee, pay any dividends or other payments with respect to the Pledged Securities directly to the Grantee.
(c)    After the occurrence and during the continuation of an Event of Default, if the issuer of any Pledged Securities is the subject of bankruptcy, insolvency, receivership, custodianship or other proceedings under the supervision of any Government Entity, then all rights of the Grantor in respect thereof to exercise the voting and other consensual rights which such Grantor would otherwise be entitled to exercise with respect to the Pledged Securities issued by such Issuer shall cease, and all such rights shall thereupon become vested in the Grantee who shall thereupon have the sole right to exercise such voting and other consensual rights, but the Grantee shall have no duty to exercise any such voting or other consensual rights and shall not be responsible for any failure to do so or delay in so doing.
(d)    Each Grantor recognizes that the Grantee may be unable to effect a public sale of any or all the Pledged Securities, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Grantee shall be under no obligation to delay a sale of any of the Pledged Securities for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so. Each Grantor agrees to use its best efforts to do or cause to be done all such other acts as may reasonably be necessary to make such sale or sales of all or any portion of the Pledged Securities pursuant to this Section 19 valid and binding and in compliance with any and all other applicable Requirements of Law. Each Grantor further agrees that a breach of any of the covenants contained in this Section 19 will cause irreparable injury to the Grantee and the other Creditors, that the Grantee and the other Creditors have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 19 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants.
Section 20.    TRANSFER OF CERTIFICATED PLEDGED SECURITIES. ALL CERTIFICATES AND INSTRUMENTS REPRESENTING OR EVIDENCING THE PLEDGED SECURITIES IN CERTIFICATED FORM (“PLEDGED CERTIFICATED STOCK”) SHALL BE DELIVERED TO AND HELD PURSUANT HERETO BY THE GRANTEE OR A PERSON DESIGNATED BY THE GRANTEE AND, IN THE CASE OF AN INSTRUMENT OR CERTIFICATE IN REGISTERED FORM, SHALL BE DULY INDORSED TO THE GRANTEE OR IN BLANK BY AN EFFECTIVE ENDORSEMENT (WHETHER ON THE CERTIFICATE OR INSTRUMENT OR ON A SEPARATE WRITING), AND ACCOMPANIED BY ANY REQUIRED TRANSFER TAX STAMPS TO EFFECT THE PLEDGE OF THE PLEDGED SECURITIES TO THE GRANTEE. NOTWITHSTANDING THE PRECEDING SENTENCE, ALL PLEDGED CERTIFICATED STOCK MUST BE DELIVERED OR TRANSFERRED IN SUCH MANNER, AND EACH GRANTOR SHALL TAKE ALL SUCH FURTHER ACTION AS MAY BE REQUESTED BY THE GRANTEE, AS TO PERMIT THE GRANTEE TO BE A “PROTECTED PURCHASER” TO THE EXTENT OF ITS SECURITY INTEREST AS PROVIDED IN SECTION 8-303 OF THE UCC.
Section 21.    CONTINUING SECURITY INTEREST; ASSIGNMENTS UNDER THE CREDIT AGREEMENT. THIS AGREEMENT SHALL CREATE A CONTINUING SECURITY INTEREST IN THE COLLATERAL AND SHALL (A) REMAIN IN FULL FORCE AND EFFECT UNTIL THE DATE SET FORTH IN SECTION 16.11(A)(I) OF THE CREDIT AGREEMENT, (B) BE BINDING UPON EACH GRANTOR, ITS SUCCESSORS AND ASSIGNS AND (C) INURE, TOGETHER WITH THE RIGHTS AND REMEDIES OF THE GRANTEE HEREUNDER, TO THE BENEFIT OF THE GRANTORS, THE CREDITORS AND THEIR RESPECTIVE SUCCESSORS, TRANSFEREES AND ASSIGNS; PROVIDED THAT NO GRANTOR MAY ASSIGN, TRANSFER OR DELEGATE ANY OF ITS RIGHTS OR SECURED OBLIGATIONS UNDER THIS AGREEMENT WITHOUT THE PRIOR WRITTEN CONSENT OF THE GRANTEE AND THE LENDERS. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING CLAUSE (C) BUT SUBJECT TO THE LIMITATIONS SET FORTH IN SECTION 11 OF THE CREDIT AGREEMENT, ANY CREDITOR MAY ASSIGN OR OTHERWISE TRANSFER ALL OR ANY PORTION OF ITS RIGHTS AND OBLIGATIONS UNDER THE CREDIT AGREEMENT (INCLUDING, WITHOUT LIMITATION, ALL OR ANY PORTION OF ITS COMMITMENTS, THE ADVANCES OWING TO IT AND THE NOTE OR NOTES, IF ANY, HELD BY IT) TO ANY OTHER PERSON, AND SUCH OTHER PERSON SHALL THEREUPON BECOME VESTED WITH ALL THE BENEFITS IN RESPECT THEREOF GRANTED TO SUCH LENDER PARTY HEREIN OR OTHERWISE, IN EACH CASE AS PROVIDED IN SECTION 11 OF THE CREDIT AGREEMENT.
Section 22.    SECURITY INTEREST ABSOLUTE. THE OBLIGATIONS OF EACH GRANTOR UNDER THIS AGREEMENT ARE INDEPENDENT OF THE SECURED OBLIGATIONS OR ANY OTHER OBLIGATIONS OF ANY OTHER SECURITY PARTY UNDER OR IN RESPECT OF THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENT, AND A SEPARATE ACTION OR ACTIONS MAY BE BROUGHT AND PROSECUTED AGAINST EACH GRANTOR TO ENFORCE THIS AGREEMENT, IRRESPECTIVE OF WHETHER ANY ACTION IS BROUGHT AGAINST SUCH GRANTOR OR ANY OTHER SECURITY PARTY OR WHETHER SUCH GRANTOR OR ANY OTHER SECURITY PARTY IS JOINED IN ANY SUCH ACTION OR ACTIONS. ALL RIGHTS OF THE GRANTEE AND THE OTHER CREDITORS AND THE PLEDGE, ASSIGNMENT AND SECURITY INTEREST HEREUNDER, AND ALL OBLIGATIONS OF EACH GRANTOR HEREUNDER, SHALL BE IRREVOCABLE, ABSOLUTE AND UNCONDITIONAL IRRESPECTIVE OF, AND EACH GRANTOR HEREBY IRREVOCABLY WAIVES (TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW) ANY DEFENSES IT MAY NOW HAVE OR MAY HEREAFTER ACQUIRE.
Section 23.    AUTHORITY OF THE GRANTEE. EACH GRANTOR ACKNOWLEDGES THAT THE RIGHTS AND RESPONSIBILITIES OF THE GRANTEE UNDER THIS AGREEMENT WITH RESPECT TO ANY ACTION TAKEN BY THE GRANTEE OR THE EXERCISE OR NON-EXERCISE BY THE GRANTEE OF ANY OPTION, VOTING RIGHT, REQUEST, JUDGMENT OR OTHER RIGHT OR REMEDY PROVIDED FOR HEREIN OR RESULTING OR ARISING OUT OF THIS AGREEMENT SHALL, AS BETWEEN THE GRANTEE AND THE OTHER CREDITORS, BE GOVERNED BY THE CREDIT AGREEMENT AND BY SUCH OTHER AGREEMENTS WITH RESPECT THERETO AS MAY EXIST FROM TIME TO TIME AMONG THEM, BUT, AS BETWEEN THE GRANTEE AND THE GRANTORS, THE GRANTEE SHALL BE CONCLUSIVELY PRESUMED TO BE ACTING AS AGENT FOR THE CREDITORS WITH FULL AND VALID AUTHORITY SO TO ACT OR REFRAIN FROM ACTING, AND NO GRANTOR SHALL BE UNDER ANY OBLIGATION, OR ENTITLEMENT, TO MAKE ANY INQUIRY RESPECTING SUCH AUTHORITY.
Section 24.    SET-OFF. EACH GRANTOR AGREES THAT, IN ADDITION TO (AND WITHOUT LIMITATION OF) ANY RIGHT OF SET-OFF, BANKERS’ LIEN OR COUNTERCLAIM A CREDITOR MAY OTHERWISE HAVE, EACH CREDITOR SHALL HAVE THE RIGHT AND BE ENTITLED (AFTER CONSULTATION WITH THE GRANTEE), AT ITS OPTION, TO OFFSET (I) BALANCES HELD BY IT OR BY ANY OF ITS AFFILIATES FOR ACCOUNT OF ANY GRANTOR OR ANY OF ITS SUBSIDIARIES AT ANY OF ITS OFFICES, IN DOLLARS OR IN ANY OTHER CURRENCY, AND (II) OBLIGATIONS THEN DUE AND PAYABLE TO SUCH CREDITOR (OR ANY AFFILIATE OF SUCH CREDITOR), WHICH ARE NOT PAID WHEN DUE, IN WHICH CASE IT SHALL PROMPTLY NOTIFY THE BORROWER AND THE GRANTEE THEREOF; PROVIDED THAT SUCH CREDITOR’S FAILURE TO GIVE SUCH NOTICE SHALL NOT AFFECT THE VALIDITY THEREOF.
Section 25.    GENERAL ACKNOWLEDGEMENTS.
(a)    Each Grantor hereby acknowledges that:
(i)    it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;
(ii)    neither the Grantee nor any other Creditor has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Grantors, on the one hand, and the Grantee and the other Creditors, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and
(iii)    no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Creditors or among the Grantors and the Creditors.
(b)    Each of the parties hereto specifically agrees that it has a duty to read this Agreement and the other Loan Documents to which it is a party and agrees that it is charged with notice and knowledge of the terms of this Agreement and the other Loan Documents to which it is a party; that it has in fact read this Agreement and the other Loan Documents to which it is a party and is fully informed and has full notice and knowledge of the terms, conditions and effects of this Agreement and the other Loan Documents to which it is a party; that it has been represented by independent legal counsel of its choice throughout the negotiations preceding its execution of this Agreement and the other Loan Documents to which it is party; and has received the advice of its attorney in entering into this Agreement and the other Loan Documents to which it is a party; and that it recognizes that certain of the terms of this Agreement and other Loan Documents to which it is a party result in one party assuming the liability inherent in some aspects of the transaction and relieving the other party of its responsibility for such liability. Each Grantor agrees and covenants that it will not contest the validity or enforceability of any exculpatory provision of this Agreement or the other Loan Documents to which it is a party on the basis that such Grantor had no notice or knowledge of such provision or that the provision is not “conspicuous”.
(c)    Each Grantor warrants and agrees that each of the waivers and consents set forth in this Agreement are made voluntarily and unconditionally after consultation with outside legal counsel and with full knowledge of their significance and consequences, with the understanding that events giving rise to any defense or right waived may diminish, destroy or otherwise adversely affect rights which such Grantor otherwise may have against any other Grantor, the Grantee, the other Creditors or any other Person or against any Collateral. If, notwithstanding the intent of the parties that the terms of this Agreement shall control in any and all circumstances, any such waivers or consents are determined to be unenforceable under applicable law, such waivers and consents shall be effective to the maximum extent permitted by law.
Section 26.    ACKNOWLEDGMENTS, WAIVERS AND CONSENTS.
(a)    Each Grantor acknowledges and agrees that the obligations undertaken by it under this Agreement involve the provision of collateral security for, obligations of Persons other than such Grantor and that such Grantor's guarantee and provision of collateral security for the Secured Obligations are absolute, irrevocable and unconditional under any and all circumstances. In full recognition and furtherance of the foregoing, each Grantor understands and agrees, to the fullest extent permitted under applicable law and except as may otherwise be expressly and specifically provided in the Loan Documents, that each Grantor shall remain obligated hereunder (including, without limitation, with respect to each Guarantor the guarantee made by it herein and, with respect to each Grantor, the collateral security provided by such Grantor herein), and the enforceability and effectiveness of this Agreement and the liability of such Grantor, and the rights, remedies, powers and privileges of the Grantee and the other Creditors under this Agreement and the other Loan Documents, shall not be affected, limited, reduced, discharged or terminated in any way:
(i)    notwithstanding that, without any reservation of rights against any Grantor and without notice to or further assent by any Grantor, (A) any demand for payment of any of the Secured Obligations made by the Grantee or any other Creditor may be rescinded by the Grantee or such other Creditor and any of the Secured Obligations continued; (B) the Secured Obligations, the liability of any other Person upon or for any part thereof or any collateral security or guarantee therefor or right of offset with respect thereto may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by, or any indulgence or forbearance in respect thereof granted by, the Grantee or any other Creditor; (C) the Credit Agreement, the other Loan Documents and all other documents executed and delivered in connection therewith or in connection with Hedging Obligations and Bank Product Obligations included as Obligations may be amended, modified, supplemented or terminated, in whole or in part, as the Grantee (or the Majority Lenders, all Lenders, or the other parties thereto, as the case may be) may deem advisable from time to time; (D) the Borrower, any Guarantor or any other Person may from time to time accept or enter into new or additional agreements, security documents, guarantees or other instruments in addition to, in exchange for or relative to any Loan Document, all or any part of the Secured Obligations or any collateral now or in the future serving as security for the Secured Obligations; (E) any collateral security, guarantee or right of offset at any time held by the Grantee or any other Creditor for the payment of the Secured Obligations may be sold, exchanged, waived, surrendered or released; and (F) any other event shall occur which constitutes a defense or release of sureties generally; and
(ii)    regardless of, and each Grantor hereby expressly waives to the fullest extent permitted by law any defense now or in the future arising by reason of, (A) the illegality, invalidity or unenforceability of the Credit Agreement, any other Loan Document, any of the Secured Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Grantee or any other Creditor; (B) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by any Grantor or any other Person against the Grantee or any other Creditor; (C) the insolvency, bankruptcy arrangement, reorganization, adjustment, composition, liquidation, disability, dissolution or lack of power of any Grantor or any other Person at any time liable for the payment of all or part of the Secured Obligations or the failure of the Grantee or any other Creditor to file or enforce a claim in bankruptcy or other proceeding with respect to any Person, or any sale, lease or transfer of any or all of the assets of any Grantor, or any changes in the shareholders of any Grantor; (D) the fact that any collateral or Lien contemplated or intended to be given, created or granted as security for the repayment of the Secured Obligations shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other Lien, it being recognized and agreed by each Grantor that it is not entering into this Agreement in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectability or value of any of the collateral for the Secured Obligations; (E) any failure of the Grantee or any other Creditor to marshal assets in favor of any Grantor or any other Person, to exhaust any collateral for all or any part of the Secured Obligations, to pursue or exhaust any right, remedy, power or privilege it may have against any Grantor or any other Person or to take any action whatsoever to mitigate or reduce any Grantor's liability under this Agreement or any other Loan Document; (F) any law which provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety's or guarantor's obligation in proportion to the principal obligation; (G) the possibility that the Secured Obligations may at any time and from time to time exceed the aggregate liability of such Grantor under this Agreement; or (H) any other circumstance or act whatsoever, including any action or omission of the type described in subsection (a)(i) of this Section 26 (with or without notice to or knowledge of any Grantor), which constitutes, or might be construed to constitute, an equitable or legal discharge or defense of the Borrower for the Obligations, or with respect to the collateral security provided by such Grantor herein, or which might be available to a surety in bankruptcy or in any other instance.
(b)    Each Grantor hereby waives to the extent permitted by law: (i) except as expressly provided otherwise in any Loan Document, all notices to such Grantor, or to any other Person, including, but not limited to, notices of the acceptance of this Agreement, any guarantee of the Obligations or the provision of collateral security provided herein, or the creation, renewal, extension, modification or accrual of any Secured Obligations, or notice of or proof of reliance by the Grantee or any other Creditor upon the collateral security provided herein, any guarantee of the Obligations or of default in the payment or performance of any of the Secured Obligations owed to the Grantee or any other Creditor and enforcement of any right or remedy with respect thereto, or notice of any other matters relating thereto; the Secured Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon any guarantee of the Obligations or the collateral security provided herein and no notice of creation of the Secured Obligations or any extension of credit already or hereafter contracted by or extended to the Borrower need be given to any Grantor, and all dealings between the Borrower and any of the Grantors, on the one hand, and the Grantee and the other Creditors, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the collateral security provided herein; (ii) diligence and demand of payment, presentment, protest, dishonor and notice of dishonor; (iii) any statute of limitations affecting any Grantor's liability hereunder or the enforcement thereof; (iv) all rights of revocation with respect to the Secured Obligations, any guarantee of the Obligations and the provision of collateral security herein; and (v) all principles or provisions of law which conflict with the terms of this Agreement and which can, as a matter of law, be waived.
(c)    When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Grantor, the Grantee or any other Creditor may, but shall be under no obligation to, join or make a similar demand on or otherwise pursue or exhaust such rights and remedies as it may have against the Borrower, any other Grantor or any other Person or against any collateral security or guarantee for the Secured Obligations or any right of offset with respect thereto, and any failure by the Grantee or any other Creditor to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other Grantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any other Grantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Grantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Grantee or any other Creditor against any Grantor. For the purposes hereof, "demand" shall include the commencement and continuance of any legal proceedings. Neither the Grantee nor any other Creditor shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Secured Obligations, any guarantee of the Obligations or any property subject thereto.
Section 27.    NO SUBROGATION, CONTRIBUTION OR REIMBURSEMENT. UNTIL ALL SECURED OBLIGATIONS ARE IRREVOCABLY SATISFIED IN FULL AND ALL COMMITMENTS OF EACH CREDITOR UNDER THE CREDIT AGREEMENT OR ANY OTHER LOAN DOCUMENT HAVE BEEN IRREVOCABLY TERMINATED, NOTWITHSTANDING ANY PAYMENT MADE BY ANY GRANTOR HEREUNDER OR ANY SET-OFF OR APPLICATION OF FUNDS OF ANY GRANTOR BY THE GRANTEE OR ANY OTHER CREDITOR, (I) NO GRANTOR SHALL BE ENTITLED TO EXERCISE ANY RIGHT OF SUBROGATION TO ANY OF THE RIGHTS OF THE GRANTEE OR ANY OTHER CREDITOR AGAINST THE BORROWER OR ANY OTHER GRANTOR OR ANY COLLATERAL SECURITY OR GUARANTEE OR RIGHT OF OFFSET HELD BY THE GRANTEE OR ANY OTHER CREDITOR FOR THE PAYMENT OF THE SECURED OBLIGATIONS, (II) NO GRANTOR SHALL SEEK OR BE ENTITLED TO SEEK ANY INDEMNITY, EXONERATION, PARTICIPATION, CONTRIBUTION OR REIMBURSEMENT FROM THE BORROWER OR ANY OTHER GRANTOR IN RESPECT OF PAYMENTS MADE BY SUCH GRANTOR HEREUNDER, AND (III) EACH GRANTOR HEREBY EXPRESSLY AGREES NOT TO EXERCISE ANY OR ALL SUCH RIGHTS OF SUBROGATION, REIMBURSEMENT, INDEMNITY AND CONTRIBUTION. EACH GRANTOR FURTHER AGREES THAT TO THE EXTENT THAT SUCH AGREEMENT SET FORTH HEREIN IS FOUND BY A COURT OF COMPETENT JURISDICTION TO BE VOID OR VOIDABLE FOR ANY REASON, ANY RIGHTS OF SUBROGATION, REIMBURSEMENT, INDEMNITY AND CONTRIBUTION SUCH GRANTOR MAY HAVE AGAINST THE BORROWER OR ANY OTHER GRANTOR OR AGAINST ANY COLLATERAL OR SECURITY OR GUARANTEE OR RIGHT OF OFFSET HELD BY THE GRANTEE OR ANY OTHER CREDITOR SHALL BE JUNIOR AND SUBORDINATE TO ANY RIGHTS THE GRANTEE AND THE OTHER CREDITORS MAY HAVE AGAINST THE BORROWER AND SUCH GRANTOR AND TO ALL RIGHT, TITLE AND INTEREST THE GRANTEE AND THE OTHER CREDITORS MAY HAVE IN SUCH COLLATERAL OR SECURITY OR GUARANTEE OR RIGHT OF OFFSET. THE GRANTEE, FOR THE BENEFIT OF THE CREDITORS, MAY USE, SELL OR DISPOSE OF ANY ITEM OF COLLATERAL OR SECURITY AS IT SEES FIT WITHOUT REGARD TO ANY SUBROGATION RIGHTS ANY GRANTOR MAY HAVE, AND UPON ANY DISPOSITION OR SALE, ANY RIGHTS OF SUBROGATION ANY GRANTOR MAY HAVE SHALL TERMINATE.
Section 28.    ACCEPTANCE. EACH GRANTOR HEREBY EXPRESSLY WAIVES NOTICE OF ACCEPTANCE OF THIS AGREEMENT, ACCEPTANCE ON THE PART OF THE GRANTEE AND THE OTHER CREDITORS BEING CONCLUSIVELY PRESUMED BY THEIR REQUEST FOR THIS AGREEMENT AND DELIVERY OF THE SAME TO THE GRANTEE.
Section 29.    INDEMNITY AND EXPENSES. EACH GRANTOR AGREES TO BE BOUND BY THE TERMS OF SECTION 18.11 OF THE CREDIT AGREEMENT AS IF FULLY SET FORTH HEREIN.
Section 30.    AMENDMENTS; WAIVERS; ADDITIONAL GRANTORS; ETC. (1)NO AMENDMENT OR WAIVER OF ANY PROVISION OF THIS AGREEMENT, AND NO CONSENT TO ANY DEPARTURE BY ANY PARTY HEREFROM, SHALL IN ANY EVENT BE EFFECTIVE UNLESS THE SAME SHALL BE IN WRITING AND SIGNED BY THE PARTIES HERETO, AND THEN SUCH WAIVER OR CONSENT SHALL BE EFFECTIVE ONLY IN THE SPECIFIC INSTANCE AND FOR THE SPECIFIC PURPOSE FOR WHICH GIVEN; PROVIDED, HOWEVER, THAT THE SCHEDULES HERETO MAY BE AMENDED FROM TIME TO TIME BY NOTICE FROM THE AFFECTED GRANTOR TO THE GRANTEE. NO FAILURE ON THE PART OF THE GRANTEE OR ANY OTHER CREDITOR TO EXERCISE, AND NO DELAY IN EXERCISING ANY RIGHT HEREUNDER, SHALL OPERATE AS A WAIVER THEREOF; NOR SHALL ANY SINGLE OR PARTIAL EXERCISE OF ANY SUCH RIGHT PRECLUDE ANY OTHER OR FURTHER EXERCISE THEREOF OR THE EXERCISE OF ANY OTHER RIGHT.
(a)    Upon the execution and delivery by any Person of a security agreement supplement in substantially the form of Exhibit A hereto (each a “Security Agreement Supplement”), such Person shall be referred to as an “Additional Grantor” and shall be and become a Grantor hereunder, and each reference in this Agreement to “Grantor” shall also mean and be a reference to such Additional Grantor, each reference in this Agreement and the Credit Agreement to the “Collateral” shall also mean and be a reference to the Collateral granted by such Additional Grantor and each reference in this Agreement to a Schedule shall also mean and be a reference to the schedules attached to such Security Agreement Supplement.
Section 31.    NOTICES, ETC. ALL NOTICES AND OTHER COMMUNICATIONS PROVIDED FOR HEREUNDER SHALL BE MADE IN COMPLIANCE WITH SECTION 17 OF THE CREDIT AGREEMENT.
Section 32.    EXECUTION IN COUNTERPARTS. THIS AGREEMENT MAY BE EXECUTED IN ANY NUMBER OF COUNTERPARTS, EACH OF WHICH WHEN SO EXECUTED SHALL BE DEEMED TO BE AN ORIGINAL AND ALL OF WHICH TAKEN TOGETHER SHALL CONSTITUTE ONE AND THE SAME AGREEMENT. DELIVERY OF AN EXECUTED COUNTERPART OF A SIGNATURE PAGE TO THIS AGREEMENT BY FACSIMILE OR ELECTRONIC MAIL SHALL BE EFFECTIVE AS DELIVERY OF AN ORIGINAL EXECUTED COUNTERPART OF THIS AGREEMENT.
Section 33.    APPLICABLE LAW, JURISDICTION AND WAIVER. THE TERMS OF SECTION 15 OF THE CREDIT AGREEMENT ARE INCORPORATED HEREIN BY REFERENCE, MUTATIS MUTANDIS, AND THE PARTIES HERETO AGREE TO SUCH TERMS.
Section 34.    SEVERABILITY. ANY PROVISION OF THIS AGREEMENT HELD TO BE INVALID, ILLEGAL OR UNENFORCEABLE IN ANY JURISDICTION SHALL, AS TO SUCH JURISDICTION, BE INEFFECTIVE TO THE EXTENT OF SUCH INVALIDITY, ILLEGALITY OR UNENFORCEABILITY WITHOUT AFFECTING THE VALIDITY, LEGALITY AND ENFORCEABILITY OF THE REMAINING PROVISIONS HEREOF; AND THE INVALIDITY OF A PARTICULAR PROVISION IN A PARTICULAR JURISDICTION SHALL NOT INVALIDATE SUCH PROVISION IN ANY OTHER JURISDICTION.
Section 35.    SURVIVAL. THE OBLIGATIONS OF THE PARTIES UNDER SECTION 29 SHALL SURVIVE THE REPAYMENT OF THE SECURED OBLIGATIONS AND THE TERMINATION OF THE CREDIT AGREEMENT, THE LETTERS OF CREDIT, THE COMMITMENTS, THE HEDGING OBLIGATIONS AND THE BANK PRODUCT OBLIGATIONS. TO THE EXTENT THAT ANY PAYMENTS ON THE SECURED OBLIGATIONS OR PROCEEDS OF ANY COLLATERAL ARE SUBSEQUENTLY INVALIDATED, DECLARED TO BE FRAUDULENT OR PREFERENTIAL, SET ASIDE OR REQUIRED TO BE REPAID TO A TRUSTEE, DEBTOR IN POSSESSION, RECEIVER OR OTHER PERSON UNDER ANY BANKRUPTCY LAW, COMMON LAW OR EQUITABLE CAUSE, THEN, TO SUCH EXTENT, THE SECURED OBLIGATIONS SO SATISFIED SHALL BE REVIVED AND CONTINUE AS IF SUCH PAYMENT OR PROCEEDS HAD NOT BEEN RECEIVED AND THE GRANTEE’S AND THE OTHER CREDITORS’ LIENS, SECURITY INTERESTS, RIGHTS, POWERS AND REMEDIES UNDER THIS AGREEMENT AND EACH OTHER APPLICABLE SECURITY DOCUMENT SHALL CONTINUE IN FULL FORCE AND EFFECT. IN SUCH EVENT, EACH APPLICABLE SECURITY DOCUMENT SHALL BE AUTOMATICALLY REINSTATED AND EACH GRANTOR SHALL TAKE SUCH ACTION AS MAY BE REASONABLY REQUESTED BY THE GRANTEE AND THE OTHER CREDITORS TO EFFECT SUCH REINSTATEMENT.
Section 36.    NO ORAL AGREEMENTS. THE LOAN DOCUMENTS EMBODY THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE PARTIES AND SUPERSEDE ALL OTHER AGREEMENTS AND UNDERSTANDINGS BETWEEN SUCH PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF. THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

ERA GROUP INC., as Grantor

By Name: Title:

ERA HELICOPTERS, LLC, as Grantor

By Name: Title:

ERA LEASING LLC, as Grantor

By Name: Title:

ERA MED LLC, as Grantor

By Name: Title:

ERA AERÓLEO LLC, as Grantor

By Name: Title:

AEROLEO INTERNACIONAL, LLC, as Grantor

By Name: Title:

ERA CANADA LLC, as Grantor

By Name: Title:

ERA DHS LLC, as Grantor

By Name: Title:

ERA FBO LLC, as Grantor

By Name: Title:

ERA FLIGHTSEEING LLC, as Grantor

By Name: Title:

ERA HELICOPTER SERVICES LLC, as Grantor

By Name: Title:

SEACOR OVERSEAS INVESTMENT INC., as Grantor

By Name: Title: ERA AUSTRALIA LLC, as Grantor By Name: Title:

SUNTRUST BANK, as Grantee

By Name: Title:

SCHEDULE I

Type of Organization, Jurisdiction of Organization and Organizational Identification Number

Name of Grantor	Type of Organization	Jurisdiction of Organization	Organizational Identification Number

SCHEDULE II

Locations of Equipment and Inventory

SCHEDULE III

Letters of Credit

SCHEDULE IV

Pledged Deposit Accounts

SCHEDULE V

Intellectual Property

Patents and Patent Licenses
U.S. Patents

Title	Patent	Patent No. and Date	Owner	Status / Next Deadline

Foreign Patents

Title	Patent	Patent No. and Date	Owner	Status / Next Deadline

Patent Licenses

Trademarks and Trademark Licenses
U.S. Trademarks

Trademark	Class	Registration / Application No. and Date	Owner	Status / Next Deadline

Foreign Trademarks

Trademark	Class	Registration / Application No. and Date	Owner	Status / Next Deadline

Trademark Licenses
Domain Names

Domain Name	Registrant	Renewal Date

Copyrights and Copyright Licenses
U.S. Copyrights

Title	Registration No.	Claimant	Publication Date	Registration Date

Foreign Copyrights

Title	Registration No.	Claimant	Publication Date	Registration Date

Copyright Licenses

SCHEDULE VI

Pledged Securities

Owner	Issuer	Class of Capital Stock	No. of Shares	Certificated or Uncertificated

Promissory Notes

SCHEDULE VII

Vehicles

Owner	Make	Model	Year	VIN Number

SCHEDULE VIII

Filings and Other Actions
Required to Perfect Security Interests

Uniform Commercial Code Filings (UCC-1)

Grantor	Jurisdiction

SCHEDULE IX

Commercial Tort Claims

EXHIBIT A

FORM OF SECURITY AGREEMENT SUPPLEMENT

[Date of Security Agreement Supplement]
SunTrust Bank,
as the Administrative Agent for
the Creditors referred to in the
Credit Agreement referred to below
WFBLS Charlotte Agency Services
1525 W WT Harris Blvd
MAC D1109-019
Charlotte, NC 28262
ERA GROUP INC.
Ladies and Gentlemen:

Reference is made to (i) amended and restated senior secured revolving credit facility agreement dated as of March 31, 2014 (the “Credit Agreement”) made by and among (1) ERA GROUP INC. (the “Borrower”), (2) SUNTRUST ROBINSON HUMPHREY, INC. and WELLS FARGO SECURITIES, LLC, as joint lead arrangers, (3) the Grantee, as administrative agent, (4) WELLS FARGO BANK, NATIONAL ASSOCIATION, as syndication agent, (5) JPMORGAN CHASE BANK, N.A., DEUTSCHE BANK AG NEW YORK BRANCH and REGIONS BANK, as co-documentation agents, and (6) the banks and financial institutions whose names and addresses are set out in Schedule A thereto (together with any assignee thereof pursuant to Section 11 thereto and the Swing Line Bank, the “Lenders”, and each a “Lender”), and (ii) the Security Agreement dated March 31, 2014 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”) made by the Grantors from time to time party thereto in favor of the Grantee for the Creditors. Terms defined in the Credit Agreement or the Security Agreement and not otherwise defined herein are used herein as defined in the Credit Agreement or the Security Agreement.
Section 1.    Security Agreement. By executing and delivering this Security Agreement Supplement, the Additional Grantor, as provided in Section 30 of the Security Agreement, hereby becomes a party to the Security Agreement as a Grantor thereunder with the same force and effect as if originally named therein as a Grantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Grantor thereunder and expressly grants to the Grantee, for the benefit of the Creditors, a security interest in all Collateral now owned or at any time hereafter acquired by such Additional Grantor to secure all of such Additional Grantor’s obligations and liabilities thereunder. The information set forth in Schedule A hereto is hereby added to the information set forth in Schedules I – IX to the Security Agreement. The Additional Grantor hereby represents and warrants that each of the representations and warranties contained in Section 5 of the Security Agreement is true and correct on and as of the date hereof (after giving effect to this Security Agreement Supplement) as if made on and as of such date.
Section 2.    Governing Law. This Security Agreement Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

Very truly yours,

[NAME OF ADDITIONAL GRANTOR]

By:_________________________
Name:
Title:
Address for notices:

Acknowledged and Agreed to as of the date hereof:

GRANTEE:

SUNTRUST BANK

By:
Name:
Title:

EXHIBIT B

FORM OF INTELLECTUAL PROPERTY SECURITY AGREEMENT

THIS [COPYRIGHT][PATENT][TRADEMARK] SECURITY AGREEMENT, dated as of [_____] (this “Agreement”), is made by [NAME OF GRANTOR], a [state of incorporation] [corporation] (the “Grantor”), in favor of SUNTRUST BANK, as administrative agent (in such capacity, together with its successors and permitted assigns, the “Grantee”) for the Creditors (as defined in the Security Agreement referred to below).
WHEREAS, [the Grantor][[name of borrower], a [state of incorporation] [corporation] (the “Borrower”)], the lenders from time to time parties thereto (the “Lenders”) and the Grantee have entered into an amended and restated senior secured revolving credit facility agreement, dated as of March 31, 2014 (as amended, restated, supplemented, replaced, increased, refinanced or otherwise modified from time to time, the “Credit Agreement”);
WHEREAS, in connection with the Credit Agreement, [the Grantor and certain of its Subsidiaries]1[the Borrower and certain of its Subsidiaries, including the Grantor,]2 have entered into the Security Agreement, dated as of March 31, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”), in favor of the Grantee for the benefit of the Creditors; and
WHEREAS, the Security Agreement requires the Grantor to execute and deliver this Agreement;
NOW, THEREFORE, in consideration of the premises and in order to ensure compliance with the Credit Agreement, the Grantor hereby agrees as follows:
Section 1    Defined Terms. Capitalized terms used herein without definition are used as defined in the Security Agreement.
Section 2    Grant of Security Interest in [Copyright][Patent][Trademark] Collateral. The Grantor, as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations of the Grantor, hereby pledges, assigns and transfers to the Grantee for the benefit of the Creditors, and grants to the Grantee for the benefit of the Creditors a security interest in, all of its right, title and interest in, to and under the following Collateral (the “[Copyright][Patent][Trademark] Collateral”):
(a)    [(i)    all of its Copyrights and all Copyright Licenses providing for the grant by or to the Grantor of any right under any Copyright, including, without limitation, those referred to on Schedule I hereto;
(b)    (ii)    all renewals, reversions and extensions of the foregoing; and
(c)    (iii)    all income, royalties, proceeds and liabilities at any time due or payable or asserted under and with respect to any of the foregoing, including, without limitation, all rights to sue and recover at law or in equity for any past, present and future infringement, misappropriation, dilution, violation or other impairment thereof.]
(d)    [(i)    all of its Patents and all Patent Licenses providing for the grant by or to the Grantor of any right under any Patent, including, without limitation, those referred to on Schedule I hereto;
(e)    (ii)    all reissues, reexaminations, continuations, continuations-in-part, divisions, renewals and extensions of the foregoing; and
(f)    (iii)    all income, royalties, proceeds and liabilities at any time due or payable or asserted under and with respect to any of the foregoing, including, without limitation, all rights to sue and recover at law or in equity for any past, present and future infringement, misappropriation, dilution, violation or other impairment thereof.]
(g)    [(i)    all of its Trademarks and all Trademark Licenses providing for the grant by or to the Grantor of any right under any Trademark, including, without limitation, those referred to on Schedule I hereto;
(h)    (ii)    all renewals and extensions of the foregoing;
(i)    (iii)    all goodwill of the business connected with the use of, and symbolized by, each such Trademark; and
(j)    (iv)    all income, royalties, proceeds and liabilities at any time due or payable or asserted under and with respect to any of the foregoing, including, without limitation, all rights to sue and recover at law or in equity for any past, present and future infringement, misappropriation, dilution, violation or other impairment thereof.]
Section 3    Security Agreement. The security interest granted pursuant to this Agreement is granted in conjunction with the security interest granted to the Grantee pursuant to the Security Agreement, and the Grantor hereby acknowledges and agrees that the rights and remedies of the Grantee with respect to the security interest in the [Copyright][Patent][Trademark] Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event of any conflict or inconsistency between this Agreement and the Security Agreement (or any portion hereof or thereof), the terms of the Security Agreement shall prevail.
Section 4    Representation and Warranty. Schedule I correctly sets forth all applied for and federally registered [Copyrights and exclusive Copyright Licenses][Patents][Trademarks] owned by such Grantor in its own name as of the date hereof.
Section 5    Grantor Remains Liable. The Grantor hereby agrees that, anything herein to the contrary notwithstanding, the Grantor shall assume full and complete responsibility for the prosecution, defense, enforcement or any other necessary or desirable actions in connection with its [Copyrights][Patents][Trademarks] and [Copyright][Patent][Trademark] Licenses subject to a security interest hereunder.
Section 6    Counterparts. This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart.
Section 7    Governing Law. This Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

IN WITNESS WHEREOF, the Grantor has caused this [Copyright][Patent][Trademark] Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.
[NAME OF GRANTOR]

By:
Name:
Title:

Acknowledged and Agreed to as of the date hereof:

ADMINISTRATIVE AGENT:

SUNTRUST BANK

By:
Name:
Title:
SCHEDULE I
[Copyrights and Copyright Licenses][Patents][Trademarks]
1.    I.    REGISTERED [COPYRIGHTS][PATENTS][TRADEMARKS]
[Include registration number and date]
2.    II.    [COPYRIGHT][PATENT][TRADEMARK] APPLICATIONS
[Include application number and date]
3.    [III.    EXCLUSIVE COPYRIGHT LICENSES]
[Include complete legal description of agreement (name of agreement, parties and date)]

EXHIBIT C

FORM OF IRREVOCABLE PROXY
The undersigned hereby constitutes and appoints SUNTRUST BANK, in its capacity as Administrative Agent, as its attorney and proxy to appear, vote and otherwise act, all in the name, place and stead of the undersigned in the same manner that the undersigned might do and with the same powers, with respect to all of the membership interests in [insert name] (the “Company”), owned or hereafter acquired by the undersigned, at any and all meetings of the members or the managers, as the case may be, of the Company, on any and all matters, questions and resolutions that may come before such meetings, including, but not limited to, the election of directors or managers, if any, or at any adjournment or adjournments thereof, or to consent on behalf of the undersigned in the absence of a meeting to anything that might have been voted on at such a meeting.
This irrevocable proxy is coupled with an interest, is given in connection with a pledge pursuant to a Security and Pledge Agreement dated March 31, 2014 (the “Security Agreement”), is subject to the rights of the undersigned as the Pledgor set forth in Section 15(c) of the Security Agreement and is irrevocable. It shall continue in effect so long as the debt for which the pledge is granted as security remains unpaid.
The attorney and proxy named herein is hereby given full power of substitution and revocation and may act through such agents, nominees or substitute attorneys as it may from time to time appoint.
The powers of such attorney and proxy shall include (without limiting its general powers hereunder) the power to receive and waive any notice of any meeting on behalf of each of the undersigned.
[GRANTOR]:
By:
Name:

    Title

EXHIBIT 8

FORM OF
INTEREST NOTICE

INTEREST NOTICE
Dated as of __________ __, 2___
from
ERA GROUP INC.
as Borrower
to
SUNTRUST BANK
as Administrative Agent

Interest Notice

[Date]

SunTrust Bank, as the Administrative Agent
for the Lenders referred to below
c/o SunTrust Robinson Humphrey, Inc.
3333 Peachtree Road, 8th Floor
Atlanta, Georgia 30326
Attention: Jared Cohen

Ladies and Gentlemen:

Pursuant to Section 6.2 of the Amended and Restated Senior Secured Revolving Credit Facility Agreement dated as of March 31, 2014 (the “Credit Agreement”; all terms used herein, shall have the meanings given thereto in the Credit Agreement) made by and among (1) ERA GROUP INC., a corporation incorporated under the laws of the State of Delaware (hereinafter called the “Borrower”) (2) SUNTRUST ROBINSON HUMPHREY, INC. and WELLS FARGO SECURITIES, LLC, as joint lead arrangers, (3) SUNTRUST BANK, as administrative agent (the “Administrative Agent”), (4) WELLS FARGO BANK, NATIONAL ASSOCIATION, as syndication agent, (5) JPMORGAN CHASE BANK, N.A., DEUTSCHE BANK AG NEW YORK BRANCH and REGIONS BANK, as co-documentation agents (in such capacity, collectively, the “Co-Documentation Agents”), and (6) the banks and financial institutions whose names and addresses are set out in Schedule A thereto (together with any assignee thereof pursuant to Section 11 thereto and the Swing Line Bank, the “Lenders”, and each a “Lender”), the undersigned hereby requests the conversion or continuation of an Advance under the Credit Agreement, and in that connection the Borrower specifies the following information with respect to the Advances to be converted or continued as requested hereby:

(A) Advances to which this request applies:
(B) Principal amount of Advances to be converted/continued:
(C) Effective date of election:
(D) Interest rate basis:
(E) Interest Period:

Very truly yours,

ERA GROUP INC.

By:
Name:
Title:

cc:

SunTrust Bank
Agency Services
303 Peachtree Street, N.E. / 25th Floor
Atlanta, Georgia 30308
Attention: Doug Weltz
Facsimile: (404) 495-2170
EXHIBIT 9

FORM OF
U.S. TAX COMPLIANCE CERTIFICATE

FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That, For U.S. Federal Income Tax Purposes, Are Not Treated As Partnerships Nor Treated As A Disregarded Entity That Is Owned By A Partnership)

Reference is made to the AMENDED AND RESTATED SENIOR SECURED REVOLVING CREDIT FACILITY AGREEMENT (the “Credit Agreement”) dated March 31, 2014, by and among (1) ERA GROUP INC., a corporation incorporated under the laws of the State of Delaware (“Borrower”), (2) SUNTRUST ROBINSON HUMPHREY, INC. and WELLS FARGO SECURITIES, LLC, as joint lead arrangers, (3) SUNTRUST BANK (“SunTrust”), as administrative agent (the “Administrative Agent”), (4) WELLS FARGO BANK, NATIONAL ASSOCIATION, as syndication agent, (5) JPMORGAN CHASE BANK, N.A., DEUTSCHE BANK AG NEW YORK BRANCH and REGIONS BANK, as co-documentation agents (in such capacity, collectively, the “Co-Documentation Agents”), and (6) the banks and financial institutions whose names and addresses are set out in Schedule A of the Credit Agreement. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.
Pursuant to Section 7.2(f) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of payments made under any Loan Document (as well as any Note(s)) in respect of which it is providing this certificate (or, in the event that it is a disregarded entity for U.S. federal income tax purposes (a “Disregarded Entity”), it is the sole record owner of such payments (as well as any Note(s)), and the Person that is treated for U.S. federal income tax purposes as being the sole owner of the undersigned is the sole beneficial owner of such payments (as well as any Note(s)), (ii) it (or, in the event that it is a Disregarded Entity, the Person that is treated for U.S. federal income tax purposes as being the sole owner of the undersigned) is (a) not a “bank” for purposes of Section 881(c)(3)(A) of the Code, (b) not a 10-percent shareholder of the Borrower within the meaning of Section 871(h)(3) or Section 881(c)(3)(B) of the Code, (c) not a controlled foreign corporation that is related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (iii) no payments in connection with any Loan Document are effectively connected with the conduct of a U.S. trade or business by the undersigned (or, in the event that the undersigned is a Disregarded Entity, by the Person that is treated for U.S. federal income tax purposes as being the sole owner of the undersigned).
The undersigned has furnished the Administrative Agent and the Borrower with a certificate of the non-U.S. person status of the undersigned (or, in the event that the undersigned is a Disregarded Entity, the Person that is treated for U.S. federal income tax purposes as being the sole owner of the undersigned) on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent in writing and (2) the undersigned shall furnish the Borrower and the Administrative Agent a properly completed and currently effective certificate in either the calendar year in which payment is to be made by the Borrower or the Administrative Agent to the undersigned, or in either of the two calendar years preceding each such payment.
[Signature Page Follows]
[Foreign Lender]

By:	Name: Title:
[Address]
Dated:    ______________________, 20[ ]

FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For A Foreign Lender That, For U.S. Federal Income Tax Purposes, Is Either Treated As A Partnership Or Treated As A Disregarded Entity That Is Owned By A Partnership)

Reference is made to the AMENDED AND RESTATED SENIOR SECURED REVOLVING CREDIT FACILITY AGREEMENT (the “Credit Agreement”) dated March 31, 2014, by and among (1) ERA GROUP INC., a corporation incorporated under the laws of the State of Delaware (“Borrower”), (2) SUNTRUST ROBINSON HUMPHREY, INC. and WELLS FARGO SECURITIES, LLC, as joint lead arrangers, (3) SUNTRUST BANK (“SunTrust”), as administrative agent (the “Administrative Agent”), (4) WELLS FARGO BANK, NATIONAL ASSOCIATION, as syndication agent, (5) JPMORGAN CHASE BANK, N.A., DEUTSCHE BANK AG NEW YORK BRANCH and REGIONS BANK, as co-documentation agents (in such capacity, collectively, the “Co-Documentation Agents”), and (6) the banks and financial institutions whose names and addresses are set out in Schedule A of the Credit Agreement. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.
Pursuant to Section 7.2(f) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of payments made under any Loan Document (as well as any Note(s)) in respect of which it is providing this certificate, (ii) it is the sole beneficial owner of such payments (as well as any Note(s)) (or, in the event that it is a disregarded entity for U.S. federal income tax purposes (a “Disregarded Entity”), the Person that is treated for U.S. federal income tax purposes as being the sole owner of the undersigned is the sole beneficial owner of such payments (as well as any Note(s)), (iii) it (or, in the event that it is a Disregarded Entity, the Person that is treated for U.S. federal income tax purposes as being the sole owner of the undersigned) is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of the partners/members of the undersigned (or, in the event that the undersigned is a Disregarded Entity, none of the partners/members of the Person that is treated for U.S. federal income tax purposes as being the sole owner of the undersigned) is (a) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (b) a 10-percent shareholder of the Borrower within the meaning of Section 871(h)(3) or Section 881(c)(3)(B) of the Code, or (c) a controlled foreign corporation that is related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (v) no payments in connection with any Loan Document are effectively connected with the conduct of a U.S. trade or business by the undersigned (or, in the event that the undersigned is a Disregarded Entity, by the Person that is treated for U.S. federal income tax purposes as being the sole owner of the undersigned), or by any partners/members of the undersigned (or, in the event that the undersigned is a Disregarded Entity, by any partners/members of the Person that is treated for U.S. federal income tax purposes as being the sole owner of the undersigned).
The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of the partners/members of the undersigned (or, in the event that the undersigned is a Disregarded Entity, from each of the partners/members of the Person that is treated for U.S. federal income tax purposes as being the sole owner of the undersigned) claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent in writing and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding each such payment.
[Signature Page Follows]
[Foreign Lender]

By:	Name: Title:
[Address]
Dated:    ______________________, 20[ ]

FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For A Foreign Participant That, For U.S. Federal Income Tax Purposes, Is Neither Treated As A Partnership Nor Treated As A Disregarded Entity That Is Owned By A Partnership)

Reference is made to the AMENDED AND RESTATED SENIOR SECURED REVOLVING CREDIT FACILITY AGREEMENT (the “Credit Agreement”) dated March 31, 2014, by and among (1) ERA GROUP INC., a corporation incorporated under the laws of the State of Delaware (“Borrower”), (2) SUNTRUST ROBINSON HUMPHREY, INC. and WELLS FARGO SECURITIES, LLC, as joint lead arrangers, (3) SUNTRUST BANK (“SunTrust”), as administrative agent (the “Administrative Agent”), (4) WELLS FARGO BANK, NATIONAL ASSOCIATION, as syndication agent, (5) JPMORGAN CHASE BANK, N.A., DEUTSCHE BANK AG NEW YORK BRANCH and REGIONS BANK, as co-documentation agents (in such capacity, collectively, the “Co-Documentation Agents”), and (6) the banks and financial institutions whose names and addresses are set out in Schedule A of the Credit Agreement. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.
Pursuant to Section 7.2(f) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate (or, in the event that it is a disregarded entity for U.S. federal income tax purposes (a “Disregarded Entity”), it is the sole record owner of such participation, and the Person that is treated for U.S. federal income tax purposes as being the sole owner of the undersigned is the sole beneficial owner of such participation), (ii) it (or, in the event that it is a Disregarded Entity, the Person that is treated for U.S. federal income tax purposes as being the sole owner of the undersigned) is (a) not a “bank” for purposes of Section 881(c)(3)(A) of the Code, (b) not a 10-percent shareholder of the Borrower within the meaning of Section 871(h)(3) or Section 881(c)(3)(B) of the Code, (c) not a controlled foreign corporation that is related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (iii) no payments in connection with any Loan Document are effectively connected with the conduct of a U.S. trade or business by the undersigned (or, in the event that the undersigned is a Disregarded Entity, by the Person that is treated for U.S. federal income tax purposes as being the sole owner of the undersigned).
The undersigned has furnished its participating Lender with a certificate of the non-U.S. person status of the undersigned (or, in the event that the undersigned is a Disregarded Entity, the Person that is treated for U.S. federal income tax purposes as being the sole owner of the undersigned) on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding each such payment.
[Signature Page Follows]
[Foreign Participant]

By:	Name: Title:
[Address]
Dated:    ______________________, 20[ ]

FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For A Foreign Participant That, For U.S. Federal Income Tax Purposes, Is Either Treated As A Partnership Or Treated As A Disregarded Entity That Is Owned By A Partnership)

Reference is made to the AMENDED AND RESTATED SENIOR SECURED REVOLVING CREDIT FACILITY AGREEMENT (the “Credit Agreement”) dated March 31, 2014, by and among (1) ERA GROUP INC., a corporation incorporated under the laws of the State of Delaware (“Borrower”), (2) SUNTRUST ROBINSON HUMPHREY, INC. and WELLS FARGO SECURITIES, LLC, as joint lead arrangers, (3) SUNTRUST BANK (“SunTrust”), as administrative agent (the “Administrative Agent”), (4) WELLS FARGO BANK, NATIONAL ASSOCIATION, as syndication agent, (5) JPMORGAN CHASE BANK, N.A., DEUTSCHE BANK AG NEW YORK BRANCH and REGIONS BANK, as co-documentation agents (in such capacity, collectively, the “Co-Documentation Agents”), and (6) the banks and financial institutions whose names and addresses are set out in Schedule A of the Credit Agreement. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.
Pursuant to Section 7.2(f) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) it is the sole beneficial owner of such participation (or, in the event that it is a disregarded entity for U.S. federal income tax purposes (a “Disregarded Entity”), the Person that is treated for U.S. federal income tax purposes as being the sole owner of the undersigned is the sole beneficial owner of such participation), (iii) it (or, in the event that it is a Disregarded Entity, the Person that is treated for U.S. federal income tax purposes as being the sole owner of the undersigned) is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of the partners/members of the undersigned (or, in the event that the undersigned is a Disregarded Entity, none of the partners/members of the Person that is treated for U.S. federal income tax purposes as being the sole owner of the undersigned) is (a) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (b) a 10-percent shareholder of the Borrower within the meaning of Section 871(h)(3) or Section 881(c)(3)(B) of the Code, or (c) a controlled foreign corporation that is related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (v) no payments in connection with any Loan Document are effectively connected with the conduct of a U.S. trade or business by the undersigned (or, in the event that the undersigned is a Disregarded Entity, by the Person that is treated for U.S. federal income tax purposes as being the sole owner of the undersigned), or by any partners/members of the undersigned (or, in the event that the undersigned is a Disregarded Entity, by any partners/members of the Person that is treated for U.S. federal income tax purposes as being the sole owner of the undersigned).
The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of the partners/members of the undersigned (or, in the event that the undersigned is a Disregarded Entity, from each of the partners/members of the Person that is treated for U.S. federal income tax purposes as being the sole owner of the undersigned) claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding each such payment.
[Signature Page Follows]
[Foreign Participant]

By:	Name: Title:
[Address]
Dated:    ______________________, 20[ ]